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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                            AEI Resources, Inc. and
                           AEI Holding Company, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                ---------------

                                  61-13155723
                    (I.R.S. Employer Identification Number)

                  1222                                  Delaware
      (Primary Standard Industrial           State of Other Jurisdiction of
      Classification Code Number)            Incorporation or Organization)
                            1500 North Big Run Road
                            Ashland, Kentucky 41102
                                 (606) 928-3433
   (Address, including Zip Code and Telephone Number, including area code, of
                   Registrant's Principal Executive Offices)

                          Kevin Crutchfield, President
                            1500 North Big Run Road
                            Ashland, Kentucky 41102
                                 (606) 928-3433
   (Address, including Zip Code and Telephone Number, including area code, of
                               Agent for Service)

                                ---------------

                                With copies to:
            Alan K. MacDonald                        Paul E. Sullivan
      Brown, Todd & Heyburn PLLC                     Jeffrey L. Hallos
     400 West Market Street, 32nd Floor         Brown, Todd & Heyburn PLLC
     Louisville, Kentucky 40202-3363            2700 Lexington Financial
              (502) 589-5400                    Center
                                                Lexington, Kentucky 40507-1749
                                                      (606) 231-0000

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                        CALCULATION OF REGISTRATION FEE

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--------------------------------------------------------------------------------

                                                          Proposed
                                                          Maximum
 Title of Each Class of     Amount    Proposed Maximum   Aggregate         Amount
    Securities to be        to be      Offering Price  Offering Price        of
       Registered         Registered      Per Note          (1)       Registration Fee
--------------------------------------------------------------------------------------
10 1/2 Senior Notes due
 2005................... $200,000,000       100%        $200,000,000      $55,600
--------------------------------------------------------------------------------------
Guarantees of 10 1/2
 Senior Notes due
 2005(2)................ $200,000,000       100%        $200,000,000       $0(3)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.
(2)  See inside facing page for table of additional Registration guarantors.
(3) Pursuant to Rule 457(n), no separate filing fee is required for the guarantees.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   TABLE OF ADDITIONAL REGISTRANT GUARANTORS

                                                                    Address, including zip
                                                                             code
                                                                     and telephone number
                              State or Other                            of Registrant
                              Jurisdiction of                            Guarantor's
       Exact Name of           Incorporation      IRS Employer       Principal Executive
    Registrant Guarantor      or Organization Identification Number        Offices
    --------------------      --------------- --------------------- ----------------------
17 West Mining (f/k/a
 Martiki Coal Corporation)       Delaware          73-0961272       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Aceco, Inc.                      Kentucky          61-0855680       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Addington Mining, Inc.           Kentucky          61-0855680       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

AEI Coal Sales Company, Inc.     Kentucky          61-1331912       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

AEI Resources Holding, Inc.      Delaware          61-1331911       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Americoal Development
 Company                         Delaware          37-1302915       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Appalachian Realty Company       Kentucky          36-3336051       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Ayrshire Land Company            Delaware          06-1208946       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Beech Coal Company               Delaware          06-1187153       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Bellaire Trucking Company        Delaware          76-0012930       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Bentley Coal Company             New York          61-1128414       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Bluegrass Coal Development
 Company                         Delaware          76-0078312       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Bowie Resources Limited          Colorado          84-1287719       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Cannelton, Inc.                  Delaware          55-0711787       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Cannelton Industries, Inc.     West Virginia       55-0136145       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Cannelton Land Company           Delaware          55-0715858       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

Cannelton Sales Company          Delaware          55-0677801       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

CC Coal Company                  Kentucky          61-7329892       1500 North Big Run Rd.
                                                                    Ashland, KY 41102

                                                         Address, including zip
                                                                  code
                                                          and telephone number
                   State or Other                            of Registrant
  Exact Name of    Jurisdiction of                            Guarantor's
   Registrant       Incorporation      IRS Employer       Principal Executive
    Guarantor      or Organization Identification Number        Offices
  -------------    --------------- --------------------- ----------------------
Coal Ventures
 Holding Company,
 Inc.                 Delaware          61-1328606       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Dunn Coal and
 Dock Company       West Virginia       55-0677800       1500 North Big Run Rd.
                                                         Ashland, KY 41102

East Kentucky
 Energy
 Corporation          Kentucky          54-0971896       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Employee Benefits
 Management, Inc.     Delaware          36-4168193       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Encoal
 Corporation          Delaware          76-0287726       1500 North Big Run Rd.
                                                         Ashland, KY 41102

EnerZ Corporation     Delaware          37-1362012       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Evergreen Mining
 Company            West Virginia       54-1206519       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Fairview Land
 Company              Delaware          37-1267975       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Franklin Coal
 Sales Company        Delaware          13-3121923       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Grassy Cove Coal
 Mining Company       Delaware          51-0274983       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Hayman Holdings,
 Inc.                 Kentucky          61-1313636       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Heritage Mining
 Company              Delaware          61-1286455       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Highland Coal,
 Inc.                 Kentucky          61-0923993       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Ikerd-Bandy Co.,
 Inc.                 Kentucky          61-0505276       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Kanawha
 Corporation          Delaware          84-1107027       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Kentucky Prince
 Mining Company       New York          61-1128412       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Kermit Coal
 Company            West Virginia       55-0515741       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Kindill Holding,
 Inc.                 Kentucky          31-1529620       1500 North Big Run Rd.
                                                         Ashland, KY 41102

                                                         Address, including zip
                                                                  code
                                                          and telephone number
                   State or Other                            of Registrant
  Exact Name of    Jurisdiction of                            Guarantor's
   Registrant       Incorporation      IRS Employer       Principal Executive
    Guarantor      or Organization Identification Number        Offices
  -------------    --------------- --------------------- ----------------------
Kindill Mining,
 Inc.                  Indiana          35-1962074       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Leslie Resources,
 Inc.                 Kentucky          61-1013125       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Leslie Resources
 Management, Inc.     Kentucky          61-1292388       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Meadowlark, Inc.       Indiana          35-0782260       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Mega Minerals,
 Inc.               West Virginia       55-0720327       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Mid-Vol Leasing,
 Inc.               West Virginia       55-0691054       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Midwest Coal
 Company              Delaware          84-1324803       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Midwest Coal
 Sales Company        Delaware          35-1599521       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Mining
 Technologies,
 Inc.                 Kentucky          61-1319730       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Mountain Coals
 Corporation          Delaware          63-0725639       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Mountain-Clay
 Incorporated
 d/b/a Mountain
 Clay, Inc.           Kentucky          61-0621350       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Mountaineer Coal
 Development
 Company            West Virginia       54-0989613       1500 North Big Run Rd.
                                                         Ashland, KY 41102

NuCoal LLC            Delaware          36-4143611       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Old Ben Coal
 Company              Delaware          34-1291413       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Phoenix Land
 Company              Delaware          37-1302916       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Premium Coal
 Development
 Company              Delaware          36-4186350       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Premium
 Processing, Inc.   West Virginia       55-0750451       1500 North Big Run Rd.
                                                         Ashland, KY 41102

Pro-Land, Inc.
 d/b/a Kem Coal
 Company              Kentucky          61-0727363       1500 North Big Run Rd.
                                                         Ashland, KY 41102

                                                                     Address, including zip
                                                                              code
                                                                      and telephone number
                               State or Other                            of Registrant
                               Jurisdiction of                            Guarantor's
        Exact Name of           Incorporation      IRS Employer       Principal Executive
    Registrant Guarantor       or Organization Identification Number        Offices
    --------------------       --------------- --------------------- ----------------------
R. & F. Coal Company                Ohio            34-0832344       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

River Coal Company, Inc.          Kentucky          61-0567214       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

Roaring Creek Coal Company        Delaware          35-1597000       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

Shipyard River Coal Terminal
 Company                       South Carolina       54-1156890       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

Skyline Coal Company              New York          61-1128411       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

Straight Creek Coal Resources
 Company                          Kentucky          36-3317309       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

Tennessee Mining, Inc.            Kentucky          62-1640672       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

Turris Coal Company               Delaware          74-2121674       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

West Virginia-Indiana Coal
 Holding Company, Inc.            Delaware          61-1328604       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

Wyoming Coal Technology, Inc.      Wyoming          61-1336980       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

Zeigler Coal Holding Company      Delaware          36-3344449       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

Zeigler Environmental
 Services Company                 Delaware          36-4143610       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

Zenergy, Inc.                     Delaware          35-1870468       1500 North Big Run Rd.
                                                                     Ashland, KY 41102

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY + +NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN + +OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE +
+SECURITIES IN ANY STATE WHERE THE OFFER OR SELL IS NOT PERMITTED.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                THIS PROSPECTUS, DATED     , 1999, IS SUBJECT TO
                           COMPLETION AND AMENDMENT.

PROSPECTUS

                       Offer to Exchange All Outstanding

                   10 1/2 Senior Notes Due December 15, 2005

                                      for

                   10 1/2 Senior Notes Due December 15, 2005

                                       of

                              AEI RESOURCES, INC.
                         and AEI HOLDING COMPANY, INC.,
                          its wholly owned subsidiary

We hereby offer, upon the terms and conditions described in this Prospectus, to exchange all of our outstanding 10 1/2 Senior Notes due December 15, 2005 ("Old Notes") for our registered 10 1/2 Senior Notes due December 15, 2005 ("New Notes").

The terms of the New Notes are identical to the terms of the Old Notes, except that the New Notes are registered under the Securities Act of 1933 and will not contain any legend restricting their transfer.

Please consider the following:

  . You should carefully review the Risk Factors beginning on page    of this
    Prospectus.

  . Our offer to exchange Old Notes for New Notes will be open until
    p.m., New York City time, on            , 1999, unless we extend the
    offer.

  . You should also carefully review the procedures for tendering the Old
    Notes beginning on page     of this Prospectus.

  . If you fail to tender your Old Notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

  . No public market currently exists for the Old Notes. We do not intend to list the New Notes on any securities exchange. Therefore, we do not anticipate that there will be an active public market for the New Notes.

Information about the Notes:

  . AEI Resources, Inc. and our wholly owned subsidiary, AEI Holding Company,
    Inc., are co-issuers of the Notes.

  . The Notes will mature on December 15, 2005.

  . The Notes bear interest at the rate of 10 1/2% per year. We will pay interest on the Notes semi-annually on June 15 and December 15 of each year beginning June 15, 1999.

  . The Notes are general, unsecured obligations of both Issuers. In priority of payment the Notes rank:

    . Senior to our 11 1/2% Senior Subordinated Notes due 2006 and our other subordinated indebtedness.

    . Equal with all our existing and future unsecured and unsubordinated indebtedness.

    . Subordinate to our secured indebtedness (such as current borrowing under our Senior Credit Facility).

  . We have the option to redeem the Notes:

    . On or after December 15, 2002, at the redemption prices in this Prospectus.

    . Before December 15, 2002, at 100% of the principal amount, plus an applicable "make whole" premium.

    . On or before December 15, 2000, we may redeem up to 35% of the aggregate principal amount with the net cash proceeds from an initial public offering of common stock, at a redemption price equal to the principal amount, plus a premium.

  . The Notes are jointly and severally guaranteed on a senior subordinated basis by our parent company and our current and future domestic subsidiaries.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS              , 1999.

                      Where You Can Find More Information

We, together with our parent company and our current domestic subsidiaries, have filed a Registration Statement on Form S-4 to register the New Notes to be issued in exchange for the Old Notes with the Securities and Exchange Commission (the "SEC"). This Prospectus is part of that Registration Statement. As allowed by the SEC's rules, this Prospectus does not contain all of the information you can find in the Registration Statement or the exhibits to the Registration Statement.

You may read and copy the Registration Statement and exhibits at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our Registration Statement is also available to the public from commercial document retrieval services and at the Website maintained by the SEC at http://www.sec.gov.

We have not authorized anyone to give you any information or to make any representations about the transactions we discuss in this Prospectus other than those contained herein or in the Registration Statement. If you are given any information or representations about these matters that is not discussed in this Prospectus or included in the Registration Statement, you must not rely on that information.

This Prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

The delivery of this Prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this Prospectus. It also does not mean that the information in this Prospectus or in the Registration Statement is correct after this date.

           Cautionary Statement Regarding Forward-Looking Statements

This Prospectus contains certain forward-looking statements about our final condition, results of operations, and business. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," or similar expressions used in this Prospectus.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those forward-looking statements include, among others, the following:

 .Our ability to pay interest and principal on a very large amount of debt;

 .Our ability to successfully integrate our recent acquisitions;

 .Our ability to achieve cost savings from integrating our recent acquisitions;

 .A significant decline in coal prices and any resulting impact on our operating margins;

 . Our ability to continue to obtain long-term sales contracts, due to the high level of competition in the coal industry; and

 . Changes in governmental regulation of the coal industry, including among other things, employee health and safety, limitations on land use, and environmental matters.

Because forward-looking statements are subject to risks and uncertainties, actual results differ materially from those expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this Prospectus.

We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this Prospectus. In addition, we don't undertake any responsibility to update you on the occurrence of any unanticipated events that may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this Prospectus.

                               Market Share Data

Except as otherwise indicated, the market share data included in this Prospectus are based upon estimates by our management, using third-party sources where available. While management believes that its estimates are reasonable, they have not been independently verified. Accordingly, we cannot assure you that the market share data are accurate in all material respects.

                               Coal Reserve Data

The estimates of our proven and probable reserves are based on the following reports: (i) the estimates of proven and probable coal reserves of AEI Holding Company, Inc., set forth herein, were reviewed and evaluated by Marshall Miller & Associates ("Marshall Miller") in June 1997 and September 1997, and such reserve estimates were updated in September 1998; (ii) the estimated proven and probable coal reserves acquired in the Zeigler Acquisition (as defined) are based on a reserve study prepared by Weir International Mining Consultants ("Weir") in 1994, as updated in May 1998; (iii) the estimated proven and probable coal reserves acquired in the Cyprus Acquisition (as defined), as of April 1998, set forth herein, have been reviewed and evaluated by Marshall Miller as of such date; (iv) the estimated proven and probable reserves acquired in the Crockett Acquisition (as defined) were reviewed and evaluated by Stagg Engineering Services, Inc. ("SESI") in February 1998; (v) the estimated proven and probable reserves acquired from The Battle Ridge Companies were reviewed and evaluated by Marshall Miller in November 1997; (vi) the estimated proven and probable reserves acquired in the Mid-Vol Acquisition (as defined) were reviewed and evaluated by Marshall Miller in May 1998; and (vii) the estimated proven and probable coal reserves acquired in the Kindill Acquisition (as defined), as of November 1997, as updated in August 1998, set forth herein, have been reviewed and evaluated by Norwest Mine Services ("Norwest"). While management believes that such estimates are reasonable, no assurances can be given that such coal reserve data are accurate in all material respects.

                           Trademarks and Tradenames

Addcar is a trademark which is federally registered in the United States pursuant to applicable intellectual property laws and is the property of Mining Technologies, Inc., an indirect subsidiary of AEI Resources, Inc.

                               PROSPECTUS SUMMARY

  This brief summary highlights selected information from the Prospectus. It does not contain all of the information that is important to you. We urge you to carefully read and review the entire Prospectus and the other documents to which it refers to fully understand the terms of the New Notes and the exchange offer.

  In this Prospectus, we use the term "Notes" to refer to the Old Notes and the New Notes inclusively as to matters where their terms do not differ. We also use the term "the Company" to refer to AEI Resources, Inc. and its combined subsidiaries and predecessors, unless the context indicates otherwise.

                                  The Company

AEI Resources, Inc.
AEI Holding Company, Inc.
1500 North Big Run Road
Ashland, Kentucky 41102
(606) 928-3433

AEI Resources, Inc. is one of the largest coal producers in the United States. We mine and market coal at our 49 mines in Kentucky, West Virginia, Tennessee, Indiana, Illinois, Ohio and Colorado. Since October 1, 1997, we have grown substantially by acquiring coal mining operations. These acquisitions, and our subsequent sale of some of the assets we acquired in them, are described in
"The Company" beginning on page    and in the "Pro Forma Financial Information"
beginning on page     of this Prospectus. We would have been the fourth largest
steam coal company in the United States as measured by revenues for 1997 after giving pro forma effect to these transactions. Our operational data presented throughout this "Summary" section give pro forma effect to our transactions since October 1, 1997.

AEI Resources, Inc. was organized in 1998 as the parent company for AEI Holding Company, Inc. and the coal mining operations we have acquired since October 1,
1997. The chart on page    illustrates the ownership structure of the Company
and its affiliates.

Our primary customers are electric utility companies in the eastern United States. We generated 74% of our revenues for the nine months ended September 30, 1998 under 51 long-term contracts to sell steam coal to electric utilities. As of September 30, 1998, our long-term sales contracts had an average remaining term of 5.4 years on a volume-weighted basis. We also sell steam coal under short-term contracts and on the spot market and supply premium-quality, mid- and low-volatility metallurgical coal to steel producers.

According to reserve studies, we have approximately 1.1 billion tons of proven and probable coal reserves assigned to our mining projects. Of our assigned reserves, approximately 36% is low-sulfur coal and an additional 37% is near low-sulfur coal. In addition, we have 1.3 billion tons of reserves that have not been assigned and are available for development.

Our acquisitions since October 1, 1997, have:

  . Added coal operations that together produced 47.8 million tons of coal during the twelve months ended September 30, 1998;

  . Given us a leading market position among the Central Appalachia and Illinois Basin coal producers;

  .  Significantly increased our low-sulfur coal reserves; and

  . Enabled us to realize significant economies of scale in our coal mining operations.

Our strategy is to improve our transportation, mining method and administrative efficiency by continuing to integrate the operations we have acquired. We believe this will help us to maintain and increase our base of long-term sales contracts with electric utility customers. We believe we can improve our efficiency by:

  . Fulfilling our customers' coal purchases from several different mines, thereby decreasing transportation costs and production costs;

  . Increasing productivity by applying more efficient, lower-cost mining methods; and

  .  Eliminating certain corporate overhead expenses through consolidation.

Other elements of our strategy include:

  . Acquiring coal reserves or operations that complement our existing reserves and operations when opportunities to do so arise. We believe such acquisitions would enhance our market position among producers in the Central Appalachian and Illinois Basin coal regions;

  . Expanding production of high Btu, low-sulfur coal at our Colorado operations, which could increase our market share if demand for this kind of coal increases; and

  . Increasing sales of higher-margin metallurgical coal by using more advanced mining methods to increase production and reduce costs.

Recent Developments

We have entered into a non-binding letter of intent, contemplating our purchase of all of the issued and outstanding stock of Princess Beverly Coal Company. We are currently reviewing legal, financial and operational information obtained from Princess Beverly. We must resolve several key issues based on our investigation before we would be able to complete the negotiation of the terms of a binding transaction agreement.

                               The Exchange Offer

Securities To Be Exchanged
 ............................ On December 14, 1998, AEI Resources, Inc. and our
                             subsidiary co-issuer, AEI Holding Company, Inc., issued $200.0 million aggregate principal amount of Old Notes in exchange for $200.0 million aggregate principal amount of debt securities of AEI Holding Company, Inc. The transaction was exempt from the registration requirements of the Securities Act of 1933. The New Notes are substantially identical in all material respects to the Old Notes, except that the New Notes will be freely transferrable by their holders, with certain exceptions described in "Description of
                             New Notes" beginning on page    .

The Exchange Offer.......... We are offering $1,000 principal amount of New
                             Notes in exchange for each $1,000 principal amount of Old Notes.

                             We believe that, with the exceptions noted below, a holder of New Notes received in exchange for Old Notes may offer its New Notes for resale and resell or otherwise transfer them without compliance with the registration and prospectus delivery requirements of the Securities Act, as long as:

                               . the holder acquired its New Notes in the
                                  ordinary course of its business, and

                               . the holder has no arrangement with any person
                                  to engage in a distribution of New Notes.

                             Holders who can offer New Notes for resale, resell or otherwise transfer New Notes only in compliance with certain requirements of the Securities Act include:

                               . any holder which is an affiliate of ours, and

                               . any broker-dealer who acquired Old Notes
                                  directly from us to resell pursuant to Rule
                                  144A or any other available exemption under the Securities Act.

                             We have based our belief on interpretations by the staff of the SEC, as set forth in no-action letters issued to parties unrelated to us. The SEC staff has not specifically considered our exchange offer. We cannot be sure that the SEC staff would make a similar determination with respect to our exchange offer as it has made in other circumstances.

                             Each holder, other than a broker-dealer, must acknowledge to us that it has not engaged in, does not intend to engage in, and has no arrangement or understanding to participate in a distribution of New Notes.

                             Each broker-dealer that receives New Notes for its own account in our exchange offer must acknowledge to us that it will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of New Notes.

                             Broker-dealers who acquired Old Notes directly from us and not as a result of market-making activities or other trading activities may not rely on the SEC staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to resell the Old Notes.

Registration Rights
Agreement.................   We issued the Old Notes in exchange for debt
                             securities of our subsidiary co-issuer in reliance on Section 4(2) of the Securities Act.
                             In connection with that issuance, we have agreed to file a registration statement for this exchange offer as soon as practicable.

                             We also agreed to pay to each holder of Old
                             Notes, as liquidated damages, $0.15 per $1,000 principal amount of Old Notes per week, commencing December 8, 1998, until we complete the exchange offer. If we do not complete the exchange offer during the 90 days ending March 8, 1999, the amount of liquidated damages payable weekly during the 90 days ending June 6, 1999, will increase to $0.20 per $1,000 principal amount per week. Until we complete the exchange offer, the amount of liquidated damages payable weekly will increase by an additional $0.05 per $1,000 principal amount per week for every subsequent 90-day period, up to a maximum of $0.50 payable weekly per $1,000 principal amount of Old Notes.

Expiration Date............. The exchange offer will expire at 5:00 p.m., New
                             York City time, on            , 1999 or such
                             later date and time to which it is extended.

Withdrawal ................. A holder may withdraw its tender of Old Notes at any time before 5:00 p.m., New York City time, on
                                          , 1999, or such later date and time
                             to which we extend the offer. If for any reason we do not accept any Old Notes for exchange, the Old Notes will be returned without expense to the tendering holder as soon as practicable after the expiration or termination of the exchange offer.

Interest On The New Notes
And The Old Notes .......... Interest on the New Notes will accrue from the date of the last periodic payment of interest on the Old Notes, or, if no interest has been paid on the Old Notes, from December 14, 1998.

Conditions To The Exchange
Offer....................... The exchange offer is subject to certain customary conditions, certain of which may be waived by us. See "The Exchange Offer--Certain Conditions to Exchange Offer" on page.

Procedures For Tendering
Old Notes................... Each holder of the Old Notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal that accompanies this Prospectus in accordance with its instructions. The holder must then mail or otherwise deliver the letter of transmittal, together with the Old Notes and any other required documentation, to the exchange agent at the address on page. Persons holding the Old Notes through the Depository Trust Company ("DTC") and wishing to accept the exchange offer must do so pursuant to DTC's Automated Tender Offer Program, by which each tendering participant will agree to be bound by the letter of transmittal. By executing or agreeing to be bound by the letter of transmittal, each holder will represent to us and the guarantors that, among other things:

                               . the New Notes are being acquired in the
                                  ordinary course of business of the
                                  recipient, whether or not such person is the registered holder of the Old Notes;

                               . the holder is not engaging and does not
                                  intend to engage in a distribution of such New Notes;

                               . the holder does not have an arrangement or
                                  understanding with any person to participate in the distribution of such New Notes; and

                               . the holder is not our "affiliate," as defined
                                  under Rule 405 promulgated under the
                                  Securities Act, or an affiliate of our
                                  parent company or our subsidiaries who are guaranteeing the Notes.

                             The Registration Rights Agreement provides that we must file a "shelf" registration statement for a continuous offering of the Old Notes if we determine that we cannot complete the exchange offer as contemplated because of a change in applicable law or SEC policy, or because any holder of Old Notes notifies us before the 20th day after we complete the exchange offer that:

                               . the holder is prohibited by law or SEC policy
                                  from participating in the exchange offer;

                               . the holder may not resell the New Notes
                                  acquired by it in the exchange offer to the public without delivering a prospectus and that this Prospectus is not appropriate or available for such resales; or

                               . the holder is a broker-dealer and owns Old
                                  Notes acquired directly from us or an
                                  affiliate of ours.

                             We will accept for exchange any and all Old Notes that are properly tendered (and not withdrawn) in the exchange offer prior to 5:00 p.m., New York
                             City time, on         , 1999. The New Notes
                             issued in our exchange offer will be delivered promptly following the expiration date. See "The Exchange Offer."

Exchange Agent ............. IBJ Whitehall Bank and Trust Company is serving as Exchange Agent in connection with this exchange offer.

Federal Income Tax
Considerations.............. The exchange of Old Notes for New Notes in this exchange offer should not constitute a sale or an exchange for federal income tax purposes. See "Certain Federal Income Tax Considerations."

Effect of Not Tendering..... Old Notes that are not tendered will continue to be subject to the existing transfer restrictions after we complete the exchange offer. We will have no further obligation to provide for the registration under the Securities Act of such Old Notes.

                                 The New Notes

  The summary below describes the principal terms of the New Notes. Important limitations and exceptions apply to certain of the terms and conditions described below. The "Description of the New Notes" section beginning on page of this Prospectus contains a more detailed description of the terms and conditions of the New Notes.

Issuers.....................  AEI Resources, Inc. and AEI Holding Company,
                              Inc., its wholly owned subsidiary.

Securities Offered..........  $200,000,000 in aggregate principal amount of 10
                              1/2% Senior Notes due 2005.

Maturity Date...............  December 15, 2005.

Interest Rate...............  10 1/2% per year.

Interest Payment Dates......  June 15 and December 15 of each year.

Ranking.....................  The Notes are general, unsecured obligations of both Issuers. In priority of payment, the Notes rank:

                                . Senior to our Senior Subordinated Notes due
                                   2006 and our other subordinated
                                   indebtedness.

                                . Equal with all our existing and future
                                   unsecured and unsubordinated indebtedness.

                              In addition, the Notes are effectively
                              subordinated to all borrowings outstanding under our Senior Credit Facility to the extent of the value of our assets because all of our assets and all of the assets of our subsidiary co-issuer and our subsidiary guarantors are collateral for borrowings under our Senior Credit Facility.

Optional Redemption.........  We may choose to redeem the Notes:

                                . On or after December 15, 2002, at the
                                   redemption prices in this Prospectus, plus accrued and unpaid interest and Liquidated Damages (as defined on page ), if any.

                                . Before December 15, 2002, at 100% of the face
                                   amount, plus an applicable Make Whole
                                   Premium (as defined on page  ).

                              On or before December 15, 2000, we can choose to buy back up to 35% of the aggregate outstanding face amount of the Notes with the net cash that we or our parent company raise in an initial public offering of common stock. We may do this so long as:

                                . We pay 110.5 % of the face value of the
                                   Notes, plus accrued and unpaid interest and Liquidated Damages, if any;

                                . We buy back the Notes within 45 days of the
                                   completion of the public stock offering; and

                                . At least $130 million of the principal amount
                                   of the Notes remains outstanding afterwards.

Guarantees..................  Our payment obligations under the New Notes will be jointly and severally guaranteed on a senior unsecured basis by our parent company and each of our current and future domestic subsidiaries (with certain exceptions).

                              In right of payment, the guarantee of each guarantor will have priority over all of its existing and future subordinated debt and be equal with its unsubordinated debt. However, the guarantees will be effectively subordinated to any borrowings under our senior credit facility to the extent the senior credit facility is secured by a lien on the assets of the guarantors.

Change of Control...........  If a Change of Control occurs (as defined on page
                                ), we must give holders of the Notes an oppor-
                              tunity to sell their Notes at 101% of their face amount, plus accrued interest and Liquidated Dam-ages, if any.

                              We may not be able to pay you the required price for the Notes you request us to purchase at the time of a Change of Control because we may also have to repay our senior credit facility and may not have enough funds to pay all our senior debt at that time.

Certain Covenants...........  The indenture governing the Notes contains cove-
                              nants limiting our ability (and the ability of most of our subsidiaries) to:

                                . incur additional debt;

                                . issue capital stock;

                                . enter into transactions with affiliates;

                                . transfer or sell assets;

                                . incur certain liens; and

                                . consolidate or merge with another company.

                              These covenants are subject to several important limitations and exceptions and are more fully de-scribed in "Description of the New Notes" begin-ning on page .

Use of Proceeds.............  The Company will not receive any cash proceeds from the issuance of the New Notes in exchange for Old Notes.

                                  Risk Factors

We urge you to carefully read the Risk Factors beginning on page   for a
discussion of factors you should consider before exchanging your Old Notes for New Notes.

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

We have summarized below the unaudited combined pro forma financial information of the Company for the year ending December 31, 1997 and for the nine months ended September 30, 1998. The information should be read in conjunction with the unaudited pro forma condensed financial statements included on pages
through      of this Prospectus and in conjunction with our historical
financial statements and related notes included on pages F-1 through F-     of
this Prospectus.

You should be aware that this pro forma information may not be indicative of what actual results will be in the future or would have been for the periods presented.

                                                      (Dollars in Millions,
                                                       Except Per Ton Data)
                                                    --------------------------
                                                           The Company
                                                    --------------------------
                                                                  Nine Months
                                                     Year Ended      Ended
                                                    December 31, September 30,
                                                        1997         1998
                                                    ------------ -------------
Operating Data:
Revenues...........................................   $1,395.2     $1,031.7
Cost of operations.................................    1,120.8        820.4
Depreciation, depletion and amortization...........      172.0        130.7
Selling, general and administrative................       41.6         31.2
Writedowns and special items(1)....................       82.5          --
                                                      --------     --------
Income (loss) from operations......................      (21.7)        49.4
Interest expense...................................     (112.4)       (86.4)
Other income (expense), net(2).....................       18.5          8.5
                                                      --------     --------
Income (loss) before income taxes..................     (115.6)       (28.5)
Income tax provision (benefit).....................      (23.9)       (11.7)
                                                      --------     --------
Net income (loss) from continuing operations.......   $  (91.7)    $  (16.8)
                                                      --------     --------
Other Data:
Adjusted EBITDA(3).................................   $  249.7     $  187.4
Capital Expenditures...............................      114.0         55.1
Ratio of Adjusted EBITDA to cash interest
 expense(3)(4).....................................       2.7x         2.3x
Ratio of total debt to Adjusted EBITDA(3)..........         NA         6.3x
Operating Data:
Proven and probable reserves
 (at period end in millions of tons)...............      2,440        2,401
Coal sales (millions of tons)(5)...................       52.2         38.9
Average sales price per ton........................   $  25.62     $  25.87
Average cost per ton sold(6).......................      23.89        24.21
Balance Sheet Data (end of period):
Working capital....................................         NA     $  (38.8)
Total assets.......................................         NA      2,584.6
Total long-term debt (including current portion)...         NA      1,174.7
Stockholders' equity (deficit).....................         NA        (84.3)

--------
(1) In 1997, the Company's subsidiaries acquired from Cyprus Amax Coal Company in June 1998 recorded historical write downs and special items of $92.1 million. Such write downs and special items consist of: (i) charges of $35.8 million for the anticipated closure of the Armstrong Creek mine (which includes a $9.6 million charge related to end-of-mine reclamation);
    (ii) $2.3 million charge to increase current reclamation accounts for the Chinook mine; (iii) charges of $6.9 million to writedown land assets and prepaid royalties to net realizable value; (iv) write downs of $33.5 million in asset values at the subsidiaries' West Virginia mines; and (v) write downs of $13.6 million in asset values at the subsidiaries' Chinook mine that resulted from updated mine and business plans that reflected the views of the subsidiaries' management regarding the domestic market for mid- to high-sulfur coal and updated reserve information. The write downs and special items were partially offset by pro forma adjustments for changes to the reclamation expense of the subsidiaries to conform to the Company's reclamation cost accounting policy ($9.6 million).

(2)Other income (expense), net reflects the inclusion of gain or loss on asset sales and minority interest.

(3) Adjusted EBITDA as presented above and as used elsewhere in this Prospectus consists of earnings before interest, taxes, depletion, depreciation, amortization and other non-cash charges as adjusted to exclude certain unusual or nonrecurring charges, all in accordance with the term "Consolidated Cash Flow" as that term is used in the term "Fixed Charge Coverage Ratio" in the Indenture governing the Notes. See "Description of the New Notes" for a complete presentation of the methodology employed in calculating Adjusted EBITDA. Adjusted EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness and because it is used in the Indenture to determine compliance with certain covenants. However, Adjusted EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. See Note G to Unaudited Pro Forma Combined Income Statement in "Unaudited Pro Forma Combined Financial Statements" for Adjusted EBITDA calculations.

(4) Cash interest expense is calculated as interest expense plus capitalized interest less interest accreted on discounted notes and amortization of deferred financing costs.

(5) Coal sales do not give effect to sales from purchased coal tonnage, which was 1.9 million tons in the nine months ended September 30, 1998.

(6) Average cost per ton sold is calculated based on total coal operating costs included in the cost of operations, plus depreciation costs related to mining, divided by coal sold.

NA = Not Available

                       SUMMARY HISTORICAL FINANCIAL DATA

We have summarized below consolidated financial data derived from the following financial statements included in this Prospectus:

  . Annual financial statements of AEI Holding Company, Inc., our predecessor company, as of December 31, 1996 and 1997, and for the three years in the period ended December 31, 1997, which have been audited.

  . Unaudited interim financial statements of AEI Resources, Inc. and our predecessor company as of September 30, 1998 and for the nine-month periods ended September 30, 1997 and 1998.

  . Audited financial statements of the predecessor to AEI Holding Company, Inc. for the ten-month period ended November 1, 1995.

The annual financial statements and the ten-month financial statements have been audited by Arthur Andersen LLP, independent public accountants. The unaudited financial statements include, in the opinion of our management, all normal recurring adjustments necessary for a fair presentation of the results for the unaudited interim periods. You should be aware that results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the entire year.

The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" on
pages     through     and the historical financial statements and related notes
included on pages F-1 through F-143 of this Prospectus.

            AEI Resources Holding, Inc. (including its predecessors)
                   (Dollars in millions, except per ton data)

                                                                 Nine-Month
                                 For the Fiscal Year Ended      Period Ended
                                       December 31,             September 30,
                                 -----------------------------  --------------
                                 1995 (1)    1996      1997      1997    1998
                                 -------------------  --------  ------  ------
                                                                 (unaudited)
Operating Data:
Revenues.......................   $  112.3  $  123.2  $  175.3  $124.1  $376.2
Cost of operations.............       94.5      97.1     145.2   100.7   309.5
Depreciation, depletion and
 amortization..................        6.0       6.9      10.8     6.9    28.2
Selling, general and
 administrative................        8.6       9.1      13.9     9.9    19.8
                                  --------  --------  --------  ------  ------
Income from operations.........        3.2      10.1       5.4     6.6    18.7
Interest expense...............       (2.0)     (5.5)     (9.2)   (5.3)  (29.8)
Other income (expense), net
 (2)...........................       (0.5)      0.5       0.4    (0.6)    2.5
                                  --------  --------  --------  ------  ------
Income (loss) before income tax
 provision.....................        0.7       5.1      (3.4)    0.7    (8.6)
Income tax provision (benefit)
 (3)...........................       (0.4)      --       17.5     1.4    (0.9)
                                  --------  --------  --------  ------  ------
Net income (loss) from
 continuing operations (4).....   $    1.1  $    5.1   $ (20.9) $ (0.7) $ (7.7)
                                  --------  --------  --------  ------  ------
Other Data:
Adjusted EBITDA (5)............   $    8.7  $   17.5  $   16.6  $ 12.9  $ 48.4
Cash flows from operating
 activities....................       11.1       4.8     (10.2)   (8.0)  (30.1)
Cash flows from investing
 activities....................      (11.0)    (12.5)    (38.3)  (18.2) (907.0)
Cash flows from financing
 activities....................        0.9       7.3     131.6    26.9   908.4
Capital expenditures...........       12.6      14.1      32.2    18.3    33.3
Ratio of Adjusted EBITDA to
 interest expense (5)..........        4.4x      3.2x      1.8x    2.4x    1.6x
Ratio of total debt to Adjusted
 EBITDA (5)....................        6.0x      3.7x     13.1x    7.1x   29.5x

                       SUMMARY HISTORICAL FINANCIAL DATA

            AEI Resources Holding, Inc. (including its predecessors)
                   (Dollars in millions, except per ton data)

                                                                  Nine-Month
                                 For the Fiscal Year Ended       Period Ended
                                       December 31,             September 30,
                                 -----------------------------  ---------------
                                 1995 (1)    1996      1997      1997    1998
                                 -------------------  --------  ------  -------
                                                                 (unaudited)
Operating Data:
Proven and probable reserves
 (at period end,
 in millions of tons)..........         NA        NA       166     168    2,446
Coal sales (millions of tons)..        3.3       4.2       6.5     4.6     14.8
Average sales price per ton....   $  26.27  $  24.84  $  25.19  $24.43  $ 24.99
Average cost per ton sold(6)...      24.20     21.32     22.08   22.00    22.30
Balance Sheet Data (end of
 period):
Working capital................    $  (5.6)  $ (11.6) $   85.1  $ 12.7  $ (36.0)
Total assets...................       92.3     106.9     265.4   141.5  2,843.1
Total debt (including current
 portion)......................       52.4      64.1     217.0    91.6  1,425.8
Stockholders' equity
 (deficit).....................       (4.7)      0.3     (18.1)   (0.2)   (69.8)

--------
(1) The operations data for the year ended December 31, 1995 combine the audited results of operations for AEI Holding Company, Inc. (the predecessor to AEI Resources Holding, Inc.) for the period from January 1, 1995 through December 31, 1995 (see page F-5 of this Prospectus) and the results of Addington Coal Operations (the predecessor to AEI Holding Company, Inc.) for the period from January 1, 1995 through November 1, 1995 (see page F-49 of this Prospectus). The operations data for the year ended December 31, 1995 do not purport to represent what the Company's combined results of operations would have been if the predecessor businesses had actually been acquired as of January 1, 1995.

(2) Other income (expense), net reflects the inclusion of gain or loss on asset sales and minority interest.

(3) In April 1997, Bowie changed its tax reporting status from an S-corporation to a C-corporation, resulting in an initial deferred tax liability of $1.6 million. In November 1997, the other subsidiaries of AEI Holding Company, Inc. likewise changed from S-corporations to C-corporations, resulting in an initial deferred tax liability of $18.0 million.

(4) Net income (loss) from continuing operations is prior to extraordinary items and accounting changes.

(5) Adjusted EBITDA as presented above and as used elsewhere in this Prospectus consists of earnings before interest, taxes, depletion, depreciation, amortization and other non-cash charges as adjusted to exclude certain unusual or nonrecurring charges, all in accordance with the term "Consolidated Cash Flow" as that term is used in the term "Fixed Charge Coverage Ratio" in the Indenture. See "Description of the Notes" for a complete presentation of the methodology employed in calculating Adjusted EBITDA. Adjusted EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness and because it is used in the Indenture to determine compliance with certain covenants. However, Adjusted EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

(6) Average cost per ton sold is calculated based on total coal operating costs included in cost of operations, plus depreciation costs related to mining, divided by coal sold.

                                  RISK FACTORS

Before purchasing the Notes, a prospective investor should consider the specific factors set forth below, as well as the other information set forth elsewhere in this Prospectus.

This Prospectus includes "forward looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934 including, in particular, the statements about the Company's plans, strategies and prospects under the headings "Prospectus Summary," "Unaudited Pro Forma Combined Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "The Coal Industry," "Business" and "Government Regulation." Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward looking statements we make in this Prospectus are set forth below and elsewhere in this Prospectus. All forward-looking statements attributable to the Company or persons acting on our behalf are expressly qualified in their entirety by the following cautionary statements.

Substantial Leverage--Our substantial indebtedness could adversely affect the financial health of our Company and prevent us from fulfilling our obligations under the Notes.

Our Company has a significant amount of indebtedness. The following chart shows certain important credit statistics.

                                                           At September 30, 1998
                                                           ---------------------
                                                                (unaudited)
Total indebtedness........................................       $1,174.7
                                                                 --------
Stockholders' equity......................................       $  (84.3)
                                                                 --------
Debt to equity ratio......................................          N/A
                                                                 --------

                                  For the Year Ended For the Nine Months Ended
                                  December 31, 1997     September 30, 1998
                                  ------------------ -------------------------
                                                            (unaudited)
Excess of earnings to fixed
 charges (deficiency)............      $(117.6)               $(36.7)
                                       -------                ------


The Company's substantial indebtedness could have important consequences to you. For example, it could:

  . make it more difficult for us to satisfy our obligations with respect to the Notes;

  .increase our vulnerability to general adverse economic and industry conditions;

  . limit our ability to fund future working capital, capital expenditures, research and development costs and other general corporate requirements;

  . require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

  . limit our ability to obtain additional financing to fund future acquisitions of coal producers or coal reserves;

  . limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  . place us at a competitive disadvantage compared to our competitors that have less debt; and

  . limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. And, failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

See "Capitalization," "Description of the Notes--Repurchase at Option of Holder--Change of Control" and "Description of Other Indebtedness--The Senior Credit Facility."

Subordination--Your right to receive payments on these Notes is junior to our existing indebtedness and possibly all of our future borrowings. Although our subsidiaries have guaranteed the Notes, their guarantees rank behind all of their existing indebtedness and possibly behind all their future borrowings.

Our domestic subsidiary companies, through which we hold the assets used to operate our coal mining businesses, guarantee our obligations on the Notes. The Notes and these Subsidiary Guarantees rank behind all of our and our subsidiaries' existing indebtedness (other than trade payables) and all of our and their future borrowings (other than trade payables), except for any future indebtedness that expressly ranks equal with, or is subordinated to, the Notes and the Subsidiary Guarantees. As a result, upon any distribution to creditors of ours or our subsidiaries in a bankruptcy or similar proceeding, the holders
of indebtedness comprising "Senior Indebtedness" (as defined on page    ) of
ours or our subsidiaries will have the right to be paid in full in cash before any amounts will be paid with respect to these Notes or the Subsidiary Guarantees.

In addition, all payments on the Notes and the Subsidiary Guarantees will be blocked in the event of a payment default on Senior Indebtedness and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our subsidiaries, holders of the Notes will participate with trade creditors and all other holders of subordinated indebtedness of ours or our subsidiaries in the assets remaining after we and our subsidiaries have paid all of our Senior Indebtedness. However, because the Indenture governing the Notes requires that amounts otherwise payable to holders of the Notes in a bankruptcy or similar proceeding be paid instead to holders of Senior Indebtedness, holders of the Notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, our Company and its subsidiaries may not have sufficient funds to pay all of our creditors and holders of Notes may receive less, ratably, than the holders of Senior Indebtedness.

As of September 30, 1998, after giving effect to payments and borrowings after that date, the Notes and the Subsidiary Guarantees would have been subordinated to $949.0 million of Senior Indebtedness and $73.5 million would have been available for borrowing as additional Senior Indebtedness under our credit facility. The Indenture governing the Notes will allow us to borrow substantial additional indebtedness, including Senior Indebtedness, in the future.

Our parent company also guarantees the Notes on a senior subordinated basis. Its guarantee will be subordinated to any Senior Indebtedness our parent company incurs in the future. Because our parent company has no significant assets other than the capital stock of the Company, Note holders should not rely on the guarantee of our parent company.

Additional Borrowings Available--Despite current indebtedness levels, we may still be able to incur substantially more debt. This could further exacerbate the risks described above.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the Indenture do not fully prohibit us or our subsidiaries from doing so. Our Senior Credit Facility will permit additional borrowings by the Company of up to $73.5 million as of September 30, 1998 (after giving proforma effect to the borrowings to fund a subsequent acquisition) and all of those borrowings would be senior to the Notes. If new debt is added to our current debt levels, the related risks that we now face could intensify.

See "Capitalization," "Selected Historical Consolidated Financial Data" and "Description of the Notes--Repurchase at the Option of Holders--Change of Control" and "Description of Other Indebtedness--The Senior Credit Facility."

Ability to Service Debt--To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the Notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash and available borrowings under the Senior Credit Facility, will be adequate to meet our future liquidity needs for at least the next few years.

We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or at all, or that future borrowings will be available under the Senior Credit Facility in amounts sufficient to enable us to pay our indebtedness, including the Notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the Notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the Senior Credit Facility and the Notes, on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity."

Secured Indebtedness--Any claims of holders of the Notes will be effectively subordinated to claims of holders of any secured indebtedness of the Company or our subsidiaries.

Holders of any secured indebtedness of the Company or our subsidiaries will have claims that have priority over claims of the holders of the Notes with respect to the assets securing such other indebtedness. The Company and our subsidiaries are currently parties to the Senior Credit Facility. The Senior Credit Facility is secured by liens on all of the capital stock of the Company and our subsidiaries, as well as all present and future assets and properties of the Company and our subsidiaries. The Notes will remain effectively subordinated to all such secured indebtedness. In the event of any distribution or payment of our assets in any bankruptcy, liquidation or distribution or similar proceeding, holders of secured indebtedness will have a prior claim to our assets that constitute their collateral. Holders of the Notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the Notes. They may also be able to participate with all of our other general creditors' based upon the respective amounts owed to each holder or creditor, in any distribution of our remaining assets. If any of these events occur, we cannot assure you that there would be sufficient assets to pay amounts due on the Notes. As a result, holders of the Notes may receive less, ratably, than holders of secured indebtedness.

As of September 30, 1998, on a pro forma basis after giving effect to payments and borrowings after that date, the Company and its subsidiaries would have had $749.0 million in aggregate amount of secured indebtedness (excluding the guarantees of borrowings under the Senior Credit Facility), and $73.5 million would have been available for additional borrowing under the Senior Credit Facility.

Integration of Acquisitions--We may not be able to effectively integrate the various businesses we have acquired.

Our business has been developed principally through the acquisition of established coal businesses. Each of the businesses we have acquired since October 1, 1997 operated independently before we acquired it. Our Unaudited Pro Forma Combined Financial Statements in this Prospectus include the combined operating results of these acquired businesses during periods before they were under our control. Thus, the statements may not indicate what our results would have been if we had operated the acquired businesses on a combined basis during such periods. Our prospects should be considered in light of the numerous risks commonly encountered in business combinations. We cannot assure you that our management group will be able to effectively integrate the businesses we have acquired since October 1, 1997, or generate the cost savings and operating improvements we currently anticipate. Our business, financial condition and results of operations could be materially adversely affected if we are unable to retain the key operational personnel that have contributed to our historical performance and that of the businesses we have acquired. See "--Dependence on Key Management and Control by Principal Shareholder."

While we intend to pursue acquisitions of additional coal reserves and other coal companies, in the future, we have no present binding commitments or agreements with respect to any such acquisitions. We may incur additional debt and contingent liabilities to finance future acquisitions, either of which may adversely effect our business, financial condition and results of operations. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies, services and products of the acquired companies and the diversion of management's attention from other business concerns. If we complete such an acquisition in the future, the acquisition may adversely affect our business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity."

Ability to Achieve Anticipated Cost Savings and Synergies--We may not be able to achieve our anticipated cost savings in the manner and on the schedule currently anticipated.

Our management currently estimates that if we had completed all of our recent acquisitions by January 1, 1997, we could have achieved cost savings of approximately $71 million through integration of the businesses acquired. These estimates were prepared solely by members of our management and are necessarily based on a number of assumptions. These include our ability to implement headcount reductions and long-term supply contract flexibility and our ability to optimize production costs and implement more cost-effective mining techniques. However, other matters may affect these estimates, including general industry, business and economic conditions, many of which are beyond our control. These forward-looking statements are based on estimates and assumptions made by our management that, although believed to be reasonable, are inherently uncertain and difficult to predict. We cannot assure you that the cost savings anticipated in these forward-looking statements will be achieved on the schedule currently anticipated or at all, nor can we assure you that unforeseen costs and expenses or other factors will not offset any estimated or actual cost savings. If we cannot achieve the anticipated cost savings and synergies, we may encounter financing constraints in the future.

Reliance on Long-Term Coal Supply Contracts--Many of our long-term contracts allow contract price renegotiation, contract termination and other provisions that may adversely affect our operating margins.

We sell a substantial portion of our coal under long-term coal supply contracts, which are significant to the stability and profitability of our operations. The execution of a satisfactory long-term sales contract is frequently the basis for our decision to develop coal reserves needed to fulfill the contract. For the nine months ended September 30, 1998, approximately 74% of our revenues came from coal sales under long-term sales contracts. As of September 30, 1998, the Company had 51 long-term sales contracts with a volume-weighted average term of approximately 5.4 years. As of September 30, 1998, most of the Company's contracts provide for coal to be sold at a price higher than the price at which such coal could be sold in the spot market.

Most of our recently negotiated contracts with a term of more than three years contain price reopeners. The reopeners usually occur midway through a contract or every two to three years, depending upon the length of the contract. Reopeners allow the contract price to be renegotiated in order to be in line with the market price prevailing at the time. In some circumstances, the utilities have an option to terminate the contract if prices have increased by over 10% from the price at the commencement of the contract or if the parties do not agree on a new price. We cannot assure you that our long-term contracts will not terminate before their current terms expire or that the prices we obtain for coal under such contracts will not decrease.

Historically, long-term sales contracts were priced above the spot prices for coal. However, in the past several years the price of new contracts has been very competitive, with new contracts being priced at or near existing spot rates. In addition, the length of the term of sales contracts has decreased significantly over the last two decades as competition in the coal industry has increased and, more recently, as the electricity generators have prepared themselves for the Clean Air Act Amendments and the impending deregulation of their industry. We believe that the average term of long-term sales contracts was 20 years in the 1970s and 10 years in the 1980s, but then fell to one to two years in the early 1990s. However, in the last three years, there has been a return to longer term contracts of five to ten years in length. At the same time, customers have insisted on price reopeners every two or three years, providing them with the security of having coal under contract and knowing that the price will not significantly exceed market. See "Business--Long-Term Coal Contracts."

Our operating profit margins under our long-term coal supply contracts depend on a variety of factors. These include production costs, transportation costs, delivered coal qualities and quantities and various general macro-economic indices, many of which are beyond our control. In addition, price adjustment, price reopener and other provisions may reduce the insulation from short-term coal price volatility provided by such contracts and may adversely impact our operating profit margins. If any of our long-term sales contracts are modified or terminated, we could be adversely affected to the extent that we cannot find alternate customers at the same level of profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

We must sell coal from our Bowie Mine to TVA under a ten-year contract dated July 1, 1998. Our costs to supply coal for the TVA contract will be higher if we cannot lease certain reserves located on federal land in Colorado. We cannot assure you that we will be successful in leasing such reserves. The failure to do so could materially adversely impact the profitability of the Bowie Mine.

Highly Competitive Industry--The high level of competition in the coal industry may make it difficult for us to continue to obtain long-term sales contracts, making us vulnerable to changes in spot market coal prices.

The U.S. coal industry is highly competitive, with numerous producers in most coal producing regions. We compete with other large producers and hundreds of small producers in the United States and abroad. Many of our customers also purchase coal from our competitors. The markets in which we sell our coal are highly competitive and affected by factors beyond our control. Demand for coal and the prices that we obtain for our coal are closely linked to coal consumption patterns of the domestic electric utility industry, which has accounted for approximately 87% of domestic coal consumption in recent years. The demand for electricity, coal transportation costs, environmental and other governmental regulation, technological developments and the location, availability and price of competing sources of coal, alternative fuels such as natural gas, oil and nuclear, and alternative energy sources such as hydroelectric power all influence coal consumption by utilities. In addition, during the mid-1970s and early 1980s, a growing coal market and increased demand attracted new investors to the coal industry and spurred the development of new mines and added production capacity throughout the industry. As a result of the increased development of large surface mining operations, particularly in the western United States, and more efficient mining equipment and techniques, the industry has developed excess coal production capacity in the United States. Competition resulting from excess capacity encourages producers to reduce prices and to pass productivity gains through to customers. Moreover, because of greater competition in the domestic electric utility industry and increased pressure from customers and regulators to lower electricity prices, public utilities are lowering fuel costs by buying higher percentages of spot coal through a competitive bidding process and by only buying the amount of coal necessary under existing contracts to meet their contractual requirements. We cannot assure you that we will continue to be able to obtain long-term sales contracts with reliable customers as existing contracts expire. If the percentage of our revenues generated from long-term sales contracts decreases, changes in spot market coal prices will have a greater impact on our results.

Transportation--Any disruption in our transportation services or any significant increase in transportation costs may adversely affect our business.

The U.S. coal industry depends on rail, trucking and barge transportation to deliver shipments of coal to customers. In particular, we depend on railroads at a significant number of our mines. If weather-related or other events disrupt these transportation services, it could temporarily impair our ability to supply coal to our customers and thus adversely affect our business and operating results. In addition, transportation costs, including fuel costs, represent a significant component of the total cost of supplying coal to customers and can significantly affect a coal producer's competitive position and profitability. Increases in our transportation costs, or changes in such costs relative to transportation costs incurred by providers of competing coal or of other fuels, could have an adverse effect on our business and operating results.

Risks Inherent in Mining Operations--Mining operations are vulnerable to weather and other conditions that are beyond our control.

Conditions beyond our control can increase or decrease the cost of mining at particular mines for varying lengths of time. These conditions include weather and natural disasters, such as heavy rains and flooding, unexpected maintenance problems, variations in coal seam thickness, variations in the amount of rock and soil overlying the coal deposit, variations in rock and other natural materials and variations in geological and other conditions. Additionally, the highwall mining process can be more sensitive to adverse geological conditions which may diminish coal recovery, and in extreme cases, contribute to the loss or damage of highwall mining equipment.

Government Regulation of the Mining Industry--Government regulations may impose costly requirements on us.

The coal mining industry is subject to regulation by federal, state and local authorities on matters such as employee health and safety, limitations on land use, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection, reclamation and restoration of mining properties after mining, the discharge of materials into the environment, surface subsidence from underground mining and the effects that mining has on groundwater quality and availability. Legislation mandating certain benefits for current and retired coal miners also affects the industry. Mining operations require numerous governmental permits and approvals. We may be required to prepare and present to federal, state or local authorities data pertaining to the impact that any proposed exploration for or production of coal may have upon the environment. Compliance with these requirements may be costly and time-consuming and may delay commencement or continuation of exploration or production operations. New legislation and/or regulations and orders may materially adversely affect our mining operations, our cost structure and/or our customers' ability to use coal. New legislation, including proposals related to the protection of the environment that would further regulate and tax the coal industry, may also require us or our customers to change operations significantly or incur increased costs. All of these factors could have a material adverse effect on our business, financial condition and results of operations. See "Government Regulation."

Reclamation and Mine Closure Accruals. The Federal Surface Mining Control and Reclamation Act of 1977 ("SMCRA") and similar state statutes require us to restore mine property in accordance with specified standards and an approved reclamation plan, and require that we obtain and periodically renew permits for mining operations. We accrue for the costs of final mine closure over the estimated useful mining life of the property and for rectifying current mine disturbance through reclamation prior to final mine closure. These costs relate to reclaiming the pit and support acreage at surface mines and sealing portals at deep mines. Other costs common to both types of mining are related to reclaiming refuse and slurry ponds. We establish our final mine closure reclamation liability based upon permit requirements and various estimates and assumptions, principally associated with costs, facilities and disturbed acreage. We review our entire environmental liability under SMCRA annually and make necessary adjustments, including mine reclamation plan and permit changes and revisions to costs and production levels to optimize mining and reclamation efficiency. We record the economic impact of such adjustments to the cost of coal sales. We accrue the entire reclamation liability for operating mines which we acquire and begin to accrue for the cost of final mine closure at new mines when mining activities begin. The accruals for end of mine reclamation costs and mine-closing costs totaled approximately $363.4 million on the Company's pro forma balance sheet as of September 30, 1998, of which $28.4 million is a current liability. The amount included as an operating expense for such liability for the pro forma nine-month period ended September 30, 1998 was $2.4 million, while the related cash expense for such period was $13.6 million. Although our management believes it is making adequate provisions for all expected reclamation and other costs associated with mine closures, future operating results would be adversely affected if such accruals were later determined to be insufficient.

Impact of Clean Air Act Amendments on Coal Consumption. The Federal Clean Air Act, including the Clean Air Act Amendments of 1990, and corresponding state laws that regulate emissions of materials into the air, affect coal mining operations both directly and indirectly. Direct impacts on coal mining and processing operations occur through Clean Air Act permitting requirements and/or emissions control requirements relating to particulate matter (e.g., "fugitive dust"), including future regulation of fine particulate matter. In July 1997, the U.S. Environmental Protection Agency ("EPA") adopted new, more stringent standards for particulate matter and ozone. As a result, some states must change their existing implementation plans to attain and maintain compliance with the new standards. Because coal mining operations emit particulate matter, our mining operations are likely to be affected directly when the revisions to the new standards are implemented by the states. State and federal regulations relating to implementation of the new standards may restrict our ability to develop new mines or could require us to modify our existing operations. The extent of the potential direct impact of the new standards on the coal industry will depend on the policies and control strategies associated with the state implementation process under the Clean Air Act, but could have a material adverse effect on our business, financial condition and results of operations.

The Clean Air Act indirectly affects coal mining operations by extensively regulating the emissions by coal-fueled utility power plants. Reductions in SO2 emissions under the Clean Air Act Amendments will occur in two phases: (i) Phase I began in 1995 and applies only to certain identified facilities and
(ii) Phase II is scheduled to begin in 2000 and will apply to all coal-fueled utility power plants, including those subject to the 1995 restrictions. The affected utilities have been and may be able to meet these requirements by, among other methods, switching to lower sulfur coal or other low-sulfur fuels, installing pollution control devices such as scrubbers, reducing electricity generating levels or purchasing excess emission allowances from other facilities. See "Government Regulation--Environmental Laws--Clean Air Act." We cannot fully determine the effect of these developments on the Company at this time. We believe that implementation of Phase II will likely tend to reduce the price of higher sulfur coal, as additional coal-burning utility power plants become subject to more restrictions. We expect this price effect to occur after the large surplus of emission allowances which has accumulated in connection with Phase I has been reduced, and before utilities can install sulfur-reduction technologies to comply with Phase II. The extent to which this expected price decrease will adversely affect the Company will depend upon several factors, including our ability to secure long-term sales contracts for our coal reserves with higher sulfur content. Moreover, if the price of compliance coal rises as Phase II is implemented, scrubber compliance strategies may become more attractive to utility customers, thereby lessening the downward pressure on the price of high sulfur coal.

The Clean Air Act Amendments also indirectly affect coal mining operations by requiring utilities that currently are major sources of nitrogen oxides in moderate or higher ozone nonattainment areas to install reasonably available control technology ("RACT") for nitrogen oxides, which are precursors of ozone. In addition, we expect the stricter ozone standards, as discussed above, to be implemented by EPA by 2003. In September 1998, EPA issued an implementation plan (the "SIP call") that will require 22 eastern states to amend their state implementation plans to make substantial reductions in nitrogen oxide emissions. The SIP call includes state-by-state nitrogen oxide budgets and was accompanied by two additional actions that EPA has proposed to implement if the SIP call does not adequately address nitrogen oxide emissions. EPA expects that states subject to the SIP call will achieve the reductions by requiring power plants to make substantial reductions in their nitrogen oxide emissions. Installation of RACT and additional control measures required under the SIP call will make it more costly to operate coal-fueled utility power plants and, depending on the requirements of individual state attainment plans and the development of revised new source performance standards, could make coal a less attractive fuel alternative in the planning and building of utility power plants in the future. Any reduction in coal's share of the capacity for power generation could have a material adverse effect on our business, financial condition and results of operations. We cannot predict how present or future regulations will affect the coal industry in general and the Company in particular. They may limit the ability of some of our customers to burn higher sulfur coal unless our customers have or are willing to install scrubbers, blend coal or bear the cost of acquiring emission credits that permit them to burn higher sulfur coal. We have tried to mitigate the potential adverse effects of the legislation's limitations on sulfur dioxide emissions through the acquisition and development of super-compliance, compliance and low-sulfur coal reserves. We cannot assure you, however, that the implementation of the Clean Air Act, the new air quality standards or any other future regulatory provisions will not materially adversely affect the Company.

Impact of the Framework Convention on Global Climate Change on the Coal Industry. The United States and more than 160 other nations are signatories to the 1992 Framework Convention on Global Climate Change which is intended to limit or capture emissions of greenhouse gases, such as carbon dioxide. In 1997 the signatories to the Convention established the Kyoto Protocol, a binding set of emissions targets for developed nations. The United States would be required to reduce emissions to 93% of 1990 levels over a five-year budget period from 2008 through 2012. Although the United States has not ratified the Kyoto Protocol and no comprehensive requirements focusing on greenhouse gas emissions are in place, legislative or regulatory requirements to control greenhouse gas emissions, if established, could reduce the use of coal if electric power generators switch to lower carbon sources of fuel. It is unclear what impact, if any, greenhouse gas restrictions may have on our operations. We cannot guarantee you, however, that such restrictions, if established through regulation or legislation, will not have a material adverse effect on our business, financial condition and results of operations.

Black Lung and Workers' Compensation Obligations. Under federal law, each coal mine operator must secure payment of federal black lung benefits to claimants who are current and former employees and to a trust fund for the payment of benefits and medical expenses to claimants who last worked in the coal industry before July 1, 1973. Less than 7% of the miners currently seeking federal black lung benefits are awarded such benefits by the federal government. The trust fund is funded by an excise tax on production of up to $1.10 per ton for deep-mined coal and up to $0.55 per ton for surface-mined coal, neither amount to exceed 4.4% of the per ton sales price. We pass this tax on to the purchaser of our coal under many of our long-term sales contracts.

If legislation similar to recently proposed but unenacted legislation ultimately is enacted, the number of claimants who are awarded benefits could significantly increase. We cannot assure you that such proposed legislation or other proposed changes in black lung legislation will not have an adverse effect on the Company.

The U.S. Department of Labor has proposed amendments to the regulations implementing the federal black lung laws which, among other things, establish a presumption in favor of a claimant's treating physician and limit a coal operator's ability to introduce medical evidence regarding the claimant's medical condition. If adopted, we cannot predict the extent to which the amendments could have an adverse impact on the Company.

Additionally, we are required to compensate employees for work-related injuries. Our workers' compensation liabilities (including black lung claims) totaled approximately $119.8 million on the Company's pro forma balance sheet as of September 30, 1998, $26.9 million of which is a current liability. The amount that was included as an operating expense for such liability for the pro forma nine-month period ended September 30, 1998 was $19.9 million, while the related cash expense for such period was $21.4 million. See "Government Regulation -- Black Lung."

Postretirement Benefits and Pension Plan Liabilities--If our actuarial assumptions regarding our post-retirement benefit obligations do not materialize, our cash expenditures and costs incurred could be higher than anticipated.

We provide post-retirement health and life insurance benefits to eligible union and union-free employees. We have calculated the total accumulated post-retirement benefit obligation under SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("SFAS 106") and estimate that at September 30, 1998, the pro forma present value of such future obligation was approximately $388.8 million, $34.5 million of which is a current liability. The amount that was included as an operating expense for such liability for the pro forma nine-month period ended September 30, 1998 was $22.5 million, while the related cash expense for such period was $12.1 million. We have estimated these obligations based on assumptions described in the Notes to the financial statements. If our actuarial assumptions do not materialize as expected, cash expenditures and costs that we would incur could be materially higher than those reflected in the Company's Unaudited Pro Forma Combined Financial Statements.

Replacement and Recoverability of Reserves--Our business may be adversely affected if we are unable to continue acquiring coal reserves that are economically recoverable.

Our continued success depends, in part, upon our ability to find, develop or acquire additional coal reserves that we can recover economically. Our proven and probable reserves will generally decline as reserves are depleted, except to the extent that we conduct successful exploration and development activities or acquire properties containing proven and probable reserves. To increase reserves and production, we must continue our development, exploration and acquisition activities or undertake other replacement activities. Our current strategy includes increasing our reserve base through acquisitions of complementary properties and by continuing to exploit our existing properties. We cannot assure you, however, that our planned development and exploration projects and acquisition activities will increase our reserves significantly or that we will have continuing success developing additional mines. For a discussion of our reserves, see "Business--Coal Reserves." We conduct most of our mining operations on properties we own or lease. Because we do not thoroughly verify title to most of our leased properties and mineral rights until we apply for a permit to mine the property, defects in title or boundaries can adversely affect our right to mine certain of our reserves. In addition, we cannot assure you that we can successfully negotiate new leases or mining contracts for properties containing additional reserves or maintain our leasehold interest in properties on which we do not begin mining operations during the term of the lease. See "Business--Coal Reserves."

Intellectual Property--Although we do not consider it likely, any of our patents may be challenged in the future.

Our intellectual property is patented, and these patents give us the exclusive right to use our intellectual property for the life of the patent. However, we cannot guarantee the validity and enforceability of any of our patents. The validity of a patent is open to challenge on a number of grounds, including lack of novelty and the failure to adequately describe the invention in the patent claim. Our patents may be successfully challenged in the future, although we do not consider this to be likely. Any loss of patent protection could have a material adverse effect on the Company, as it might allow new competitors to use our technology.

Price Fluctuations and Markets--Any significant decline in coal prices may adversely affect our ability to meet our obligations.

Our results of operations depend upon the prices we receive for our coal. Although we realized 74% of our coal sales in the nine-month period ended September 30, 1998, under to long-term sales contracts, some of these contracts include price adjustment provisions which permit an increase or decrease at specified times in the contract price to reflect changes in certain price or other economic indices, taxes and other charges. Additionally, some of our long-term sales contracts contain price reopener provisions that allow contract price to be adjusted upward or downward at specified times on the basis of market factors. See "--Reliance on Long-Term Coal Supply Contracts." Any significant decline in prices for coal could have a material adverse effect on our financial condition, results of operation and quantities of reserves recoverable on an economic basis. Should the industry experience significant price declines from current levels or other adverse market conditions, we may not be able to generate sufficient cash flow from operations to meet our obligations and make planned capital expenditures. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity" and "Government Regulation."

The availability of a ready market for our higher sulfur coal production also depends on a number of other market factors, including the demand for and supply of low-sulfur coal, and the availability of pollution credits. See "-- Government Regulation of the Mining Industry--Impact of Clean Air Act Amendments on Coal Consumption."

Reliance on Estimates of Proven and Probable Reserves--Estimates on proven and probable reserves may vary substantially from actual results and you should not rely on these estimates unduly.

There are numerous uncertainties inherent in estimating quantities of proven and probable reserves, including many factors beyond our control. Estimates of economically proven and probable coal reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions. These include historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future coal prices, future operating costs, severance and excise taxes, development costs and reclamation costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of coal attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of future net cash flows expected from them prepared by different engineers or by the same engineers at different times may vary substantially. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and such variances will likely be material. As a result, prospective holders of the Notes should not place undue reliance on the coal reserve data included herein. See "Business--Coal Reserves."

Dependence on Key Management and Control by Principal Shareholder--We depend on our key personnel and the loss of any of them may adversely affect us. In addition, one principal shareholder can control the corporate and management policies of the Company.

Our business is managed by a number of key personnel and the loss of any of them could have a material adverse effect on us. In addition, as the Company's business develops and expands, we believe that our future success will depend greatly on its continued ability to attract and retain highly skilled and qualified personnel. We cannot assure you that we will continue to employ key personnel or that we will be able to attract and retain qualified personnel in the future. Our failure to retain or attract such key personnel could have a material adverse effect on us. See "Management."

Larry Addington beneficially owns 100% of the outstanding voting securities of our parent company, which owns 100% of the common stock of the Company. Accordingly, Mr. Addington is able to control the election of the Company's directors and to determine the corporate and management policies of the Company, including decisions relating to any mergers or acquisitions by the Company, the sale of all or substantially all of the Company's assets and other significant corporate transactions that could result in a Change of Control under the Indenture. See "Security Ownership of Principal Stockholders and Management."

Unionization of Labor Force--If we cannot extend existing collective bargaining agreements before they expire, our unionized labor may go on strike. In addition, our competitors who employ non-unionized employees may have a competitive advantage over us.

Approximately 38% of the Company's coal employees and the mines at which those employees work, which accounted for 34% of the Company's coal production in the twelve-month period ended September 30, 1998, are represented by the United Mine Workers of America (the "UMWA"). We have several collective bargaining agreements with the UMWA. We cannot assure you that our unionized labor will not go on strike upon expiration of existing contracts. See "Business--Employees." Certain of our competitors have union-free work forces. Because of the increased risk of strikes and other work-related stoppages in addition to higher labor costs which may be associated with union operations in the coal industry, our union-free competitors may have a competitive advantage in areas where they compete with our unionized operations. If some or all of our current union-free operations were to become unionized, we could incur an increased risk of work stoppages and higher labor costs.

Surety Bonds--Federal and state laws require us to place and maintain Surety Bonds in connection with certain obligations described below, and we cannot assure you that the Surety Bond holders will continue to renew or refrain from demanding additional collateral upon any renewal.

Federal and state laws require bonds to secure our obligations to reclaim lands disturbed for mining, to pay federal and state workers' compensation benefits and to satisfy other miscellaneous obligations (the "Surety Bonds"). On a pro forma basis after giving effect to the Transactions, as of September 30, 1998, we had outstanding Surety Bonds with third parties for post-mining reclamation totaling $567.8 million and an additional $182.3 million are in place for federal and state workers' compensation obligations and other miscellaneous obligations. These Surety Bonds are typically renewable on a yearly basis. We cannot assure you that the Surety Bond holders will continue to renew the Surety Bonds or refrain from demanding additional collateral upon such renewals. The failure to maintain, or the inability to acquire, sufficient Surety Bonds, as required by state and federal law, would have a material adverse effect on the Company and therefore create certain risks for holders of Notes. Such failure could result from a variety of factors including the following: (i) lack of availability, higher expense or unreasonable terms of new Surety Bonds, (ii) restrictions on the demand for collateral by current and future third-party Surety Bond holders due to the terms of the Indenture, the Senior Note Indenture or the Senior Credit Facility; and (iii) the exercise by third-party Surety Bond holders of their right to refuse to renew the surety.

Financing Change of Control Offer--We may not have the ability to raise the funds necessary to finance the change of control offer required by the Indentures.

If certain specific kinds of change of control events occur, we will be required to offer to repurchase all outstanding Notes. However, we may not have sufficient funds at the time of the change of control to make the required repurchase of Exchange Notes, that restrictions in our Senior Credit Facility will not allow such repurchases or that the repurchase will constitute an event of default under the Senior Credit Facility. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the Indentures. See "Description of the Notes--Repurchase at the Option of Holders--Change of Control."

Fraudulent Conveyance Matters--Federal and state statutes allow courts, under specific circumstances, to void the Notes and the Guarantees and require noteholders to return payments received from the Company or the Guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the Notes and the Guarantees could be voided, or claims in respect of the Notes and the Guarantees could be subordinated to all other debts of the Company or any guarantor if, among other things, the Company or such guarantor, at the time it incurred the indebtedness evidenced by the Notes and the Guarantees:

  . received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness; and

  .  was insolvent or rendered insolvent by reason of such incurrence; or

  . was engaged in a business or transaction for which the Company or such guarantor's remaining assets constituted unreasonably small capital; or

  . intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they mature.

In addition, any payment by the Company or such guarantor pursuant to the Notes or the Guarantees could be voided and required to be returned to the Company or such guarantor, or to a fund for the benefit of the creditors of the Company or such guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, the Company or a guarantor would be considered insolvent if:

  . the sum of our debts, including contingent liabilities, were greater than the fair saleable value of all of our assets, or

  . if the present fair saleable value of our assets were less than the amount that would be required to pay our probable liability on our existing debts, including contingent liabilities, as they become absolute and mature, or

  .  we could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that we will not be insolvent, will not have unreasonably small capital for the business in which we are engaged and will not have incurred debts beyond our ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

No Prior Market for the Notes--You cannot be sure that an active trading market will develop for the Notes.

There is no existing market for the Notes and we cannot assure you as to the liquidity of any markets that may develop for the Notes, the ability of holders of the Notes to sell their Notes, or the prices at which holders would be able to sell their Notes. In addition, changes in the overall market for high yield securities and changes in our financial performance or prospects or in the prospects for companies in our industry generally may adversely affect the liquidity of the trading market in the Notes, and the market price quoted for the Notes. As a result, you cannot be sure that an active trading market will develop for the Notes.

Impact of Year 2000 Issue--Although we believe that the Year 2000 Issue will not pose significant operational problems for our business systems, any failure to make needed conversions may adversely affect our operations. In addition, we will need to monitor our customers and suppliers and we cannot guarantee that the systems of other companies on which we rely will be timely converted.

The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of our computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations and the ability to engage in normal business activities. Based on our ongoing assessment of our business information systems, we determined that our key business systems are substantially compliant with year 2000 requirements. We are currently in the process of deploying a new Company-wide management and accounting system which is expected to be completed in March 1999. This system is year 2000 compliant and is being installed due to additional functionality needed to meet the growth of the Company. Non-information technology components could have an impact on the Company. Management is currently in the process of reviewing all non-information technology components including embedded technology, equipment related hardware and software, as well as communication systems with such review expected to be completed by March 1999. Any necessary upgrades or replacements are expected to be completed by May 1999. We are not materially reliant on third party systems (e.g. electronic data interchange) to conduct business.

We presently believe that the year 2000 issue will not pose significant operational problems for our business systems. However, if any needed modifications and conversions were not made, or were not completed timely, the year 2000 issue would likely have a material impact on our operations. Our total year 2000 project cost is not expected to be material, based on presently available information. However, we cannot guarantee that the systems of other companies on which our systems rely will be timely converted and would not have an adverse effect on our systems. We have determined that we have no exposure to contingencies related to the year 2000 issue for the majority of the products we have sold. If any of our suppliers or customers do not, or if we do not, successfully deal with the year 2000 issue, we could experience delays in receiving or shipping coal and equipment that would increase costs and that could cause us to lose revenues and even customers and could subject us to claims for damages. Customer problems with the year 2000 issue could also result in delays in our invoicing its customers or in our receiving payments from them that would affect our liquidity. Problems with the year 2000 issue could affect the activities of our customers to the point that their demand for our products is reduced. The severity of these possible problems would depend on the nature of the problem and how quickly it could be corrected or an alternative implemented, which is unknown at this time. In the extreme such problems could bring the Company to a standstill.

Based on our normal interaction with our customers and suppliers and the wide attention the year 2000 issue has received, we believe that our suppliers and customers will be prepared for the year 2000 issue. We cannot assure you, however, that this will be so. In February 1999 we have requested from all our major customers and suppliers written assurances as to their year 2000 compliance. Some risks of the year 2000 issue are beyond our control and that of our suppliers and customers. For example, we do not believe that we can develop a contingency plan which will protect us from a downturn in economic activity caused by the possible ripple effect throughout the entire economy that could be caused by problems of others with the year 2000 issue.

We will use both internal and external resources to test business systems for year 2000 compliance. We anticipate completing our year 2000 testing by December 1999, before any anticipated impact on our operating systems. For 1999 we have budgeted $0.1 million for assessment and testing of year 2000 compliance by outside service providers. Information technology costs specifically for the year 2000 issue in excess of normal operations to cover assessment, remediation and testing are not expected to exceed $0.5 million and will be expensed as incurred. We have not yet seen any need for contingency plans for the year 2000 issue, but this need will be continuously monitored as we acquire more information.

The costs of the project and the date on which we believe we will complete the year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including third party modification plans and other factors. However, we cannot guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the ability to locate and correct all relevant computer codes, the ability to successfully integrate the business systems of newly acquired entities and similar uncertainties. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Impact of year 2000 issue."

                                  THE COMPANY

History

From 1982 to 1984, Larry Addington and his brothers, Robert and Bruce, developed several coal and coal-related companies in eastern Kentucky and Ohio. In 1984, ownership of these companies was consolidated into Addington Resources, Inc. ("Addington Resources"), which became a public company in 1987. From 1984 through 1995, Addington Resources expanded its coal operations and developed various other business lines, including integrated waste disposal operations, metal mining operations and citrus operations. In 1995, Messrs. Addington resigned from the board of directors of Addington Resources and shortly thereafter, purchased the coal mining operations of Addington Resources through Addington Enterprises, Inc. ("Addington Enterprises"), their wholly owned corporation. Those coal mining operations comprised the Company's initial eastern Kentucky and Tennessee mining operations and coal reserves. The Company acquired its Colorado mining operations and coal reserves through an asset purchase from Cyprus Orchard Valley Coal Corporation ("Cyprus Orchard Valley") in December 1994 and the purchase of an adjacent reserve tract from Coors Energy Company ("Coors Energy") in January 1995.

Recent Acquisitions

Ikerd-Bandy Acquisition

The Company acquired all the outstanding capital stock of Ikerd-Bandy Coal, Inc. ("Ikerd-Bandy") in October 1997 for $12.3 million (including $0.3 million of related fees and expenses) (the "Ikerd-Bandy Acquisition"). The Ikerd-Bandy Acquisition generated 1.0 million tons of production in the nine-month period ended September 30, 1998 from approximately 30 million tons of proven and probable reserves. At the time of the Ikerd-Bandy Acquisition, Ikerd-Bandy owned and operated a storage facility, a preparation plant and a loadout facility at each of two mines. The Ikerd-Bandy Acquisition (i) provided reserves strategically located for shipment under the Company's TVA Kingston contract; (ii) broadened the Company's market to include industrial customers; and (iii) allowed the Company to build market share in southeastern Kentucky. For the nine-month period ended September 30, 1998, Ikerd-Bandy generated revenues of $22.0 million.

Leslie Resources Acquisition

On January 16, 1998, the Company acquired the stock of Leslie Resources, Inc. and Leslie Resources Management, Inc. (collectively, "Leslie Resources") for $11.3 million in cash (including $0.3 million of related fees and expenses) and the assumption of approximately $10.8 million of debt (the "Leslie Resources Acquisition"). Additionally, the Company agreed to pay the former owners of Leslie Resources an $8.1 million promissory note. The Leslie Resources Acquisition added five mines in Knott, Perry and Leslie counties in Kentucky, which generated approximately 3.6 million tons of production in the nine-month period ended September 30, 1998 from 46 million tons of proven and probable reserves. The Leslie Resources Acquisition added significant uncommitted production capacity to the Company, allowing it the opportunity to develop strategies for entering contracts to be filled by production from the lower-cost Leslie Resources mines. For the nine-month period ended September 30, 1998, Leslie Resources generated revenues of $65.8 million.

Crockett Acquisition

The Company acquired the assets and operations of Crockett Collieries Co. ("Crockett") on June 26, 1998 for $4.0 million (including $0.2 million of related fees and expenses) (the "Crockett Acquisition"). The Crockett Acquisition added 0.4 million tons of production in the nine-month period ended September 30, 1998 from 14 million tons of proven and probable reserves and a significant contract with the Tennessee Valley Authority ("TVA").

Cyprus Acquisition

The Company acquired all the outstanding capital stock of certain coal-producing subsidiaries (the "Cyprus Subsidiaries") of Cyprus Amax Coal Company ("Cyprus Amax") in June 1998 for a purchase price of

$98.0 million, plus a working capital adjustment (excluding $8.9 million of related fees and expenses) (the "Cyprus Acquisition"). Additionally, as part of the Cyprus Acquisition, the Company purchased certain mining equipment that had previously been leased by the Cyprus Subsidiaries for $30.0 million, assumed a $1.0 million debt obligation and agreed to pay Cyprus Amax a royalty on all coal underlying real property held by the Cyprus Subsidiaries as of June 30, 1998. Such royalty payments will commence on June 1, 2002 and will be $0.50 per ton in Indiana, Illinois, Ohio or California and $0.35 per ton in West Virginia, Kentucky or Tennessee for coal mined from properties owned or controlled by the Cyprus Subsidiaries at the closing of the Cyprus Acquisition. In the event the Company or AEI Resources Holding, Inc. ("Holdings"), directly or indirectly, receives an equity investment equal to or greater than $75.0 million, the Company will be required to pay Cyprus Amax $25.0 million (less 55% of any prior royalty payments) in satisfaction of the royalty obligation (the "Royalty Buyout Obligation"). The Cyprus Acquisition added approximately
11.5 million tons of production in the nine-month period ended September 30, 1998, to the Company and increased its proven and probable reserves by 707 million tons. The Company believes that these mines provide the Company with a very strong market position in the markets served by its mines in eastern Kentucky. In addition, the West Virginia operations provided an entry to the markets served by barge transportation from the Kanawha River in West Virginia. Many of these markets are the same markets served by the Company's eastern Kentucky mines, which transport coal through barge loading facilities on the Big Sandy River in eastern Kentucky. Both the Kanawha River and the Big Sandy River are navigable tributaries of the Ohio River, which accesses the largest river-borne market for coal in the United States. The Indiana operations acquired from Cyprus Amax provided strong earnings from the above-market contracts and access to the scrubbed markets in Indiana. For the nine-month period ended September 30, 1998, the Cyprus Subsidiaries generated revenues of $299.2 million.
Battle Ridge Acquisition

The Company acquired certain assets of The Battle Ridge Companies ("Battle Ridge") in July 1998 for a purchase price of approximately $6.6 million (including $0.1 million of related fees and expenses) in a transaction authorized by the U.S. Bankruptcy Court for the Southern District of West Virginia (the "Battle Ridge Acquisition"). The primary assets included two river dock facilities on the Kanawha River, one on the Big Sandy River and twelve mineral leases covering approximately 32 million tons of proven and probable coal reserves approximately half of which is compliance coal and the remainder is low-sulfur coal. Battle Ridge produced 0.4 million tons of coal in the nine-month period ended September 30, 1998. The Company believes that the assets acquired from Battle Ridge complement the Company's West Virginia operations acquired from Cyprus Amax.

Mid-Vol Acquisition

The Company acquired all the outstanding capital stock of Mid-Vol Leasing, Inc., Mega Minerals, Inc. and Premium Processing, Inc. (collectively, "Mid-Vol") in July 1998 for $20.2 million (including $0.2 million of related fees and expenses) and a $15.0 million note (the "Mid-Vol Acquisition"). Additionally, the Company agreed to pay the former owners of Mid-Vol a production payment on coal mined in the future from certain properties acquired in the Mid-Vol Acquisition. Mid-Vol is a producer of high-quality mid- and low-volatile coking coals, a coal product with a niche market. Mid-Vol added approximately 0.8 million tons of production in the nine-month period ended September 30, 1998, to the Company and increased proven and probable reserves by 51.0 million tons. The Company believes that Mid-Vol's production tonnage can be enhanced and costs reduced by using the Company's Addcar systems and the Company's efficient tailored cast blasting and heavy dozer pushing mining methods. For the nine-month period ended September 30, 1998, Mid-Vol generated revenues of $21.3 million.

Kindill Acquisition

In September 1998, the Company acquired all of the outstanding capital stock of Kindill Holding, Inc. and Hayman Holdings, Inc. (collectively, "Kindill") from certain sellers, including Stephen Addington, Larry Addington's brother, for $11.5 million, including $0.5 million of related fees and expenses, and the assumption of $50.0 million of indebtedness (the "Kindill Acquisition"). See "Certain Related Party Transactions." Rothschild, Inc. ("Rothschild") delivered in connection with this acquisition an opinion to the Company that such transaction was fair to the Company from a financial point of view. The Kindill Acquisition generated approximately 3.5 million tons of production in the nine-month period ended September 30, 1998, and added 183.0 million tons of proven and probable reserves to the Company. The Kindill Acquisition provides the Company an opportunity to move production for certain long-term sales contracts to its lower-cost operations. The Company also believes that the Kindill Acquisition complements the Company's Indiana operations acquired as part of the Cyprus Acquisition. For the nine-month period ended September 30, 1998, Kindill generated revenues of $55.2 million.

Zeigler Acquisition

The Company acquired all the outstanding capital stock of Zeigler Coal Holding Company ("Zeigler") in September 1998 for $871.6 million, including the assumption of $255.0 million of indebtedness and the payment of $16.6 million of related fees and expenses, pursuant to a tender offer and merger transaction (the "Zeigler Acquisition"). The Company sold Triton Coal Company ("Triton"), which was acquired in the Zeigler Acquisition, for $275.0 million on December 14, 1998. The remaining Zeigler businesses (the "Retained Zeigler Businesses") added approximately 12.4 million tons of production in the nine-month period ended September 30, 1998, and 1.2 billion tons of proven and probable reserves to the Company. In addition, the Retained Zeigler Businesses provided a strong portfolio of long-term sales contracts, with over 84% of its sales in the nine-month period ended September 30, 1998, made pursuant to long-term sales contracts. Zeigler's operations in Kentucky added about 3.3 million tons of annual production in the nine-month period ended September 30, 1998, to the Company, making the Company the largest producer and marketer of coal in eastern Kentucky as measured by production, further aiding the Company's ability to optimize its mix of production and sales. The Company believes that its position in West Virginia and in the Illinois Basin was improved significantly by the Zeigler Acquisition. In addition, there were significant duplications of structure in the combined companies, which the Company believes will allow it to realize overhead expense savings by combining the management of Zeigler and the Company. For the nine-month period ended September 30, 1998, Zeigler's coal operations generated revenues of $392.4 million (net of $38.4 million related to Triton, $28.3 million related to R&F, and $117.6 million related to its other non-coal operations). See "--Recent Dispositions."

Prior to the consummation of the Zeigler Acquisition, Zeigler was the second largest publicly traded coal company and ninth largest coal producer in the United States, in each case measured by tons produced. Zeigler operated active underground and surface coal mining complexes located in West Virginia, Kentucky, Illinois, Ohio and Wyoming. Zeigler also had operations in non-coal businesses, including energy trading and marketing, asset management, "clean coal" technology, environmental services and property development, most of which the Company has classified as assets held for sale.

Martiki Acquisition

On November 6, 1998, the Company acquired all of the capital stock of Martiki Coal Corporation ("Martiki"), a subsidiary of MAPCO Coal Inc. ("MAPCO") for $32.3 million (including $0.3 million of related fees and expenses) (the "Martiki Acquisition"). Martiki added 2.2 million tons of strategically located production in the nine-month period ended September 30, 1998, and 24.0 million tons of proven and probable reserves. Martiki is a keystone acquisition in that it allows consolidation of significant Addington Mining, Inc. ("Addington Mining") and Zeigler reserve positions. The Martiki Acquisition includes a 1,000 ton per hour preparation plant and a high speed unit train loading facility located on the Norfolk Southern Corporation ("Norfolk Southern") rail line. For the nine-month period ended September 30, 1998, Martiki generated revenues of $54.4 million.

MTI Acquisition

On January 2, 1998, the Company acquired certain facilities, equipment and intellectual property (the "Highwall Mining Assets") through the purchase of a substantial portion of the assets of the Mining Technologies Division of Addington Enterprises for $51.0 million (the "MTI Acquisition"). Addington

Enterprises is owned 80%, 10% and 10% by Larry Addington, Robert Addington and Bruce Addington, respectively. Larry Addington is a director and Robert Addington is a director and officer of the Company. Robert Addington and Bruce Addington are employees of the Company. The Highwall Mining Assets are currently held by Mining Technologies, Inc. ("MTI"), a wholly owned subsidiary of the Company. The Company believes that significant opportunities for the application of the Addcar highwall system exist as a result of the Cyprus, Kindill, Zeigler, Leslie Resources, Crockett and Mid-Vol Acquisitions. The Company believes that it will be able to reduce its mining costs significantly and increase the amount of economically mineable reserves at many of these operations. The Highwall Mining Assets included 13 patents, one registered trademark in North America relating to the Addcar highwall mining system, certain mobile mining equipment, spare parts, continuous mining machines and an 80,000 square foot manufacturing and warehousing facility. The issued patents acquired from Addington Enterprises will expire between December 10, 2010 and November 20, 2015, and the registered trademark acquired from Addington Enterprises will expire September 28, 2013. The Highwall Mining Assets also include the equipment and facility for manufacturing Addcar highwall mining systems, as well as six existing, operable Addcar highwall mining systems.

Recent Dispositions

The Company recently sold (i) Triton Coal Company, LLC, the successor by merger to Triton Coal Company, Inc. ("Triton"), which conducts operations in the Powder River Basin (the "Triton Disposition") (ii) certain dock facilities (the "Dock Disposition,") and (iii) certain assets of its R&F Coal Company subsidiary (the "R&F Disposition" and collectively with the Triton Disposition and the Dock Disposition, the "Dispositions").

Triton Disposition

On December 14, 1998, the Company sold Triton for an aggregate cash purchase price of $275.0 million in cash (the "Triton Disposition"). Prior to the closing of the Triton Disposition, all assets and liabilities of Triton which are not related to the North Rochelle Mine or the Buckskin Mine were move inserted language to between "triton Disposition" and "all" transferred to a subsidiary of the Company. As a result, the Company retained Triton's assets and liabilities relating to its lignite reserves in Texas and Arkansas and its coal reserves located in Montana. The Company agreed to provide certain transition services to the purchaser of Triton following the closing.

Dock Disposition

On December 18, 1998, the Company sold the coal transshipment terminal facilities and related assets of (1) the Pier IX Terminal in Newport News, Virginia, formerly owned and operated by Mountaineer Coal Development Company, a subsidiary of the Company; and (2) the Shipyard River Terminal in Charleston, South Carolina, formerly owned and operated by Shipyard River Coal Terminal Company, also a subsidiary of the Company (collectively, the "Docks"). The purchaser purchased all land, personal property, fixtures, and equipment used in connection with the operation of the terminal facilities for an aggregate cash purchase price of $35.0 million.

R&F Disposition

On December 21, 1998, the Company sold coal mining equipment, inventories, real property, and a coal supply contract used in the operations of its R&F Coal Company subsidiary for an aggregate purchase price of $7.6 million.

Other Assets Held for Sale

As part of the Zeigler Acquisition, the Company acquired certain assets, in addition to the assets subject to the Dispositions, that are currently being held for sale, including businesses related to fuel technology and power marketing. The book value of these assets at September 30, 1998, was $15.0 million and they generated $103.5 million and $(3.4) million of revenue and EBITDA, respectively, during the nine-month period ended September 30, 1998.

Ownership Structure

Larry Addington owns approximately 85.5% of the outstanding capital stock of Holdings (50% directly and 40% through Addington Enterprises) while 9.5% is owned collectively by Robert and Bruce Addington through Addington Enterprises, and approximately 5% is owned by Robert Addington individually. Holdings owns 100% of the common stock of the Company. The summary structure is as follows: [options]

                           [FLOW CHART APPEARS HERE]

The Company's principal executive office is located at 1500 North Big Run Road, Ashland, Kentucky 41102, telephone: (606) 928-3433.

                                 CAPITALIZATION

The following table sets forth, as of September 30, 1998, (i) the historical capitalization of the Company and (ii) the pro forma combined capitalization of the Company after giving effect to the Transactions (as defined on p.33). This table should be read in conjunction with "Description of the Notes," "Description of Other Indebtedness," the Unaudited Pro Forma Combined Financial Statements and the notes thereto and the Historical Consolidated Financial Statements and the notes thereto appearing elsewhere in this Prospectus.

                                                        September 30, 1998
                                                   ----------------------------
                                                   Historical (1) Pro Forma (1)
                                                   -------------- -------------
                                                      (Dollars in millions)
                                                           (unaudited)
Old Credit Facility...............................    $   19.6      $    --
Other short-term obligations (including current
 portion of
 long-term obligations)...........................       314.2          29.2
                                                      --------      --------
    Total short-term obligations..................       333.8          29.2
                                                      --------      --------
Long-term obligations (net of current portion):
  Bridge Facility.................................    $  300.0      $    --
  Senior Credit Facility..........................       400.0         560.0
  Revolving Credit Facility (2)...................         --           43.5
  Senior Notes due 2005...........................       200.0         200.0
  Zeigler IRBs ...................................       145.8         145.8
  Senior Subordinated Notes due 2006..............         --          150.0
  Other long-term obligations.....................        46.2          46.2
                                                      --------      --------
    Total long-term obligations...................     1,092.0       1,145.5
                                                      --------      --------
Stockholders' equity (deficit)....................       (69.8)        (84.3)
                                                      --------      --------
    Total Capitalization..........................    $1,356.0      $1,090.4
                                                      ========      ========

--------
(1) Reflects the consolidated balance sheet of the Company including AEI Holding Company, Inc., ("AEI Holding") the Company's predecessor, as of September 30, 1998.
(2) Up to approximately $73.5 million would have been available to the Company
    under the Revolving Credit Facility (as defined on p.   ) after giving
    effect to borrowings to finance the Martiki Acquisition and $183 million of outstanding letters of credit related to the Zeigler IRBs (as defined on p.
    158). See "Description of Other Indebtedness--The Senior Credit Facility," "--Zeigler IRBs."

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Financial Statements of the Company are based on the audited and unaudited financial statements of AEI Resources Holding, Inc. and its predecessor appearing elsewhere in this Prospectus as adjusted to illustrate the estimated effects of the transactions that the Company has completed since October 1, 1997 that are described under "The
Company" beginning on page    (the "Transactions"). The Transactions include,
among other things:

  . The acquisitions of the following businesses (the "Recent Acquisitions") for which financial statements are included in this Prospectus:
    .  Martiki (November 1998)     .  The Cyprus Subsidiaries (June 1998)
    .  Zeigler (September 1998)    .  Leslie Resources (January 1998)
    .  Kindill (September 1998)    .  Ikerd Bandy (October 1997)
    .  Mid-Vol (July 1998)
  .The Dispositions;
  . The issuance of $200 million principal amount of 10 1/2% Senior Notes Due 2005 by the Company and AEI Holding as co-issuers, in exchange for $200 million principal amount of 10% Senior Notes Due 2007 of AEI Holding (the "Senior Note Exchange");
  . The sale of $150 million principal amount of the Company's 11 1/2% Senior Subordinated Notes Due 2006 ("Subordinated Notes"); and
  . The restructuring of the Company's Senior Credit Facility and the related repayment of Company indebtedness.

The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Unaudited Pro Forma Combined Financial Statements and accompanying notes should be read in conjunction with the historical financial statements of the Company and other financial information pertaining to the Company appearing elsewhere in this Prospectus, including "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Unaudited Pro Forma Combined Financial Statements have been prepared to give effect to the Transactions as if such transactions had occurred on January 1, 1997 for the statement of income for the year ended December 31, 1997 and for the statement of income for the nine-month period ended September 30, 1998 (the "Unaudited Pro Forma Combined Income Statements") and on September 30, 1998 for the balance sheet (the "Unaudited Pro Forma Combined Balance Sheet," which, together with the Unaudited Pro Forma Combined Income Statements, comprise the "Unaudited Pro Forma Combined Financial Statements").

The Unaudited Pro Forma Combined Financial Statements reflect the application of the principles of purchase accounting to the Recent Acquisitions. The allocation of the purchase price is based, in part, on preliminary information, which is subject to adjustment upon obtaining complete appraisal, engineering, actuarial and valuation information with respect to each acquisition and the net assets acquired. Accordingly, the Company's pro forma adjustments presented in this Prospectus are subject to change upon the completion of such valuation information, and such changes may be material. Pending final disposition of these items, the Company cannot presently determine the overall effect of the ultimate adjustments in the accompanying pro forma statements.

In addition, the Unaudited Pro Forma Combined Income Statements do not reflect a charge of $18.5 million ($12.9 million, net of taxes) relating to the write-off of deferred financing fees upon retirement of the indebtedness incurred by the Company and Holdings in connection with the acquisition of Zeigler. Further, certain of the businesses acquired in the Recent Acquisitions followed different accounting policies with respect to the expensing of overburden removal costs. While the Company capitalizes such costs, certain of the acquired entities expensed such costs as they were incurred. Because the information needed to conform most of the acquirees' historical accounting to the Company's accounting for overburden inventory is not available, no pro forma adjustment has been recorded to the Unaudited Pro Forma Combined Income Statements. As a result of these factors, the Unaudited Pro Forma Combined Financial Statements may not be comparable to, or indicative of, the Company's results of operations in future periods.

The Unaudited Pro Forma Combined Financial Statements do not purport to be indicative of what the Company's financial position or results of operation would actually have been had the Transactions been completed on such date or at the beginning of the periods indicated or to project the Company's results of operations for any future date.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                            As of September 30, 1998
                             (Dollars In Millions)

                                              R&F Coal    Pro Forma
                                    Martiki  Disposition Adjustments       As
                          Holdings  (Note A)  (Note B)    (Note C)      Adjusted
                          --------  -------- ----------- -----------    --------
         ASSETS
Current Assets:
 Cash and cash
  equivalents and short-
  term investments......  $   55.0   $ --       $ 7.6      $  10.0 (1)  $   45.2
                                                              (5.1)(3)
                                                             (38.9)(5)
                                                              25.0 (6)
                                                             (19.6)(7)
                                                             (32.3)(8)
                                                              43.5 (11)
 Accounts receivable....     148.8     7.9        --          (7.9)(9)     148.8
 Inventories............     139.0     6.8       (1.8)         3.4 (10)    147.4
 Prepaid expenses and
  other.................      30.7     --         --           --           30.7
 Net assets held for
  sale..................     307.7     --         --        (275.0)(1)       2.7
                                                             (35.0)(2)
                                                               5.0 (5)
                          --------   -----      -----      -------      --------
 Total current assets...  $  681.2   $14.7      $ 5.8      $(326.9)     $  374.8
                          --------   -----      -----      -------      --------
Property, Plant and
 Equipment, including
 mineral reserves and
 mine development costs,
 net....................  $2,067.0   $25.5       (6.5)     $  11.3 (10) $2,097.3
Debt issuance costs.....      52.1     --         --           5.0 (3)      70.0
                                                             (18.5)(4)
                                                              31.4 (5)
Other assets............      42.8     2.1       (0.4)        (2.0)(9)      42.5
                          --------   -----      -----      -------      --------
 Total assets...........  $2,843.1   $42.3      $(1.1)     $(299.7)     $2,584.6
                          ========   =====      =====      =======      ========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
       (DEFICIT)
Current Liabilities:
 Accounts payable.......  $  123.2   $ 2.7      $ --        $ (2.7)(9)  $  123.2
 Current portion of
  long-term debt and
  lease obligations.....     333.8     --         --        (265.0)(1)      29.2
                                                             (35.0)(2)
                                                              15.0 (6)
                                                             (19.6)(7)
 Accrued expenses and
  other.................     260.2     1.9        0.9         (1.8)(9)     261.2
                          --------   -----      -----      -------      --------
 Total current
  liabilities...........     717.2     4.6        0.9       (309.1)        413.6
                          --------   -----      -----      -------      --------
Non-Current Liabilities:
 Long-term debt and
  lease obligations, net
  of current portion....   1,092.0     --         --          10.0 (6)   1,102.0
 Revolving line of
  credit................       --      --         --          43.5(11)      43.5
 Employee benefits......     504.0     2.1                    (0.1)(9)     505.7
                                                              (0.3)(10)
 Reclamation and mine
  closure...............     324.3     4.5       (2.0)         8.2(10)     335.0
 Deferred taxes.........     210.9     --         --          (5.6)(4)     204.3
                                                              (1.0)(5)
 Other non-current
  liabilities...........      64.5     0.3        --           --           64.8
                          --------   -----      -----      -------      --------
 Total non-current
  liabilities...........   2,195.7     6.9       (2.0)        54.7       2,255.3
                          --------   -----      -----      -------      --------
 Total liabilities......   2,912.9    11.5       (1.1)      (254.4)      2,668.9
                          --------   -----      -----      -------      --------
Stockholders' equity
 (deficit)..............     (69.8)   30.8        --          (0.1)(3)     (84.3)
                                                             (12.9)(4)
                                                              (1.5)(5)
                                                             (30.8)(10)
                          --------   -----      -----      -------      --------
 Total liabilities and
  stockholders' equity
  (deficit).............  $2,843.1   $42.3      $(1.1)     $(299.7)     $2,584.6
                          ========   =====      =====      =======      ========

Note A:

This column reflects the historical balance sheet of Martiki and is prior to any adjustments for items described in Note C below. Martiki was acquired in a stock purchase on November 6, 1998 for $32.3 million.

Note B:

This column reflects the elimination of R&F Coal Company's ("R&F") historical balance sheet. R&F was sold on December 21, 1998 for $7.6 million. Also included is $0.9 million of accrued disposal related costs.

Note C:

The pro forma adjustments include purchase accounting adjustments and financing entries necessary to reflect the acquisition of Martiki and the related debt financing transactions. The aggregate sources and uses for these transactions were as follows (in millions):

           Sources
           -------
Decrease in working capital..  $   17.4
Senior Credit Facility.......     575.0
Notes........................     150.0
Triton and Dock Disposition
 proceeds....................     310.0
Revolving Credit Facility....      43.5
                               --------
  Total......................  $1,095.9
                               ========

              Uses
              ----
Retire Old AEI Credit Facility..  $   19.6
Senior Credit Facility..........     400.0
Repay Bridge Credit Facility....     600.0
Fees and expenses...............      44.3
Martiki acquisition.............      32.0
                                  --------
  Total.........................  $1,095.9
                                  ========

The following notes describe the pro forma adjustments:

1. Reflects the Triton Disposition and the use of the disposition proceeds to reduce indebtedness.
2. Reflects the Dock Disposition and the use of the disposition proceeds to reduce indebtedness.
3. Reflects expenses related to the consent solicitation in connection with the Senior Note Exchange, including $5.0 million paid to the holders of the Old Notes and $0.1 million of associated costs that will be written off as incurred.
4. Reflects the write off of unamortized loan costs from the extinguishment of the Bridge Credit Facility ($18.5 million net of $5.6 million tax benefit).
5. Reflects the payment of debt issuance costs related to the Notes and additional borrowings under the Senior Credit Facility (as defined on p.156) as well as selling/disposal costs related to the Triton Disposition.
6. Reflects the increase in long-term debt and reclassification of current portion following the retirement of the Bridge Credit Facility, the application of the proceeds from the Dispositions and the restructuring of the Senior Credit Facility.
7. Reflects the retirement of AEI's prior $25.0 million credit facility.
8. Reflects the purchase of Martiki for $32.0 million in cash and $0.3 million in acquisition costs.
9. Reflects the Martiki carve out adjustments for certain assets and liabilities to be retained by the seller.
10. Reflects purchase accounting adjustments for the purchase of Martiki. Such adjustments include the elimination of historical equity ($30.8 million), recording end of mine reclamation ($8.2 million) recording deferred overburden ($3.4 million) and recording the write up of property, plant and equipment ($11.0 million) to reflect their estimated fair market values.
11. Reflects borrowing under revolving line of credit ($43.5 million) to finance Martiki acquisition: ($32.3 million) and working capital ($11.2 million).

                 UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

                  For the nine months ended September 30, 1998
                             (Dollars In Millions)

                                      Cyprus
                                   Subsidiaries  Zeigler      Other      R&F Coal    Pro Forma
                                    (1/1-6/30)  (1/1-8/31) Acquisitions Disposition Adjustments       As
                          Holdings   (Note A)    (Note B)    (Note C)    (Note D)    (Note E)      Adjusted
                          -------- ------------ ---------- ------------ ----------- -----------    --------
Operating Data:
Revenues................   $376.2     $201.8      $533.4      $118.7      $(28.3)     $ (7.8)(1)   $1,031.7
                                                                                        (5.2)(2)
                                                                                        (1.1)(3)
                                                                                      (156.0)(4)
Costs and expenses:
 Cost of operations.....    309.5      180.5       438.2       106.4       (20.8)       (7.8)(1)      820.4
                                                                                        (4.6)(2)
                                                                                      (153.2)(4)
                                                                                        (0.2)(5)
                                                                                       (11.4)(6)
                                                                                        (1.0)(7)
                                                                                        (4.4)(8)
                                                                                        (0.9)(9)
                                                                                        (7.4)(14)
                                                                                        (2.5)(17)
 Depreciation, depletion
  and amortization......     28.2       18.7        43.5        11.7        (2.8)       37.3 (10)     130.7
                                                                                        (5.9)(4)
 Selling, general and
  administrative........     19.8        6.7         9.2         5.0         --         (9.1)(14)      31.2
                                                                                        (0.4)(16)
 Write-downs and special
  items.................      --         --         21.2         --          --        (21.2)(16)       --
                           ------     ------      ------      ------      ------      ------       --------
 Total costs and
  expenses..............    357.5      205.9       512.1       123.1       (23.6)     (192.7)         982.3
                           ------     ------      ------      ------      ------      ------       --------
 Income (loss) from
  operations............     18.7       (4.1)       21.3        (4.4)       (4.7)       22.6           49.4
Interest and other
 income (expense)
 Interest expense.......    (29.8)      (0.2)       (8.0)       (3.7)        --        (37.5)(11)     (86.4)
                                                                                        (3.7)(12)
                                                                                        (3.5)(8)
 Gain (loss) on sale of
  assets................      1.2        0.9         0.7        (0.1)        0.6        (0.2)(4)        3.1
 Other, net.............      1.3       (0.1)        4.5         0.7        (0.9)       (0.1)(4)        5.4
                           ------     ------      ------      ------      ------      ------       --------
                            (27.3)       0.6        (2.8)       (3.1)       (0.3)      (45.0)         (77.9)
                           ------     ------      ------      ------      ------      ------       --------
 Income (loss) before
  income taxes..........     (8.6)      (3.5)       18.5        (7.5)       (5.0)      (22.4)         (28.5)
Income tax provision
 (benefit)..............     (0.9)       --          2.8        (3.9)       (0.8)       (9.6)(13)     (11.7)
                                                                                         0.7 (4)
                           ------     ------      ------      ------      ------      ------       --------
 Net Income (loss) from
  continuing operations
  (Note F)..............   $ (7.7)    $ (3.5)     $ 15.7      $ (3.6)     $ (4.2)     $(13.5)      $  (16.8)
                           ======     ======      ======      ======      ======      ======       ========
Other Data:
Adjusted EBITDA (Note
 G).....................   $ 48.4      $15.4       $69.0        $7.7      $ (7.8)     $ 54.7         $187.4
Capital expenditures....     33.3        3.3        73.4         1.0        (0.4)      (55.5)          55.1
Cash interest expense
 (Note H)...............     37.6        0.2         6.0         3.7         --         34.8           82.3
Ratio of Adjusted EBITDA
 to cash interest
 expense................      1.3x      77.0x       11.5x        2.1x        --          1.6x           2.3x
Ratio of earnings to
 fixed charges (Note
 I).....................        *          *         2.4x          *         --            *              *

                 UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

                      For the year ended December 31, 1997
                             (Dollars In Millions)

                                                                 Cyprus                Other      R&F Coal    Pro Forma
                                                              Subsidiaries Zeigler  Acquisitions Disposition Adjustments
                                                     Holdings   (Note A)   (Note B)   (Note C)    (Note D)    (Note E)
                                                     -------- ------------ -------- ------------ ----------- -----------
Operating Data:
Revenues...................................           $175.3    $ 422.9     $800.8     $288.5      $(43.0)     $  (7.2)(1)
                                                                                                                  (5.2)(2)
                                                                                                                  (0.4)(3)
                                                                                                                (236.5)(4)
Costs and expenses:
 Cost of operations........................            145.2      377.9      641.3      253.0       (31.3)        (7.2)(1)
                                                                                                                  (4.6)(2)
                                                                                                                  (2.5)(5)
                                                                                                                   8.2 (6)
                                                                                                                   4.1 (7)
                                                                                                                  (6.3)(8)
                                                                                                                  (3.5)(9)
                                                                                                                (242.9)(4)
                                                                                                                 (10.6)(14)
 Depreciation, depletion and
  amortization.............................             10.8       41.9       57.9       19.9        (2.8)        52.9 (10)
                                                                                                                  (8.6)(4)
 Selling, general and administrative.......             13.9       16.4       15.6        9.3         --         (13.6)(14)
 Write downs and special items.............              --        92.1        --         --          --          (9.6)(6)
                                                      ------    -------     ------     ------      ------      -------
  Total costs and expenses.................            169.9      528.3      714.8      282.2       (34.1)      (244.2)
                                                      ------    -------     ------     ------      ------      -------
 Income (loss) from operations.............              5.4     (105.4)      86.0        6.3        (8.9)        (5.1)
 Interest and other income (expense).......
 Interest expense..........................             (9.2)      (0.6)     (24.9)      (2.9)        --         (60.7)(11)
                                                                                                                  (7.6)(12)
                                                                                                                  (4.9)(8)
                                                                                                                   0.5 (9)
                                                                                                                  (2.1)(15)
 Gain (loss) on sale of assets.............              0.3        6.8        --         2.4        (0.6)         --
 Other, net................................              0.1        0.1        7.9        2.0        (0.5)         --
                                                      ------    -------     ------     ------      ------      -------
                                                        (8.8)       6.3      (17.0)       1.5        (1.1)       (74.8)
                                                      ------    -------     ------     ------      ------      -------
 Income (loss) before income taxes.........             (3.4)     (99.1)      69.0        7.8       (10.0)       (79.9)
Income tax provision (benefit).............             17.5        --        10.4       (0.4)       (1.5)       (51.4)(13)
                                                                                                                   1.5 (4)
                                                      ------    -------     ------     ------      ------      -------
 Net Income (loss) from continuing
  operations (Note F)......................           $(20.9)   $ (99.1)    $ 58.6     $  8.2      $ (8.5)     $ (30.0)
                                                      ======    =======     ======     ======      ======      =======
Other Data:
Adjusted EBITDA (Note G)...................           $ 16.6    $  33.9     $150.6     $ 30.6      $(12.8)     $  30.8
Capital expenditures.......................             32.2       24.5       74.4       10.5        (0.9)       (26.7)
Cash interest expense (Note H).............              9.4        0.5       20.3        2.9         --          58.6
Ratio of Adjusted EBITDA to cash interest expense..      1.8x      67.8x       7.4x      10.6x        --           0.5x
Ratio of earnings to fixed charges (Note
 I)........................................                *          *        3.4x       3.1x        --             *
                                                        As
                                                     Adjusted
                                                     ---------
Operating Data:
Revenues...................................          $1,395.2



Costs and expenses:
 Cost of operations........................           1,120.8






 Depreciation, depletion and
  amortization.............................             172.0

 Selling, general and administrative.......              41.6
 Write downs and special items.............              82.5
                                                     ---------
  Total costs and expenses.................           1,416.9
                                                     ---------
 Income (loss) from operations.............             (21.7)
 Interest and other income (expense).......
 Interest expense..........................            (112.4)


 Gain (loss) on sale of assets.............               8.9
 Other, net................................               9.6
                                                     ---------
                                                        (93.9)
                                                     ---------
 Income (loss) before income taxes.........            (115.6)
Income tax provision (benefit).............             (23.9)

                                                     ---------
 Net Income (loss) from continuing
  operations (Note F)......................          $  (91.7)
                                                     =========
Other Data:
Adjusted EBITDA (Note G)...................          $  249.7
Capital expenditures.......................             114.0
Cash interest expense (Note H).............              91.7
Ratio of Adjusted EBITDA to cash interest expense..       2.7x
Ratio of earnings to fixed charges (Note
 I)........................................                 *

             NOTES TO UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

   For the nine and twelve months ended September 30, 1998 and the year ended
                               December 31, 1997
                             (Dollars in Millions)

Note A:

This column reflects the historical results of operations of the Cyprus Subsidiaries for the periods indicated and is prior to any adjustments for certain seller retained activities and other items described in Note D below.

Note B:

This column reflects the historical results of operations of Zeigler and is prior to any adjustments for the net assets held for sale and other items described in Note D below.

Note C:

This column reflects the pre-acquisition actual combined historical results of operations for each of (i) Martiki, Kindill and Mid-Vol for the nine months ended September 30, 1998, and (ii) Martiki, Kindill, Mid-Vol, Leslie Resources and Ikerd-Bandy for the year ended December 31, 1997. Set forth on the following pages is a presentation of the combination of the preacquisition results of operations for the entities.

       UNAUDITED PRO FORMA COMBINED INCOME STATEMENT--Other Acquisitions

                  For the nine months ended September 30, 1998
                             (Dollars In Millions)

                                          Other Acquisitions
                                     -----------------------------
                                              Kindill    Mid-Vol   Total Other
                                     Martiki (1/1-8/31) (1/1-6/30) Acquisitions
                                     ------- ---------- ---------- ------------
Operating Data:
Revenues............................  $54.4    $49.0      $15.3       $118.7
Costs and expenses:
  Cost of operations................   51.7     42.6       12.1        106.4
  Depreciation, depletion and
   amortization.....................    8.6      3.0        0.1         11.7
  Selling, general and
   administrative...................    2.4      2.4        0.2          5.0
                                      -----    -----      -----       ------
    Total costs and expenses........   62.7     48.0       12.4        123.1
                                      -----    -----      -----       ------
  Income (loss) from operations.....   (8.3)     1.0        2.9         (4.4)
Interest and other income
 (expense)..........................
  Interest expense..................    --      (3.7)       --          (3.7)
  Gain (loss) on sale of assets.....    --      (0.1)       --          (0.1)
  Other, net........................    0.1      0.6        --           0.7
                                      -----    -----      -----       ------
                                        0.1     (3.2)       --          (3.1)
                                      -----    -----      -----       ------
  Income (loss) before income
   taxes............................   (8.2)    (2.2)       2.9         (7.5)
Income tax provision (benefit)......   (3.0)    (0.9)       --          (3.9)
                                      -----    -----      -----       ------
  Net Income (loss) from continuing
   operations
   (Note E).........................  $(5.2)   $(1.3)     $ 2.9       $ (3.6)
                                      =====    =====      =====       ======
Other Data:
Adjusted EBITDA (Note F)............  $ 0.4    $ 4.1      $ 3.2       $  7.7
Capital expenditures................    --       1.0        --           1.0
Cash interest expense (Note G)......    --       3.7        --           3.7

       UNAUDITED PRO FORMA COMBINED INCOME STATEMENT--Other Acquisitions

                      For the year ended December 31, 1997
                             (Dollars In Millions)

                                       Other Acquisitions
                         -----------------------------------------------
                                                         For Nine Months
                                                           1/1 to 9/30   Total Other
                         Martiki Kindill Mid-Vol Leslie    Ikerd-Bandy   Acquisitions
                         ------- ------- ------- ------  --------------- ------------
Operating Data:
Revenues................  $73.9   $58.7   $34.5  $88.0        $33.4         $288.5
Costs and expenses:
  Cost of operations....   67.3    49.5    25.0   80.0         31.2          253.0
  Depreciation,
   depletion and
   amortization.........    9.7     5.1     0.3    3.3          1.5           19.9
  Selling, general and
   administrative.......    3.0     2.0     0.5    3.0          0.8            9.3
                          -----   -----   -----  -----        -----         ------
    Total costs and
     expenses...........   80.0    56.6    25.8   86.3         33.5          282.2
                          -----   -----   -----  -----        -----         ------
  Income (loss) from
   operations...........   (6.1)    2.1     8.7    1.7         (0.1)           6.3
Interest and other
 income (expense)
  Interest expense......    --     (1.6)   (0.1)  (0.9)        (0.3)          (2.9)
  Gain (Loss) on sale of
   assets...............    --      --      --     2.3          0.1            2.4
  Other, net............    0.5     1.0     0.1    0.4          --             2.0
                          -----   -----   -----  -----        -----         ------
                            0.5    (0.6)    --     1.8         (0.2)           1.5
                          -----   -----   -----  -----        -----         ------
  Income (loss) before
   income taxes.........   (5.6)    1.5     8.7    3.5         (0.3)           7.8
Income tax provision
 (benefit)..............   (1.9)    0.5     --     1.0          --            (0.4)
                          -----   -----   -----  -----        -----         ------
    Net Income (loss)
     from continuing
     operations (Note
     E).................  $(3.7)  $ 1.0   $ 8.7  $ 2.5        $(0.3)        $  8.2
                          =====   =====   =====  =====        =====         ======
Other Data:
Adjusted EBITDA (Note
 F).....................  $ 4.1   $ 8.2   $ 9.1  $ 7.7        $ 1.5         $ 30.6
Capital expenditures....    1.1     4.6     0.1    4.3          0.4           10.5
Cash interest expense
 (Note G)...............    --      1.6     0.1    0.9          0.3            2.9

Note D:

This column reflects the elimination of R&F's historical results of operations. R&F was sold on December 21, 1998 for $7.6 million.

Note E:

Pro forma adjustments include purchase accounting, accounting policy conformity and financing entries necessary to reflect the pre-acquisition periods for the following acquisitions: Martiki (November 1998), Zeigler (September 1998), Kindill (September 1998), Mid-Vol (July 1998), the Cyprus Subsidiaries (June
1998), Leslie Resources (January 1998) and Ikerd Bandy (October 1997) as well as the debt related financing transactions. The following notes describe the pro forma adjustments.

 1. Reflects the elimination of intercompany transactions involving contract mining and purchased coal among the Company and the acquired companies.

 2. Reflects the elimination of Cyprus Amax's retained activities, which consist primarily of the resale of purchased coal by the Cyprus Subsidiaries under a coal sales contract retained by Cyprus Amax.

 3. Reflects the elimination of amortized gain on a sale-leaseback transaction and deferred income related to a sales contract amendment where such proceeds were retained by Cyprus Amax.

 4. Reflects the elimination of revenues and direct expenses related to certain assets of Zeigler that are currently held for sale or subject to the Dispositions (i.e. Triton, the Docks, energy trading, and fuel technology).

 5. Reflects the decrease in operating expenses resulting from inventory adjustments to conform to the Company's inventory accounting policies. The Company defers the cost of removing overburden above coal seams, while the acquired companies expensed such cost as incurred. The information to reflect this accounting policy conformity item is not known for all periods for all acquired companies as the engineering estimates to perform the necessary calculations are not available. However, the following entries have been reflected based on the available information (NA = not available):

                                               Nine Months        Year Ended
                                            September 30, 1998 December 31, 1997
                                            ------------------ -----------------
   Leslie Resources........................          NA              $0.7
   Ikerd-Bandy.............................          NA               1.8
   Cyprus Subsidiaries.....................        $0.2                NA
                                                   ----              ----
     Total.................................        $0.2              $2.5
                                                   ====              ====

 6. Reflects adjustments for changes to end-of-mine reclamation expense to conform to the Company's reclamation cost accounting policy. The Company records end of mine reclamation at the date of acquisition. Operating expenses of the acquired companies have been adjusted to eliminate the provision for end-of-mine reclamation expense.

 7. Reflects adjustments for changes in employee benefits expense resulting from the purchase accounting treatment of the Zeigler, Kindill and Cyprus Acquisitions. Operating expenses of these acquired companies have been adjusted to eliminate the expense impact of the amortization of unrecognized prior service costs and unrecognized net gains and losses in connection with defined benefit plans because the Company will not have any such unrecognized costs or gains and losses under purchase accounting.

 8. Reflects adjustments for change in accounting for liabilities under the Coal Retiree Health Benefit Act of 1992. The acquired companies expensed such costs on a pay as you go method and the Company records the present value of these obligations as a liability at the date of purchase. Operating expenses of the acquired companies have been adjusted to eliminate the cash payment and record the interest accretion.

 9. Reflects the elimination of operating lease and interest expense on assets controlled by Cyprus Amax and leased to the Cyprus Subsidiaries pursuant to operating and capital leases. The Company separately purchased these assets in connection with the Cyprus Acquisition and their depreciation is reflected in Note (E) 10.

10. Reflects the increase in depreciation, depletion, and amortization expense from purchase accounting entries.


11. Reflects increased interest expense on the following indebtedness:

                                              Nine Months        Year Ended
                                           September 30, 1998 December 31, 1997
                                           ------------------ -----------------
   $150 million Notes (at 11.5%).........        $12.9              $17.3
   $575 million Senior Credit Facility
    (at 8.47%)...........................         36.5               48.7
   Incremental interest increase in $200
    million Senior Notes (from 10% to
    10.5%)...............................          0.8                1.0
   Revolving line of credit ($43.5
    million at 8.63%)....................          2.8                3.8
   Senior Credit Facility Revolver Fees..          0.7                0.9
   Less interest on retired debt.........        (16.2)             (11.0)
                                                 -----              -----
     Total...............................        $37.5              $60.7
                                                 =====              =====

12. Reflects the increase in amortization expense resulting from the increase in deferred financing costs in conjunction with the Offering, offset by finance cost amortization on retired debt.

13. Reflects pro forma tax expense (benefit) estimated at 30% of pretax income
    (loss) for entities for which income tax expense (benefit) has not been determined historically (AEI Resources, Mid-Vol and Ikerd-Bandy during their S-Corporation periods and the Cyprus Subsidiaries) as well as the pro forma adjustments.

14. Reflects the reduction in operating expenses from the Cyprus and Zeigler Acquisitions. Such reduction resulted from non-acquired employees and related costs as well as costs associated with terminated redundant administrative employees and closed administrative offices.

15. Represents interest expense for pre-acquisition periods for Ikerd-Bandy and Leslie Resources.

16. Reflects the elimination of stock options and retention and special bonuses related to the Zeigler Acquisition.

17. Reflects the reduction in cost of operations for bonus paid to officer of Company for consummation of financing transactions and acquisitions.

Note F:

  Net Income (loss) from continuing operations is prior to any extraordinary items.

Note G:

  Adjusted EBITDA as presented above and as used elsewhere in this Prospectus consists of earnings before interest, taxes, depletion, depreciation, amortization and other non-cash charges as adjusted to exclude certain unusual or nonrecurring charges, all in accordance with the term "Consolidated Cash Flow" as that term is used in the term "Fixed Charge Coverage Ratio" in the Indenture governing the Notes (the "Indenture"). See "Description of the Notes" for a complete presentation of the methodology employed in calculating Adjusted EBITDA. Adjusted EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness and because it is used in the Indenture to determine compliance with certain covenants. However, Adjusted EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

Adjusted EBITDA is calculated as follows for each period:

Nine months ended September 30, 1998:

                                       Cyprus                Other      R&F Coal    Pro Forma     As
                          Holdings  Subsidiaries Zeigler  Acquisitions Disposition Adjustments Adjusted
                          --------  ------------ -------  ------------ ----------- ----------- --------
Net Income (loss) from
 continuing operations..  $  (7.7)    $  (3.5)   $ 15.7     $ (3.6)      $ (4.2)    $ (13.5)   $ (16.8)
Exclude gain or loss on
 asset sale.............     (1.0)        --        --          --          --           --       (1.0)
Less net income of
 equity method investees
 in excess of cash
 dividends..............      --          --        --         (0.2)        --           --       (0.2)
Plus provision for
 taxes..................     (0.9)        --        2.8        (3.9)       (0.8)        (8.9)    (11.7)
Plus interest expense...     29.8         0.2       8.0         3.7         --          44.7      86.4
Plus depreciation,
 depletion and
 amortization...........     28.2        18.7      43.5        11.7        (2.8)        31.4     130.7
Less EBITDA of
 unrestricted subs......      --          --       (1.0)        --          --           1.0       --
                          -------     -------    ------     -------      ------     --------   -------
Adjusted EBITDA.........  $  48.4     $  15.4    $ 69.0     $   7.7      $ (7.8)    $   54.7   $ 187.4
                          =======     =======    ======     =======      ======     ========   =======
Year ended December 31, 1997:
                                       Cyprus                Other      R&F Coal    Pro Forma     As
                          Holdings  Subsidiaries Zeigler  Acquisitions Disposition Adjustments Adjusted
                          --------  ------------ -------  ------------ ----------- ----------- --------
Net Income (loss) from
 continuing operations..  $ (20.9)    $ (99.1)   $ 58.6     $   8.2      $ (8.5)    $ (30.0)   $ (91.7)
Exclude gain or loss on
 asset sale.............      --          --        --          --          --           --        --
Less net income of
 Restricted Subsidiaries
 to extent dividends are
 legally restricted.....      --         (1.6)      --          --          --           --       (1.6)
Plus provision for
 taxes..................     17.5         --       10.4       (0.4)        (1.5)       (49.9)    (23.9)
Plus interest expense...      9.2         0.6      24.9         2.9         --          74.8     112.4
Plus depreciation,
 depletion and
 amortization...........     10.8        41.9      57.9        19.9        (2.8)        44.3     172.0
Plus other noncash
 expenses...............      --         92.1       --          --          --          (9.6)     82.5
Less EBITDA of
 unrestricted subs......      --          --       (1.2)        --          --           1.2       --
                          -------     -------    ------     -------      ------     --------   -------
Adjusted EBITDA.........  $  16.6     $  33.9    $150.6     $  30.6      $(12.8)    $   30.8   $ 249.7
                          =======     =======    ======     =======      ======     ========   =======

Note H:

  Cash interest expense is calculated as interest expense plus capitalized interest less interest accreted on discounted notes and amortization of deferred financing costs.

Note I:

  In calculating the ratio of earnings to fixed charges, earnings consist of income before income tax provision plus fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (which includes amortization of deferred financing cost) whether expensed or capitalized and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. The Company's pro forma earnings were inadequate to cover fixed charges for the pro forma periods of the nine months ended September 30, 1998 and fiscal 1997 by $36.7 million and $117.6 million, respectively.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The selected consolidated financial data below as of and for the years ended December 31, 1995, 1996 and 1997, have been derived from the Consolidated Annual Financial Statements of AEI Holding, the Company's predecessor entity, which have been audited by Arthur Andersen LLP, independent public accountants, and are included elsewhere in this Prospectus. The selected consolidated financial data as of and for the years ended December 31, 1993 and 1994 have been derived from the unaudited Consolidated Financial Statements of the Company's predecessor business and are not included elsewhere herein. The selected financial data as of and for the nine-month periods ended September 30, 1997 and 1998, have been derived from AEI Resources Holding's Unaudited Consolidated Financial Statements for those periods included elsewhere in the Prospectus, and include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited interim periods. Results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the entire year. The information presented below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and related notes included elsewhere in this Prospectus.

            AEI Resources Holding, Inc. (including its predecessors)
                   (Dollars in millions, except per ton data)

                                                                          Nine-Month
                                                                         Period Ended
                           For the Fiscal Year Ended December 31,        September 30,
                          --------------------------------------------  ----------------
                           1993     1994    1995(1)    1996     1997     1997     1998
                          -------  -------  -----------------  -------  ------  --------
                                                                          (unaudited)
Operating Revenues and
 Expenses:
Revenues................  $ 107.7  $ 103.1  $ 112.3   $ 123.2  $ 175.3  $124.1  $  376.2
Cost of operations......    101.3     91.5     94.5      97.1    145.2   100.7     309.5
Depreciation, depletion
 and amortization.......      8.1      4.4      6.0       6.9     10.8     6.9      28.2
Selling, general and
 administrative.........      9.1      7.0      8.6       9.1     13.9     9.9      19.8
                          -------  -------  -------   -------  -------  ------  --------
Income from operations..    (10.8)     0.2      3.2      10.1      5.4     6.6      18.7
Interest expense........     (6.8)    (0.3)    (2.0)     (5.5)    (9.2)   (5.3)    (29.8)
Other income (expense),
 net(2).................      2.7      0.3     (0.5)      0.5      0.4    (0.6)      2.5
                          -------  -------  -------   -------  -------  ------  --------
Income (loss) before
 income tax provision
 and extraordinary
 item...................    (14.9)     0.2      0.7       5.1     (3.4)    0.7      (8.6)
Income tax provision
 (benefit)(3)...........     (4.7)     --      (0.4)      --      17.5     1.4      (0.9)
                          -------  -------  -------   -------  -------  ------  --------
Net Income (loss) before
 extraordinary item(4)..    (10.2)     0.2      1.1       5.1    (20.9)   (0.7)     (7.7)
Extraordinary loss from
 extinguishment of
 debt...................      --       --       --        --      (1.3)    --       (3.0)
                          -------  -------  -------   -------  -------  ------  --------
Net Income (loss).......  $ (10.2) $   0.2  $   1.1   $   5.1  $ (22.2) $ (0.7) $  (10.7)
                          -------  -------  -------   -------  -------  ------  --------
Other Data:
Adjusted EBITDA(5)......  $   --   $   4.9  $   8.7   $  17.5  $  16.6  $ 12.9  $   48.4
Cash flows from
 operating activities...       NA       NA     11.1       4.8    (10.2)   (8.0)    (30.1)
Cash flows from
 investing activities...       NA       NA    (11.0)    (12.5)   (38.3)  (18.2)   (907.0)
Cash flows from
 financing activities...       NA       NA      0.9       7.3    131.6    26.9     908.4
Capital expenditures....      8.7     11.5     12.6      14.1     32.2    18.3      33.3
Ratio of Adjusted EBITDA
 to interest
 expense(5).............      --      16.3x     4.4x      3.2x     1.8x    2.4x      1.6x
Ratio of total debt to
 Adjusted EBITDA(5).....      --       1.1x     6.0x      3.7x    13.1x    7.1x     29.5x
Ratio of earnings to
 fixed charges(6).......       *       1.0x     1.1x      1.6x      *      1.1x       *
Operating Data:
Proven and probable
 reserves (at period
 end, in million of
 tons)..................       NA       NA       NA        NA      166     168     2,446
Coal sales (millions of
 tons)..................      3.7      3.5      3.3       4.2      6.5     4.6      14.8
Average sales price per
 ton....................  $ 26.27  $ 26.61  $ 26.27   $ 24.84  $ 25.19  $24.43  $  24.99
Average cost per ton
 sold(7)................    29.04    25.22    24.20     21.32    22.08   22.00     22.30
Balance Sheet Data (end
 of period):
Working capital.........  $  (7.7) $  (2.6) $  (5.6)  $ (11.6) $  85.1  $ 12.7  $  (36.0)
Total assets............     56.2     69.7     92.3     106.9    265.4   141.5   2,843.1
Total debt (including
 current portion).......      0.5      5.6     52.4      64.1    217.0    91.6   1,425.8
Stockholders' equity
 (deficit)..............     30.2     31.1     (4.7)      0.3    (18.1)   (0.2)    (69.8)

NA=Not Available

--------
(1) The operations data for the year ended December 31, 1995 combine the audited results of operations for AEI Holding Company, Inc. (AEI Resources Holding, Inc.'s predecessor) for the period from January 1, 1995 through December 31, 1995 (see page F-5 of this Prospectus) and the results of Addington Coal Operations (the predecessor to AEI Holding Company, Inc.) for the period from January 1, 1995 through November 1, 1995 (see page F-49 of this Prospectus). The operations data for the year ended December 31, 1995 do not purport to represent what the Company's combined results of operations would have been if the predecessor businesses had actually been acquired as of January 1, 1995.
(2) Other income (expense), net reflects the inclusion of gain or loss on asset sales and minority interest.
(3) In April 1997, Bowie Resources Limited ("Bowie") changed its tax reporting status from an S-corporation to a C-corporation, resulting in an initial deferred tax liability of $1.6 million. In November 1997, the other subsidiaries of AEI Holding likewise changed from S-corporations to C-corporations, resulting in an initial deferred tax liability of $18.0 million.
(4) Net income (loss) from continuing operations is prior to any extraordinary items.
(5) Adjusted EBITDA as presented above and as used elsewhere in this Prospectus consists of earnings before interest, taxes, depletion, depreciation, amortization and other non-cash charges as adjusted to exclude certain unusual or nonrecurring charges, all in accordance with the term "Consolidated Cash Flow" as that term is used in the term "Fixed Charge Coverage Ratio" in the Indenture. See "Description of the Notes" for a complete presentation of the methodology employed in calculating Adjusted EBITDA. Adjusted EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness and because it is used in the Indenture to determine compliance with certain covenants. However, Adjusted EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.
(6) In calculating the ratio of earnings to fixed charges, earnings consist of income before income tax provision plus fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (which includes amortization of deferred financing costs) whether expensed or capitalized and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. Earnings were inadequate to cover fixed charges for 1993, 1997, and the nine months ended September 30, 1998 by $14.9 million, $3.8 million and $14.7 million, respectively.
(7) Average cost per ton sold is calculated based on total coal operating costs included in cost of operations, plus depreciation costs related to mining, divided by coal sold.

The selected consolidated financial data below as of and for the years ended December 31, 1996 and 1997, and for the three years in the period ended December 31, 1997, have been derived from the Consolidated Annual Financial Statements of Zeigler which have been audited by Deloitte & Touche LLP, independent auditors, and are included elsewhere in this Prospectus. The selected consolidated financial data as of August 31, 1998 and for the eight-month periods ended August 31, 1997 and 1998, have been derived from Zeigler's Unaudited Consolidated Financial Statements for those periods included elsewhere in the Prospectus and include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited interim periods. Results for the eight months ended August 31, 1998 are not necessarily indicative of the results that may be expected for the entire year. The information presented below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of Zeigler and related notes included elsewhere in this Prospectus. Ziegler was acquired on September 2, 1998, and the following presents the respective preacquisition periods.

                                    Zeigler
                   (Dollars in millions, except per ton data)

                               For the Year Ended          Eight Months Ended
                                  December 31,                 August 31,
                          -------------------------------  --------------------
                            1995       1996       1997       1997       1998
                          ---------  ---------  ---------  ---------  ---------
Operating Data:
Revenues................  $   783.1  $   731.6  $   800.8  $   524.3  $   533.4
Cost of operations(1)...      613.2      559.6      641.3      423.5      438.2
Depreciation, depletion
 and amortization(1)....       68.6       60.1       57.9       38.1       43.5
Selling, general and
 administrative(1)......       20.3       20.9       15.6       17.2        9.2
Writedowns and special
 items(2)...............      114.7        --         --         --        21.2
                          ---------  ---------  ---------  ---------  ---------
Income from operations..      (33.7)      91.0       86.0       45.5       21.3
Interest (expense)(3)...      (27.9)     (23.8)     (24.9)     (15.2)      (8.0)
Other income (expense),
 net....................       45.9        2.1        7.9        3.8        5.2
                          ---------  ---------  ---------  ---------  ---------
Income (loss) before
 income taxes...........      (15.7)      69.3       69.0       34.1       18.5
Income tax provision
 (benefit)..............       (4.5)      11.3       10.4        6.2        2.8
                          ---------  ---------  ---------  ---------  ---------
Net income (loss) from
 continuing
 operations(4)..........  $   (11.2) $    58.0  $    58.6  $    27.9  $    15.7
                          ---------  ---------  ---------  ---------  ---------
Other Data:
Adjusted EBITDA(5)......  $   184.3  $   142.8  $   150.6  $    85.5  $    69.0
Cash flows from
 operating activities...      160.3      131.9       79.8       18.1       44.1
Cash flows from
 investing activities...      (51.8)     (30.5)     (70.7)     (19.3)     (40.1)
Cash flows from
 financing activities...     (111.0)      (6.1)     (14.1)     (10.4)     (92.2)
Capital expenditures....       56.3       31.4       74.4       29.5       73.4
Ratio of Adjusted EBITDA
 to interest
 expense(5).............        6.6x       6.0x       6.0x       5.6x       8.6x
Ratio of total debt to
 Adjusted EBITDA(5).....        1.9x       2.4x       2.3x       3.4x       3.6x
Ratio of earnings to
 fixed charges(6).......          *        3.6x       3.4x       2.9x       2.4x
Operating Data:
Coal sales (million of
 tons)..................       36.9       34.6       33.1       21.8       23.0
Average sales price per
 ton....................  $   20.48  $   20.21  $   18.22  $   18.02  $   17.81
Average cost per ton
 sold(7)................      18.61      17.74      15.22      15.06      15.28
Balance Sheet Data (end
 of period):
Working capital.........  $    29.8  $    84.9  $    22.2  $   241.2  $    (5.1)
Total assets............    1,025.2    1,050.6    1,077.4    1,248.4    1,018.7
Total debt (including
 current portion).......      344.8      344.8      344.1      289.9      245.6
Stockholders' equity....       81.5      132.6      177.7      149.0      199.3

--------
(1) Depreciation, depletion and amortization is included in cost of operations and selling, general and administrative per the audited financials (set forth elsewhere herein). It is segregated here to conform with the presentation of the Company and the Cyprus Subsidiaries.
(2) Reflects acceleration of the accruals related to mine closing costs and pretax writedowns in certain asset carrying values, primarily in connection with the idling, closing, and projected closing of certain mines earlier than previously forecast.
(3) Interest expense is reported net of interest income per the audited financials (see F-Section). It is segregated here to conform with the presentation of the financial statements of the Company.
(4) Net income (loss) from continuing operations is prior to any extraordinary items.
(5) Adjusted EBITDA as presented above and as used elsewhere in this Prospectus consists of earnings before interest, taxes, depletion, depreciation, amortization and other non-cash charges as adjusted to exclude certain unusual or nonrecurring charges, all in accordance with the term "Consolidated Cash Flow" as that term is used in the term "Fixed Charge Coverage Ratio" in the Indenture. See "Description of the Notes" for a complete presentation of the methodology employed in calculating Adjusted EBITDA. Adjusted EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness and because it is used in the Indenture to determine compliance with certain covenants. However, Adjusted EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.
(6) In calculating the ratio of earnings to fixed charges, earnings consist of income before income tax provision plus fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (which includes amortization of deferred financing costs) whether expensed or capitalized and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. Earnings were inadequate to cover fixed charges for 1995 by $15.7 million.
(7) Average cost per ton sold is calculated based on total coal operating costs included in cost of operations, plus depreciation costs related to mining, divided by coal sold.

The selected combined financial data below as of December 31, 1996 and 1997, and for the three years in the period ending December 31, 1997, have been derived from the Combined Annual Financial Statements of the Cyprus Subsidiaries which have been audited by PricewaterhouseCoopers, LLP, independent public accountants, and are included elsewhere in this Prospectus. The selected financial data as of June 30, 1998 and for the six-month periods ended June 30, 1997 and 1998, have been derived from the Cyprus Subsidiaries' Unaudited Combined Financial Statements for those periods included elsewhere in the Prospectus and include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited interim periods. Results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the entire year. The information presented below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Combined Financial Statements of the Cyprus Subsidiaries and related notes included elsewhere in this Prospectus. The Cyprus Subsidiaries were acquired on June 29, 1998 and following presents the respective preacquisition periods.

                            The Cyprus Subsidiaries
                   (Dollars in millions, except per ton data)

                                     For the Year Ended     Six Months Ended
                                        December 31,            June 30,
                                    ----------------------  ------------------
                                     1995    1996    1997     1997      1998
                                    ------  ------  ------  --------  --------
Operating Data:
Revenues..........................  $426.7  $412.2  $422.9  $  193.8  $  201.8
Cost of operations................   342.9   360.3   377.9     165.8     180.5
Depreciation, depletion and
 amortization.....................    40.2    39.6    41.9      20.9      18.7
Selling, general and
 administrative...................    15.9    14.6    16.4       8.3       6.7
Writedowns and special items (1)..    98.1     1.8    92.1       1.1       --
                                    ------  ------  ------  --------  --------
Income (loss) from operations.....   (70.4)   (4.1) (105.4)     (2.3)     (4.1)
Interest (expense)................    (1.2)   (0.8)   (0.6)     (0.3)     (0.2)
Other income (expense), net (2)...     2.3     3.4     6.9       0.2       0.8
                                    ------  ------  ------  --------  --------
Income (loss) before income
 taxes............................   (69.3)   (1.5)  (99.1)     (2.4)     (3.5)
Income tax provision (benefit)
 (3)..............................     --      --      --        --        --
                                    ------  ------  ------  --------  --------
Net income (loss) from continuing
 operations.......................  $(69.3) $ (1.5) $(99.1) $   (2.4) $   (3.5)
                                    ------  ------  ------  --------  --------
Other Data:
Adjusted EBITDA (4)...............  $ 70.3  $ 40.6  $ 33.9  $   18.3  $   15.4
Cash flows from operating
 activities.......................    57.5    29.6     9.3     (12.3)     (4.8)
Cash flows from investing
 activities.......................   (18.4)  (31.2)  (15.7)    (13.4)     (2.2)
Cash flows from financing
 activities.......................   (40.0)    2.8     7.1      24.5       3.3
Capital Expenditures..............    16.7    35.0    24.5      15.0       3.3

Ratio of Adjusted EBITDA to interest
 expense (4)..........................    58.6x   50.8x   56.5x   61.0x   77.0x
Ratio of total debt to Adjusted EBITDA
 (4)..................................     0.2x    0.3x    0.3x    0.6x    0.5x
Ratio of earnings to fixed charges
 (5)..................................       *       *       *       *       *
Operating Data:
Coal sales (million of tons)..........    13.3    14.8    15.8     7.2     7.6
Average sales price per ton...........  $27.88  $24.31  $24.31  $24.35  $24.45
Average cost per ton sold (6).........   23.85   23.18   21.77   22.69   23.01
Balance Sheet Data:
Working capital.......................  $ 32.9  $ 24.7  $ 28.5  $ 48.1  $ 32.0
Total assets..........................   393.9   379.4   299.9   389.2   275.2
Total debt (including current
 portion).............................    12.5    11.0     9.1    11.0     7.3
Parent Investment.....................   141.2   144.0    53.8   166.2    55.5

--------
(1) In 1995 and 1996, write downs and special items consist of the write down of mining properties (due to weak demand, transportation and coal quality disadvantages, and impending long-term contract expirations, among other factors) in accordance with SFAS 121, and the write down of supplies inventory to their net realizable value. In 1997, the Cyprus Subsidiaries recorded write downs and special items of $92.1 million. Such write downs and special items consist of: (i) charges of $35.8 million for the anticipated closure of the Armstrong Creek mine (which includes a $9.6 million charge related to end-of-mine reclamation); (ii) $2.3 million charge to increase current reclamation accruals for the Chinook mine; (iii) charges of $6.9 million to write down land assets and prepaid royalties to net realizable value; and (iv) write downs of $33.5 million and $13.6 million in asset values at the Cyprus Subsidiaries' West Virginia and Chinook mines, respectively, that resulted from updated mine and business plans that reflected the views of the Cyprus Subsidiaries' management regarding the domestic market for mid- to high-sulfur coal and updated reserve information.
(2) Other income (expense), net reflects the inclusion of minority interest and gain or loss on asset sales. In the audited financials (set forth elsewhere herein) gain on asset sales is included in revenues. It is included here to conform with the presentation of the financial statements of the Company.
(3) No income tax provision (benefit) has been allocated by Cyprus Amax to the Cyprus Subsidiaries.
(4) Adjusted EBITDA as presented above and as used elsewhere in this Prospectus consists of earnings before interest, taxes, depletion, depreciation, amortization and other non-cash charges as adjusted to exclude certain unusual or nonrecurring charges, including the writedowns and special charges taken in 1995, all in accordance with the term "Consolidated Cash Flow" as that term is used in the term "Fixed Charge Coverage Ratio" in the Indenture. See "Description of the Notes" for a complete presentation of the methodology employed in calculating Adjusted EBITDA. Adjusted EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness and because it is used in the Indenture to determine compliance with certain covenants. However, Adjusted EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.
(5) In calculating the ratio of earnings to fixed charges, earnings consist of income before income tax provision plus fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (which includes amortization of deferred financing costs) whether expensed or capitalized and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. Earnings were inadequate to cover fixed charges for 1995, 1996, 1997, the six months ended June 30, 1997, and the six months ended June 30, 1998 by $69.2 million, $1.5 million, $99.1 million, $2.4 million and $3.5 million, respectively.
(6) Average cost per ton sold is calculated based on total coal operating costs included in cost of operations, plus depreciation costs related to mining, divided by coal sold.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with "Selected Historical Consolidated Financial Data" and the audited Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus.

General

The Company derives its revenues primarily from the sale of coal to electric utilities and other industrial users under long-term sales contracts. The Company sells a substantial portion of its coal under long-term sales contracts and sells the remainder on the spot market. See "Business--Long-Term Coal Contracts." Sales pursuant to long-term sales contracts would have accounted for 74% of the Company's pro forma net sales during the nine-month period ended September 30, 1998, with the remainder being accounted for by sales pursuant to short-term contracts and on the spot market.

The principal components of the Company's expenses are costs relating to the production and transportation of its coal, including labor expenses, royalty and lease payments, reclamation expenditures and rail, barge and trucking costs. Other expenses include depletion, depreciation, amortization, selling, general and administrative and interest expenses.

Addington Enterprises commenced operations in November 1995 through the acquisition of the coal mining operations of Addington Resources, which operations comprised the Company's initial eastern Kentucky and Tennessee mining operations and coal reserves. Bowie's operations, which comprise the Company's Colorado operations, were acquired by purchase from Cyprus Orchard Valley in 1994 and Coors Energy in January 1995. The acquisition by the Company of Bowie and Addington Enterprises' coal mining operations is accounted for as a transfer of net assets under common control with accounting similar to that of a pooling-of-interests where the historical cost basis of the assets and liabilities are carried over. Because the assets acquired pursuant to the MTI Acquisition were acquired from a party under common control with the Company, MTI's results of operations are included in the Company's historical financial statements.

Certain Factors Affecting Current and Future Operating Results

The Company's current and future operating results will likely be affected by the following events and factors:

Certain Contract Revenues. Under certain long-term sales contracts, in relation to contract revenues from coal sales, the Company has been receiving additional periodic payments with such payments included in revenues as coal shipments occur, pursuant to contract terms. Such proceeds have amounted to $15.0 million and $29.3 million in fiscal 1997 and the nine-month period ended September 30, 1998, respectively. The contracts call for $4.6 million and $44.3 million of additional payments to be paid to the Company in the three-month period ended December 31, 1998 and fiscal 1999, respectively. The contracts call for $91.0 million of additional payments over the following four years.

Recent Acquisitions. In connection with the Recent Acquisitions, the Company expects to incur certain one-time acquisition charges aggregating approximately $20.0 million. (Approximately $15.0 million has been paid as of September 30, 1998). The costs relate primarily to severance plan obligations and change of control provisions contained in employment agreements assumed by the Company in connection with the Zeigler Acquisition. The Company will also write off $18.5 million of deferred financing costs related to the bridge financing for the Zeigler Acquisition. Other integration costs are expected to include closing redundant facilities and relocating certain business processes of the businesses acquired in the Recent Acquisitions.

Increased Interest Costs. As a result of increased indebtedness incurred by the Company in connection with the Recent Acquisitions, the Company's interest expense will increase substantially from 1998 to 1999. Interest costs will increase further if the Company acquires additional coal companies or coal reserves.

Reclamation and Mine Accruals. Annually, the Company reviews its entire reclamation liability and makes necessary adjustments, including mine plan and permit changes and revisions to production levels to optimize mining reclamation and efficiency. The financial impact of any such adjustment is recorded to cost of coal sales. Although the Company's management believes it is making adequate provisions for all expected reclamation and other costs associated with mine closures, future operating results would be adversely affected if such accruals were later determined to be insufficient.

Anticipated Cost Savings and Synergies

The unaudited Pro Forma Combined Financial Statements do not include the effect of certain cost savings and synergies the Company believes are possible to achieve as a result of the Transactions. On a pro forma basis, the Company expects that it would have generated approximately $71 million in additional cost savings over the twelve-month period ended December 31, 1997. Potential cost-savings and synergies from these items include approximately $17 million related to overhead and closure of unneeded offices, approximately $13 million related to certain personnel reductions and benefit plan consolidations, and approximately $41 million related to mining and material sourcing synergies. The reduction in overhead and closure of unneeded offices are expected to result from reduction in costs due to duplication of corporate management and regional offices at Zeigler. The benefit plans of the various existing and acquired companies will be consolidated into a company-wide plan. The mining synergies are expected to include (i) sourcing coal supply contracts from lower cost mines, (ii) mine plan changes at the Marrowbone and Armstrong Creek Mines, and (iii) materials sourcing activities as the Company becomes a larger volume customer of its suppliers. However, there can be no assurances that the Company will be able to achieve such cost savings or synergies or, even if it is able to achieve such cost savings or synergies, that it will be able to do so within the time period currently anticipated. In the event such anticipated cost savings and synergies are not achieved, the Company may encounter financing constraints in its future operations. See "Risk Factors--Ability to Achieve Anticipated Cost Savings and Synergies."

Results of Operations

AEI Resources Holding, Inc. (including its predecessor)

The following table sets forth, for the periods indicated, certain operating and other data of AEI Resources Holding, Inc. including the Company's predecessor AEI Holding Company, Inc., presented as a percent of revenues.

                                                         Nine Months Ended
                                                    ---------------------------
                                  Fiscal Year
                               -------------------  September 30, September 30,
                               1995   1996   1997       1997          1998
                               -----  -----  -----  ------------- -------------
Operating Data:
Revenues.....................  100.0% 100.0% 100.0%     100.0%        100.0%
Cost of operations...........   84.1   78.8   82.8       81.1          82.2
Depreciation, depletion and
 amortization................    5.3    5.6    6.2        5.6           7.5
Selling, general and
 administrative..............    7.7    7.4    7.9        8.0           5.3
                               -----  -----  -----      -----         -----
Income from operations.......    2.9    8.2    3.1        5.3           5.0
Interest expense.............   (1.8)  (4.5)  (5.2)      (4.2)         (8.0)
Other income (expense), net..   (0.4)   0.4    0.2       (0.5)          0.7
                               -----  -----  -----      -----         -----
Income (loss) before income
 tax provision (benefit) ....    0.7    4.1   (1.9)       0.6          (2.3)
                               -----  -----  -----      -----         -----

Nine Months Ended September 30, 1998 Compared to Nine Months Ended September 30, 1997

Due to the completion of the Recent Acquisitions, the changes in results of operations discussed below may not be illustrative of operations if the Company had operated the businesses acquired in the Recent Acquisitions from January 1, 1998.

Revenues. Revenues were $376.2 million for the nine months ended September 30, 1998, compared to $124.1 million for the nine months ended September 30, 1997, an increase of $252.1 million or 203%. The increase in revenues is attributable to mining revenues from recently acquired businesses included in the results of operations in the nine-months ended September 30, 1998, and not in the results of operations in the nine-months ended September 30, 1997, including $22.0 million from Ikerd-Bandy generated by 0.8 million tons of production (nine months); $65.2 million from Leslie Resources generated by 2.8 million tons of production (nine months); $97.4 million from the Cyprus Subsidiaries generated by 5.1 million tons of production (three months); $6.0 million from Mid-Vol generated by 0.2 million tons of production (three months); $42.9 million from Zeigler generated by 1.4 million tons of production (one month); and $6.2 million from Kindill generated by 0.3 million tons of production (one month). Revenues exclusive of the acquirees increased from $124.1 million to $138.0 million ($13.9 million or 11%). The increase is due to increased tonnage delivery (4.6 million tons to 5.4 million tons or 17%) offset by a decrease in revenue per ton ($24.43 to $23.13 or 5%).

Cost of Operations. The cost of operations totaled $309.5 million for the nine months ended September 30, 1998 compared to $100.7 million for the nine months ended September 30, 1997, an increase of $208.8 million or 207%. The increase is primarily attributable to acquirees included in 1998 and not in 1997 including Ikerd-Bandy ($16.7 million for nine months), Leslie Resources ($67.0 million for nine months), the Cyprus Subsidiaries ($82.5 for three months), Mid-Vol ($1.6 million for three months), Zeigler ($28.7 million for one month) and Kindill ($6.5 million for one month). Cost of operations exclusive of the acquirees increased from $100.7 million to $105.9 million ($5.2 million or 5%). This increase is due to increased sales offset by a 2% decrease in average cost per ton sold (from $22.00 to $21.46).

Depreciation, Depletion and Amortization. Depreciation, depletion and amortization for the nine months ended September 30, 1998 totaled $28.2 million compared to $6.9 million for the nine months ended September 30, 1997, an increase of $21.3 million or 309%. The increase in depreciation, depletion and amortization resulted primarily from: (i) increase depreciation from the acquired property and equipment for: Ikerd-Bandy ($1.2 million for nine months), Leslie Resources ($3.1 million for nine months), the Cyprus Subsidiaries ($6.4 million for three months), Zeigler ($6.9 million for one month) and Kindill ($0.6 million for one month) and (ii) additional depreciation and amortization from 1997 and 1998 capital expenditures.

Selling, General and Administrative Expenses. Selling, general, and administrative expenses for the nine months ended September 30, 1998 were $19.8 million compared to $9.9 million for the nine months ended September 30, 1997, an increase of $9.9 million or 100%. The increase in such expenses primarily resulted from acquirees included in 1998 and not in 1997 including Ikerd-Bandy ($0.5 million for nine months), Leslie Resources ($1.0 million for nine months), the Cyprus Subsidiaries ($1.8 million for three months), Mid-Vol ($0.1 million for three months), Zeigler ($0.6 million for one month) and Kindill ($0.3 million for one month). Other increases related to expanding management and administrative functions to support the anticipated growth.

Interest Expense. Interest expense for the nine months ended September 30, 1998 was $29.8 million compared to $5.3 million for the nine months ended September 30, 1997, an increase of $24.5 million or 462%. The increase resulted primarily from interest associated with: (i) increased debt levels (including the $200 million of Old Notes, the bridge financing for the Cyprus Acquisition (the "Cyprus Bridge Facility") ($160 million), the Bridge Facility ($600 million), and the Senior Credit Facility ($400 million, a portion of the proceeds refinanced the Cyprus Bridge Facility)) and (ii) the related amortization of debt financing costs.

Other Income (Expense), Net. Other income (expense) increased due to additional gains of $2.5 million on asset sales, caused primarily by the sale of an aircraft, and an increase in interest income resulting from the investment of excess proceeds from the Old Notes.

Provision for Income Taxes. There was a $0.9 million benefit for income taxes for the nine months ended September 30, 1998 as compared to $1.4 million expense for the nine months ended September 30, 1997. During the nine months ended September 30, 1997, the Company operated primarily under S Corporation tax status. During April 1997, Bowie experienced a change in tax status from an S corporation to a C corporation. In connection with this change in tax status, an income tax provision to record deferred taxes was recorded in the amount of $1.6 million. For 1998, a deferred tax benefit was not recorded due to uncertainties in realization, until after the acquisition of Zeigler and Kindill and the establishment of a deferred tax liability in September, 1998. The 1998 income tax benefit relates to post-August losses.

Extraordinary Loss From Debt Refinancing. For the nine months ended September 30, 1998, the Company incurred an extraordinary loss of $3.0 million compared to no such loss for the nine months ended September 30, 1997. During the nine months ended September 30, 1998, the Company restructured its old $25 million credit facility and extinguished the Cyprus Bridge Facility. All unamortized debt issuance costs associated with the retired facilities were written off.

Net Loss (Income). For the nine months ended September 30, 1998, the Company had a net loss of $10.7 million compared to a net loss of $0.7 million for the nine months ended September 30, 1997, an increase of $10.0 million. The increase primarily was due to increased depreciation associated with the acquisitions and increased interest expense associated with financing the acquisitions.

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

Revenues. Revenues were $175.3 million for the year ended December 31, 1997, compared to $123.2 million for the year ended December 31, 1996, an increase of $52.1 million or 42%. The increase in revenues is attributable to a 56% increase in coal mining revenues (up $59.2 million from $104.8 million to $164.0 million), partially offset by a 49% decrease in equipment sales, rental and repair (down $7.9 million from $16.0 million to $8.1 million). Coal sales tonnage increased 55% from 4.2 million tons for the year ended December 31, 1996 to 6.5 million tons for the year ended December 31, 1997. This increased volume resulted primarily from increased sales from the eastern Kentucky operations. Revenue per ton also increased $0.35 or 1% (from $24.84 for the year ended December 31, 1996 to $25.19 for the year ended December 31, 1997). This increase in revenues per ton is attributable to the expiration of lower priced contracts and the inclusion of new higher priced contracts. Equipment sales, rental and repair declined in 1997 from 1996 due to (i) revenues from highwall miner equipment repair and sales to Mining Technologies Australia, Pty Ltd ("MTA"). (an Australian entity formerly majority owned by Larry Addington) in 1996 exceeding 1997 revenues by $3.2 million due to decreased operations in Australia in 1997 and (ii) rental of four separate highwall miner systems from MTI and Bowie (totaling $5.4 million in revenue) during 1996 which were instead deployed to internal jobs in 1997.

Cost of Operations. The cost of operations totaled $145.2 million for the year ended December 31, 1997 compared to $97.1 million for the year ended December 31, 1996, an increase of $48.1 million or 50%. The increase was primarily due to the increase in tons produced from 4.2 million in 1996 to 6.3 million in 1997. The average cost per ton sold for the Company was $22.08 per ton for the year ended December 31, 1997 compared to $21.32 per ton for the year ended December 31, 1996, an increase of $0.76 per ton or 4%. This increase was attributable primarily to an increase in adverse mining conditions.

Depreciation, Depletion and Amortization. Depreciation, depletion and amortization for the year ended December 31, 1997 totaled $10.8 million compared to $6.9 million for the year ended December 31, 1996, an increase of $3.9 million or 57%, which is consistent with the increase in cost of operations. The increase in depreciation, depletion and amortization primarily resulted from the use of an Addcar highwall mining system and the amortization of mine development costs.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 1997 were $13.9 million compared to $9.1 million for the year ended December 31, 1996, an increase of $4.8 million or 53%. The increase in such expenses primarily resulted from increased costs associated with organizational growth, the 1997 employee bonus and other selling related costs.

Interest Expense. Interest expense for the year ended December 31, 1997 was $9.2 million compared to $5.5 million for the year ended December 31, 1996, an increase of $3.7 million or 67%. This increase resulted primarily from interest associated with the Old Notes and increased stockholder loans used to fund the development of the Company's operations.

Provision for Income Taxes. The provision for income taxes for the year ended December 31, 1997 was $17.5 million compared to no provision for the year ended December 31, 1996. The increase in the provision for income taxes is due primarily to the provision for deferred income taxes resulting from the change in tax status from an S corporation to a C corporation.

Net Income (Loss). For the year ended December 31, 1997, the Company had a net loss of $20.9 million compared to net income of $5.1 million for the year ended December 31, 1996, a decrease of $26.0 million or 510%. The decrease primarily resulted from increased tax expenses caused by the change in tax status from an S corporation to a C corporation in 1997 and the increase in selling, general and administrative and interest expense.

Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

Revenues. Revenues were $123.2 million for 1996 compared to $112.3 million for 1995, an increase of $10.9 million or 10%. The increase in revenues is attributable to a 150% increase in equipment sales, rental and repair (up $9.6 million from $6.4 million to $16.0 million) and a 335% increase in coal mining revenues (up $80.7 million from $24.1 million to $104.8 million). Equipment sales, rental and repairs increased in 1996 due to (i) revenues from highwall miner equipment repair and sales to MTA in 1996 exceeding 1995 revenues by $9.7 million as operations in Australia accelerated in 1996, (ii) equipment rental income in 1996 exceeded 1995 revenues by $3.6 million due to equipment deployed to internal jobs in 1995 being leased to third parties in 1996 offset by a $6.0 million sale of an Addcar highwall mining system in 1995 for which there was no comparable sale in 1996. Coal mining revenue increase is due to a 27% increase in tonnage sold (up 0.9 million tons from 3.3 million tons to 4.2 million tons) offset by a 5% decrease in revenue per ton (down $1.43 from $26.27 to $24.84). Tonnage increased due to opening new mines while the revenue per ton decrease is due to the expiration of higher than average contracts and the inclusion of lower priced contracts.

Cost of Operations. The cost of operations totaled $97.1 million for 1996 compared to $94.5 million for 1995, an increase of $2.6 million or 3%. The increase primarily resulted from an increase in total production from 3.3 million tons in 1995 to 4.2 million tons in 1996 partially offset by a decrease in average cost per ton sold of $2.88 or 12% (from $24.20 in 1995 to $21.32 in 1996). The cost per ton decrease is due to the use of Addcar highwall mining systems. The cost of operations also declined in 1996 as a result of decreased contract mining and increased equipment leasing.

Depreciation, Depletion and Amortization. Depreciation, depletion and amortization for 1996 totaled $6.9 million compared to $6.0 million for 1995, an increase of $0.9 million or 15%. The increase in depreciation, depletion and amortization primarily resulted from an increase in amortization associated with additional equipment purchased for the Company's Colorado mining operations.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for 1996 were $9.1 million compared to $8.6 million for 1995, an increase of $0.5 million or 6%. The increase in selling, general and administrative expenses was attributable to expanded operations.

Interest Expense. Interest expense for 1996 was $5.5 million compared to $2.0 million for 1995, an increase of $3.5 million or 175%. The primary reason for the increase was the incurrence of debt by Addington Enterprises in connection with the purchase of the subsidiaries from Addington Resources.

Provision for Income Taxes. There was no income tax provision for 1996 compared to a benefit of $0.4 million for 1995, a decrease in the benefit of $0.4 million due to a change in the corporate tax status.

Net Income. For 1996, the Company had net income of $5.1 million compared to net income of $1.1 million for 1995, an increase of $4.0 million or 364%. The increase primarily resulted from a higher margin on coal sales, increased equipment sales and increased equipment rental partially offset by higher depreciation and interest expense in 1996.

AEI Holding Company, Inc.

Through June 30, 1998, AEI Holding Company, Inc. (and its predecessors) was the predecessor to AEI Resources, Inc. and AEI Resources Holding, Inc. Accordingly, the Results of Operations for periods prior to June 30, 1998 for AEI Holding Company, Inc. are discussed in the preceding section headed AEI Resources Holding, Inc. After June 30, 1998, AEI Holding Company, Inc. functioned as subsidiary operations within the Company. Accordingly, the September 30, 1998 results of operations of AEI Holding Company, Inc. are discussed below.

Nine Months Ended September 30, 1998 Compared with Nine Months Ended September 30, 1997.

                                                        Nine Months Ended
                                                   ---------------------------
                                                   September 30, September 30,
                                                       1997          1998
                                                   ------------- -------------
Operating Data:
Revenues..........................................     100.0%        100.0%
Cost of operations................................      81.1          85.4
Depreciation, depletion and amortization..........       5.6           6.3
Selling, general and administrative...............       8.0           6.1
                                                       -----         -----
Income from operations............................       5.3           2.2
Interest expense..................................      (4.2)         (7.5)
Other income (expense), net.......................      (0.5)          0.9
                                                       -----         -----
Income (loss) before income tax provision
 (benefit) and extraordinary item.................       0.6          (4.4)
                                                       -----         -----

Revenues. Revenues were $225.8 million for the period ending September 30, 1998, compared to $124.1 million for the period ending September 30, 1997, an increase of $101.7 million or 82%. The increase in revenues is primarily attributable to a 94% increase in coal mining revenues up $107.4 million from $114.3 million to $221.7 million, offset by a decrease in equipment sales, rental and repair and a decrease in other revenue. Coal tonnage sales increased by 4.4 million tons or 96% from 4.6 million tons for the period ending September 30, 1997 to 9.0 million tons for the period ending September 30, 1998. This increased volume resulted primarily from the additions of Leslie Resources and Ikerd-Bandy. During the first three quarters of 1998 these companies sold a combined 3.6 million tons. Equipment sales, rental and repair has declined in 1998 from 1997 due to reduced sales to a related party in 1998. Other revenue declined due to recognition of approximately $1.6 million in 1997 relating to fees paid when a related party cancelled a mining arrangement with AEI Holding.

Cost of Operations. The cost of operations totaled $193.0 million for the period ending September 30, 1998, compared to $100.7 million for the period ending September 30, 1997, an increase of $92.3 million or 92%. Coal tonnage produced increased 4.3 million tons or 96% from 4.5 million tons for the period ending September 30, 1997 to 8.8 million tons for the period ending September 30, 1998. The increase in tonnage is mainly attributed to the additions of Leslie Resources and Ikerd-Bandy. During the first nine months of 1998 these companies produced a combined 4.2 million tons. The production cost of operations for AEI Holding was $17.39 per ton shipped for the period ending September 30, 1998 compared to $18.43 per ton for the period ending September 30, 1997, a decrease of $1.04 per ton or 6%. This decrease was attributable primarily to lower cost mining operations at Ikerd-Bandy and Leslie Resources.

Depreciation, Depletion, and Amortization. Depreciation, depletion, and amortization for the period ending September 30, 1998 totaled $14.3 million compared to $6.9 million for the period ending September 30, 1997, an increase of $7.4 million or 107%, which is consistent with the increase in cost of operations. The increase in depreciation, depletion and amortization resulted primarily from the following factors: (1) the additions of Ikerd-Bandy and Leslie Resources, which totaled a combined $4.3 million through September 30, 1998 and (2) additional depreciation and amortization from 1997 capital expenditures.

Selling, General, and Administrative Expenses. Selling, general, and administrative expenses for the period ending September 30, 1998 were $13.7 million compared to $9.9 million for the period ending September 30, 1997, an increase of $3.8 million or 38%. The increase in such expenses primarily resulted from increased costs associated with organizational growth, including such items as executive and other compensation and benefits, professional fees, etc.

Interest Expense. Interest expense for the period ending September 30, 1998 was $16.9 million compared to $5.3 million for the period ending September 30, 1997, an increase of $11.6 million or 219%. This increase resulted primarily from interest associated with the issuance of the Old Notes in November 1997.

Provision (Benefit) for Income Taxes. The provision (benefit) for income taxes for the periods ending September 30, 1998 and 1997 was ($0.2 million) and $1.4 million, respectively. During the period ended September 30, 1997, AEI Holding operated primarily under S corporation status. During April 1997, Bowie experienced a change in tax status from S corporation to C corporation. In connection with this change in tax status, an income tax provision to record deferred taxes was recorded in the amount of $1.6 million. For the period ended September 30, 1998, a deferred tax benefit was partially recorded based upon an allocation from the Company.

Extraordinary Loss From Debt Extinguishment. For the period ending September 30, 1998, AEI Holding incurred an extraordinary loss of $0.6 million compared to no such loss for the period ending September 30, 1997. During the period ending September 30, 1998, AEI Holding replaced its former credit facility and expensed all unamortized costs associated with the Cyprus Bridge Facility.

Net Loss. For the period ending September 30, 1998, the Company had a net loss of $10.3 million compared to a net loss of $0.7 million for the period ending September 30, 1997. The loss increase primarily resulted from the increase in interest expense and extraordinary loss offset by the gain on sale of assets and increase in interest income (included in other, net). The increase in interest income resulted from the investment of excess proceeds from the issuance of the Old Notes. The increase in gain on sale of assets primarily resulted from the sale of an aircraft.

Zeigler

The following table sets forth, for the pre-acquisition periods indicated, certain operating and other data of Zeigler presented as a percent of revenues.

                                                          Eight Months Ended
                                                         ---------------------
                                       Fiscal Year
                                    -------------------  August 31, August 31,
                                    1995   1996   1997      1997       1998
                                    -----  -----  -----  ---------- ----------
Operating Data:
Revenues........................... 100.0% 100.0% 100.0%   100.0%     100.0%
Cost of operations.................  78.3   76.5   80.1     80.8       82.1
Depreciation, depletion and
 amortization......................   8.8    8.2    7.2      7.2        8.2
Selling, general and
 administrative....................   2.6    2.9    2.0      3.3        1.7
Writedowns and special items.......  14.6    --     --       --         4.0
                                    -----  -----  -----    -----      -----
Income (loss) from operations......  (4.3)  12.4   10.7      8.7        4.0
Interest expense...................  (3.6)  (3.2)  (3.1)    (2.9)      (1.5)
Other income (expense), net........   5.9    0.3    1.0      0.7        1.0
                                    -----  -----  -----    -----      -----
Income (loss) before income tax
 provision (benefit)...............  (2.0)   9.5    8.6      6.5        3.5
                                    -----  -----  -----    -----      -----
                                    -----  -----  -----    -----      -----

Eight Months Ended August 31, 1998 Compared to Eight Months Ended August 31,
1997

Because the Zeigler Acquisition was consummated on September 2, 1998, the results of operations for September 1998 are included in the Company's results of operations.

Revenues. Revenues were $533.4 million for the eight months ended August 31, 1998, compared to $524.3 million for the eight months ended August 31, 1997, an increase of $9.1 million or 2%. The increase in revenues resulted primarily from increased coal revenues of $16.7 million, partially offset by lower energy trading revenue of $6.2 million reflecting a management decision to reduce electricity and gas trading during the second quarter of 1998. Increased coal sales primarily resulted from higher volumes at Pike County from the start-up of the new Matrix Mining operations ($19.4 million), and increased revenues of $5.3 million at Evergreen mine due to higher production, partially offset by decreased revenues of $7.6 million in the Midwest due to the expiration of a contract and lower spot volume primarily due to the closure of Old Ben Coal Company's ("Old Ben") Spartan mine in the fourth quarter of 1997.

Cost of Operations. The cost of operations totaled $438.2 million for the eight months ended August 31, 1998 compared to $423.5 million for the eight months ended August 31, 1997, an increase of $14.7 million or 4%. The increase primarily reflects a $13.0 million increase related to 1997 revisions in mine closing estimates and employee benefit obligations, higher production costs at Marrowbone due to lower yield caused by continued geologic problems ($6.4 million) and higher expenses associated with the increased sales volumes at Pike County and Evergreen mine as discussed above. These increases were partially offset by $7.6 million of lower energy trading expense as discussed above, and $3.9 million of lower expense associated with Zeigler's clean coal demonstration plant.

Depreciation, Depletion and Amortization. Depreciation, depletion and amortization for the eight months ended August 31, 1998 totaled $43.5 million compared to $38.1 million for the eight months ended August 31, 1997, an increase of $5.4 million or 14%. The increase in depreciation, depletion and amortization primarily resulted from depreciation in 1998 for the full nine-month period on 1997 capital expenditures and a revision in certain asset lives.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the eight months ended August 31, 1998 were $9.2 million compared to $17.2 million for the eight months ended August 31, 1997, a decrease of $8.0 million or 47%. The decrease in such expenses primarily resulted from lower incentive compensation and consulting costs.

Write Downs and Special Items. Write downs and special items of $21.2 million for the eight months ended August 31, 1998 consist of charges related to the sale of Zeigler to the Company, including professional sales fees, and retention and special bonuses.

Interest Expense. Interest expense for the eight months ended August 31, 1998 was $8.0 million compared to $15.2 million for the eight months ended August 31, 1997, a decrease of $7.2 million or 47%. This decrease reflects the prepayment in January 1998 of Zeigler's 8.61% senior secured notes.

Other Income (Expense), Net. In the second quarter of 1998, Zeigler received a $5.2 million distribution of surplus funds from Old Ben's investment in a reciprocal insurance association. The distribution was offset by a decrease in interest income due to decreased levels of excess cash.

Provision for Income Taxes. The provision for income taxes for the eight months ended August 31, 1998 was $2.8 million compared to $6.2 million for the eight months ended August 31, 1997. The decrease in the provision for income taxes is due to a decrease of pretax income of $15.6 million or 46%.

Net Income. For the eight months ended August 31, 1998, Zeigler had net income of $15.7 million compared to net income of $27.9 million for the eight months ended August 31, 1997, a decrease of $12.2 million or

44%. The decrease is due of $18.0 million of expense associated with the sale of the Company in September 1998, the 1997 nonrecurring benefits from changes in mine closing estimates, employee benefit obligations, and lost cost claims totaling $14.4 million, and higher production costs at Marrowbone of $5.4 million. These items were partially offset by lower selling, general and administrative expenses of $3.9 million, higher margins from purchased coal of $4.2 million, lower expense at Zeigler's clean coal demonstration plant of $3.7 million, lower interest expense of $3.6 million, distribution of surplus funds from an investment in a reciprocal insurance association of $3.2 million, improved productivity at Pike County of $2.9 million and lower property taxes at Old Ben of $1.6 million.

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

Revenues. Revenues were $800.8 million for the year ended December 31, 1997, compared to $731.6 million for the year ended December 31, 1996, an increase of $69.2 million or 10%. EnerZ Corporation's ("EnerZ") energy trading and marketing activities commenced in January 1997. Approximately 80% of EnerZ's fiscal 1997 revenues of $166.5 million were generated from electricity transactions with the remainder attributable to natural gas trading. Coal sales declined $95.0 million in fiscal 1997 compared to 1996, of which $80.2 million reflected the 1996 closures of Old Ben Mine #24 and Old Ben Mine #26, $30.5 million reflected the 1996 closure of Old Ben Mine #20, and $20.4 million reflected the 1996 expiration of Triton's contract with Western Farmers Electric Cooperative ("WFEC"). These decreases were partially offset by a $14.3 million increase in revenues related to the reactivation of Old Ben Mine #11 and other small sales increases. Other revenues include throughput fees of $19.3 million at Zeigler's two east coast transloading terminals; farm, timber, coal trucking, and ash disposal income; royalty and rental income from land and mineral interests; and gains from sales of surplus properties. The fiscal 1997 revenue decline was mainly due to lower revenue from third-party coal leases and timber sales.

Cost of Operations. The cost of operations totaled $641.3 million for the year ended December 31, 1997 compared to $559.6 million for the year ended December 31, 1996, an increase of $81.7 million or 15%. The increase was primarily due to higher trading costs of $173.2 million reflecting the first year of operations for EnerZ, a $16.3 million 1996 curtailment gain resulting from a reduction in Zeigler's recorded obligation to provide retiree medical benefits to certain former midwestern mining employees as a result of their re-employment or termination prior to vesting, and higher costs for operating the Encoal Corporation ("Encoal") plant after the 1996 expiration of Department of Energy co-funding. Partially offsetting these increases was a decrease in cost of coal sales primarily reflecting the impact of 1996 mine closings and reductions in certain recorded liabilities. During 1997, Zeigler also reduced accrued mine closing costs by approximately $23.4 million, including decreases in the Old Ben reclamation obligations and contingent claims liabilities. In addition, actuarially-based liability reductions reducing cost of operations included $8.2 million for accrued pneumoconiosis benefits, $3.2 million for postemployment benefits and $2.4 million for postretirement benefits. Various other estimated liabilities were reevaluated and reduced cost of operations in total by $4.5 million.

Depreciation, Depletion and Amortization. Depreciation, depletion and amortization for the year ended December 31, 1997 totaled $57.9 million compared to $60.1 million for the year ended December 31, 1996, a decrease of $2.2 million or 4%. The decrease in depreciation, depletion and amortization primarily resulted from the 1995 closing of Old Ben Mine #1 and the 1996 closing of Old Ben Mine #24.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 1997 were $15.6 million compared to $20.9 million for the year ended December 31, 1996, a decrease of $5.3 million or 25%. Lower 1997 expenses were mainly the result of lower stock appreciation unit and compensation-related charges and the timing of other expenses.

Interest Expense. Interest expense for the year ended December 31, 1997 was $24.9 million compared to $23.8 million for the year ended December 31, 1996, a decrease of $1.1 million or 5%. The higher expense in fiscal 1997 primarily resulted from increased average borrowings.

Other Income (Expense), Net. Other Income (expense), net for the year ended December 31, 1997 was $7.9 million compared to $2.1 million for the year ended December 31, 1996, an increase of $5.8 million or 276%. The increase primarily reflects higher interest income earned due to larger cash investments.

Provision for Income Taxes. The provision for income taxes for the year ended December 31, 1997 was $10.4 million compared to $11.3 million for the year ended December 31, 1996. The decrease in the provision for income taxes is due to the slightly lower pretax income and lower tax rate. Zeigler's effective tax rate was 15.0% in 1997 versus 16.3% in 1996. The 1997 rate improvement was mainly due to the benefits of tax loss carryforwards. The valuation allowance on deferred tax assets decreased $10.5 million from 1996 to 1997. This valuation allowance primarily relates to alternative minimum tax ("AMT") credit carryforwards. Although management believes that it is unlikely to realize all of its AMT credit carryforward under existing law and company structure, AMT credit carryforward is recognized to reduce the deferred tax liability from the amount of regular tax on temporary differences to the amount of tentative minimum tax on AMT temporary differences.

Net Income. For the year ended December 31, 1997, Zeigler had net income of $58.6 million compared to $58.0 million for the year ended December 31, 1996, an increase of $0.6 million or 1%. The increase primarily resulted from a $9.0 million positive change in customer claims expense representing reversal in 1997 of a $4.5 million contingent claims liability accrued in 1996, reduced 1997 estimates of Old Ben reclamation liabilities totaling $8.2 million, a $6.2 million actuarially-based reduction in the accrued liability for black lung benefits, an unusually large $8.2 million increase in accrued workers' compensation expense in 1996, and a $3.9 million reduction in net interest expense. These factors were substantially offset after taxes by a $16.4 million reduction in net earnings attributable to the 1996 closings of Old Ben Mine #24 and Old Ben Mine #26, a $16.3 million nonrecurring gain in 1996 on curtailment of postretirement benefits, a $6.8 million net earnings decrease related to the December 1996 expiration of Triton's contract with WFEC, a $5.6 million net loss at EnerZ, and a $4.2 million increase in the net loss at Zeigler's technology unit.

Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

Revenues. Revenues were $731.6 million for the year ended December 31, 1996, compared to $783.1 million for the year ended December 31, 1995, a decrease of $51.5 million or 7%. A $56.5 million decline in 1996 coal sales compared to 1995 was largely due to a $42.7 million decrease related to the three mine closures described above and the 1995 closure of Old Ben Mine #1, and $13.6 million was related to price reductions on two major long-term coal supply contracts. These decreases were partially offset by payments totaling $45.5 million in 1995 in connection with the settlement of litigation concerning a contract with Southern Indiana Gas and Electric Company. Other revenues include throughput fees at Zeigler's two east coast transloading terminals; farm, timber, coal trucking, and ash disposal income; royalty and rental income from land and mineral interests; and gains from sales of surplus properties.

Cost of Operations. The cost of operations totaled $559.6 million for the year ended December 31, 1996 compared to $613.2 million for the year ended December 31, 1995, a decrease of $53.6 million or 8.7%. The decrease primarily resulted from a decrease in cost of coal sales from 1995 to 1996 which principally reflects significantly reduced sales from the closed mines and savings from idling Wolf Creek and outsourcing coal formerly supplied by the idled mine. Cost of operations also decreased in 1996 due to a $16.3 million gain on curtailment of postretirement benefits representing a reduction in Zeigler's recorded obligation to provide retiree medical benefits to certain former midwestern mining employees as a result of their re-employment or termination prior to vesting. Partially offsetting these decreases was a $23.3 million 1995 reduction in accrued pneumoconiosis benefits based on updated actuarial estimates that recognized positive trends in claims experience.

Depreciation, Depletion and Amortization. Depreciation, depletion and amortization for the year ended December 31, 1996 totaled $60.1 million compared to $68.6 million for the year ended December 31, 1995, a decrease of $8.5 million or 12%. The decrease in depreciation, depletion and amortization primarily resulted from the 1996 mine closings of Old Ben Mine #24 and #26 in Illinois and Old Ben Mine #20 in West Virginia, and the 1995 closing of Old Ben Mine #1 in Indiana.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 1996 were $20.9 million compared to $20.3 million for the year ended December 31, 1995, an increase of $0.6 million or 3%. The increase in such expenses primarily resulted from expanded business development activities.

Interest Expense. Net interest expense for the year ended December 31, 1996 was $23.8 million compared to $27.9 million for the year ended December 31, 1995, a decrease of $4.1 million or 15%. This decrease resulted primarily from lower average borrowings.

Provision for Income Taxes. The provision for income taxes for the year ended December 31, 1996 was $11.3 million compared to a benefit of $4.5 million for the year ended December 31, 1995. Higher pretax income was responsible for the increase in income taxes from 1995 to 1996. Zeigler's effective tax rate was 16.3% in 1996 as compared to 28.6% in 1995. The 1996 rate improvement was mainly due to the benefits of tax loss carryforwards.

The valuation allowance on the deferred tax asset decreased $8.9 million from 1995 to 1996, mainly because of reduced deductible temporary differences (mostly reclamation liabilities), use of net operating loss carryforwards, and a partially offsetting increase in AMT credit carryforwards.

Net Income. For the year ended December 31, 1996, Zeigler had net income of $58.0 million compared to a loss of $11.2 million for the year ended December 31, 1995, an increase of $69.2 million or 618%. The increase primarily resulted from nonrecurring provisions in 1995 for asset impairments and accelerated mine closings of $114.7 million, lower 1996 mining costs and higher productivity of $18.8 million, and the 1996 $16.3 million curtailment gain on postretirement benefits. These increases were partially offset by nonrecurring 1995 proceeds from a contract settlement of $45.5 million, a 1996 reduction in the pneumoconiosis benefit obligation of $23.3 million, and lower sales volume and sales prices mainly related to the 1996 mine closings of $11.3 million.

The Cyprus Subsidiaries

The following table sets forth, for the preacquisition periods indicated, certain operating and other data of the Cyprus Subsidiaries presented as a percent of revenues.

                                                             Six Months Ended
                                           Fiscal Year       -----------------
                                        -------------------  June 30, June 30,
                                        1995   1996   1997     1997     1998
                                        -----  -----  -----  -------- --------
Operating Data:
Revenues............................... 100.0% 100.0% 100.0%  100.0%   100.0%
Cost of operations.....................  80.4   87.4   89.4    85.6     89.4
Depreciation, depletion and
 amortization..........................   9.4    9.6    9.9    10.8      9.3
Selling, general and administrative....   3.7    3.5    3.8     4.3      3.3
Writedowns and special items...........  23.0    0.5   21.8     0.5      --
                                        -----  -----  -----   -----    -----
Income (loss) from operations.......... (16.5)  (1.0) (24.9)   (1.2)    (2.0)
Interest expense.......................  (0.3)  (0.2)  (0.1)   (0.2)    (0.1)
Other income (expense), net............   0.6    0.8    1.6     0.2      0.4
                                        -----  -----  -----   -----    -----
Income (loss) before income tax
 provision (benefits).................. (16.2)  (0.4) (23.4)   (1.2)    (1.7)
                                        -----  -----  -----   -----    -----

Six Months Ended June 30, 1998 Compared to Six Months Ended June 30, 1997

Because the Cyprus Acquisition was consummated on June 29, 1998, the results of operations for the three-month period ended September 30, 1998, are included in the Company's results of operations.

Revenues. Revenues were $201.8 million for the six months ended June 30, 1998, compared to $193.8 million for the six months ended June 30, 1997, an increase of $8.0 million or 4%. The increase in revenues resulted primarily from increased sales from the Straight Creek deep mine, which began mining operations in July 1997, and the Straight Creek surface mine, which were partially offset by reduced sales from other mines. The increased sales were the result of a new contract for 1.2 million tons per year.

Cost of Operations. The cost of operations totaled $180.5 million for the six months ended June 30, 1998 compared to $165.8 million for the six months ended June 30, 1997, an increase of $14.7 million or 9%. The increase was primarily due to increased coal production to provide for the increased coal sales and increased production costs of approximately $1.50 per ton at the Cyprus Subsidiaries' West Virginia mines, which were primarily due to operating inefficiencies arising from adverse weather conditions and reduced production volumes.

Depreciation, Depletion and Amortization. Depreciation, depletion and amortization for the six months ended June 30, 1998 totaled $18.7 million compared to $20.9 million for the six months ended June 30, 1997, a decrease of $2.2 million or 11%. The decrease was primarily the result of the write down of assets at the Armstrong Creek mine in December 1997 when the mine's economic life was shortened.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the six months ended June 30, 1998 were $6.7 million compared to $8.3 million for the six months ended June 30, 1997, a decrease of $1.6 million or 19%. The decrease in such expenses primarily resulted from a decrease in consulting and other third party administrative charges.

Interest Expense. Interest expense for the six months ended June 30, 1998 was $0.2 million compared to $0.3 million for the six months ended June 30, 1997, a decrease of $0.1 million or 33%. This decrease was primarily the result of decreased capital lease obligations.

Pre-tax Net Income. For the six months ended June 30, 1998, the Cyprus Subsidiaries had a pre-tax net loss of $3.5 million compared to a pre-tax net loss of $2.4 million for the six months ended June 30, 1997, an increase of $1.1 million or 46%. The increase primarily resulted from the increased production costs at the West Virginia mines which were partially offset by decreases in depreciation, depletion and amortization and selling, general and administrative expenses.

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

Revenues. Revenues were $422.9 million for the year ended December 31, 1997, compared to $412.2 million for the year ended December 31, 1996, an increase of $10.7 million or 3%. The increase in revenues resulted primarily from increased coal sales from the Cyprus Subsidiaries' Kentucky mines. The increased sales were the result of shipments under new contracts providing for 2.2 million tons per year.

Cost of Operations. The cost of operations totaled $377.9 million for the year ended December 31, 1997 compared to $360.3 million for the year ended December 31, 1996, an increase of $17.6 million or 5%. The increase was primarily due to the increase in production coupled with increased production costs of approximately $2.50 per ton and $2.00 per ton at the Cyprus Subsidiaries' Kentucky and Tennessee mines, respectively, which were primarily due to roof control problems at the Straight Creek deep mine and increased stripping ratios at the Skyline mine.

Depreciation, Depletion and Amortization. Depreciation, depletion and amortization for the year ended December 31, 1997 totaled $41.9 million compared to $39.6 million for the year ended December 31, 1996, an increase of $2.3 million or 6%. The increase in depreciation, depletion and amortization primarily resulted from accelerated depletion of the Cyprus Subsidiaries' West Virginia coal reserves due to the economic lives of the West Virginia mines being shortened and increased amortization of purchase price allocated to various coal contracts acquired in a previous merger, which resulted from increased sales under such contracts.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 1997 were $16.4 million compared to $14.6 million for the year ended December 31, 1996, an increase of $1.8 million or 12%. The increase in such expenses primarily resulted from increased administrative costs driven by increased sales.

Interest Expense. Interest expense for the year ended December 31, 1997 was $0.6 million compared to $0.8 million for the year ended December 31, 1996, a decrease of $0.2 million or 25%. This decrease was primarily the result of decreased capital lease obligations.

Pre-tax Net Income. For the year ended December 31, 1997, the Cyprus Subsidiaries had a pre-tax net loss of $99.1 million compared to a pre-tax net loss of $1.5 million for the year ended December 31, 1996, a decrease of $97.6 million. The decrease primarily resulted from the special charge of $92.1 million taken in 1997, which provided for the shortened economic lives of the Armstrong Creek and Chinook mines and the write down of a portion of the purchase price allocated to the coal contracts acquired in a previous merger, the increased production costs at the Kentucky and Tennessee mines and increased depreciation, depletion and amortization, selling, general and administrative expenses.

Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

Revenues. Revenues were $412.2 million for the year ended December 31, 1996, compared to $426.7 million for the year ended December 31, 1995, a decrease of $14.5 million or 4%. The decrease in revenues resulted primarily from the expiration in 1995 of a contract which provided for annual shipments of 2.8 million tons and a reduction for a contract which provided for annual shipments of 1.5 million tons in 1995 in return for an increase in contract tonnage of
0.5 million tons per year.

Cost of Operations. The cost of operations totaled $360.3 million for the year ended December 31, 1996 compared to $342.9 million for the year ended December 31, 1995, an increase of $17.4 million or 5%. The increase was primarily due to increased coal production, the increased coal sales and increased production costs of approximately $1.50 per ton at the Armstrong Creek and Stockton mines, which was due to an increase in equipment leasing costs and increased preparation plants costs, related to repairs and upgrades. Those increases were partially offset by decreased production costs of approximately $1.00 per ton at the Star Fire mine and the closure of the Lost Mountain mine.

Depreciation, Depletion and Amortization. Depreciation, depletion and amortization for the year ended December 31, 1996 totaled $39.6 million compared to $40.2 million for the year ended December 31, 1995, a decrease of $0.6 million or 2%. The decrease in depreciation, depletion and amortization primarily resulted from the shutdown of the Lost Mountain mine in 1995, which was partially offset by increased amortization of purchase price allocated to various coal contracts acquired in a previous merger, which resulted from increased sales volume under such contracts.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 1996 were $14.6 million compared to $15.9 million for the year ended December 31, 1995, a decrease of $1.3 million or 8%. The decrease is attributable to decreased administrative costs driven by decreased sales.

Interest Expense. Interest expense for the year ended December 31, 1996 was $0.8 million compared to $1.2 million for the year ended December 31, 1995, a decrease of $0.4 million or 33%. This decrease resulted primarily from decreased capital lease obligations.

Pre-tax Net Loss. For the year ended December 31, 1996, the Cyprus Subsidiaries had a pre-tax net loss of $1.5 million compared to a pre-tax loss of $69.2 million for the year ended December 31, 1995, a decrease of $67.7 million. The improvement was primarily attributable to the absence of the $98.1 million special charge recorded in 1995, decreased production costs at the Star Fire mine and decreased interest, depreciation, depletion, amortization, selling, general and administrative expenses. The absence of the $98.1 million special charge and the decrease in other expenses were partially offset by the expiration of a long-term sales contract, the reduction of a long-term sales contract price and the increased production costs at the Armstrong Creek and Stockton mines.

Liquidity

Historical

Cash flow from operations was $11.1 million, $4.8 million, ($10.2 million) and ($30.1 million) for the years ended December 31, 1995, 1996 and 1997 and the nine-month period ended September 30, 1998 (cash flows from operations includes adjustments for non-cash items of $4.7 million for 1995 relating to the predecessor's non-cash property additions and reclamation accrual adjustments). During the year ended December 31, 1997, AEI Holding had a net loss of $22.2 million compared to net income of $5.1 million for the year ended December 31, 1996 and net income of $1.1 million for the year ended December 31, 1995. During the year ended December 31, 1995, cash flow from operations was increased due to a decrease in accounts receivable of $3.3 million, a decrease in other non-current assets of $2.8 million, and an increase in accrued expenses and other of $4.3 million, which was more than offset by an increase in inventories of $2.3 million, an increase in prepaid expenses and other of $2.2 million and a decrease in other non-current liabilities of $1.6 million. During the year ended December 31, 1996, cash flow from operations was decreased by an increase in accounts receivable of $6.1 million, an increase in inventories of $3.1 million, a decrease in other non-current liabilities of $5.7 million which was partially offset by an increase in accounts payable of $9.5 million and depreciation of $6.9 million. During the year ended December 31, 1997, cash flow from operations was decreased due to an increase in accounts receivable of $8.0 million, an increase in inventories of $6.2 million, an increase in other non-current assets of $2.2 million and a decrease in other non-current liabilities of $2.7 million which was more than offset by a provision for deferred income tax of $16.6 million, prepayment penalties on debt refinancing of $1.6 million, depreciation of $10.8 million and an increase in accounts payable of $4.2 million.

Cash flow used in operations was ($8.0 million) for the nine months ended September 30, 1997 compared to ($30.1 million) for the nine months ended September 30, 1998. For the nine months ended September 30, 1998 net loss was $10.7 million which included $28.2 million in non-cash depreciation, depletion and amortization. Cash flow from operations decreased due to an increase in inventories of $6.6 million, as the Company increased coal reserves, a decrease in accrued expenses and other of $35.4 million, an increase in prepaid expenses and other of $4.6 million and a decrease in other non-current liabilities of $3.7 million.

For the nine months ended September 30, 1997 net loss was $0.7 million which included $6.9 million in non-cash depreciation, depletion and amortization. Cash flow from operations decreased due to an increase in receivables of $11.3 million, an increase in inventories of $6.5 million and a decrease in other non-current liabilities of $3.2 million. Cash flow from operations increased due to an increase in accounts payable of $4.9 million and an increase in accrued expenses and other of $3.4 million.

At various times during the first nine months of 1998, events of default existed under the prior $25 million credit facility of AEI Holding as a result of non-compliance with certain financial covenants contained therein and under the Indenture governing the Notes retired in the Senior Note Exchange (the "Old Indenture") as a result of cross default provisions. In addition, a default existed under the Old Credit Facility and the Old Indenture because AEI Holding failed to timely provide certain required notices, reports and certificates. AEI Holding has remedied its non-compliance by obtaining a waiver and amendment to the Old Credit Facility, providing the required information and curing the other defaults under the Old Indenture.

Pro Forma

The Company has substantial indebtedness and significant debt service obligations. As of September 30, 1998, on a pro forma basis after giving effect to the Transactions, the Company would have had total long-term indebtedness, including current maturities, aggregating $1,127.8 million. Such borrowing was more than offset by cash on the balance sheet as of the date of such borrowing. The Indenture will permit the Company to incur substantial additional indebtedness in the future, including secured indebtedness, subject to certain limitations. Such limitations will include certain covenants that, among other things: (i) limit the incurrence by the Company of additional indebtedness and the issuance of certain preferred stock; (ii) restrict the ability of the Company to make dividends and other restricted payments (including investments); (iii) limit transactions by the Company with affiliates; (iv) limit the ability of the Company to make asset sales; (v) limit the ability of the Company to incur certain liens; (vi) limit the ability of the Company to consolidate or merge with or into, or to transfer all or substantially all of its assets to, another person and (vii) limit the ability of the Company to engage in other lines of business. The Senior Credit Facility will contain additional and more restrictive covenants as compared to the Indenture and will require the Company to maintain specified financial ratios and satisfy certain tests relating to its financial condition. See "Capitalization," "Description of the Notes--Certain Covenants," "Description of Other Indebtedness--The New Senior Notes" and "--The Senior Credit Facility."

The Company may continue to engage in evaluating potential strategic acquisitions. The Company expects that funding for any such future acquisitions may come from a variety of sources, depending on the size and nature of such acquisition. Potential sources of capital include cash generated from operations, proceeds from the Offering, borrowings under the Senior Credit Facility, or other external debt or equity financings. There can be no assurance that such additional capital sources will be available to the Company on commercially reasonable terms or at all.

In connection with the Offering, the Company expects to amend and restate the Senior Credit Facility, which will provide for aggregate borrowings of up to $875.0 million. As of September 30, 1998, on a pro forma basis after giving effect to outstanding letters of credit, the Company would have had approximately $73.5 million of borrowings available under the Revolving Credit Facility (after giving effect to approximately $183.0 million of outstanding letters of credit and borrowings to fund the Martiki Acquisition). Interest rates on the revolving loans under the Senior Credit Facility will be based, at the Company's option, on the Base Rate (as defined therein) or LIBOR (as defined therein). The Revolving Credit Facility will mature five years after the Closing Date (as defined therein). The Senior Credit Facility will contain certain restrictions and limitations, including financial covenants that will require the Company to maintain and achieve certain levels of financial performance and limit the payment of cash dividends and similar restricted payments. See "Description of Other Indebtedness--The Senior Credit Facility."

The Company made capital expenditures of $79.1 million, $89.5 million, and $113.8 million for the years ended December 31, 1995, 1996 and 1997, respectively, and $55.5 million for the nine months ended September 30, 1998. The Company estimates that for the year ending December 31, 1998, it will make capital expenditures of $80.2 million, of which $42.1 million will be for replacement capital expenditures and $38.1 million will be for expanding capacity and developing new mines. The Company currently anticipates a total of $108.0 million of capital expenditures in the year ending December 31, 1999, $38.0 million for replacement of and improvements to equipment and facilities, $22.0 million for expansion at Mid-Vol, $38.0 million for expansion at Bowie, $6.0 million for the manufacture of an additional Addcar highwall mining system and $4.0 million for expansion at Zeigler's facilities.

Since the Senior Note Exchange, the Company's principal liquidity requirements have been for debt service requirements under the Notes, the Subordinated Notes the Senior Credit Facility, other outstanding indebtedness, and for working capital needs and capital expenditures, including future acquisitions. The

Company's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, their indebtedness (including each issue of the Notes and the New Senior Notes), or to fund planned capital expenditures will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond their control. Based upon the current level of operations and anticipated cost savings and operating improvements, the Company believes that cash flow from operations and available cash, together with available borrowings under the Senior Credit Facility, will be adequate to meet the Company's liquidity needs for the reasonably foreseeable future. However, the Senior Credit Facility and the New Senior Notes will mature prior to the maturity of the Notes. The Company will likely need to refinance such indebtedness upon or prior to their respective maturities as well as all or a portion of the principal of the Notes on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated cost savings and operating improvements will be realized or that future borrowings will be available under the Senior Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Notes and the New Senior Notes, or to fund its other liquidity needs. In addition, there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all. See "Risk Factors."

Hedging Policy

The Company has not historically purchased or sold coal future contracts or engaged in financial hedging transactions to any material extent, although it may do so in the future. A subsidiary of Zeigler was actively engaged in financial hedging transactions through June 2, 1998, however, that subsidiary is currently being held for sale. The Company may from time to time enter into contracts to supply coal to utilities or other customers prior to acquiring the coal reserves necessary to meet all of its obligations under these contracts but it does not expect this practice to impact its results of operations materially in the near term. See "Risk Factors--Reliance on Long-Term Coal Supply Contracts."

Inflation

Due to the capital-intensive nature of the Company's activities, inflation may have an impact on the development or acquisition of mining operations, or the future costs of final mine reclamation and the satisfaction of other long-term liabilities, such as health care or pneumoconiosis (black lung) benefits. However, inflation in the United States has not had a significant effect on the Company's operations in recent years.

Recent Accounting Pronouncements

In June 1997, SFAS No. 130, "Reporting Comprehensive Income" was issued which establishes new rules for the reporting and display of comprehensive income and its components. This statement had no impact on the Company as the Company currently has no transactions which give rise to differences between net income and comprehensive income.

Also in June 1997, SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS 131") was issued which establishes standards for disclosure about operating segments in annual financial statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." The new standard becomes effective for the Company's 1998 fiscal year-end and requires comparative information from earlier years be restated to conform to requirements of this standard. The Company is evaluating the requirements of SFAS No.131 and the effects, if any, on the Company's current reporting and disclosures.

In February 1998, SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" was issued which improves and standardizes disclosures by eliminating certain existing reporting requirements and adding new disclosures. The statement addresses disclosure issues only and does not change the measurement of recognition provisions specified in previous statements. The statement supersedes SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Accounting for Settlements and Curtailments of

Defined Benefit Pension Plans and for Termination Benefits" and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The Company intends to adopt this statement for its 1998 fiscal year-end.

In June 1998, SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133") was issued which establishes accounting and reporting standards for derivative instruments and for hedging activities. This Statement amends FASB Statement No. 52, Foreign Currency Translation, to permit special accounting for a hedge of a foreign currency forecasted transaction with a derivative. It supersedes FASB Statements No. 80, Accounting for Future Contracts, No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, and No. 119, Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments. It amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to include in Statement No. 107 the disclosure provisions about concentrations of credit risk from FASB Statement No. 105. This Statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company is evaluating the requirements of SFAS No. 133 and the effect, if any, on the Company's current reporting and disclosures.

Effective January 1, 1999, the Company will adopt Statement of Position (SOP) 98-5 Reporting on the Costs of Start-Up Activities. The new statement requires that the costs of start-up activities be expensed as incurred. The Company has not yet evaluated the impact of this statement on the results of operations or financial position.

Impact of Year 2000 Issue

The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations and the ability to engage in normal business activities. Based on the Company's ongoing assessment of its business information systems, the Company determined that its key business systems are substantially compliant with year 2000 requirements. The Company is currently in the process of deploying a new company wide management and accounting system which is expected to be functional in March 1998. This system is year 2000 compliant and is being installed due to additional functionality needed due to the growth of the Company. Non-information technology components could have an impact on the Company. Management is currently in the process of reviewing all non-information technology components including embedded technology, equipment related hardware and software, as well as communication systems with such review expected to be completed by March 1999. Any necessary upgrades or replacements are expected to be completed by May 1999. The Company is not materially reliant on third party systems (e.g. electronic data interchange) to conduct business.

The Company presently believes that the year 2000 issue will not pose significant operational problems for its business systems. However, if any needed modifications and conversions were not made, or were not completed timely, the year 2000 issue would likely have a material impact on the operations of the Company. The Company's total year 2000 project cost is not expected to be material, based on presently available information. However, there can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted and would not have an adverse effect on the Company's systems. The Company has determined it has no exposure to contingencies related to the year 2000 issue for the majority of the products it has sold. If any of the Company's suppliers or customers do not, or if the Company itself does not, successfully deal with the year 2000 issue, the Company could experience delays in receiving or shipping coal and equipment that would increase its costs and that could cause the Company to lose revenues and even customers and could subject the Company to claims for damages. Customer problems with the year 2000 issue could also result in delays in the Company invoicing its customers or in the Company receiving payments from them that would affect the Company's liquidity. Problems with the year 2000 issue could affect the activities of the Company's customers to the point that their demand for the Company's products is reduced. The severity of these possible problems would depend on the nature of the problem and how quickly it could be corrected or an alternative implemented, which is unknown at this time. In the extreme such problems could bring the Company to a standstill.

The Company, based on its normal interaction with its customers and suppliers and the wide attention the year 2000 issue has received, believes that its suppliers and customers will be prepared for the year 2000 issue. There can, however, be no assurance that this will be so. In February 1999 the Company requested from all our major customers and suppliers written assurances as to their year 2000 compliance. Some risks of the year 2000 issue are beyond the control of the Company and its suppliers and customers. For example, the Company does not believe that it can develop a contingency plan which will protect the Company from a downturn in economic activity caused by the possible ripple effect throughout the entire economy that could be caused by problems of others with the year 2000 issue.

The Company will utilize both internal and external resources to test its business systems for year 2000 compliance. The Company anticipates completing its year 2000 testing within one year, which is prior to any anticipated impact on its operating systems. For 1999 the Company has budgeted $0.1 million for assessment and testing of year 2000 compliance by outside service providers. Information technology costs specifically for the year 2000 issue in excess of normal operations to cover assessment, remediation and testing are not expected to exceed $0.5 million and will be expensed as incurred. The Company has not yet seen any need for contingency plans for the year 2000 issue, but this need will be continuously monitored as the Company acquires more information.

The costs of the project and the date on which the Company believes it will complete the year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the ability to locate and correct all relevant computer codes, the ability to successfully integrate the business systems of newly acquired entities and similar uncertainties. See "Risk Factors--Impact of Year 2000 Issue."

                               THE COAL INDUSTRY

General

According to data compiled by the Energy Information Administration of the U.S. Department of Energy, U.S. coal production totaled 1.09 billion tons in 1997, a 2.8% increase from the 1.06 billion tons produced in 1996 and a record high. The increase in 1997 coal production levels was driven by: (i) the lower cost of generating electricity with coal compared to oil; (ii) decreased reliance on nuclear powered generation; (iii) volatile natural gas prices; and (iv) strong economic growth. Total U.S. coal consumption reached 1.06 billion tons in 1997, a 2.1% increase from 1996. Approximately 89.0% of the coal consumed in the United States is used by utilities for the generation of electricity, and coal continues to be the principal energy source for U.S. utilities, with its share of total electricity generation rising from 56.0% in 1996 to 57.0% in 1997, as compared with 20.1% from nuclear, 10.8% from hydroelectric and 9.1% from gas-fired facilities in 1997. In the last three years, coal prices under long-term sales contracts have generally remained steady; however, spot market coal prices have experienced greater fluctuation due to seasonal variations in supply and demand caused by weather. Despite the increased consumption and the many inefficient mines that have closed in the last 10 years, coal mining companies with improving productivity have filled the increasing demand without price increases. Increased competition in the generation of electricity is forcing utility buyers to purchase coal more selectively. This heightened fiscal responsibility has led to lower stockpiles, increased spot market activity and shorter contract terms, which may create greater price volatility than has been experienced in the past.

According to statistics compiled by the federal government, the number of operating mines has declined 47.3% from 1987 through 1997, even though production during that same time has increased 21.2%. Productivity gains have contributed to the stability of coal prices in recent years. Recently there has been significant consolidation of coal producers in the United States. The 10 largest coal producers in 1987 accounted for 36.4% of total domestic coal production. After giving pro forma effect to the Recent Acquisitions, the 10 largest coal companies accounted for 62% of total domestic coal production in 1997.

According to a recent report by Energy Ventures Analysis, Inc. ("EVA"), the demand for steam coal and the demand for coal by electric utilities in the United States generally is expected to increase steadily over the next 13 years. In addition, clean air concerns and legislation have increased consumption of low-sulfur products mined in Central Appalachia and the western United States. The following table highlights the increases in coal demand as projected by EVA:

                                                     Coal Demand Forecast
                                                 -------------------------------
                                                 1995   1997   2000  2005  2010
                                                 -----  -----  ----- ----- -----
                                                     (in millions of tons)
                                                     ---------------------
Domestic
 Utility........................................   828    885    979 1,057 1,112
 Metallurgical..................................    33     32     30    29    27
 Industrial/Other...............................    81     77     78    81    79
                                                 -----  -----  ----- ----- -----
    Total Domestic..............................   942    994  1,087 1,167 1,218
Export
 Steam..........................................    40     31     31    30    31
 Metallurgical..................................    50     52     45    40    36
                                                 -----  -----  ----- ----- -----
    Total Export................................    90     83     76    70    67
                                                 -----  -----  ----- ----- -----
Total Demand.................................... 1,032  1,077  1,163 1,237 1,285
Consumers Stock Change..........................    (2)   (16)   --    --    --
                                                 -----  -----  ----- ----- -----
Total Consumption............................... 1,030  1,061  1,163 1,237 1,285
                                                 -----  -----  ----- ----- -----

Coal Types

In general, coal is classified by Btu content and sulfur content. In ascending order of heat values, the four basic types of coal are lignite, subbituminous, bituminous and anthracite. Coal of all geological composition is characterized by end use as steam coal. Certain bituminous coals may be classified as metallurgical coal.

  Lignite Coal. Lignite coal is a brownish-black coal with a Btu content that generally ranges from 3,500 to 8,300 Btus per pound. Major lignite operations are located in Texas, North Dakota, Montana and Louisiana. Lignite coal is used almost exclusively in power plants located adjacent to such mines because any transportation costs, coupled with the mining costs, would exceed the price a customer would pay for such low-Btu coal.

  Subbituminous Coal. Subbituminous coal is a black coal with a Btu content that ranges from approximately 8,300 to 11,500 Btus per pound. Most subbituminous reserves are located in Montana, Wyoming, Colorado, New Mexico, Washington and Alaska. Subbituminous coal is used almost exclusively by electric utilities and some industrial consumers.

  Bituminous Coal. Bituminous coal is a "soft" black coal with a Btu content that ranges from 10,500 to 14,000 Btus per pound. This coal is located primarily in Appalachia, the Midwest, Colorado and Utah, and is the type most commonly used for electric power generation in the United States. Bituminous coal is used for utility and industrial steam purposes, and as a feedstock for metallurgical purposes, which is used in steel production. Coal used in metallurgical processes has higher expansion/contraction characteristics than steam coal.

  Anthracite Coal. Anthracite coal is a "hard" coal with a Btu content that can be as high as 15,000 Btus per pound. Anthracite deposits are located primarily in the eastern region of Pennsylvania, and are used primarily for utility, industrial and home heating purposes.

Coal Qualities

Steam Coal

The primary factors considered in determining the value and marketability of steam coal are the Btu content, the sulfur content and the percentage of ash (small particles of inert material), moisture and volatile matter. The Btu content provides the basis for satisfying the heating requirements of boilers. Coal having a lower Btu content frequently must be blended with coal having a higher Btu content to allow the consumer to utilize the coal efficiently in its operations. Due to the restrictive environmental regulations regarding sulfur dioxide emissions, coal is commonly described with reference to its sulfur content. Coal that emits no more than 1.6 pounds of SO/2//MMBtu when burned is considered low-sulfur coal. Coal that emits no more than 1.2 pounds of SO/2//MMBtu is considered compliance coal. Coal that emits no more than 0.8 pounds of SO/2//MMBtu is called super-compliance coal. Super-compliance and compliance coal exceed the current requirements of Phase I of the Clean Air Act Amendments of 1990 (the "Clean Air Act Amendments") and meet or exceeds the prospective requirements of Phase II of that legislation. Since super-compliance and compliance coal exceed the Phase I requirements, consumers using such coal can either earn sulfur emission credits, which can be sold to other coal consumers, or blend the coal with higher sulfur coal to lower the overall sulfur emissions without having to install expensive sulfur-reduction technology (e.g., scrubbers, etc.). Super-compliance coal is desirable because utilities can burn it without blending and earn sulfur emission credits or blend it with higher-sulfur non-compliance coal even under Phase II of the Clean Air Act Amendments. Generally, coal with 2.5 pounds or less of SO/2/ /MM Btu is near low-sulfur and can be burned without scrubbing, by utilizing blending with super-compliance coal or purchasing reasonable quantities of emission credits to comply with Phase II of the Clean Air Amendments.

The non-combustible nature of ash diminishes the heating value of the coal (i.e., the higher the percentage of ash, the lower the heating value). For electric utilities, the percentage of ash is important not only for its effect on heating value, but also because it affects the amount of combustion by-products. Electric utilities typically require coal with an ash content ranging from 6% to 15%, depending on individual power plant specifications. Ash standards for metallurgical coal are more stringent than ash standards for steam coal, typically requiring less than 8% ash. The percentage of moisture is important because the higher the moisture, the lower the heating value or Btus per pound. Also, if the percentage of moisture is too high, customers may experience handling problems with the coal. Moisture concerns are principally related to coal from the Powder River Basin. Volatile matter is the percentage of combustible matter which is easily vaporized in the combustion process, and is important for electric utilities because power plant boilers are designed to burn coal having a particular volatile matter. Most utility power plants are designed to burn medium- to high-volatile coal.

Metallurgical Coal

Sulfur content, ash content, volatility, carbon content and certain other coking characteristics are especially important for determining the value and marketability of metallurgical coal. Metallurgical coal is fed into a coke oven where it is heated in an oxygen deficient environment, producing a high carbon content, porous coke which is used to fuel blast furnaces. It is important in the coking process to create a stable and high strength coke. This is done by the careful blending of low volatile and high volatile met coals to create the proper coke characteristics. The lower the volatile characteristics and percentage of ash in coal, the higher the yield and carbon content of the coke. However, too much low volatility coal may cause coke to stick in the coke oven if it is an expanding coal.

Coal Regions

The majority of U.S. coal production is generated from six regions: Northern Appalachia, Central Appalachia, Southern Appalachia, the Illinois Basin, the Rocky Mountains, and the Powder River Basin. The geographic areas that comprise the six regions and characteristics of the coal in those regions are as follows:

  Northern Appalachia. Northern Appalachia consists of northern West Virginia, Pennsylvania and Ohio. This coal is generally high in Btu content (12,000-13,000 Btus per pound of coal). However, the sulfur content in this coal (1.5%-2.5%) generally does not meet the Phase II standards of the Clean Air Act Amendments.

  Central Appalachia. Central Appalachia consists of southern West Virginia, eastern Kentucky and Virginia. The coal in this region is generally low in sulfur (0.7%-1.5%) and high in Btu content (12,000-13,500 Btus per pound of coal). The majority of this coal complies with Phase I of the Clean Air Act Amendments and, after the implementation of Phase II of that legislation, this coal is expected to be in high demand. Central Appalachia sources provide most of the U.S.'s overseas export coal.

  Southern Appalachia. Southern Appalachia consists of Tennessee and Alabama. Coal from this region also has a low sulfur content (0.7%-1.5%), which is generally acceptable for Phase I of the Clean Air Act Amendments, and a high Btu content (12,000-13,000 Btus per pound of coal). While productivity is impaired by the region's highly variable thin seams, readily accessible waterways and proximity to southern utility plants help to reduce delivery costs of coal from this region to utility customers.

  The Illinois Basin. The Illinois Basin consists of western Kentucky, Illinois and Indiana. Coal from this region varies in Btu content (10,000-12,000 Btus per pound of coal) and has a high sulfur content (2.5%-3.5%). Although there are exceptions, generally no unwashed Illinois Basin coal satisfies the Phase I or Phase II standards of the Clean Air Act Amendments. However, Illinois Basin coal is burned in plants equipped with scrubbers, blended with low-sulfur coal or burned by plants with SO/2/ emission credits.

  The Rocky Mountains. The Rocky Mountain region consists of Utah and Colorado. The coal in this region is low in sulfur content (0.4%-0.5%) and varies in Btu content (10,500-12,800 Btus per pound of coal). This coal complies with Phase I and Phase II of the Clean Air Act Amendments. A portion of U.S. coal exports come from this region.

  The Powder River Basin. The Powder River Basin consists mainly of northeastern Wyoming and southeastern Montana. This coal is very low in sulfur content (0.25% to 0.65%), low in Btu content (8,000-9,200 Btus per pound of coal) and very high in moisture content (20%-35%). All of this coal complies with Phase I and Phase II of the Clean Air Act Amendments, but many utilities cannot burn it without derating their plants, unless it is blended with higher Btu coal.

Mining Methods

Coal is mined using either surface or underground methods. The method utilized depends upon several factors, including the proximity of the target coal seam to the earth's surface, and the geology of the surrounding area. Surface techniques generally are employed when there are favorable stripping ratios, and underground techniques are used for deeper seams. In 1996, surface mining accounted for approximately 62% of total U.S. coal production, with underground mining accounting for the balance of production. Surface mining generally is less expensive and has a higher recovery percentage than underground mining, with surface mining typically resulting in the recovery of 80% to 90%, and underground mining resulting in the recovery of 50% to 60%, of the total coal from a particular deposit.

Surface Mining Methods

Mountaintop Removal Mining. Mountaintop removal mining is a surface mining method in which all material above the coal seam is removed prior to removal of the coal, leaving a relatively level plateau in place of the hilltop after mining. A more complete recovery of the coal is accomplished through this method; however, its feasibility depends on the amount of overlying material in relation to the coal to be removed.

Area Mining. Area mining is essentially a large-scale moving trench. The initial overburden is removed from a trench which progresses forward over the coal seam. As the trench moves forward, the stripped overburden is moved to the back side of the trench. Area mining is usually performed with draglines, truck and shovel units and large dozers.

Contour Mining. Contour mining is a surface mining method conducted on coal seams where mountaintop removal is not feasible because of the high overburden ratios. Mining proceeds laterally around a hillside, at essentially the same elevation, assuming the seam is fairly flat. The contour cut in a coal seam provides a flat surface that can be used to facilitate highwall mining or the less efficient auger mining (both discussed below). This is a common surface mining method in the steeper slopes of the Appalachian coalfields.

Auger Mining. Auger mining is a surface mining method in which miners remain outside of the mine and a large, corkscrew-like machine (the "auger") bores into the side of a hill and extracts coal by "twisting" it out. This method is less efficient than highwall mining, but is used by many of the Company's competitors. Auger mining generally permits the extraction of coal to depths of only 300 feet or less.

Highwall Mining. Highwall mining is an innovative mining method that uses the patented Addcar highwall mining system developed by Addington Resources under the guidance of Larry Addington. The Addcar mining system bores into the face of a coal seam using a continuous miner and transports coal to the mine opening using cascading conveyor belts with wheels on a series of cars connected to the continuous miner. The Addcar mining system is remote-controlled by an employee in a climate-controlled enclosure on the launch vehicle (a mobile structure containing power supply, operating controls, and alignment sensors for remotely controlling the underground portion of the Addcar system), which is located at the mine entrance on the surface. Trench, box, open-pit or contour cuts allow the highwall mining equipment to be utilized as the primary production machine for projects requiring large volumes of coal production. The Addcar system allows the Company to reduce operating costs and extract coal profitably from reserves that would otherwise have been uneconomical to mine. The Addcar system allows the Company to drive down stripping ratios, causing the extraction cost per ton to decrease significantly.

Deep Mining Methods

Room and Pillar Mining. Room and pillar mining is a method of deep mining which uses remote-controlled continuous miners that cut a network of interconnected 20-foot wide passages as high as the coal seam. Roof bolters stabilize the mine roof and pillars are left to provide overall roof support. Significant technological advances have enabled this mining method to be the most common method of deep mining. Room and pillar mining is used as a primary recovery method in smaller mines and for developing a network of panels for longwall mining.

Longwall Mining. Longwall mining is a deep mining method that uses powerful hydraulic jacks, varying from four feet to 12 feet in height, to support the roof of the mine while mobile shearing machines extract the coal. High capacity chain conveyors then move the coal to a high capacity mine belt system for delivery to the surface. The longwall machine generally cuts blocks of coal, referred to as longwall panels, that have a width of approximately 900 feet and a length ranging from 9,000 to 11,000 feet. Longwall mining is a low-cost, high-output method of deep mining that results in the recovery of approximately 60% of coal reserves. In addition, longwall mining is a much faster method of mining coal than room and pillar mining. After a longwall panel is cut, the longwall machine must be disassembled and moved to the next panel location, a process which generally takes one to two weeks.

Coal Preparation and Blending

Depending on coal quality and customer requirements, raw coal may be shipped directly from the mine to the customer. Generally, raw coal from mountaintop removal, contour and strip mines can be shipped in this manner. However, most raw coal is not of adequate quality to be shipped directly to the customer, and must be processed in a preparation plant. Preparation plants separate the coal from the impurities. Processing the coal in a preparation plant upgrades the quality and heating value of the coal by removing or reducing sulfur and ash-producing materials, but entails additional expense and results in some loss of coal. Coal blending or mixing of various sulfur and ash contents is often performed at a preparation plant or loading facility to meet the specific combustion and environmental needs of customers. Coal blending is important for increasing profits because blending minimizes the cost of meeting the quality requirements of specific customer contracts, thereby optimizing contract revenue.

Customers

Over the last 10 years, coal consumption in the United States has generally experienced steady annual growth, reaching a record level of 1.06 billion tons in 1997. This steady growth in coal consumption is attributable to similar growth in the demand for electricity over the same period, as the electric utility industry accounts for 87% of domestic coal consumption. In 1997, coal-fired utilities generated approximately 57% of the nation's electricity, followed by nuclear (20.1%), hydroelectric (10.8%) and gas-fired (9.1%) utilities. According to EVA and other industry sources, over the next several years, electricity usage is expected to increase at an average annual rate of 1.4% to 1.9%. Because coal is one of the least expensive and most abundant resources for the production of electricity, and imports of coal historically have not exceeded 1.0% of domestic coal consumption, domestically produced coal is expected to continue to play a significant role in the production of electricity in the future.

                       Electricity Generation Fuel Type

                           [PIE CHART APPEARS HERE]

                              Coal       (57.0%)
                              Nuclear   (20.1.%)
                              Hydro      (10.8%)
                              Gas         (9.1%)
                              Other*      (3.0%)

Electricity can be generated less expensively using coal than natural gas, oil or nuclear energy. The delivered cost of coal for utilities averaged $1.273/MMBtu in 1997 compared to $2.761/MMBtu for natural gas and $2.879/MMBtu for oil. Although the cash operating costs of nuclear and hydroelectric energy are less expensive than coal, no new nuclear plant permits have been issued since 1978, and many existing plants are near the end of their useful lives. Additionally, the availability of hydroelectricity is limited. Oil and all other petroleum by-products accounted for less than 2.5% of all utility fuel consumption in both 1990 and 1997. The table below illustrates the relative cost advantage of coal over certain other power generation sources:

                       Average Total Generating Costs(1)

                                                                 1990(2) 1997(3)
                                                                 ------- -------
   Coal......................................................... $20.06  $17.24
   Nuclear......................................................  22.36   18.98
   Hydroelectricity.............................................   3.04    5.86
   Natural Gas..................................................  28.84   35.12

--------
(1) Average annual generating costs per Mwh produced for all U.S. power plants; costs are all-in and include the cost of fuel, depreciation of plant, and overhead and maintenance.
(2) Source: RDI Power Data 1996. FERC Form 1 Data.
(3) Source: Monthly operating data from RDI, 1998 from FERC reports.

Utility Deregulation

Since 1935, domestic electric utilities have operated in a regulated environment, with prices and return on investment being determined by state utility and power commissions. In April 1996, the Federal Energy Regulatory Commission ("FERC") established rules providing for open access to electricity transmission systems, thereby initiating consumer choice in electricity purchasing and encouraging competition in the generation of electricity. It is anticipated that the FERC rules will create a national market for the sale of wholesale electricity where competition will primarily focus on price. Within the electric utility industry, the low-cost producers of electricity should benefit most due to the increased focus on price. Among the eastern states, Kentucky, South Carolina, West Virginia, Indiana, Virginia, Ohio and Georgia are in the top half of low cost electricity producers. Competition will likely benefit the coal industry generally because coal is a relatively low-cost source of electricity generation. Within the coal industry, companies with customers that are low-cost producers and have excess capacity are likely to see the greatest increase in coal demand. The Company's primary customers are low-cost electricity producers located in the eastern half of the United States.

The Company's primary marketing focus is on states east of the Mississippi River. The following table highlights the states east of the Mississippi River where the Company sells significant quantities of coal. The Company currently sells coal to utility customers who generally have low industrial electricity prices. Since utilities are currently regulated, the Company believes that the sales price of their electricity is a reasonable proxy for the relative generation costs within those states. Management believes that the Company is positioned as a low cost coal supplier to those utilities which are relatively low cost and that those low cost utilities will benefit from deregulation. Consequently, management believes that the Company is well positioned to benefit from electric utility deregulation.

                         1996 Industrial
Eastern States            Electric Rate
--------------           ---------------
                         (cents per kWh)
Kentucky*...............      2.92
Wisconsin...............      3.66
South Carolina*.........      3.89
Alabama.................      3.90
West Virginia*..........      3.91
Indiana*................      3.93
Virginia*...............      3.99
Maryland................      4.15
Ohio*...................      4.21
Georgia*................      4.29
Mississippi.............      4.41
Tennessee*..............      4.52
Delaware................      4.68
North Carolina*.........      4.79
Michigan................      5.08
Florida.................      5.11
Illinois*...............      5.24
New York................      5.62
Pennsylvania............      5.93
Maine...................      6.26
Vermont.................      7.58
Connecticut.............      7.86
New Jersey..............      8.15
Massachusetts...........      8.43
Rhode Island............      8.51
New Hampshire...........      9.16

                         1996 Industrial
Western States            Electric Rate
--------------           ---------------
                         (cents per kWh)
Idaho...................      2.68
Washington..............      2.85
Montana.................      3.30
Oregon..................      3.41
Wyoming.................      3.45
Nebraska................      3.68
Utah....................      3.70
Oklahoma................      3.78
Iowa....................      3.91
Texas...................      4.03
Minnesota...............      4.26
Louisiana...............      4.32
Colorado................      4.35
New Mexico..............      4.35
Missouri................      4.44
North Dakota............      4.44
South Dakota............      4.45
Arkansas................      4.47
Kansas..................      4.70
Nevada..................      4.90
Arizona.................      5.19
California..............      6.97

--------
An asterisk indicates States where the Company has significant customers.
SOURCE: Department of Energy/Energy Information Administration, Electric Sales and Revenue, 1996.

Environmental Laws

Various federal, state and local environmental laws have had, and will continue to have, a significant effect on the domestic coal industry. These laws govern matters such as employee health and safety, limitations on land use, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection, reclamation and restoration of mining properties after mining is completed, discharge of materials into the environment, surface subsidence from underground mining and the effects of mining on groundwater quality and availability. In addition, the electric utility industry is subject to extensive regulation regarding the environmental impact of electricity generation activities which could affect demand for coal. New legislation or regulations could be adopted that may have a significant impact on coal mining operations or the ability of coal customers to use coal. See "Risk Factors-- Government Regulation of the Mining Industry" and "Government Regulation-- Environmental Laws."

                                    BUSINESS

Overview

The Company is one of the largest coal producers in the United States. After giving pro forma effect to the Transactions, for 1997 the Company would have been (i) the fourth largest steam coal company in the United States as measured by revenues, (ii) the second largest steam coal producer in the Central Appalachian coal region as measured by production, (iii) the largest steam coal producer in eastern Kentucky as measured by production, and (iv) among the top 25% of coal producers in productivity in eastern Kentucky as measured by tons per manhour. By integrating the businesses acquired in the Recent Acquisitions, the Company intends to strengthen its market position while realizing the benefits of consolidation. The Company believes that the Recent Acquisitions provide the Company with an opportunity to reduce costs by (i) allowing the Company to source its customers' coal purchases from multiple mines, thereby decreasing transportation costs and production costs (ii) increasing productivity by applying more efficient, lower-cost mining methods and (iii) eliminating certain corporate overhead expenses by integrating the businesses acquired in the Recent Acquisitions.

The Company mines and markets primarily steam coal at its 49 mines in Kentucky, West Virginia, Tennessee, Indiana, Illinois, Ohio and Colorado. According to the reserve studies prepared by Marshall Miller, SESI, Weir, and Norwest, on a pro forma basis, the Company would have approximately 1.1 billion tons of proven and probable coal reserves assigned to mining projects. Management believes that approximately 0.4 billion tons, or 36%, of the Company's assigned coal reserves constitute low-sulfur coal. A total of 0.8 billion tons, or 73%, of the Company's reserves are Near Low-Sulfur Coal. Near Low-Sulfur Coal means coal with less than 2.5 pounds of So/2/ per million Btus. In addition, 1.3 billion tons of unassigned reserves increase the Company reserve total to 2.4 billion tons.

The Company's primary customers are low-cost electric utility companies located in the eastern half of the United States. After giving pro forma effect to the Transactions for the nine-month period ended September 30, 1998, the Company generated 74% of its revenues under 51 long-term sales contracts (contracts having an original term of more than one year) for sale of steam coal to domestic electric utilities. As of September 30, 1998, on a pro forma basis, the Company's portfolio of long-term sales contracts had a volume-weighted average remaining term of 5.4 years (excluding option periods). The remainder of the Company's steam coal is sold under short-term sales contracts and on the spot market. By realizing the transportation, mining method and corporate efficiencies of the Recent Acquisitions, the Company believes that it is well-positioned to maintain and increase its base of long-term sales contracts with these customers. The Company also supplies premium-quality, mid- and low-volatility metallurgical coal to certain integrated steel producers. After giving pro forma effect to the Transactions, for the nine months ended September 30, 1998, the Company sold 41.4 million tons of steam coal and 0.7 million tons of metallurgical coal and generated $1.03 billion of revenues and $187.4 million of Adjusted EBITDA.

The Company believes that it is well-positioned to benefit from the growth in demand for coal anticipated by EVA. According to data compiled by the Energy Information Administration of the U.S. Department of Energy, total U.S. coal production reached 1.09 billion tons in 1997, an increase of 2.8% from 1996. Electric utilities accounted for more than 87% of domestic coal consumption in 1997, and coal-fired facilities generated approximately 57% of the nation's electricity in 1997. The increase in coal production levels has been driven by:
(i) the lower cost of generating electricity with coal compared to oil, natural gas and nuclear power; (ii) decreased reliance on nuclear powered electricity generation; (iii) volatile natural gas prices; and (iv) strong economic growth, although there can be no assurance as to future demand. Based on studies by Hill and Associates, Resource Data International and EVA, the Company believes that the demand for coal will continue to increase among low-cost producers of electricity with excess capacity in Kentucky, Tennessee, Indiana, Ohio, South Carolina and West Virginia.

Competitive Strengths

The Company believes that it possesses the following competitive strengths:

  Regional Market Focus. The Company has focused its recent growth on the Central Appalachian and Illinois Basin coal regions. With its 46 mines in those regions, the Company can provide its principal customers with multiple delivery sources, reduce transportation expense for both the Company and its customers and maximize production at lower-cost mines. After giving pro forma effect to the Transactions, the Company believes it would have been the second and third largest steam coal producer in the Central Appalachian and Illinois Basin coal regions, respectively, in 1997. Approximately 51% of the Company's reserves in the Central Appalachian coal region are comprised primarily of low-sulfur and compliance coal, which the Company believes will give it a competitive advantage because of the more stringent air quality requirements under Phase II of the Clean Air Act Amendments. These amendments are currently scheduled to go into effect in 2000. The majority of the Company's higher sulfur coal reserves are located in the Illinois Basin. After giving pro forma effect to the Transactions, 78% of the Company's production from the Illinois Basin in the twelve-month period ended September 30, 1998 would have been sold under long-term sales contracts to electric utilities that operate "scrubbed" facilities.

  Portfolio of Long-Term Sales Contracts. As of September 30, 1998, after giving pro forma effect to the Transactions, the Company had 51 long-term sales contracts with utilities, such as the TVA, Carolina Power & Light ("CP&L"), Georgia Power, American Electric Power ("AEP"), Cincinnati Gas & Electric and Dayton Power & Light, as well as with industrial customers. The Company's pro forma portfolio of long-term contracts had a volume-weighted average remaining term of approximately 5.4 years (excluding option periods) as of that date. After giving pro forma effect to the Transactions, during the nine-month period ended September 30, 1998, the Company generated more than 74% of its revenues from long-term sales contracts, with the remainder being derived from sales pursuant to short-term contracts and on the spot market.

  Low-Cost Operations. The Company believes its production costs are below those of its primary competitors. The Company attributes its ability to maintain low-cost operations to: (i) its patented Addcar highwall mining system, which allows the Company to recover coal at a lower cost (up to 30% less cost), or mine coal otherwise unprofitable due to its high stripping ratios; (ii) its substantial use of mountaintop removal mining; (iii) its tailored cast blasting techniques reduce the cost of overburden removal;
  (iv) the close proximity of its coal reserves to customers and the resulting transportation efficiencies; and (v) maximization of blending raw coals to minimize costs and optimize revenues. The Company believes it can apply these competitive advantages to many of the properties acquired in the Recent Acquisitions.

  Successful Integration of Acquisitions. Since November 1995, the Company expanded its operations through a series of acquisitions, growing from annual production of approximately 3 million tons in fiscal 1995 to approximately 53 million tons during the twelve months ended September 30, 1998 on a pro forma basis. The Company has demonstrated its ability to integrate acquired properties and companies successfully. This success is attributable to: (i) reducing operating costs through the implementation of better mining methods, including use of the Addcar highwall mining system;
  (ii) shifting production to lower-cost operations; and (iii) reducing corporate overhead expense through headcount reduction. The Company believes that similar opportunities exist to improve the operating performance of its more recently acquired businesses.

  Addcar Highwall Mining System. The Company's patented Addcar highwall mining system gives the Company both a proprietary low-cost mining method and a source of revenue from the lease of Addcar systems to non-competing third parties. The Addcar system allows the Company to drive down effective stripping ratios, resulting in a significant decrease in the extraction cost per ton of coal. In addition, the Addcar system allows the Company to reduce operating costs and to extract coal profitably from reserves that may otherwise have been uneconomical to mine. The Company plans to expand its use of the Addcar highwall mining system to the businesses acquired in the Recent Acquisitions.

  Experienced Management. The Company's senior management team has an average of 20 years of experience in the coal industry. This management team has a proven record of developing innovative, low-cost operations, maintaining strong customer relationships and making strategic, opportunistic acquisitions.

Business Strategy

The Company has adopted a business strategy of consolidating regionally. This involves integrating the businesses acquired in the Recent Acquisitions and acquiring complementary reserves while continuing to focus on its existing customer base. To implement this strategy, the Company will seek to:

  Continue Reducing Costs. The Company continues to focus on cost reductions at its current and recently acquired operations. By increasing production at the Company's most efficient mines and shifting production to sites that are nearest to its customers' facilities, the Company believes that it can improve its operating margins. The Company will concentrate its cost reduction efforts on maximizing the benefits of low-cost mining methods, reducing transportation costs by sourcing coal from multiple mines and eliminating certain redundant corporate expenses. The Company believes that prudent capital investment in new production technologies, such as the Addcar highwall mining system, will further enable it to increase productivity. The regional focus on production and reserves will allow the Company to shift production for some long-term sales contracts to mines closer to the customer, thereby allowing the Company to eliminate incremental transportation costs. Streamlining of the Company's selling and administrative functions will further reduce expenses.

  Expand Use of Addcar Systems. The Company believes its Addcar highwall mining systems provide it with significant competitive advantages. The Company intends to expand the use of the Addcar systems to its recently acquired reserves to reduce operating costs and to mine coal reserves that its competitors cannot economically mine. For example, the Company plans to use the Addcar systems in its West Virginia and eastern Kentucky operations, which the Company believes will allow it to increase coal production and reduce costs. The Company is leasing three Addcar systems to a third party and negotiates the leasing of additional Addcar systems from time to time. The Company intends to increase its revenue stream from the Addcar system by pursuing additional leasing opportunities.

  Focus on Key Electric Utility Customers. The Company intends to focus on maintaining and increasing its portfolio of long-term sales contracts with customers. Except for certain customers served by the Company's Rocky Mountain mine, all of such customers are located in the eastern half of the United States. More than 35% of the Company's pro forma sales for the nine-month period ended September 30, 1998, were made to operating divisions of the TVA, AEP, the Southern Company and CP&L. Through the Recent Acquisitions, the Company has increased the number of its electric utility customers and expanded the volume of coal sold to these customers.

  Focus on Complementary Acquisitions. The Recent Acquisitions enhanced the Company's position as a leader in low-cost coal production in the Central Appalachian and Illinois Basin coal regions. The Company will seek to enhance its regional market position by making complementary acquisitions on an opportunistic basis. In the Central Appalachian region, the Company plans to expand its low-cost operations further by acquiring complementary coal reserves or operations.

  Develop Growth Opportunities. The Company believes that its metallurgical coal business acquired in the Mid-Vol Acquisition and its super-compliance, high Btu coal operations at its Colorado mine present niche opportunities for incremental revenue growth. The Company believes that Mid-Vol's metallurgical coal production can be enhanced and costs reduced by using more advanced mining methods, thereby maximizing sales at this high-margin operation. In addition, in order to provide its key customers with super-compliance coals that can be blended with the Company's eastern coals to produce a very low-sulfur-burn, the Company has developed its reserves in Colorado. The Company believes that expanding its low-cost operations in Colorado will position it to capture a greater share of the coal market as demand for high-Btu, compliance coal increases.

Coal Production

The Company currently conducts mining operations at a total of 32 surface mines and 17 deep mines in five regions: Northern Appalachia, Central Appalachia, Southern Appalachia, the Illinois Basin and the Rocky Mountains. Historically, approximately 69% of the Company's production has originated from its surface mines, and the remaining production has originated from its deep mines. The following table presents each mining region's production, in millions of tons, for each of the years 1996 and 1997:

                                                              1996       1997
                                                           ---------- ----------
                                                           (in millions of tons)
Mining Region
  Northern Appalachia.....................................      142.4      149.5
  Central Appalachia......................................      277.3      287.9
  Southern Appalachia.....................................       24.9       24.3
  Illinois Basin..........................................      112.6      110.7
  Rocky Mountains.........................................       70.6       72.7
                                                           ---------- ----------
    Total.................................................      627.8      645.1
                                                           ========== ==========

The Company uses mountaintop removal mining wherever possible because it results in the recovery of more tons of coal per acre and facilitates the permitting of larger projects, allowing for mining activities over a longer period of time than would be the case using other mining methods. The Company also uses other surface mining techniques, including contour mining, to the extent practicable. The Company currently conducts its highwall mining through the use of six Addcar highwall mining systems. The Company believes the Addcar systems allow it to mine coal more cost-effectively than traditional mining methods in areas where such systems are operable.

As part of its strategy to expand its low-cost operations, the Company is developing longwall panels at its Bowie mine for installation of a longwall mining system in the fourth quarter of 1999. The longwall mining system will provide a low-cost, high-volume source of high-quality coal production that will allow the Company to support a newly acquired TVA contract and to acquire additional long-term sales contracts. [Disclose that this can't be done without new lease?]

Mining Operations

The following table sets forth (in millions of tons) estimated proven and probable coal reserves for the Company's mining operations as of September 30, 1998, and is derived from reserve studies prepared by Marshall Miller, SESI, Weir and Norwest.

                                Number Proven and             Average
                                  of    Probable    Average   Percent  Mining
       Mining Operation         Mines   Reserves  Btu Content Sulfur  Method(2)
       ----------------         ------ ---------- ----------- ------- ---------
                                                 (in millions
                                                   of tons)
I. NORTHERN APPALACHIA
Evergreen mine.................    1        23      12,300      0.9%     SM
Unassigned Reserves(1).........   --       152
                                 ---     -----
  Subtotal.....................    1     175
II. CENTRAL APPALACHIA
Kentucky
Addington Mining...............    4        52      12,300      0.9      SM*
Crockett.......................    1        14      12,000      1.6      DM
Ikerd-Bandy....................    2        30      12,500      1.1      SM*
Leslie Resources...............    5        46      12,000      1.1      SM
Pike County Coal ..............    7        50      12,700      1.1     DM/SM
Pine Mountain..................    2         8      12,800      1.2      DM
Star Fire......................    1        44      12,800      1.1      SM*
Cyprus Arcland HWM.............    0        20      12,000      1.4    SM/HWM
Wolf Creek.....................    0        17      12,500      1.1      DM
Straight Creek.................    4         7      12,800      1.0     DM/SM
Martiki........................    1        24      12,500      1.0      SM
West Virginia
Battle Ridge...................    2        32      12,300      0.7      SM
Kanawha River Operations.......    4        18      12,300      0.9     DM/SM
Marrowbone.....................    3        25      12,000      0.6     DM/SM
Zeigler Heritage...............    0        54          --      0.6    HWM/SM
Mid-Vol........................    3        51          --      0.6      SM
Unassigned Reserves(1).........   --        55
                                 ---     -----
  Subtotal.....................  39      547
III. SOUTHERN APPALACHIA
Skyline........................    1        12      12,300      1.0      SM
Unassigned Reserves(1).........   --        49      12,200      2.2    DM/SM*
                                 ---     -----
  Subtotal.....................    1        61
IV. ILLINOIS BASIN
Illinois
Elkhart Mine...................    1        70      10,500      3.2      DM
Mine #11.......................    1        17      11,075      3.1      DM
Indiana
Chinook........................    1         7      10,750      3.8      SM
Kindill #1.....................    1        33      11,500      3.8     DM/SM
Kindill #2.....................    1        21      11,600      3.8      SM
Kindill #3.....................    1        45      10,800      1.2      SM
Sycamore.......................    1         8      10,900      2.0      SM
Unassigned Reserves(1).........   --       962
                                 ---     -----
  Subtotal.....................    7     1,163

                             Number  Proven and              Average
                               of     Probable     Average   Percent  Mining
      Mining Operation       Mines    Reserves   Btu Content Sulfur  Method(2)
      ----------------       ------ ------------ ----------- ------- ---------
                                    (in millions
                                      of tons)
V. ROCKY MOUNTAINS
Bowie.......................    1         63       12,800      0.4      DM
VI. OTHER UNASSIGNED
 RESERVES(1)
Milam ......................    0        242        6,700      1.0      SM
                              ---      -----
Other Unassigned
 Reserves(1)................    0        150
Total Other Unassigned
 Reserves...................    0        392
                              ---      -----
VII. TOTAL RESERVES.........   49      2,401
                              ===      =====

--------
(1) Assigned Proven and Probable Reserves are those reserves to be mined by currently active mining programs. Unassigned Reserves are those reserves which are not yet developed.
(2) DM = Deep Mining and SM = Surface Mining. An asterisk indicates locations where Addcar highwall mining systems are currently being used.

Potential investors should be aware that reserve studies are estimates based on an evaluation of available data, and actual reserves may vary substantially from the estimates. Estimated minimum recoverable reserves are comprised of coal that is considered to be merchantable and economically recoverable by using mining practices and techniques prevalent in the coal industry at the time of the reserve study and based upon then-current prevailing market prices for coal. The Company uses the mining method that it believes will be most profitable with respect to particular reserves. The Company believes its current reserves exceed its contractual requirements. Although the reserves shown in the table above include a variety of qualities of coal, the Company presently blends coal of different qualities to meet contract specifications. The Company has blended coal to meet contract specifications for many years. See "Risk Factors--Reliance on Estimates of Proven and Probable Reserves."

The following discussion provides a description of the operating characteristics of the principal mines and reserves of each of the Company's mining units.

Northern Appalachia Region

This region includes all of the Company's mining operations in Ohio and northern West Virginia. The Company owns and operates 1 surface mine in this region which produced 2.0 million tons of coal in the twelve-month period ended September 30, 1998, or approximately 1% of the total coal production in the region. As of September 30, 1998, the Company had 124 union-free employees in this region. In the twelve-month period ended September 30, 1998, the Company's coal production in this region accounted for approximately 4% of the total coal produced by the Company.

Evergreen

The Evergreen mine is located in Webster County, West Virginia. The Company uses the mountaintop removal method to mine five seams of coal at this mine. Production from this mine in the twelve-month period ended September 30, 1998 was approximately 2.0 million tons, which had an average sulfur content of 0.9%, an average ash content of 12.7% and an average Btu content of 12,300. The Company employs 124 union-free employees at this mine. Transportation of coal from this mine is by rail to the Company's loadout. The Company estimates this mine contains 23 million tons of proven and probable reserves. The Company owns and operates a preparation plant and a unit train loading facility in connection with this mine.

Central Appalachia Region

This region includes all of the Company's mining operations in southern West Virginia, and eastern Kentucky. The Company owns and operates 39 surface and deep mines in this region which produced 37.2 million tons of coal in the twelve-month period ended September 30, 1998, or approximately 13% of the total coal production in the region. As of September 30, 1998, the Company had 1,017 union and 1,553 union-free employees in this region. In the twelve-month period ended September 30, 1998, the Company's coal production in this region accounted for approximately 72% of the total coal produced by the Company.

Kentucky

Addington Mining

Addington Mining's four mines are located in Pike and Breathitt Counties in eastern Kentucky. The Company uses the mountaintop removal method along with its patented Addcar highwall mining system to mine four seams of coal at these mines. Production from these mines in the twelve-month period ended September 30, 1998, was approximately 4.6 million tons, which had an average sulfur content of 0.9%, an average ash content of 10% and an average Btu content of 12,300. The Company employs 391 union-free employees at these mines. Coal from these mines is trucked to river and rail loadout facilities. The Company estimates these mines contain approximately 52 million tons of proven and probable reserves. The Company owns and operates a storage facility, a preparation plant and a unit train loadout facility in connection with these mines.

Crockett

Crockett's mine is located in Bell County, Kentucky. The Company uses room and pillar mining to mine 1 seam of coal at this mine. Production from this mine in the twelve-month period ended September 30, 1998, was approximately 0.5 million tons, which had an average sulfur content of 1.6%, an average ash content of 8% and an average Btu content of 12,800. The Company employs 19 union-free employees at this mine. Transportation of coal from this mine is by truck to a preparation plant. The Company estimates this mine contains 14 million tons of proven and probable reserves. The Company owns and operates a preparation plant and a unit train loading facility in connection with this mine.

Ikerd-Bandy

Ikerd-Bandy's two mines are located in Perry and Bell counties in eastern Kentucky. The Company uses surface and highwall mining methods to mine 6 seams of coal at these mines. Production from these mines in the twelve-month period ended September 30, 1998, was approximately 1.3 million tons, which had an average sulfur content of 1.1%, an average ash content of 10% and an average Btu content of 12,500. The Company employs 104 union-free employees at these mines. Transportation of coal from these mines is by rail either to a barge or directly to the customer. The Company estimates these mines contain 30 million tons of proven and probable reserves. The Company owns and operates a storage facility, a preparation plant and a loadout facility at each of these mines.

Leslie Resources

The Leslie Resources mines are located in Perry, Knott and Leslie Counties in eastern Kentucky. The Company uses mountaintop removal mining and contour mining to mine 12 seams of coal at these mines. Production from these mines in the twelve-month period ended September 30, 1998, was approximately 4.7 million tons, which had an average sulfur content of 1.1%, an average ash content of 12% and an average Btu content of 12,000. The Company employs 446 union-free employees at these mines. Transportation of coal from these mines is by truck to barge loadout on the Big Sandy River and a unit train loading facility. The Company estimates these mines contain 46 million tons of proven and probable reserves. The Company owns and operates a preparation plant, a coal blending facility and a unit train loading facility in connection with these mines.

Pike County Coal--Clark Elkhorn

The Company operates the Ratcliffe Elkhorn #111 and Sunset #2 mines at its Pike County Coal--Clark Elkhorn operations located in Pike County, Kentucky. The Company uses the mountaintop removal method to mine 8 to 10 seams of coal at these mines. Production from these mines in the twelve-month period ended September 30, 1998, was approximately 1.7 million tons, which had an average sulfur content of 1.1%, an average ash content of 9.0% and an average Btu content of 12,700. The Company employs 131 union-free employees at these mines. Transportation of coal from these mines is by truck to barge loading facilities located on the Big Sandy River to one of two nearby processing and loading facilities. The Company estimates these mines contain 16 million tons of proven and probable reserves.

Pike County Coal--Knott County

The Company owns and operates the Holly Bush mine and the Brimstone mine at its Knott County operations located in eastern Knott County, Kentucky. The Company uses the room and pillar method to mine two seams of coal at these mines. Production from these mines in the twelve-month period ended September 30, 1998, was approximately 1.3 million tons, which had an average sulfur content of 1.1%, an average ash content of 9% and an average Btu content of 12,700. The Company employs 135 union-free employees at these mines. Transportation of coal from these mines is by truck to the Bates Branch processing complex. The Company estimates these mines contain 15 million tons of proven and probable reserves. The Company owns and operates a preparation plant, a coal blending facility and a unit train loading facility in connection with these mines.

Pike County Coal--Matrix Coal

The Company owns and operates the Shop Branch mine and Tuscarora mine at its Pike County Coal--Matrix Coal operations located in Pike County, Kentucky. The Company uses the mountaintop removal mining method to mine three seams of coal at the Shop Branch mine and room and pillar mining to mine one seam of coal at Tuscarora. Production from these mines in the twelve-month period ended September 30, 1998, was approximately 1.4 million tons, which had an average sulfur content of 1.1%, an average ash content of 9% and an average Btu content of 12,700. The Company employs 42 union-free employees at these mines. Transportation of coal from these mines is by truck to either the Big Sandy River docks or a rail loadout. The Company estimates these mines contain 19 million tons of proven and probable reserves. The Company owns and operates a preparation plant in connection with these mines.

Pine Mountain

The Pine Mountain mines are located in Bell and Harlan Counties, Kentucky. The Company uses the room and pillar mining method to mine two seams of coal at these mines. Production from these mines in the twelve-month period ended September 30, 1998, was approximately 1.7 million tons, which had an average sulfur content of 1.2%, an average ash content of 8% and an average Btu content of 12,800. The Company employs 15 union-free employees at these mines. Transportation of coal from these mines is by truck to a unit train loading facility. The Company estimates these mines contain 8 million tons of proven and probable reserves. The Company owns and operates a preparation plant and a truck loading facility in connection with these mines.

Star Fire

The Star Fire mine is located near Perry and Knott Counties in eastern Kentucky. The Company uses mountaintop removal, highwall mining and contour mining to mine five seams of coal at this mine. Production from this mine in the twelve-month period ended September 30, 1998, was approximately 3.1 million tons, which had an average sulfur content of 1.1%, an average ash content of 13% and an average Btu content of 11,800. The Company employs 88 union and 20 union-free employees at this mine. Transportation of coal from this mine is by rail. The Company estimates this mine contains 44 million tons of proven and probable reserves. The Company owns and operates a preparation plant, a coal blending facility and a unit train loading facility in connection with this mine.

Straight Creek

The Straight Creek mines are located in Bell County, Kentucky. The Company uses room and pillar mining and mountaintop removal mining to mine four seams of coal at these mines. Production from these mines in the twelve-month period ended September 30, 1998, was approximately 2.2 million tons, which had an average sulfur content of 1.0%, an average ash content of 8% and an average Btu content of 12,800. The Company employs 35 union-free employees at these mines. Transportation of coal from these mines is by truck to a unit train loading facility. The Company estimates these mines contain 7 million tons of proven and probable reserves. The Company owns and operates a preparation plant, a coal blending facility and a unit train loading facility in connection with these mines.

Martiki

The Martiki mine is located in Martin County, Kentucky. The Company uses mountain top removal and contour mining to produce coal from three seams. Production from this mine totaled 3.0 million tons for the twelve-month period ended September 30, 1998. Coal quality averaged 1.0% sulfur, 10% ash and 12,500 Btus per pound. Martiki has 24 million tons of proven and probable reserves. The workforce is currently being restructured but the Company expects to have about 125 union-free employees at this mine. The Company owns and operates a 1000 ton per hour preparation plant and a unit train loading facility.

West Virginia

Battle Ridge

The Company owns the former the Battle Ridge mines located in Kanawha and Boone Counties, West Virginia. The Company uses the mountaintop method to mine 11 seams of coal. Production from these mines in the twelve-month period ended September 30, 1998, was approximately 0.7 million tons, which had an average sulfur content of 0.8%, an average ash content of 13% and an average Btu content of 12,200. These mines are currently idle. The Company anticipates restarting the operations in the first quarter of 1999. Transportation from these mines is by truck. The Company estimates these mines contain 32 million tons of proven and probable reserves. The Company owns two river dock facilities on the Kanawha River and one on the Big Sandy River.

Kanawha River Operations

The Company owns and operates the Dunn, Armstrong Creek, Stockton and Cannelton #165 mines at its Kanawha River operations. These mines are located in Kanawha County, West Virginia. The Company uses the mountaintop removal method to mine 10 seams of coal at Dunn and Armstrong Creek, and room and pillar mining at Stockton and Cannelton #165 to mine one seam of coal. Production from these mines in the twelve-month period ended September 30, 1998, was approximately
5.9 million tons, which had an average sulfur content of 0.9%, an average ash content of 11% and an average Btu content of 12,300. The Company employs 514 union and 73 union-free employees at these mines. Transportation of coal from these mines is by truck and conveyor to the coal blending yard. The Company estimates these mines contain 18 million tons of proven and probable reserves. The Company owns and operates a preparation plant in connection with these mines.

Marrowbone Operations

The Company owns and operates the Marrowbone Creek mine, the Northern Mingo #2 mine and the Triad mine at its Marrowbone operations located in Mingo County, West Virginia. The Company uses the room and pillar method to mine one seam of coal at the Marrowbone Creek mine and the Northern Mingo #2 mine, and the mountaintop removal mining method to mine three seams of coal at the Triad mine. Production from these mines in the twelve-month period ended September 30, 1998, was approximately 4.1 million tons, which had an average sulfur content of 0.6%, an average ash content of 12% and an average Btu content of 12,000. The Company employs 415 union and 91 union-free employees at these mines. Transportation of coal from these mines is by conveyor or truck to a preparation plant. The Company estimates these mines contain 25 million tons of proven and probable reserves. The Company owns and operates the Tug Valley processing plant and a unit train loading facility in connection with these mines.

Mid-Vol

The Mid-Vol mines are located in McDowell County, West Virginia. The Company uses mountaintop removal and contour mining to mine 5 seams of coal at these mines. Production from these mines in the twelve-month period ended September 30, 1998, was approximately 1.1 million tons, which had an average sulfur content of 0.6%, an average ash content of 5%. The Company employs 47 union-free employees at these mines. Transportation of coal from these mines is by truck to rail on the Norfolk Southern rail line. The Company estimates these mines contains 51 million tons of proven and probable reserves. The Company owns and operates a preparation plant, a coal blending facility and a rail loading facility in connection with these mines.

Southern Appalachia Region

This region includes all of the Company's mining operations in eastern Tennessee. The Company owns and operated two surface mines in this region, one of which was closed in August of 1998, which produced approximately 1.0 million tons of coal in the twelve-month period ended September 30, 1998, or approximately 4% of the total coal production in the region. As of September 30, 1998, the Company had 85 union-free employees in this region. In the twelve-month period ended September 30, 1998, the Company's coal production in this region accounted for approximately 3% of the total coal produced by the Company.

Cumberland

The Cumberland mine is located in Campbell County, Tennessee. The Company used surface, highwall and deep mining methods to mine one seam of coal at this mine. Production from this mine in the twelve-month period ended September 30, 1998, was approximately 0.5 million tons, which had an average sulfur content of 2.2%, an average ash content of 17% and an average Btu content of 12,200. The Company employs 19 union-free employees at this mine. Transportation of coal from this mine is by truck directly to the customer. The Company estimates this mine contains 49 million tons of proven and probable reserves. The mine was closed in August of 1998.

Skyline

The Skyline mine is located in Sequatchie County in eastern Tennessee. The Company uses the area mining method to mine one seam of coal at this mine. Production from this mine in the twelve-month period ended September 30, 1998, was approximately 0.5 million tons, which had an average sulfur content of 1.0%, an average ash content of 14% and an average Btu content of 12,300. The Company employs 66 union-free employees at this mine. Transportation of coal from this mine is by truck directly to the customers. The Company estimates this mine contains 12 million tons of proven and probable reserves. The Company owns and operates a coal blending yard at this mine.

Illinois Basin Region

This region includes all of the Company's mining operations in Illinois and Indiana. The Company owns and operates 7 surface and deep mines in this region which produced 11.2 million tons of coal in the twelve-month period ended September 30, 1998, or approximately 10% of the total coal production in the region. As of September 30, 1998, the Company had 717 union and 428 union-free employees in this region. In the twelve-month period ended September 30, 1998, the Company's coal production in this region accounted for approximately 19% of the total coal produced by the Company.

Illinois

Elkhart Mine

The Elkhart mine is located approximately 20 miles northeast of Springfield, Illinois. The Company uses the room and pillar mining method to mine one seam of coal at this mine. Production from this mine in the twelve-month period ended September 30, 1998, was approximately 2.3 million tons, which had an average sulfur content of 3.2%, an average ash content of 9.0% and an average Btu content of 10,500. The Company employs 245 union-free employees at this mine. Transportation of coal from this mine is by truck directly to the customers. The Company estimates this mine contains 70 million tons of proven and probable reserves. The Company owns and operates a preparation plant in connection with this mine.

Mine #11

Mine No. 11 is located in Randolph County, Illinois. The Company uses the room and pillar mining method to mine one seam of coal at this mine. Production from this mine in the twelve-month period ended September 30, 1998, was approximately 2.4 million tons, which had an average sulfur content of 3.1%, an average ash content of 9.5% and an average Btu content of 11,075. The Company employs 214 union and 56 union-free employees at this mine. Transportation of coal from this mine is by truck or rail. The Company estimates this mine contains 17 million tons of proven and probable reserves. The Company owns and operates a preparation plant and a unit train loading facility in connection with this mine.

Indiana

Chinook

The Chinook mine is located in Clay and Vigo Counties. The Company uses the area mining method to mine three seams of coal at this mine. Production from this mine in the twelve-month period ended September 30, 1998, was approximately 1.6 million tons, which had an average sulfur content of 3.8%, an average ash content of 10% and an average Btu content of 11,000. The Company employs 131 union and 27 union-free employees at this mine. Transportation of coal from this mine is by rail. The Company estimates this mine contains 7 million tons of proven and probable reserves. The Company owns and operates a preparation plant and a unit train loading facility in connection with this mine.

Kindill #1

The Kindill #1 mine is located in Davies County, Indiana. The Company uses the area mining method to mine one seam of coal at this mine. Production from this mine in the twelve-month period ended September 30, 1998, was approximately 1.8 million tons, which had an average sulfur content of 3.9%, an average ash content of 8% and an average Btu content of 11,500. The Company employs 129 union and 39 union-free employees at this mine. Transportation of coal from this mine is by rail. The Company estimates this mine contains 33 million tons of proven and probable reserves. The Company owns and operates a preparation plant and a unit train loading facility in connection with this mine.

Kindill #2

The Kindill #2 mine is located in Davies County, Indiana. The Company uses the area mining method to mine one seam of coal at this mine. Production from this mine in the twelve-month period ended September 30, 1998, was approximately 0.8 million tons. The Company employs 99 union and 23 union-free employees at this mine. Transportation of coal from this mine is by rail. The Company estimates this mine contains 21 million tons of proven and probable reserves. The Company owns and operates a preparation plant and a unit train loading facility in connection with this mine.

Kindill #3

The Kindill #3 mine is located in Sullivan County, Indiana. The Company uses the area mining method to mine three seams of coal at this mine. Production from this mine in the twelve-month period ended September 30,

1998, was approximately 1.7 million tons, which had an average sulfur content of 1.2%, an average ash content of 8% and an average Btu content of 10,900. The Company employs 107 union and 20 union-free employees at this mine. Transportation of coal from this mine is by rail. The Company estimates this mine contains 45 million tons of proven and probable reserves. The Company owns and operates a preparation plant and a unit train loading facility in connection with this mine.

Sycamore

The Sycamore mine is located in Knox County, Indiana. The Company uses the area mining method to mine three seams of coal at this mine. Production from this mine in the twelve-month period ended September 30, 1998, was approximately 0.6 million tons, which had an average sulfur content of 2.4%, an average ash content of 12% and an average Btu content of 11,000. The Company employs 44 union and 11 union-free employees at this mine. Transportation of coal from this mine is by truck. The Company estimates this mine contains 8 million tons of proven and probable reserves. The Company owns and operates a preparation plant and a coal blending facility in connection with this mine.

Rocky Mountain Region

This region includes all of the Company's mining operation in Colorado. The Company owns and operates one deep mine in this region which produced approximately 1.0 million tons of coal in the twelve-month period ended September 30, 1998, or approximately 1% of the total coal production in the region. The Company has 136 union-free employees in this region. In the twelve-month period ended September 30, 1998, the Company's coal production in this region accounted for approximately 2% of the total coal produced by the Company.

Bowie

The Bowie mine is located in Delta County, Colorado. The Company uses the room and pillar mining method to mine one seam of coal at this mine. Production from Bowie in the twelve-month period ended September 30, 1998, was approximately
1.0 million tons, which had an average sulfur content of 0.4%, an average ash content of 8% and an average Btu content of 12,800. The Company employs 136 union-free employees at Bowie. Transportation of coal from Bowie is by rail. The Company estimates Bowie contains 63 million tons of proven and probable reserves. The Company owns and operates a unit train loading facility at Bowie.

Bowie has filed for a lease for Federal lands adjacent to its current reserves. The U.S. Department of the Interior's Bureau of Land Management ("BLM") is planning to prepare an environmental impact statement to study the effects of existing and potential coal development in this area. This study is expected to be completed by August 2000. At such time, the BLM will determine whether the Federal lands are suitable for mining. If the BLM determines that the land is suitable for mining, the BLM should grant the lease within 90 days. If the Company receives the new lease, the Company plans to increase production at Bowie by installing a longwall mining system. These additional reserves are critical for the installation of a longwall mining system at Bowie. The Company believes that if the BLM determines that the land is suitable for mining, it will be awarded the lease because the Company's current reserves are more strategic for this reserve than any other potential competitor. [This schedule will not impede the timely installation of a longwall mining system in Bowie.] In the [unlikely] event that the Company is not successful in obtaining this lease, the Company believes it can still meet its contractual commitments. [disclose that decision to award lease was vacated?]

Coal Reserves

Existing Reserves

The vast majority of the Company's reserves are bituminous and subbituminous coal. According to studies of reserves assigned to existing operations, prepared by Marshall Miller, SESI, Weir and Norwest, approximately 6% of the Company's coal reserves is super compliance coal, approximately 24% of such reserves meets compliance coal requirements, and approximately 33% meet or exceed low-sulfur coal. 75% of the Company's reserves are Near Low-Sulfur Coal or lower. This high percentage of super compliance, compliance, low sulfur and near low sulfur gives the Company a competitive advantage for the long term as more stringent air quality requirements under Phase II of the Clean Air Act Amendments are implemented. According to EVA, 94% of the utilities that will be affected by Phase II and that have made a decision on their compliance strategy have indicated they will switch to compliance coal, whereas only 5% of those utilities have indicated they will use scrubbers.

A substantial part of the reserves currently available to the Company are represented by leases which expire after a term, usually less than five years, and, in most cases, less than two years. Most of the leases contain an option to renew on the part of the Company, with exercise of the option usually subject to the condition that mining shall have commenced on (or, as specified in some leases, near) the leased property. Most of the leases require the payment of an advance royalty or delay rental (payments to keep the lease in force if mining has not commenced) on a periodic basis during each year if mining has not begun on the property. After mining commences, the leases generally require the payment of a royalty based on the tonnage mined and sold.

The Company believes that it has conducted mining activities and made payments to obtain renewal rights with regard to leased properties covering reserves which, when added to reserves owned in fee by the Company, are sufficient to satisfy its current requirements under long-term sales contracts. However, the availability of reserves on other leased property at the present time does not assure the Company that the reserves will be available at the time the Company may wish to mine such reserves. Moreover, the availability of reserves on leased property is often subject to uncertainties relating to such matters as the title of the lessor to the coal and precise boundaries.

The extent to which the Company's coal reserves will be mined will depend upon factors over which it has no control, such as future economic conditions, the price and demand for coal of the quality and type controlled by the Company, the price and supply of alternative fuels and future mining practices and regulation. The ability of the Company to mine in areas covered by the reserve studies depends upon the ability of the Company to maintain control of the reserves (other than the properties owned in fee) through extensions or renewals of the leases or other agreements and the ability of the Company to obtain new leases or agreements for other reserves.

Because of the short-term nature of its leases and the expense involved, the Company does not have all titles to the leases reviewed by qualified title examiners. Title examinations, however, are performed by qualified title examiners on properties owned by the Company. As to properties the Company leases, a limited title investigation and, to the extent possible, a determination of the precise boundaries of a property is made in most cases only as a part of the process of securing a mining permit shortly before commencement of mining operations. Title to property is verified prior to the time the Company begins mining operations. The Company believes that its practices of investigating title and determining boundaries, to the properties it owns, leases or otherwise controls are consistent with customary industry practices in the region in which the reserves are located and that such practices are adequate to enable it to acquire the right to mine such properties.

In Colorado, the Company currently is a party to multiple federal leases of coal reserves with the BLM and has applied for an additional federal coal lease at the Bowie mine. The BLM is planning to prepare an environmental impact statement, which will take approximately 12 to 18 months, to study the effects of existing and potential coal developments in this area. The Company's failure to obtain such coal base is likely to have a material adverse effect on Bowie's prospects, but the Company believes that such failure would not have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole. As discussed in more detail in "Government Regulation--Regulations Affecting Coal Mining Operations," the U.S. Government is the largest owner of coal reserves in the nation, and a majority of its reserves are located in the western United States. Approval from the BLM (which exercises primary authority over the U.S. government's reserves) typically takes approximately one year after a complete application has been submitted.

Acquisition of Additional Reserves

The Company intends to continue expanding its coal reserves by acquiring reserves that will allow it to: (i) minimize production and delivery costs;
(ii) improve its reserves of low-sulfur, compliance and super-compliance coal;
(iii) utilize its technological advantages; (iv) increase market share in a geographic area; and (v) satisfy the quality requirements of its existing and future coal contracts. To maintain its position as a low-cost operator, the Company will continue to focus on acquiring reserves that are suitable for low-cost mining

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methods and are located in close proximity to its customers, existing operations or efficient transportation facilities. The Company will continue to add to its low-sulfur and compliance coal reserves because it believes these reserves are more likely to yield a premium as environmental regulations become more stringent. The Company will seek to utilize the competitive advantage that it has in the Addcar systems by acquiring, at below-market rates, reserves that its competitors cannot economically mine. The Company will also seek to increase its market share in geographic areas in which it currently has operations by acquiring additional coal reserves in those areas. Further reserve acquisitions will be made as necessary to insure the Company can meet the coal quality requirements under its current and future contracts.

Coal Transportation

The Company's coal is transported to its customers by rail, barge and truck. Depending on the proximity of the customer to the mine and the transportation available for delivering coal to that customer, transportation costs can range from 10% to 90% of the mine cost of a customer's coal. The Company generally pays truck charges to deliver coal to a barge or rail loadout facility, and customers typically pay the transportation costs from the loadout facilities to the customer's plant. Consequently, the availability and cost of transportation constitute important factors for the marketability of coal.

In 1997, approximately 75% of the Company's tonnage traveled by rail on Norfolk Southern, CSX Corporation and Union Pacific Railroad Company trains, with the remaining 25% traveling by truck to either the customer's plant or designated barge loading facility. The practices of and rates set by the railroad serving a particular mine might affect, either adversely or favorably, the Company's marketing efforts with respect to coal produced from the relevant mine. See "Risk Factors--Transportation." Approximately 50% of the Company's production has access to alternative transportation sources.

Mining Permits and Approvals

Before commencing mining on a particular property, the Company must obtain mining permits and approval by state regulatory authorities of a reclamation plan for restoring upon the completion of mining the mined property to its prior condition, productive use or other permitted condition. The Company typically commences actions to obtain permits between 18 and 24 months before the Company plans to mine a specific area. In the Company's experience, permits generally are approved within 12 months after a completed application is submitted. The Company has not experienced difficulties in obtaining mining permits in the areas where its reserves are currently located, and has already begun the process involved in obtaining such permits. However, there can be no assurances that the Company will not experience difficulty in the future in obtaining mining permits in any area where its reserves are located.

In conjunction with mining the property, the Company reclaims and restores the mined areas by grading, shaping and preparing the soil for seeding. Upon completion of mining, reclamation generally is completed by seeding with grasses or planting trees for use as pasture or timberland, as specified in the approved reclamation plan. The Company believes it has all material permits required to carry on its mining operations and believes that it is in compliance in all material respects with applicable regulations relating to reclamation. Over the past 10 years, the Company has received several reclamation awards, including (i) the Kentucky Outstanding Reclamation Award,
(ii) the Ohio Greening of the Lands Award, (iii) the Kentucky Department for Surface Mining Reclamation & Enforcement Reclamation Award and (iv) the Governor's Conference on the Environment Outstanding Reclamation Award. In addition, the Company was nominated for the Kentucky Natural Resources and Environmental Protection Cabinet's 1997 Mining Reclamation (Eastern Kentucky) Award.

Long-Term Coal Contracts

General

The Company has a large portfolio of long-term sales contracts. For the nine-month period ended September 30, 1998, 74% of the Company's revenues were made under long-term sales contracts. As of September 30, 1998,

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the Company had long-term sales contracts for more than 208.4 million tons of coal. At September 30, 1998, the Company's long-term sales contracts had terms ranging from one to 12 years, with an average volume-weighted remaining term of
5.4 years. Typically, customers enter into long-term sales contracts to secure reliable sources of coal at predictable prices, while the Company seeks stable sources of revenue to support the investments required to open, expand, maintain or improve productivity at mines needed to supply such contracts. Such contracts are negotiated in the ordinary course of business.

Contract Terms

The terms of long-term sales contracts result from bidding and extensive negotiations with customers. Consequently, the terms of such contracts typically vary significantly in many respects, including price adjustment features, price reopener terms, coal quality requirements, quantity parameters, flexibility and adjustment mechanics, permitted sources of supply, treatment of environmental constraints, options to extend and force majeure, termination and assignment provisions.

Price reopeners are present in most of the recently negotiated contracts over three years in duration and usually occur midway through a contract or every two to three years, depending upon the length of the contract. Reopeners allow the contract price to be renegotiated in order to be in line with the market price prevailing at the time. In some circumstances, the utilities have an option to terminate the contract if prices have increased by over 10% from the price at the commencement of the contract or if the parties do not agree on a new price.

Base prices are set at the start of a contract and are then adjusted at intervals for changes due to inflation and, in many cases, changes in costs such as taxes, reclamation fees, black lung charges and royalties. The inflation adjustments are measured by public indices, the most common of which is the implicit price deflator for the gross domestic product as published by the U.S. Department of Commerce. The base price is then adjusted to a negotiated market price when there is a price reopener.

Quality and volumes for the coal are stipulated in long-term sales contracts, although buyers normally have the option to vary volume by up to 10% if necessary. Variations to the quality and volumes of coal may lead to adjustments in the contract price. Long-term sales contracts typically stipulate procedures for quality control, sampling and weighing.

Contract provisions in some cases set out how coal volumes will be made up upon the occurrence of an event of force majeure, including such events as strikes, adverse mining conditions or serious transportation problems. More recent contracts stipulate that this tonnage can be made up by mutual agreement or at the discretion of the buyer. Buyers often insert similar clauses covering changes in environmental laws. The Company has negotiated the right to supply coal that complies with any new environmental requirements rather than allowing the contract to terminate if the customer claims that the coal type supplied previously may no longer be used. Long-term sales contracts typically contain termination clauses if either party fails to comply with the terms and conditions of the contract.

In certain contracts, the Company has a right of substitution, allowing it to provide coal from different mines as long as it is of a certain specified quality and will be sold at the same delivered cost.

The terms set out above are common to most contracts. There are certain contracting terms that differ between a standard "eastern U.S." contract and a standard "western U.S." contract. One difference relates to the sampling locations: in the eastern U.S. region, approximately 50% of customers require that the coal is sampled and weighed at the destination, whereas in the western United States all samples are taken at source. Also, historically, the duration of contracts has been shorter in eastern U.S. regions; they are now more of a similar length, although a larger percentage of eastern U.S. coal is purchased on the spot market compared to western U.S. coal. Traditionally, the eastern U.S. market is a short-term market as there are a larger number of smaller mining operations in the eastern U.S. coal market and customers can therefore negotiate new contracts more frequently in order to obtain a better price. This has also led to a larger number of spot market transactions in eastern U.S.

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regions. Western U.S. contracts normally stipulate that certain production taxes and coal royalties are reimbursed in full by the buyer rather than being a pricing component within the contract. These items are a significant portion of the western U.S. coal price while they are a less material portion of the eastern U.S. coal price.

Historically, long-term sales contracts were priced above the spot prices for coal. However, in the past several years the price of coal has been very competitive, with new contracts being priced at or near existing spot rates.

The term of sales contracts has decreased significantly over the last two decades as competition in the coal industry has increased and, more recently, as the electricity generators have prepared themselves for the Clean Air Act Amendments and the impending deregulation of their industry. The Company believes that the average term of long-term sales contracts was 20 years in the 1970s and 10 years in the 1980s but it decreased to two to five years in the early 1990s. However, in the last three years, there has been a return to longer term contracts of five to ten years in duration, but customers have insisted on price reopeners every two or three years, which provide them with the security of having coal under contract and knowing that the price will not significantly exceed market. The Company's portfolio of utility coal sales is more heavily weighted towards contract sales. These long-term sales contracts tend to limit the Company's exposure to any fluctuation in spot market prices and the uncertainty of marketing its production capacity.

Contract Expirations

As of September 30, 1998, on a pro forma basis, the Company's long-term sales contracts had an average volume-weighted remaining term of 5.4 years. As the Company's long-term sales contracts expire, the Company intends to negotiate new contracts in order to maintain its high percentage of volume sold through long-term sales contracts. When a coal company's contracts expire without being replaced, that company is exposed to the risk of having to sell coal into the spot market, which may be subject to lower and more volatile prices.

The total sales commitments corresponding to such contracts are approximately
208.4 million tons of coal, assuming all the contracts run through to their expiration date. This tonnage commitment may vary depending on future performance, buyer contractual elections and other contractual provisions.

The Company's profits could decline as its major contracts are repriced from the existing prices to market rates at the contract reopener or expiration dates. The Company believes that its volume of coal sales will remain unchanged and that it will enter into new coal sales contracts as current contracts expire. The challenge for the Company is to negotiate prices at above-spot rates to lessen the potential loss of profits. No assurance can be given that the Company will be successful in carrying out this strategy.

Highwall Mining Business

MTI

On January 2, 1998, the Company acquired the Highwall Mining Assets through the MTI Acquisition. The Highwall Mining Assets are currently held by MTI, a wholly owned subsidiary of the Company. The Highwall Mining Assets included 13 U.S. patents, one registered trademark in North America relating to the Addcar highwall mining system, certain mobile mining equipment, spare parts, continuous mining machines and an 80,000 square foot manufacturing and warehousing facility. The issued patents acquired from Addington Enterprises will expire between December 10, 2010 and November 20, 2015, and the registered trademark acquired from Addington Enterprises will expire September 28, 2013. The Highwall Mining Assets also include the equipment and facility for manufacturing Addcar highwall mining systems, as well as six existing, operable Addcar highwall mining systems. The Company operates or leases seven Addcar highwall mining systems and will build additional systems as required.

Addcar System Description

The Addcar highwall mining system is an innovative efficient mining system, capable of producing more than 300,000 tons of raw coal per month. This equates to more than twenty miles of tunnel or 7 million cubic feet of

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excavation in a single month. The system is often deployed at reserves which can not be economically mined with surface methods.

The main elements of the Addcar system are: (i) a continuous miner, (ii) conveyor cars (the Addcars), (iii) a launch vehicle, (iv) an elevating stacker/conveyor, and (v) a wheel-loader with a forklift attachment.

The continuous miner is located at the front of the Addcar system, and its primary role is to mine coal and convey it to the first Addcar. The miner forms a rectangular opening in the coal seam at the highwall and continues to cut a roadway into the seam, approximately 10 feet wide. The cutting end of the miner is hydraulically raised and lowered as it rotates, allowing the machine to mine a variety of seam thicknesses and follow the contours of the seam. A gathering head loads the cut coal onto a chain conveyor, and the coal is passed on to the first Addcar.

The Addcars form a modular conveyor system that transports the coal to the surface. The cars are added individually behind the miner (as it cuts into the seam) in a manner which does not interrupt the flow of coal. The continuous nature of this operation is a key feature of the Addcar system, which, in the Company's view, adds significantly to its overall productivity and efficiency. The mined coal is transferred from one car to the next until it is delivered to the launch vehicle on the surface. Each Addcar weighs approximately 12 tons, and is approximately 40 feet long.

The launch vehicle is a two-deck steel structure, which is located on the floor of the pit at the base of the highwall. The launch vehicle serves as a stable work platform, propulsion unit, and utility supply center for the equipment in the highwall entry. It contains an electric powered distribution center, a control cabin where a person operates the entire system by remote control, two separate hydraulic power systems, and cable and hose reels for electrical power, coaxial cable, dust suppression, water, and, when required, either inert gas or compressed air, for ventilation at the cutting face.

The elevating stacker/conveyor receives the coal from the belt on the launch vehicle, and pours it into a pile, from where it can be loaded by the wheel-loader into trucks, or onto a conveyor. The stacker/conveyor is wheel-mounted and easy to move with the launch vehicle.

The highwall mining system weighs over 450 tons and has more than 2,000 horsepower.

The wheel-loader transports the Addcars by removing the bucket and adding a forklift attachment. The wheel-loader operator positions the forklift under the Addcars and transports them to and from the launch vehicle during the mining cycle.

The Highwall Mining Process

The highwall mining process can be segregated into the following steps:

Step One: Geological Analysis. Prior to commencing mining, substantial analysis of each coal seam is required. Such analysis includes geological surveys and, in some instances, test mining. The mine operator also may be able to provide details of the seam geology based on such operator's mining experience and previous exploration.

Step Two: Geotechnical Design. Before mining commences, a coal extraction pattern for the target mine must be designed. The primary design parameters include the thickness of the seam, the strength of the coal, the thickness of the overburden, the nature of the intermediate roof and the identification and configuration of any joints and weaknesses in roof and floor strata.

Step Three: Positioning the Launch Vehicle. To start the mining cycle, the launch vehicle is moved into position in accordance with the survey stations established prior to mining.

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Step Four: Initiating Mining. The miner starts cutting with only the lead
Addcar behind it. The launch vehicle assists the mining by applying continuous hydraulic pressure to the continuous miner.

Step Five: Adding Addcars. As the miner and Addcars move forward, the loader collects and places another Addcar on the work platform, holding it in position while it is connected to the cable. The newly added Addcar is then lowered into position and secured. This process is completed without halting the continuous flow of coal.

Step Six: On-Line Maintenance. While each Addcar is on the launch vehicle, the mining crew has access to it for about 15 minutes until it moves into the entry. This time period gives the crew an opportunity to service the Addcar and check its functions before it goes underground. Each 1,200-foot entry will take approximately 12 hours to complete.

Step Seven: Remote Operation. The remote control system is connected by coaxial cable to a receiver on the miner. The coaxial cable carries signals from a diagnostics package which monitors equipment performance, methane and other gas levels, and other mining parameters. The cable also provides a visual link for the operator through 3 video cameras mounted in strategic locations on the miner and the first Addcar.

Step Eight: System Retreat. When the highwall mining entry has been completed, removal of the Addcar system involves a simple reverse operation. The combination of the miner pushing from the front and the hydraulic cylinders pulling from the rear allows efficient recovery of the Addcar system so that it can be relocated quickly and mining can resume without significant delay.

Step Nine: General Maintenance. After the Addcar system has been removed from the mine, routine maintenance is performed while the system is being relocated to the next entry. Under normal circumstances, the time interval between the withdrawal from one entry and the commencement of mining in the next entry is between 45 and 60 minutes.

Step Ten: Relocation. Once maintenance is complete, a hydraulic skid propulsion system on the launch vehicle assists the system in relocating quickly and efficiently to the next entry.

Manufacturing Facilities

The Company's manufacturing facilities are located in Ashland, Kentucky. The facilities include the fabrication shop, where launch vehicles and continuous miners are constructed, and the car shop, where Addcars are manufactured. Skilled subcontractors perform machining, heat treating, electric motor repair, and other aspects of manufacturing and repairing of the Addcar systems at the fabrication shop. The car shop has a complete set of jigs, which have been built for the efficient manufacture of Addcars. These jigs significantly reduce the cost associated with the manufacturing process, while improving the quality control of the finished product. Both the fabrication shop and the car shop also perform major repairs and rebuilds on a routine basis. The rebuilds range from minor repairs on Addcars as part of routine maintenance, to a fullscale overhaul of a continuous miner or launch vehicle. The Company has capacity to manufacture eight Addcar systems per year to accommodate expanding its highwall mining operations and lease, sell or license Addcar systems to other coal companies.

Non-Coal Businesses

Zeigler Non-Coal Businesses

In addition to its coal operations, Zeigler also operated several non-coal businesses including a technology segment, a power segment, an environmental services segment, an import/export services segment and a property development segment. Most of these businesses are being classified by the Company as assets held for sale. The power segment has not executed a power contract since June 2, 1998. Zeigler's technology segment, headed by its wholly owned subsidiary, Encoal, focuses on producing two new clean burning, high heating fuels from subbituminous coal. Both fuels are developed by a process known as "liquids from coal," which is

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owned by the TEK-KOL Partnership ("TEK-KOL"). Zeigler's power segment, operated through Zenergy, Inc. and EnerZ, has been in the process of securing the assets of Cajun Electric Power Co-operative, Inc., a low cost power generator currently in bankruptcy. EnerZ is an energy marketing company. The environmental services segment provides Zeigler with its own in-house support for mining construction activities as well as reclamation of closed mines. The asset management segment is responsible for managing Zeigler's two import/export terminals on the east coast. The terminals provide Zeigler with the opportunity to transport coal from one mode of transportation to another. Zeigler is currently restructuring its product base so as to maximize the facilities' output capacity. The property development segment focuses on Zeigler's expertise in land management through the development of real estate trust quality assets.

Administrative Offices

The Company maintains administrative offices in Ashland, Kentucky; Hazard, Kentucky; Pineville, Kentucky; Charleston, West Virginia; Owensboro, Kentucky; Evansville, Indiana; and Lexington, Kentucky. The Company is currently evaluating elimination of certain duplicative or unnecessary administrative facilities.

Certain Liabilities

The Company's long-term liabilities for pensions, retiree health care, work-related injuries and illnesses, and mine reclamation reflect the Company's commitment to its employees and to environmental stewardship. The total amount of these liabilities reflects the size, diversity and changing nature of the Company. The majority of these liabilities relate to the purchase of operating subsidiaries, which results in a greater number of employees and mines today in the Company following the Recent Acquisitions.

All U.S. coal companies are subject to laws and regulations governing mine reclamation and other environmental liabilities for work-related injuries and illnesses. In addition, labor contracts with the UMWA include long-term benefits, notably health care coverage for retirees and their dependents. These obligations fall into four principal categories: reclamation, workers' compensation (including black lung), pensions and retiree health care.

Reclamation. All coal mining companies must return the land on which they mine to its original state or to an alternative productive use, as applicable. Reclamation liabilities primarily represent the future costs to restore the lands as required by SMCRA. Short-term ongoing reclamation activities are undertaken as areas are disturbed in the mining process. Long-term reclamation and mine closing costs are projected and, upon commencement of mining, accrued for during the mine life. The end of mine reclamation and mine-closing costs accruals totaled approximately $363.4 million on the Company's pro forma balance sheet as of September 30, 1998, of which $28.4 million is a current liability. The amount that is included as an operating expense for the pro forma nine-month period ended September 30, 1998, was $2.4 million, while the related cash expense for such liability was $13.6 million. See "Risk Factors-- Government Regulation of the Mining Industry."

Workers' Compensation. These liabilities represent the actuarial estimates for compensable, work-related injuries (traumatic claims) and occupational disease, primarily black lung disease (pneumoconiosis). The Federal Black Lung Revenue Act of 1977 requires employers to pay black lung awards to former employees who filed claims after July 1, 1973. Prior claims are paid from the federal black lung trust fund, which is supported by an excise tax on all U.S. coal production. On a pro forma basis, these liabilities will be discounted at 7.25%. These liabilities totaled approximately $119.8 million on the Company's pro forma balance sheet as of September 30, 1998, $26.9 million of which is a current liability. The amount that was included as an operating expense for the pro forma nine-month period ended September 30, 1998, was $19.9 million, while the related cash expense for such liability was $21.4 million.

Pension Related Provisions. These costs represent the unfunded actuarially-estimated cost of paying pension benefits to current active employees when they retire. Provisions for active employees reflect their service to

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date and additional amounts are provided so that the total liability is accrued when the employee actually retires. Annual contributions to the pension plans are determined by consulting actuaries based on ERISA minimum funding standards. On a pro forma basis, these liabilities will be discounted at 7.25%. The pension liability totaled approximately $1.5 million on the Company's pro forma balance sheet as of September 30, 1998, none of which is current. The amount that was included as an operating expense for the pro forma nine-month period ended September 30, 1997, was $1.5 million, with no related cash expense for such benefits.

Post Employment Benefits. These liabilities represent actuarial estimates of various benefits to be provided to former or inactive employees after employment but before retirement. Examples of such benefits are severance benefits and disability-related benefits. Consistent with SFAS 112, the Company shall accrue postemployment benefits over the working life of the employee if
(1) the obligation relates to services already rendered; (2) employee's rights to those benefits accumulate; (3) compensation payments are probable; and (4) the amount can be reasonably estimated. If only the payments are probable (3) and amount is reasonably estimated (4), the Company shall accrue the obligation when the triggering event occurs.

On a pro forma basis, these liabilities are discounted at an average rate of 7.25%. These liabilities totaled approximately $16.0 million on the Company's pro forma balance sheet as of September 30, 1998, $2.0 million of which is a current liability. The amount that was included as an operation expense for the pro forma nine-month period ended September 30, 1998 was $3.3 million while the related cash expense for such liability was $1.9 million.

Retiree Health Care. Consistent with SFAS 106, the Company records a liability representing the estimated cost of providing retiree health care benefits to current retirees and active employees who will retire in the future. Provisions for active employees represent the amount recognized to date, based on their service to date; additional amounts are provided periodically so that the total liability is accrued when the employee retires. On a pro forma basis, these liabilities are discounted at 7.25%.

A second category of retiree health care obligations represents the liability for future contributions to the Combined Fund (as defined). This multi-employer fund provides health care benefits to a closed group of former employees who retired prior to 1977; no new retirees will be added to this group unless the Social Security Administration assigns new retirees to the Company. The liability is subject to increases or decreases in per capita health care costs, offset by the mortality curve in this aging population of beneficiaries. See "Government Regulation." As a result of the Apfel decision (discussed below), companies that are signatories to the UMWA Wage Agreement after 1974 may bear a greater portion of liability to ensure that the Combined Fund is fully funded. The Company's premiums paid to Combined Fund are relatively small, (the Company paid premiums of $3.4 million, in the nine months ended September 30, 1998). The Company does not expect that any increase in its contributions to the UMWA Combined Fund will have a material adverse effect on the Company's financial condition or results of operations.

The retiree health care liabilities totaled approximately $388.8 million on the Company's pro forma balance sheet as of September 30, 1998, $34.5 million of which is a current liability. The amount that was included as an operating expense in the pro forma nine-month period ended September 30, 1998 was $22.5 million, while the related cash expense for such liability was $12.1 million. Obligations to the Combined Fund totaled $48.0 million on the Company's pro forma balance sheet as of September 30, 1998, of which $5.0 million is a current liability. That amount was included in operating expense for the pro forma nine-month period ended September 30, 1998 and was $2.3 million, while the related cash expense for such liability was $3.4 million.

The active management of these liabilities is a key focus of senior executives. While variances have occurred within a category of liability, cash expenses as a whole for these liabilities has approximated the amounts charged to earnings. Provisions for these liabilities reflect standard U.S. coal industry accounting practices. These costs are borne by the operating subsidiaries from which the obligations arose.

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Legal Proceedings

By letters to the Company dated January 12, 1995, January 12, 1996, and January 13, 1997, Pittston Acquisition Company ("PAC"), an indirect wholly-owned subsidiary of [Pittston], made claims for indemnification from the Company under the terms of the Pittston Agreement (as defined). See "Certain Related Party Transactions--Indemnification." The claimed indemnification covers a number of items, including allegedly delinquent taxes and fees, allegedly assumed liabilities, alleged failure to transfer specific licenses, assets and permits and alleged non-compliance with certain agreements and applicable laws and permits. Addington Enterprises is in the process of investigating and negotiating the claims with PAC. Many of the claims have been resolved without any payment by or liability to the Company. To the Company's knowledge, no lawsuit has been filed or otherwise threatened by PAC against the Company. The Company intends to defend these claims vigorously, and at this time it is not possible to predict the outcome of the claims. However, even if PAC successfully pursued such claims, the Company believes that the liability arising from such claims would not have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole.

In 1996, Cyprus Amax was sued in the Circuit Court of Perry County, Kentucky, with the plaintiffs alleging competing claims to approximately 1,425 acres of property in eastern Kentucky upon which the Company conducts coal mining activities and claiming damages of approximately $400.0 million. Based on a prior federal appellate court decision related to a similar claim of different plaintiffs based on the same alleged source of claim rights, the Company believes that it is likely to prevail. The Company believes that an adverse result would not require the Company to pay significant damages and would not likely have a material adverse effect on the Company and its subsidiaries, taken as a whole.

In addition, the Company is named as a defendant in various actions in the ordinary course of its business. These actions generally involve such matters as property boundaries, mining rights, blasting damage, personal injury and royalty payments. The Company believes these proceedings are incidental to its business and are not likely to result in materially adverse judgments.

Employees

As of September 30, 1998, after giving effect to the Recent Acquisitions, the Company had a total of 4,573 employees, 4,197 of whom worked in coal production, 376 of whom worked in the management of its coal business.

Approximately 38% of the Company's coal employees are affiliated with unions. Relations with union labor are extremely important to the viability of the Company. Union labor is represented by the UMWA and falls under separate wage agreements negotiated with the UMWA or under the National Bituminous Coal Wage Agreement ("NBCWA"). The Company has several collective bargaining agreements with the UMWA. Certain of the Company's subsidiaries with operations in Indiana and West Virginia, which employ 645 union employees, are currently operating under expired collective bargaining agreements that have been mutually extended until December 15, 1998 by the Company and the UMWA while they negotiate new agreements. These agreements also contain rolling provisions requiring two weeks notification prior to any termination. There can be no assurance that the Company's unionized labor will not go on strike upon expiration of existing contracts.

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

                             GOVERNMENT REGULATION

Overview

The U.S. coal mining industry is subject to regulation by federal, state and local authorities on matters such as employee health and safety, limitations on land use, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection, reclamation and restoration of mining properties after mining is completed, the discharge of materials into the environment, surface subsidence from underground mining and the effects of mining on groundwater quality and availability. In addition, the industry is affected by significant legislation mandating certain benefits for current and retired coal miners. Numerous federal, state and local governmental permits and approvals are required for mining operations. The Company believes that all permits currently required to conduct its present mining operations have been obtained. The Company believes that, upon the filing of the required information with the appropriate regulatory agencies, it will not encounter substantial difficulty obtaining or renewing necessary permits in the future. The Company may be required to prepare and present to federal, state and local authorities data pertaining to the effect or impact that a proposed exploration for or production of coal may have on the environment. Such requirements could prove costly and time consuming, and could delay commencement or continuation of exploration or production operations. Future legislation and administrative regulations may emphasize the protection of the environment and, as a consequence, the activities of the Company may be more closely regulated. Such legislation and regulations, as well as future interpretations and more rigorous enforcement of existing laws, may require substantial increases in equipment and operating costs to the Company and delays, interruptions or termination of operations, the extent of which cannot be predicted. In addition, as discussed below, the electric utility industry is subject to extensive regulation regarding the environmental impact of its electricity generation activities, which could affect demand for coal. See "Risk Factors-- Governmental Regulation of the Mining Industry."

The Company endeavors to conduct mining operations in compliance with all applicable federal, state and local laws and regulations. However, because of extensive and comprehensive regulatory requirements, violations during mining operations occur from time to time in the industry. None of the violations to date or the monetary penalties assessed upon the Company has been material, and the Company believes that is in substantial compliance with all applicable laws and regulations.

Environmental Laws

The Company is subject to various federal, state and local environmental laws. These laws require approval of many aspects of coal mining operations, and both federal and state inspectors regularly visit the Company's mines and other facilities to ensure compliance.

The Federal Surface Mining Control and Reclamation Act. SMCRA, which is administered by the Office of Surface Mining Reclamation and Enforcement ("OSM"), establishes mining and reclamation standards for all aspects of surface mining as well as many aspects of deep mining. SMCRA and similar state statutes, among other things, require that mined property be restored in accordance with specified standards and an approved reclamation plan. In addition, the Abandoned Mine Lands Act, which is part of SMCRA, imposes a tax on all current mining operations the proceeds of which are used to restore mines closed before 1977. The maximum tax is $0.35 per ton on surface-mined coal and $0.15 per ton on deep-mined coal.

SMCRA also requires that comprehensive environmental protection and reclamation standards be met during the course of and upon completion of mining activities. For example, SMCRA requires the Company to restore a surface mine to approximate original contour as contemporaneously as practicable with surface coal mining operations. The mine operator must submit a bond or otherwise secure the performance of these reclamation obligations. The issuance and renewal of permits for surface mining operations must be obtained from OSM or, where state regulatory agencies have adopted federally approved state programs under SMCRA, the appropriate state regulatory authority. The Company accrues for the liability associated with all end of mine reclamation on

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

a ratable basis as the coal reserve is being mined. The estimated cost of reclamation, and the corresponding accrual on the Company's financial statements, is restated annually. The earliest a reclamation bond can be released is five years after reclamation to the approximate original contour or to a productive use, as applicable, has been achieved.

Most states in which the Company's active mining operations are located have achieved primary jurisdiction for SMCRA enforcement through approved state programs. These state programs have established reclamation and environmental standards for coal mining operations that generally correspond to, and may not be less stringent than, those found in SMCRA. Each state is charged with enforcing its state laws and with enforcing, subject to federal oversight, the provisions of SMCRA in its jurisdiction. The Company currently has posted more than $524.4 million in reclamation bonds. Because much of the reclamation process occurs contemporaneously with mining activities in accordance with the approved reclamation plan, the estimated reclamation cost to immediately cease mining operations substantially exceeds the recorded reclamation accrual.

SMCRA requires the issuance and periodic renewal of permits to conduct mining operations. Although the Company does not anticipate significant permit issuance or renewal problems, there can be no assurance that the Company's permits will be renewed or granted in the future or that permit issues will not adversely affect operations. Under previous SMCRA regulations, responsibility for any coal operator currently in violation of SMCRA could be imputed to other companies deemed, according to regulations, to "own or control" the coal operation. Sanctions included being blocked from receiving new permits and rescission or suspension of existing permits. Because of a recent federal court action invalidating these SMCRA ownership and control regulations, the scope and potential impact of the "ownership and control" requirements on the Company are unclear. OSM has responded to the court action by promulgating interim regulations that more narrowly apply the ownership and control standards to coal companies. Although the federal action should have by analogy a precedential effect on state regulations dealing with "ownership and control," which are in many instances similar to the invalidated federal regulation, it is not certain what impact the federal court decision will have on these state regulations.

Clean Air Act. The Federal Clean Air Act, including the Clean Air Act Amendments, and corresponding state laws that regulate the emissions of materials into the air, affect coal mining operations both directly and indirectly. Direct impacts on coal mining and processing operations may occur through Clean Air Act permitting requirements and/or emissions control requirements relating to particulate matter (e.g., "fugitive dust") including future regulation of fine particulate matter measuring 2.5 micrometers in diameter or smaller. In July 1997, the U.S. Environmental Protection Agency ("EPA") adopted new, more stringent National Ambient Air Quality Standards ("NAAQS") for particulate matter and ozone. As a result, some states will be required to change their existing implementation plans to attain and maintain compliance with the new NAAQS. Because coal mining operations emit particulate matter, the Company's mining operations and utility customers are likely to be directly affected when the revisions to the NAAQS are implemented by the states. State and federal regulations relating to implementation of the new NAAQS may restrict the Company's ability to develop new mines or could require the Company to modify its existing operations. The extent of the potential direct impact of the new NAAQS on the coal industry will depend on the policies and control strategies associated with the state implementation process under the Clean Air Act, but could have a material adverse effect on the Company's business, financial condition and results of operations.

The Clean Air Act indirectly affects coal mining operations by extensively regulating the air emissions of sulfur dioxide (believed to be a cause of "acid rain") and other compounds including nitrogen oxide emitted by coal-fueled utility power plants. Title IV of the Clean Air Act Amendments places limits on SO/2/ emissions (in the form of baseline emission standards) from electric power generation plants. Reduction in such emission limits occurred in Phase I in 1995 and additional reductions in such emission limits will occur in Phase II in 2000 and will apply to all coal-fueled utility power plants, including those subject to the 1995 restrictions. The affected utilities have been and may be able to meet these requirements by, among other ways, switching to low-sulfur fuels, installing pollution control devices such as scrubbers, reducing electricity generating levels or purchasing or trading emission allowances. Specific emission sources will receive these emission allowances, which utilities and industrial concerns can trade or sell to allow other units to emit higher levels of SO/2/. The effect of these provisions of the Clean Air Act Amendments on the Company cannot be completely ascertained at this time. The Company believes that implementation of Phase II will likely exert a downward pressure on the price of higher sulfur coal, as additional coal-fueled utility power plants become subject to the restrictions of Title IV. This price effect is expected to result after the large surplus of emission allowances which has accumulated in connection with Phase I has been reduced, and before the utilities electing to comply with Phase II by installing sulfur-reduction technologies are able to implement such a compliance strategy.

The Clean Air Act Amendments also require that utilities that currently are major sources of nitrogen oxides in moderate or higher ozone nonattainment areas install reasonably available control technology ("RACT") for nitrogen oxides, which are precursors of ozone. In addition, stricter ozone standards, as discussed above, are expected to be implemented by the EPA by 2003. The Ozone Transport Assessment Group ("OTAG"), formed to make recommendations to the EPA for addressing ozone problems in the eastern United States, submitted its final recommendations to the EPA in June 1997. In September 1998, EPA announced an implementation plan (the "SIP call") that will require 22 eastern states to amend their state implementation plans for substantial reductions in nitrogen oxide emissions. The SIP call includes state-by-state nitrogen oxide budgets and was accompanied by two additional actions that EPA has proposed to implement if the SIP call does not adequately address nitrogen oxide emissions. Installation of RACT and additional control measures required under the proposal will make it more costly to operate coal-fueled utility power plants and, depending on requirements of individual state attainment plans and the development of revised new source performance standards, could make coal a less attractive fuel alternative in the planning and building of utility power plants in the future.

The Clean Air Act Amendments also require a study of utility power plant emissions of certain toxic substances, including mercury, and direct the EPA to regulate these substances, if warranted. In a recent report, the EPA indicated that although it plans to study the issue further, it does not plan to propose regulations in the near future. However, future federal or state regulatory or legislative activity may seek to reduce mercury emissions and such requirements, if enacted, could result in reduced use of coal if utilities switch to other sources of fuel.

In addition, air emissions of SO/2/, particulate matter ("PM"), nitrogen oxide also are subject to Clean Air Act Amendment regulations that protect visibility in Class I Federal areas, such as national parks and wilderness areas. Currently, these regulations address visibility impairment reasonably attributable to a single source or small group of sources in 35 states and one territory. In July 1997, EPA proposed regulations that would expand the applicability of the regional haze program to all states, including those that may not have any Class I areas, and that would establish presumptive reasonable progress targets to be met by states. If these proposed regional haze regulations are finalized, some states may be required to change their existing implementation plans to achieve compliance. Although the proposed regulations do not identify specific sources as potential contributors to visibility impairment, coal-fueled utilities are a source of these substances. Depending on the requirements of the final rule and individual state implementation plans, efforts to reduce SO/2/, PM, and nitrogen oxide emissions may make it more costly to operate coal-fueled utility power plants. Existing strategies for other air quality programs, such as those previously discussed, may provide visibility improvements, thereby limiting the potential adverse effects of any final regulations on the Company.

Clean Water Act. The Federal Water Pollution Control Act (the "Clean Water Act") affects coal mining operations by: (i) imposing effluent discharge restrictions on pollutants discharged into water; (ii) imposing regular monitoring and reporting requirements; (iii) requiring the issuance and renewal of permits for the discharge of pollutants into waters; and (iv) imposing performance standards as a requirement for the issuance of permits. In addition, states in which the Company conducts mining operations have enacted legislation regulating the water pollution effects of coal mining operations. Each state is charged with enforcing its state laws and with enforcing, subject to federal oversight, the Clean Water Act in its jurisdiction.

Various state and federal initiatives and activities are underway regarding the environmental impacts of valley fills associated with surface mining activities, including mountaintop removal mining. Valley fills currently are permitted under provisions of the Clean Water Act that authorize the discharge of fill material into navigable waters. Citizen suits against permitting authorities have been filed in federal court in both Pennsylvania and West Virginia alleging that valley fill permits violate the anti-degradation provisions of the Clean Water Act and therefore should not be issued pursuant to those provisions. In addition, various task forces and agencies at the state and federal level are currently exploring environmental issues associated with valley fills in general, as well as environmental issues associated with mountaintop removal mining in particular. The Company cannot predict the outcome of the pending litigation or whether legislation and/or regulations, if enacted, regarding valley fills or mountaintop removal mining could have a material adverse effect on the Company.

Resource Conservation and Recovery Act. The Federal Resource Conservation and Recovery Act ("RCRA") and similar state laws affect coal mining operations by imposing requirements for the treatment, storage and disposal of hazardous wastes. Although coal mining wastes covered by SMCRA permits are exempted from regulation under RCRA, the Company cannot predict whether this exclusion will continue.

Federal and State Superfund Statutes. The Federal Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") and similar state laws affect coal mining operations by creating investigation and remediation obligations for releases of hazardous substances which may endanger public health or the environment and providing for natural resource damages. Under CERCLA, joint and several liability may be imposed on waste generators, past and present site owners and operators, as well as others, regardless of fault or the legality of the disposal activity at the time it occurred. Waste substances generated by coal production and processing are generally not considered hazardous substances covered by CERCLA. Products used by coal companies in operations, such as certain chemicals, and the disposal of such products, however, are governed by the statute. Although the Company does not currently anticipate material liabilities or costs associated with CERCLA or similar state laws, there can be no assurance that material liabilities or costs related to CERCLA or similar state laws will not be incurred in the future.

Global Climate Change. The United States and over 160 other nations are signatories to the 1992 Framework Convention on Global Climate Change (the "Convention"), which is intended to limit or capture emissions of greenhouse gases such as carbon dioxide. In December 1997 in Kyoto, Japan, the signatories to the Convention established a binding set of emissions targets for developed nations (the "Kyoto Protocol"). The specific limits under the terms of the Kyoto Protocol vary from country to country, but under the terms of the Kyoto Protocol the United States would be required to reduce emissions to 93% of 1990 levels over a five-year budget period from 2008 through 2012. Although the United States has not ratified the Kyoto Protocol and no comprehensive requirements focusing on greenhouse gas emissions are in place, such restrictions, whether through ratification of the Kyoto Protocol or other efforts to stabilize or reduce greenhouse gas emissions, could adversely impact the price and demand for coal. According to the Department of Energy's Annual Energy Outlook for 1998, coal accounts for 34% of the man-made greenhouse gas emissions in the United States, and efforts to control greenhouse gas emissions could result in reduced use of coal if electric generators switch to lower carbon sources of fuel.

Mine Health and Safety

Stringent health and safety standards have been imposed by federal legislation since the Federal Coal Mine Health and Safety Act of 1969 was adopted. That legislation resulted in increased operating costs and reduced productivity. The Federal Mine Health and Safety Act of 1977 significantly expanded the enforcement of health and safety standards and imposed health and safety standards on all aspects of mining operations.

All of the states in which the Company conducts coal mining operations have programs for mine health and safety regulation and enforcement. In combination, federal and state health and safety regulation in the coal mining industry is perhaps the most comprehensive and pervasive system for protection of employee health and safety affecting any segment of U.S. industry. Together with the federal requirements, these programs provide extensive and comprehensive requirements for protection of employee safety and health.

Black Lung

Under the Black Lung provisions of the Federal Coal Mine Health and Safety Act of 1969, the Black Lung Benefits Revenue Act of 1977 and the Black Lung Benefits Reform Act of 1977, as amended in 1981, and provisions of state workers' compensation acts, each coal mine operator is required to secure payment of federal black lung benefits to claimants who are current and former employees and to a federal trust fund for the payment of benefits and medical expenses to claimants who last worked in the coal industry prior to July 1, 1973. On a program-wide basis, less than 15% of the miners currently seeking federal black lung benefits are awarded such benefits by the federal government. The trust fund is funded by an excise tax on production of up to $1.10 per ton for deep-minded coal and up to $0.55 per ton for surface-mined coal, neither amount to exceed 4.4% of the sales price. This tax is passed on to the purchaser under many of the Company's coal sales agreements.

Legislation seeking to increase the federal black lung approval rate has been introduced repeatedly since 1980 in the Senate and the House of Representatives. The last such bill died when Congress adjourned in 1997. It is expected that similar legislation will be introduced in future sessions of Congress. Black lung claims may also be filed under the provisions of workers compensation laws in states in which a company operates. Currently, Kentucky, the state with the most costly black lung provisions, has seen a significant decrease in claims awards since a 1996 law reformed the state workers' compensation system. However, future changes in Kentucky's workers' compensation statutes could result in a return to higher levels of claims.

In 1997, the U.S. Department of Labor (the "DOL") issued proposed amendments to the regulations implementing the federal black lung laws which, among other things, establish a presumption in favor of a claimant's treating physician and limit a coal operator's ability to introduce medical evidence regarding the claimant's medical condition. If adopted, the amendments could have an adverse impact on the Company, the extent of which cannot be accurately predicted. The House subcommittee with oversight authority for the Federal Black Lung Program has included in the current budget bill provisions that prohibit the DOL from implementing these regulations until the DOL addresses issues related to the cost impact of the regulations.

The Coal Industry Retiree Health Benefit Act of 1992

The Coal Industry Retiree Health Benefit Act of 1992 (the "Coal Act") was enacted to provide for the funding of health benefits for certain UMWA retirees. The Coal Act merged previously established UMWA benefit plans into a newly created fund called the "Combined Fund," into which "signatory operators" and "related persons" are obligated to pay annual premiums for beneficiaries. The Coal Act also created a second benefit fund (the "1992 Fund") for miners who retired between July 21, 1992 and September 30, 1994 and whose former employers are no longer in business. Companies which are signatories to the NBCWA labor agreements must pay premiums to the Combined Fund and the 1992 Fund. The Social Security Administration assigns retired miners and their beneficiaries to the coal companies with which they were formerly employed or related for purposes of assessing the premium. The Supreme Court's recent decision in Eastern Enterprises v. Apfel, 1998 WL 332966 (U.S.), held that the assessment of premiums under the Coal Act against those coal companies that were only signatories to the UMWA wage agreements prior to 1974 is an unconstitutional taking under the Fifth Amendment.

The Company is currently required to pay premiums to both the Combined Fund and the 1992 Fund. The possibility exists that the Company will be assessed for a greater number of miners than could be reasonably foreseen, or that higher premiums will be assessed for the Combined Fund and the 1992 Fund.

Federal Land Policy

The U.S. government is the largest owner of coal reserves in the nation. Its authority is exercised through several agencies, but primarily through the BLM. The majority of these reserves are located in the western United States. Some are on lands on which the Company has conducted surface coal mining operations since 1995 and on which it will mine in the future.

The federal government's authority over public lands exceeds the rights of any private owner of coal. The federal government possesses both the customary property rights of a private owner and the rights of the sovereign over the management of public lands. Although the relevant statutes and regulations, including the Mineral Leasing Act of 1920, as amended by the Federal Coal Leasing Amendments Act of 1976, the Federal Land Policy Management Act of 1977 and SMCRA, are well-established, they create a complex and cumbersome process for a lease applicant. The consequence is that an opponent of federal coal leasing has numerous opportunities to delay the issuance of a federal coal lease.

Penalties

Under certain circumstances, substantial fines and penalties, including revocation of mining permits, may be imposed under the laws described above. Monetary sanctions and, in severe circumstances, criminal sanctions may be imposed for failure to comply with these laws. Regulations also provide that a mining permit can be refused or revoked if an officer, director or a shareholder with a 10% or greater interest in the entity is affiliated with another entity which has outstanding permit violations. Although the Company has been cited for violations, the Company and its subsidiaries have never had a permit suspended or revoked because of any violation by the Company, its subsidiaries or any affiliates of the Company, and the penalties assessed for such violations have not been material, with most violations being abated without any penalty being assessed.

Compliance with Regulatory Requirements

The Company endeavors to conduct its mining operations in compliance with all applicable federal, state and local laws and regulations and believes that it is currently in substantial compliance with all such laws and regulations. However, because of the extensive and comprehensive regulatory requirements, minor, inadvertent violations during mining operations are not unusual, and although the Company has no intention to commit and seeks to prevent the occurrence of any infractions, the Company may have violations in the future. The Company believes its compliance record compares favorably with that of other coal mining companies.

Because of the extensive nature of the Company's land holdings, it has not undertaken an investigation of environmental conditions on most of its land holdings which might subject the Company to liability under existing environmental laws. From time to time during the course of normal operations there have been discharges of hazardous materials onto the Company's lands. The Company is not aware of other adverse environmental conditions on its lands which might subject the Company to material liability under existing environmental laws.

In addition to environmental liability at its own properties, the Company is potentially liable for environmental conditions on properties transferred to PAC under the Pittston Agreement. Under the Pittston Agreement, Addington Holding Company, Inc. ("Addington Holding") transferred to PAC certain mining properties and indemnified PAC for certain liabilities, including certain environmental liabilities, associated with the transferred properties. The Company agreed to assume the liabilities of Addington Holding under this indemnification when the Company purchased its current operating properties from Addington Holding in 1995. PAC has notified the Company of various environmental conditions existing on the transferred properties for which it claims indemnification. The Company has contested the applicability of the indemnification to many of these conditions; however, it is possible that the Company may incur liability as a result of these conditions. See "Certain Related Party Transactions--Indemnification." The Company does not believe such liability would have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole.

The Company believes that its continued compliance with regulatory standards will not substantially affect its ability to compete with similarly-situated coal mining companies. The cost of compliance, however, does increase the cost of mining coal and to this extent makes coal less competitive with alternative fuels. While the Company is not aware of any pending or proposed legislation or regulatory action that relates to environmental issues that materially affect the Company, except as discussed above, the possibility exists that new legislation may be enacted or new regulations adopted which will have the effect of materially increasing the cost of mining coal.

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

                                   MANAGEMENT

Directors and Executive Officers

The following information is furnished with respect to the directors and executive officers of the Company.

Name                     Age Position with the Company
----                     --- -------------------------
Larry Addington.........  62 Chairman of the Board, Director
Don Brown...............  53 Vice Chairman
Kevin Crutchfield.......  37 President, Chief Operating Officer
John Baum...............  44 Chief Financial Officer
Keith Sieber............  47 Vice President--Western Operations
Robert Addington........  58 Senior Vice President--Eastern Operations, Director
Bernie Mason............  50 Senior Vice President--Technical Services, Land and
                             Business Development
Marc Merritt............  45 Senior Vice President--Sales & Marketing
Vic Grubb...............  39 Treasurer/Controller
John Lynch..............  50 Vice President--Supply/Maintenance, Secretary
Stonie Barker...........  72 Director
Robert Anderson.........  72 Director
Stephen Addington.......  32 Director

Larry Addington, Robert Anderson, Robert Addington, Stonie Barker and Stephen Addington are the directors of the Company. All directors hold office until the next annual meeting of stockholders and until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors. All officers spend substantially full time working for the Company or its subsidiaries.

Larry Addington, Chairman of the Board since the formation of the Company, has substantial experience in the operation of coal mining ventures. His first mining company, Addington Brothers Mining Company ("Addington Brothers Mining"), began mining coal in eastern Kentucky in 1972 and was sold to Ashland Oil, Inc. in 1976. In 1978, Larry Addington formed Pyramid Mining, Inc. which mined coal in western Kentucky and was sold to First Mississippi Corporation in 1981. In 1984, Larry Addington formed Addington Resources, which became a public company in 1987, and which primarily conducted coal mining and integrated solid waste disposal operations. Larry Addington continues to hold an interest in Republic Industries, Inc. ("Republic"), which acquired Addington Resources in 1995, but has no involvement in the management of Republic. Larry Addington has been Chairman of the Board of the Company since its organization and was the founder of each of the corporate entities controlled by the Company. Larry Addington is the brother of Robert Addington and Stephen Addington. See "The Company" for more details.

Don Brown, Vice Chairman of the Company since January 1999, has worked in the coal industry since 1968, and has extensive experience in all phases of coal mining operations. From 1987 to 1993, Mr. Brown served as President of Cyprus Coal Company ("Cyprus Coal"). From 1993 to 1995, Mr. Brown served as President of Cyprus Amax, and directed that company's increase in annual production from 10 million tons of coal to over 80 million tons of coal, making it the second largest coal company in the United States. From 1995 until September 1997, Mr. Brown was Chief Executive Officer of International Executive Services LLC, a coal mining consulting business, and Chief Executive Officer of Beaver Brook Coal Company, LLC, a coal leasing and exploration company. From September 1997 until January 1999, Mr. Brown served as President and Chief Executive Officer of the Company.

Kevin Crutchfield, Chief Operating Officer of the Company since July 1, 1998, and President of the Company since January 1999, has worked in the coal industry since 1981. From 1993 to 1995, he worked for Pittston Coal Company and its subsidiaries as a Vice President. From 1995 until his employment by the Company, he served in various capacities for Cyprus Amax, including President and Chairman of Cyprus Australia Coal Company ("Cyprus Australia"), where he directed operations employing 1,600 workers and producing 16 million tons of coal per year.

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

John Baum, Chief Financial Officer of the Company since November 1997, has been involved in the coal industry since 1981. From 1991 through April 1993, Mr. Baum served as Vice President of Business Development for Cyprus Coal. From May 1993 until June 1995, Mr. Baum was employed by Cyprus Australia as Deputy Chairman and Chief Financial Officer of its Australian operations. From June 1996 until his employment by the Company, he was a general consultant with J.E. Baum & Associates.

Keith Sieber, Vice President--Western Operations of the Company since November 1997, has worked in the coal industry since 1972. From 1992 until his employment by the Company, he was employed as a Vice President by Cyprus Amax. Mr. Sieber was responsible for the operations of Twentymile mine when it set a world record for monthly coal production by a longwall mine (944,443 tons).

Robert Addington, Senior Vice President--Eastern Operations of the Company since 1970, has worked in the coal industry since 1970. With Larry Addington and Bruce Addington, he founded Addington Brothers Mining, which was sold to Ashland Oil in 1976. He served as an officer and director of Addington Resources from 1986 until 1995. Since 1995, he has been employed by the Company or its predecessor.

Bernie Mason, Senior Vice President--Technical Services and Business Development of the Company since January 1999, has worked in the coal industry since 1978. From 1986 until his employment by the Company, Mr. Mason worked as a manager and geologist for various Addington-related entities.

Marc Merritt, Senior Vice President--Sales and Marketing of the Company since January 1998, has worked in the coal industry since 1977. From 1986 until 1994, he was a sales manager for Addington, Inc., and from 1994 until 1997, he was the Executive Vice President--Coal Sales for Pittston Coal Sales Corp. From 1997 until his employment by the Company, he was President of M&M Management, Inc., a coal industry consulting company.

Vic Grubb, Treasurer/Controller has worked in the coal industry since 1989. From 1989 to 1995, he was an accountant with Addington Resources, and since 1995 he has been the Chief Financial Officer of Addington Enterprises.

John Lynch, Vice President--Supply/Maintenance and Secretary of the Company since September 1997 and has worked in the coal industry since 1983. From 1983 until his employment by the Company, he worked as a manager and an equipment purchaser for various Addington-affiliated companies. He has been the Vice President and Secretary of Addington Enterprises since 1987.

Stonie Barker, director of the Company since November, 1997, has worked in the coal industry since 1951. He has served as President, Chief Executive Officer and Chairman of the Board of Island Creek Coal Company and Executive Vice President of Occidental Petroleum Corporation. Since 1984, Mr. Barker has served as President of the Executive Energy Company, a coal industry consulting group. He is also a director of Kaiser Steel Corporation.

Robert Anderson, director of the Company since August, 1998, has worked in the coal industry since 1953. He has served in various senior executive capacities, including as President of ANDALEX Resources, Inc. ("ANDALEX") from 1990 until 1994 and Vice Chairman of the Board of Directors of ANDALEX from 1990 until 1995. From 1995 until 1996, he served as Chief Executive Officer and from 1995 until October 1998 he served as Chairman of the Board of Directors of Centennial Resources, Inc. ("Centennial"). On October 13, 1998, Centennial filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court, District of Delaware.

Stephen Addington, director of the Company since its formation, has worked in the coal industry since 1991. He was a Regional Manager of Addington Resources from 1990 until 1992. From 1992 until 1995, he was the Vice President of Operations for Addington Environmental, Inc. Since 1995 he has been a Division Manager of Tennessee Mining, Inc. and a consultant to Kindill Mining, Inc., positions he continues to hold.

Directors of the Company who are also officers or shareholders of the Company or Holdings receive no compensation for their services as directors. Non-management directors are paid a base salary of $25,000 per year for services as directors, plus an additional $2,000 per meeting actually attended and $500 for each committee meeting actually attended which was not held in conjunction with a Board of Directors meeting.

Limitation on Liability of Directors

Pursuant to the Certificates of Incorporation of the Company, no director shall be personally liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for a breach of the director's duty of loyalty, for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, for transactions from which a director derived an improper personal benefit or for unlawful payment of dividends or stock purchases or redemptions pursuant to
Section 174 of the Delaware General Corporation Law. This provision offers persons who serve on the board of directors of the Company protection against awards of monetary damages for negligence in the performance of their duties. It does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care.

Executive Compensation

The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities for the year ended December 31, 1998,for (i) the Chief Executive Officer of the Company, and (ii) each of the four other most highly compensated executive officers of the Company who received in excess of $100,000, (the "Named Executive Officers") determined as of December 31, 1998.

                           Summary Compensation Table

                                          Annual Compensation (1)        Long-Term Compensation Awards
                                      -------------------------------- ----------------------------------
                                                                                     Securities
        Name and                                          Other Annual  Restricted   Underlying    LTIP      All Other
   Principal Position     Fiscal Year  Salary  Bonus (2)  Compensation Stock Awards Options/SARs Payments Compensation(3)
   ------------------     ----------- -------- ---------- ------------ ------------ ------------ -------- ---------------
Don Brown...............     1998     $524,200 $2,501,000     --           --           --         --         $57,959
 President and Chief
  Executive Officer
John Baum...............     1998     $201,881 $1,451,000     --           --           --         --             --
 Chief Financial Officer
Kevin Crutchfield.......     1998     $183,312 $  700,350     --           --           --         --         $ 7,497
 Chief Operating Officer
James Morris............     1998     $138,524 $  250,500     --           --           --         --             --
 Senior Vice President--
  Technical Service,
  Land & Business
  Development
Talmadge Mosley.........     1998     $ 34,711 $  300,000     --           --           --         --             --
 Vice President--
  Underground Mining
  Operations; Eastern
  United States

--------
(1) Perquisites and other personal benefits paid in 1998 for the Named Executive Officers aggregated less than the lesser of $50,000 and 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each Named Executive Officer.
(2) The Company accrued discretionary cash bonuses in 1998 for extraordinary services provided by certain key employees in connection with the restructuring of the Company and its predecessors.
(3) Represents payment of moving expenses.

Employment Contracts

Don Brown has an amended and restated employment agreement with the Company, dated as of June 30, 1998, which expires on October 1, 1999, and automatically renews for one-year periods unless either party gives notice not to renew. Mr. Brown is employed as Vice Chairman at an annual base salary of $600,000, with such annual merit increases and bonus compensation as the Company may decide. Mr. Brown is also entitled to participate in any employee benefit plan sponsored by the Company and has received options to purchase 6,600 shares of the stock of Holdings pursuant to the Stock Option Plan (as defined). Pursuant to the employment agreement, the Company paid Mr. Brown $1.5 million for services rendered in connection with the acquisition of Zeigler, and $1.0 million for services rendered in connection with the Offering and the Senior Credit Facility. During the term of Mr. Brown's employment, the Company will provide him with a house in Ashland, Kentucky. The Company also provided Mr. Brown a $150,000 bridge loan, which was repaid upon the sale of his prior residence, and paid Mr. Brown's moving expenses and the real estate commission on the sale of such residence. Mr. Brown receives a life insurance policy in the amount of $500,000, a company car and four weeks of paid vacation per year. In the event that Mr. Brown's employment with the Company is terminated at any time prior to October 1, 1999, other than due to death, disability or for cause, the Company must continue to pay him the compensation remaining over the term of his contract.

Don Brown has a Stock Option Purchase Agreement with the Company dated as of June 30, 1998. The agreement provides that, if Mr. Brown remains in the Company's employment through October 1, 1999, Mr. Brown may cause the Company to purchase his stock options, and the Company may cause Mr. Brown to sell to the Company such stock options, for a purchase price of $2.5 million. This Agreement is triggered upon the termination of Mr. Brown's employment and expires ninety (90) days thereafter.

Don Brown has a bonus agreement with the Company, dated as of June 30, 1998, which provides that in the event that the Company completes certain asset acquisitions within nine (9) months from the date of the agreement, Mr. Brown shall be paid bonuses of up to $2.0 million. Pursuant to this bonus agreement, Mr. Brown was paid $2.5 million for services rendered in connection with the Triton Disposition.

Kevin Crutchfield has an employment agreement with the Company, dated as of June 26, 1998 and amended on January 29, 1999, which expires on July 20, 2003. Mr. Crutchfield is employed as the President Chief Operating Officer of the Company at an annual base salary of $500,000, with such annual merit increases and bonus compensation as the Company may decide. In the event that the Company employs Mr. Crutchfield in any position other than President and Chief Operation Officer, his annual base salary will be reduced to $350,000. The Company paid Mr. Crutchfield a sign-on bonus of $700,000 upon his commencement of work. Mr. Crutchfield is also entitled to participate in any incentive, savings, retirement, welfare, fringe or employee benefit plan sponsored by the Company. Mr. Crutchfield received options to purchase 2,284 shares of the stock of Holdings pursuant to the Stock Option Plan. Under certain circumstances, if Mr. Crutchfield remains employed with the Company through the first anniversary of a change of control (as defined in the employment agreement), Mr. Crutchfield will receive an additional bonus equal to the sum of his annual base salary plus the greater of the "Annual Bonus" and the "Recent Average Bonus" (each as defined in the employment agreement). The Company paid Mr. Crutchfield's moving expenses from Sydney, Australia. Mr. Crutchfield receives a life insurance policy in the amount of $1,000,000, a disability policy for the amount of the maximum insurable interest permitted, a company car and four weeks of paid vacation per year. Following the second year of Mr. Crutchfield's employment, in the event that the Company terminates his employment prior to July 20, 2003, other than for death, disability or cause, the Company shall continue to pay Mr. Crutchfield his then existing annual base salary, and any bonuses that would otherwise have been paid if he had remained employed, for one year from the date of termination of employment or such shorter period as may remain under the term of the employment agreement. Following the third year of employment, Mr. Crutchfield may terminate his employment for good reason (as defined in the employment agreement) and the Company shall continue to pay Mr. Crutchfield his then existing annual base salary, and any bonuses that would otherwise have been paid if he had remained employed, for one year from the date of termination of employment or such shorter period as may remain under the term of the employment agreement.

Keith Sieber has an employment agreement with the Company, dated as of November 1, 1997 and amended on February 5, 1998 which expires on October 31, 2000. Mr. Sieber is employed as Senior Vice President--Western Operations at an annual base salary of $235,000, with such annual merit increases and bonus compensation as the Company may decide. Mr. Sieber is also entitled to participate in any employee benefit plan sponsored by the Company and has received options to purchase 2,200 shares of the stock of Holdings pursuant to the Stock Option Plan (as defined on p. 108). For the initial year of his employment, the Company must lease an apartment in Grand Junction, Colorado for Mr. Sieber, and loan Mr. Sieber $10,300 per month until the earlier of the one-year anniversary of his employment or the sale of his existing residence. The balance of such loan is currently $92,700. During the term of his employment, Mr. Sieber receives a company car, a life insurance policy in the amount of $500,000, and four weeks of paid vacation per year. In the event that Mr. Sieber's employment with the Company is terminated at any time prior to October 31, 2000, other than due to death, disability or cause, the Company must continue to pay him the compensation remaining over the term of his contract.

John Baum has an amended and restated employment agreement with the Company, dated as of December 22, 1998, which may be terminated by the Company upon giving written notice. Mr. Baum is employed as the Chief Financial Officer at an annual base salary of $190,000, with such annual merit increases and bonus compensation as the Company may decide. Mr. Baum is also entitled to participate in any employee benefit plan sponsored by the Company, and receives a company car.

The company will pay Mr. Baum $250,000 if Mr. Baum assists the Company in connection with a supplemental bond offering on or before February 28, 1999. The Company paid Mr. Baum $1.0 million in consideration of the modification of his prior employment agreement and the cancellation of his options to purchase 1,760 shares of the stock of Holdings pursuant to the Stock Option Plan.

Marc R. Merritt has an employment agreement with the Company, dated as of January 1, 1998, which expires on January 15, 2001. Mr. Merritt is employed as Senior Vice-President of Sales and Marketing at an annual base salary of $165,000, with such annual merit increases and bonus compensation as the Company may decide. Mr. Merritt is also entitled to participate in any employee benefit plan sponsored by the Company, and has received options to purchase 1,702 shares of the stock of Holdings pursuant to the Stock Option Plan. The Company paid Mr. Merritt's moving expenses and the real estate commission on the sale of his residence located at Abbington, Virginia. Mr. Merritt receives a life insurance policy in the amount of $500,000, a company car and four weeks of paid vacation per year. In the event that Mr. Merritt's employment with the Company is terminated at any time prior to January 15, 2001, other than due to death, disability or cause, the Company must continue to pay him the remaining compensation over the term of his contract.

Deferred Compensation

Stock Option Plan

Holdings has adopted the AEI Resources Holding, Inc. Stock Option Plan (the "Stock Option Plan"), which provides for the issuance to certain key employees of or advisors to Holdings, its Subsidiaries or its Parent (both as defined therein) (the "Optionees") of options (the "Options") for up to 75,000 shares of Common Stock (as defined therein) of Holdings outstanding from time to time, subject to adjustment to reflect certain events such as stock dividends, stock split-ups, subdivisions or consolidations of share or other events which necessitate a similar adjustment. The Stock Option Plan is intended to, among other things, increase the profitability and growth of Holdings and its Subsidiaries, motivate key employees to contribute to the success of Holdings and its Subsidiaries and provide competitive compensation while obtaining the benefits of tax deferral.

The Board of Directors of Holdings or a committee appointed by the Board of Directors (the "Committee") will administer the Stock Option Plan. The Committee has the authority to determine the awards made to Optionees (each, a "Grant"). Such Grants are subject to various limitations and conditions specified in the Stock Option Plan (including certain legal restrictions).

All key employees of or advisors to Holdings or a Subsidiary or Parent are eligible for Grants. The Committee has the authority to designate the employees and advisors to whom Options are to be granted and will specify the number of shares of Common Stock subject to each Grant.

The Committee has the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with the Stock Option Plan, except that no such amendment shall become effective without prior approval of the Optionees if such approval is necessary. No such amendment shall, without an Optionee's consent, adversely affect any rights of such Optionee under the Grant outstanding at the time such amendment is made. Holdings shall comply with any tax or regulatory requirement or rule of any exchange or system upon which the stock may be listed.

Stock Option Agreements

The exercise price of any Options granted under the Stock Option Plan is determined by the Committee and set forth in a Stock Option Agreement (the "Stock Option Agreement"), but cannot be less than the fair market value of Common Stock on the date the Option is granted (the "Grant Date"); provided, however, that the exercise price cannot be less than 110% of the fair market value if the Optionee receives an incentive stock option and owns more than 10% of the total combined voting power of Holdings, any Subsidiary or any Parent. In addition, such Options are exercisable based upon a date set forth in each Optionee's Stock Option Agreement. Any vesting period for an Option may be subject to acceleration upon a Change in Control (as defined in the Stock Option Plan). The exercise period for an Option may be shortened due to a Termination of Employment (as defined in the Stock Option Plan). No Option can be exercised more than 10 years from the Grant Date; provided, however, that no Option can be exercised more than five years from the Grant Date if the Optionee receives an incentive stock option and owns more than 10% of the total combined voting power of Holdings, any Subsidiary or any Parent.

                       CERTAIN RELATED PARTY TRANSACTIONS

General

Holdings is closely held and has entered into transactions and loans with related individuals and entities. As provided in the Indenture, all future related party transactions or loans must be for a bona fide business purpose on terms at least as favorable as those obtainable from an unaffiliated party unless otherwise authorized under the Indenture. In addition, all such transactions or loans will be approved or ratified by a majority of the independent and disinterested directors of the Company. In situations where there will be an ongoing relationship with related parties for the purchase of services or products, a majority of the independent and disinterested directors will be required to approve continuation or initiation of the relationship and will periodically review such transactions to assure that they meet the aforementioned standard. See "Description of the Notes--Certain Covenants-- Transactions with Affiliates" and "Description of Other Indebtedness--The New Senior Notes" for a further description of the procedure for review and approval of transactions with affiliates.

Arrangements Involving Affiliates

TASK Trucking Company ("TASK"), which is owned by Austin Dickerson, Larry Addington's brother-in-law, provides trucking brokerage services to the Company, for which TASK receives compensation per ton hauled. The Company paid TASK gross payments of $9.8 million, $12.9 million and $18.2 million for trucking services in 1995, 1996 and 1997, respectively, and $13.8 million for the nine-month period ended September 30, 1998. Based upon the Company's annual review of prices charged by competing trucking companies, the Company believes that the price charged for such trucking services was not greater than the prices generally charged by non-affiliated entities in the area.

The Company has a service agreement dated October 22, 1997 with Mining Machinery, Inc. ("MMI"), of which John Lynch and Larry Addington own more than 10% and more than 86% of the capital stock, respectively. The service agreement expires November 30, 2007, but may be terminated earlier upon written notice by MMI. Under this agreement, MMI repairs and maintains some of the Company's mining equipment. In 1997, the Company paid MMI $5.8 million, and for the nine-month period ended September 30, 1998, the Company paid MMI $6.7 million for repairs and maintenance. Based upon the Company's annual review of prices charged by competing equipment repair and maintenance companies, the Company believes that the price charged for such repair and maintenance services is not greater than prices generally charged by non-affiliated entities in the area.

The Company has several month-to-month equipment leases with MMI, whereby MMI leases mining equipment. In 1997, the Company paid MMI $3.8 million, and for the nine-month period ended September 30, 1998, the Company paid MMI $2.5 million pursuant to such equipment leases. Based on the Company's annual review of prices charged by competing equipment leasing companies, the Company believes that the price charged for such leases is not greater than prices generally charged by non-affiliated entities in the area.

In connection with the Kindill Acquisition, Stephen Addington received approximately $3.6 million. Rothschild, issued an opinion in connection with the Kindill Acquisition which stated that the transaction was fair to the Company from a financial point of view.

For the years ended December 31, 1996 and December 31, 1997, the Company paid Bruce Addington, Larry Addington's brother, approximately $230,000 and $232,000, respectively, for services rendered as an employee of the Company. Bruce Addington assists in managing Addington Mining's operations in eastern Kentucky.

On August 4, 1998, Holdings and the Company entered into a Tax Allocation Agreement providing for the filing of consolidated income tax returns by the consolidated group of corporations of which Holdings and the Company are members, and the allocation among the members of such consolidated group of the tax liabilities or credits arising from such consolidated filings.

Pursuant to a Technology Sharing Agreement, dated as of April 29, 1998, between MTI and Addington Enterprises, MTI and Addington Enterprises agreed to share with each other certain technology and technological developments relating to highwall mining. The Company has not acquired, and currently does not intend to acquire from Addington Enterprises, the foreign patent rights for Addcar highwall mining systems, which are in effect in Australia, China, France, Germany, Spain, the United Kingdom, India, Indonesia, Poland, Russia and South Africa.

Pursuant to a Manufacture and Service Agreement, dated as of November 12, 1998, between MTI and Addington Enterprises, MTI agreed to manufacture Addcar highwall mining systems for Addington Enterprises on a cost plus ten percent basis.

Indemnification

Pursuant to a Stock Purchase Agreement, dated September 24, 1993 (the "Pittston Agreement"), between Addington Holding and PAC, PAC acquired all of the issued and outstanding stock of certain subsidiaries of Addington Holding for $157 million. Pursuant to a Guaranty Agreement, dated September 24, 1993, Addington Resources, the sole shareholder of Addington Holding, guaranteed the obligations of Addington Holding and its subsidiaries under the Pittston Agreement. Addington Enterprises assumed Addington Resources' indemnity obligations to PAC when Addington Enterprises purchased the stock of the Addington Resources' subsidiaries engaged in coal mining operations. The Company assumed those obligations when it acquired substantially all of Addington Enterprises' coal assets in November, 1997. Although the Company believes that it has significant defenses to any indemnity claims that PAC may assert, the Company further believes that even if PAC successfully pursued indemnity claims raised in its prior correspondence with the Company, that the aggregate liabilities for such claims would not have a material adverse effect on the business of the Company and its subsidiaries taken as a whole.

                          DESCRIPTION OF CAPITAL STOCK

The following description of the capital stock of the Company, Holdings and AEI Holding (the "AEI Common Shares") does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of each company's Certificate of Incorporation. The AEI Common Shares of each company have substantially identical rights, preferences and limitations.

Each AEI Common share has one vote on all matters presented to the stockholders. Each AEI Common Share is entitled to receive such dividends or other distributions as may be declared by the Board of Directors from funds legally available for payment of dividends. The declaration and payment of dividends are restricted by certain covenants in the Indenture and the Senior Credit Facility. Each AEI Common share is not redeemable and has no preemptive, conversion or cumulative voting rights. In the event of a liquidation, dissolution or winding-up of the Company, Holdings or AEI Holding, the holders of such company's Common Shares are entitled to share equally and ratably in the assets of such company, if any, remaining after the payment of all debts and liabilities of such company (including the New Notes). There is no established public trading market for the AEI Common Shares.

AEI Resources, Inc.

The authorized capital stock of AEI Resources, Inc. consists of 150,000 shares of common stock, par value $0.01 per share (the "Company Common Stock"). As of February 8, 1999, 52,802 of the authorized shares of Company Common Stock were issued and outstanding.

AEI Resources Holding, Inc.

The authorized capital stock of AEI Resources Holding, Inc. Consists of 150,000 shares of common stock, par value $0.01 per share (the "Holdings Common Stock"). As of February 8, 1999, 55,802 of the authorized shares of Holdings Common Stock were issued and outstanding.

AEI Holding Company, Inc.

The authorized capital stock of the AEI Holding Company, Inc. consists of 120,000 shares of common stock, par value $0.01 per share (the "AEI Holding Common Stock"). As of February 8, 1999, 52,800 of the authorized shares of AEI Holding Common Stock were issued and outstanding.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information concerning ownership of the common stock of Holdings as of the consummation of the Offering by each director, each person who is known to Holdings to be the beneficial owner of more than 5% of its common stock, all Named Executive Officers and all directors and officers of Holdings as a group. Each stockholder listed below has sole voting and dispositive power with respect to the shares listed next to his name. Holdings owns all of the issued and outstanding capital stock of the Company as of the consummation of the Offering.

                                                              Percentage of
Name and Address                              Percentage of       Class
of Beneficial Owner              Shares Owned     Class     Beneficially Owned
-------------------              ------------ ------------- ------------------
Larry Addington (1).............    26,402        47.5%            100%
  1500 North Big Run Road
  Ashland, Kentucky 41101
Addington Enterprises, Inc.
 (2)............................    26,402        47.5%            100%
  1500 North Big Run Road
  Ashland, Kentucky 41101
Named Executive Officers (3)....     3,100           5%            100%
All executive officers and
 directors as a group
 (13 persons) (4)...............    29,502        52.5%            100%

--------
(1) Larry Addington's beneficial ownership includes 38% beneficial ownership through Addington Enterprises and 9.5% beneficial ownership attributed based on Robert Addington's and Bruce Addington's interest in Addington Enterprises, and 5% beneficial ownership is attributed based on shares owned by Robert Addington..
(2) Addington Enterprises is owned 80%, 10% and 10% by Larry Addington, Robert Addington and Bruce Addington, respectively.
(3) The 3,100 shares are owned by Robert Addington. Beneficial ownership includes Robert Addington's 4.8% beneficial ownership through Addington Enterprises and 90.2% beneficial ownership attributed through Bruce Addington's interest in Addington Enterprises and Larry Addington's direct ownership and his interest in Addington Enterprises.
(4) Beneficial ownership is attributable to the beneficial ownership of Larry Addington and Robert Addington set forth above.

Reports to Noteholders

The Indenture provides that the Company will furnish the holders of the Notes with annual reports containing audited financial statements and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                               THE EXCHANGE OFFER

  The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange up to $200,000,000 aggregate principal amount of New Notes for a like aggregate principal amount of Old Notes properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The Exchange Offer is being made with respect to all of the Old Notes.

  As of the date of this Prospectus, $200,000,000 aggregate principal amount of the Old Notes is outstanding. This Prospectus, together with the Letter of
Transmittal, is first being sent on or about        1999, to all holders of Old
Notes known to the Company. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions set forth under "Conditions to the Exchange Offer" below. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of Exchange Offer

  The Old Notes were issued by the Company in exchange for $200.0 aggregate principal amount of debt securities of AEI Holding. As a condition to the exchange, the Company and the Guarantors have entered into the Registration Rights Agreement with the trustee for the Old Notes. Pursuant to the Registration Rights Agreement, the Company agreed to file with the SEC a registration statement under the Securities Act of 1933 (the "Securities Act") with respect to the Notes as soon as reasonably practicable, to use all reasonable commercial efforts to cause such registration statement to become effective under the Securities Act at the earliest possible time, and, upon effectiveness of such registration statement, to commence the Exchange Offer and offer to eligible holders of Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes.

  Holders of Old Notes acquired directly from the Company, affiliates of the Company and persons participating in, or having any arrangement or understanding with any person to participate in a distribution of the Old Notes will be ineligible, under SEC policy, to participate in the Exchange Offer, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale of the Old Notes.

  The Company agreed, pursuant to Registration Rights Agreements, that if notified by a holder of Transfer Restricted Securities within 20 business days of the consummation of the Exchange Offer that such holder is prohibited by applicable law or SEC policy from participating in the Exchange Offer, or that such holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus or that such holder is a broker-dealer and holds Old Notes acquired directly from the Company or one of its affiliates, it would file a shelf registration statement, pursuant to Rule 415 under the Securities Act, registering for resale any Transfer Restricted Securities, subject to the satisfaction by such holder of certain other conditions. "Transfer Restricted Securities" means each of the Old Notes until the earliest to occur of (a) the date on which such Old Note is exchanged in the Exchange Offer and entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Old Note has been disposed of in accordance with a Shelf Registration Statement or a Registration Statement, (c) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act and (d) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for an Exchange Note, the date on which such Exchange Note is disposed of pursuant to the "Plan of Distribution" section set forth herein. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

  This Registration Statement covers the offer of the New Notes pursuant to the Exchange Offer made hereby and resales by broker-dealers that acquired Old Notes for their own accounts as a result of market-making and other trading activities. Such resales of Transfer Restricted Securities made in reliance upon the registration thereof under the Securities Act may be made only pursuant to the "Plan of Distribution" set forth in this Prospectus or other prospectus, if any, filed as an amendment to the Registration Statement. To be eligible to effect resales of Transfer Restricted Securities pursuant to registration of the Old Notes for resale by holders ineligible to participate in the Exchange Offer, a holder of Transfer Restricted Securities must (i) notify the Company within 20 business days of the consummation of the Exchange Offer that it has determined that it is not permitted by law or any policy of the SEC to participate in the Exchange Offer made hereby or that such holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that this Prospectus is inappropriate or unavailable for such resales by such holder or that such holder is a broker-dealer and holds Old Notes acquired directly from the Company or one of its affiliates and (ii) provide to the Company, within 20 business days following the Company's request therefor, such information as the Company may reasonably request for use in preparation of the Shelf Registration Statement. In the event that any holders of Transfer Restricted Securities comply with the foregoing requirements, and supply any additional information reasonably requested by the Company within 20 business days following such request, the Company will file, as promptly as is practicable, a Shelf Registration Statement containing an appropriate resale prospectus and will use its reasonable efforts to cause such Shelf Registration Statement to become effective under the Securities Act and to remain continuously effective thereunder for a period of two years, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

  The Exchange Offer is being made by the Company to satisfy its obligations with respect to the Registration Rights Agreement. The term "holder," with respect to the Exchange Offer, means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by DTC. Other than pursuant to the Registration Rights Agreement, the Company is not required to file any registration statement to register any outstanding Old Notes. Holders of Old Notes who do not tender their Old Notes or whose Old Notes are tendered but not accepted would have to rely on exemptions from registration requirements under the securities laws, including the Securities Act, if they wish to sell their Old Notes.

  The Company is making the Exchange Offer in reliance on the position of the SEC as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the SEC would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the SEC, the Company believes that the Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder (other than any holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities
Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Notes. See "-- Resale of Notes." Each broker-dealer that receives Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. See "Plan of Distribution."

Consequences of Failure to Exchange

  Following the completion of the exchange offer (except as set forth in the second paragraph under "--Purpose and Effect" above), holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected upon completion of the exchange offer if the holder does not participate in the exchange offer.

Terms of The Exchange Offer

  Upon the terms and subject to the conditions set forth in this Prospectus and in the letter of transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on
    , 1999, or such date and time to which we extend the offer. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the exchange offer. Holders may tender some or all of their Old Notes pursuant to the exchange offer. However, Old Notes may be tendered only in integral multiples of $1,000 in principal amount.

  The form and terms of the New Notes are substantially the same as the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act and will not bear legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture pursuant to which the Old Notes were issued.

  As of     , 1999, Old Notes representing $200.0 million aggregate principal amount were outstanding and there was one registered holder, a nominee of the DTC. This Prospectus, together with the letter of transmittal, is being sent to such registered holder and to others believed to have beneficial interests in the Old Notes. The Company intends to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

  The Company shall be deemed to have accepted validly tendered Old Notes when, as, and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from the Company. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder
thereof as promptly as practicable after     , 1999, unless the exchange offer
is extended.

  Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the exchange offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "--Fees and Expenses."

Expiration Date; Extensions; Amendments

  The expiration date shall be 5:00 p.m., New York City time, on     , 1999,
unless the Company, in its sole discretion, extends the exchange offer, in which case the expiration date shall mean the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, the Company will notify the Exchange Agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the exchange offer or, if any of the conditions set forth under "--Conditions to Exchange Offer" shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the exchange offer in any manner. In the event that the Company makes a material or fundamental change to the terms of the exchange offer, the Company will file a post-effective amendment to the Registration Statement.

Procedures for Tendering

  Only a holder of Old Notes may tender the Old Notes in the exchange offer. Except as set forth under "--Book Entry Transfer," to tender in the exchange offer a holder must complete, sign, and date the Letter of Transmittal, or a copy thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver the Letter of Transmittal or copy to the Exchange Agent prior to the expiration date. In addition, (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal prior to the expiration date, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if that procedure is available, into the Exchange Agent's account at DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the expiration date or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the letter of transmittal and other required documents must be received by the Exchange Agent at the address set forth under "--Exchange Agent" prior to the expiration date.

  The tender by a holder that is not withdrawn before the expiration date will constitute an agreement between that holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

  THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivering the owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

  Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined) unless Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instruction" or "Special Delivery Instructions" on the letter of transmittal or (ii) for the account of an Eligible Institution. If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

  If the letter of transmittal is signed by a person other than the registered holder of any Old Notes listed therein, the Old Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the Old Notes.

  If the letter of transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the letter of transmittal unless waived by the Company.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent, nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

  Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following , 1999, unless the exchange offer is extended.

  In addition, the Company reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding after the expiration date or, as set forth under "-- Conditions to the Exchange Offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

  By tendering, each holder will represent to the Company and the Guarantors that, among other things, (i) the New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the registered holder,
(ii) the holder is not engaging in and does not intend to engage in a distribution of such New Notes, (iii) the holder does not have an arrangement or understanding with any person to participate in the distribution of such New Notes and (iv) the holder is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company and the Guarantors.

  In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed letter of transmittal (or, with respect to the DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal), and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such nonexchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the exchange offer.

  Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

Book-Entry Transfer

The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the exchange offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes being tendered by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the letter of transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the Exchange Agent at the address set forth under "--Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

  DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept the exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in lieu of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal.

Guaranteed Delivery Procedures

  If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the expiration date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed letter of transmittal (or a facsimile thereof) and notice of guaranteed delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange, Inc. ("NYSE") trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, are received by the Exchange Agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

  Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

  For a withdrawal of a tender of Old Notes to be effective, a written or (for DTC participants) electronic ATOP transmission notice of withdrawal must be received by the Exchange Agent at its address set forth under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such Old Notes into the name of the person withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form, and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn Old Notes may be retendered by following one of the procedures under " --Procedures for Tendering" at any time on or prior to the expiration date.

Conditions to the Exchange Offer

  Notwithstanding any other provision of the exchange offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the exchange offer if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, the Company determines that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

  The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

  In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

IBJ Whitehall Bank & Trust Company has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below:

  By Hand/Overnight Courier:                       By Mail:
  IBJ Whitehall Bank & Trust Company  IBJ Whitehall Bank & Trust Company
  One State Street                    Post Office Box 84
  New York, NY 10004                  Bowling Green Station
  Attn: Securities Processing Window, New York, NY 10274-0084
  Subcellar One (SC-1)                Attn: Reorganization Operations

  By Facsimile

  IBJ Whitehall Bank & Trust Company
  Attn: Reorganization Operations
  Facsimile No. (212) 858-2611, with a
  confirmation by telephone to:
  Telephone No. (212) 858-2103

  Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent at the address and telephone number set forth in the Letter of Transmittal.

  DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LETTER OF TRANSMITTAL, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE OR TELEX NUMBER OTHER THAN THE ONES SET FORTH ON THE LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.

Fees and Expenses

  The Company will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of the Company.

  The estimated cash expenses to be incurred in connection with the exchange offer will be paid by the Company and are estimated in the aggregate to be $700,000, which includes fees and expenses of the Exchange Agent, accounting, legal, printing, and related fees and expenses.

Transfer Taxes

  Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

Accounting Treatment

  The Notes will be recorded at the carrying value of the Old Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the exchange of Notes for Old Notes. Expenses incurred in connection with the issuance of the Notes will be amortized over the remaining term of the Notes.

Certain Federal Income Tax Consequences of the Exchange Offer

  The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders of the Old Notes (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below.

  The issuance of the Notes to holders of the Old Notes pursuant to the terms set forth in this Prospectus will not constitute an exchange for federal income tax purposes. Consequently, no gain or loss would be recognized by holders of the Old Notes upon receipt of the Notes, and ownership of the Notes will be considered a continuation of ownership of the Old Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the Notes, a holder's basis in the Notes should be the same as such holder's basis in the Old Notes exchanged therefor. A holder's holding period for the Notes should include the holder's holding period for the Old Notes exchanged therefor. The issue price, original issue discount inclusion and other tax characteristics of the Notes should be identical to the issue price, original issue discount inclusion and other tax characteristics of the Old Notes exchanged therefor.

  HOLDERS OF OLD NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING SUCH HOLDERS' OLD NOTES FOR NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

                        DESCRIPTION OF THE SENIOR NOTES

General

The Senior Notes will be issued pursuant to an Indenture (the "Exchange Note Indenture") between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Exchange Note Trustee"), in a private transaction that is not subject to the registration requirements of the Securities Act. See "Notice to Investors." The terms of the Senior Notes include those stated in the Indenture and those made part of the Exchange Note Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Senior Notes are subject to all such terms, and Holders of Senior Notes are referred to the Exchange
Note Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Exchange Note Indenture does not purport to be complete and is qualified in its entirety by reference to the Exchange Note Indenture, including the definitions therein of certain terms used below. Copies of the proposed form of Exchange Note Indenture and Registration Rights Agreement are available as set forth below under "-- Additional Information." The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this summary, the term "Company" refers only to AEI Resources, Inc. and not to any of its Subsidiaries.

The Senior Notes will be general unsecured obligations of the Company and AEI Holding and will rank pari passu in right of payment with all current and future Senior Indebtedness of the Company, including the Senior Credit Facilities and will rank senior in right of payment to all subordinated Indebtedness (as defined) of the Company, including the Senior Subordinated Notes. However, the Company and its Restricted Subsidiaries are parties to Senior Credit Facilities and all borrowings thereunder are secured by a first priority Lien on certain of the assets of the Company and its Restricted Subsidiaries. As a result, the Senior Notes are effectively subordinated to the Senior Credit Facilities to the extent of such collateral. AEI Holding, the issuer of the Old Notes, will be a co-obligor of the Senior Notes. As of September 30, 1998, on a pro forma basis after giving effect to the Transactions, $575.0 million would have been outstanding under the Senior Credit Facilities and approximately $117.0 million would have been available for borrowing therewith (after giving effect to approximately $183.0 million of outstanding letters of credit). The Exchange Note Indenture will permit substantial additional borrowings under the Senior Credit Facilities in the future. See "Risk Factors --Subordination."

As of the date of the closing of the Transactions, all of the Company's Subsidiaries will be Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Exchange Note Indenture.

Principal, Maturity and Interest

The Senior Notes offered hereby will be limited in aggregate principal amount to $200.0 million and will mature on December 15, 2005. Interest on the Senior Notes will accrue at a rate per annum equal to the Exchange Note Coupon and will be payable semi-annually in arrears on June 15 and December 15 commencing on December 15, 1998, to Holders of record on the immediately preceding June 1 and December 1, respectively. Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the most recent date to which interest was paid on the Old Notes which are tendered for exchange. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages on the Senior Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Senior Notes at their respective addresses set forth in the register of Holders of Senior Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Senior Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Exchange Note Trustee maintained for such purpose. The Senior Notes will be issued in denominations of $1,000 and integral multiples thereof.

Exchange Note Guarantees

The Company's payment obligations under the Senior Notes will be jointly and severally guaranteed (the "Exchange Note Guarantees") by the Exchange Note Guarantors. The obligations of each Exchange Note Guarantor under its Exchange Note Guarantee will be limited to the maximum amount that would not constitute a fraudulent conveyance under applicable law. See "Risk Factors--Fraudulent Conveyance Matters." Notwithstanding the foregoing, no Subsidiary of the Company will be required to endorse a Subsidiary Guarantee unless such Subsidiary is required to, and does, simultaneously execute a Guarantee of the Senior Credit Facilities.

The Senior Notes will not be guaranteed by Yankeetown Dock Corporation or any of its direct and indirect Subsidiaries or by any current or future Foreign Subsidiaries of the Company. The aggregate net assets, earnings and equity of the Exchange Note Guarantors and the Company are substantially equivalent to the net assets, earnings and equity of the Company on a consolidated basis. The claims of creditors (including trade creditors) of any Non-Guarantor Subsidiary will generally have priority as to the assets of such Subsidiaries over the claims of the holders of the Senior Notes.

The Exchange Note Indenture will provide that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Exchange Note Trustee, under the Senior Notes, the Exchange Note Indenture and the Registration Rights Agreement; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock."

The Exchange Note Indenture will provide that in the event of (a) a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, (b) a sale or other disposition of all of the capital stock of any Subsidiary Guarantor or (c) the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of the Exchange Note Indenture, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of any such sale or other disposition are applied in accordance with the applicable provisions of the Exchange Note Indenture and any such designation of a Subsidiary Guarantor as an Unrestricted Subsidiary complies with all applicable covenants. See "--Repurchase at the Option of Holders-- Asset Sales."

Optional Redemption

On and after December 15, 2002, the Senior Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the applicable redemption prices (such prices being subject to reset in the event the Exchange Note Coupon is reset) plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date. The applicable redemption prices will be determined on the Pricing Date and will be 100% plus one half of the Exchange Note Coupon during the twelve-month period commencing on December 15, 2002, scaling down ratably on each December 15th in the years 2003 and 2004. The redemption prices will be reset using the formula described in the preceding sentence to reflect the effect of any reset of the Exchange Note Coupon.

In addition, prior to December 15, 2002, the Senior Notes will be redeemable at a price equal to 100% of the principal amount thereof plus an applicable Make Whole Premium, plus, to the extent not included in the Make Whole Premium, accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption.

For purposes of the foregoing, the "Make Whole Premium" means, with respect to an Exchange Note, an amount equal to the greater of (A) the redemption price of such Exchange Note on December 15, 2002 and (B) the excess of, if any, (1) the present value of the remaining interest, premium, if any, and principal payments due on such Exchange Note as if such Exchange Note were redeemed on December 15, 2002, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (2) the outstanding principal amount of such Exchange Note.

"Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption of the Senior Notes (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Weighted Average Life to Maturity of the Senior Notes; provided, however, that if the Weighted Average Life to Maturity of the Senior Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Weighted Average Life to Maturity of the Senior Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Notwithstanding the foregoing, at any time on or before December 15, 2000, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Notes ever issued under the Exchange Note Indenture at a redemption price equal to the principal amount thereof plus a premium equal to the Exchange Note Coupon plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of an initial public offering of common stock of the Company or Holdings (to the extent that the net proceeds therefrom are contributed to the Company as common equity capital); provided that at least 65% of the aggregate principal amount of Senior Notes issued on the date of the Exchange Note Indenture remains outstanding immediately after the occurrence of such redemption (excluding Senior Notes held by Holdings or the Company and their Subsidiaries) and provided, further, that such redemption shall occur within 45 days of the date of the closing of such initial public offering.

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

Repurchase at the Option of Holders

Change of Control

Upon the occurrence of a Change of Control, each Holder of Senior Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to

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101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Exchange
Note Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control.

On the Change of Control Payment Date, the Company will, to the extent lawful,
(1) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Exchange Note Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Exchange Note Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Exchange Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Exchange Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Exchange Note Indenture are applicable. Except as described above with respect to a Change of Control, the Senior Notes Indenture will not contain provisions that permit the Holders of the Senior Notes to require that the Company repurchase or redeem the Senior Notes in the event of a takeover, recapitalization or similar transaction.

The Company's other senior Indebtedness, including the Senior Credit Facilities, contains prohibitions of certain events that would constitute a Change of Control. In addition, the exercise by the Holders of Senior Notes of their right to require the Company to repurchase the Senior Notes could cause a default under such other senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchases on the Company. Finally, the Company's ability to pay cash to the Holders of Senior Notes upon a repurchase may be limited by the Company's then existing financial resources. See "Risk Factors--Financing Change of Control Offer."

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

The definition of Change of Control set forth under "--Certain Definitions" includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Senior Notes to require the Company to repurchase such Senior Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.


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

Asset Sales

The Exchange Note Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value as determined in good faith by the Company (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Exchange Note Trustee with respect to any Asset Sale determined to have a value greater that $25.0 million) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) except in the case of Assets Held for Sale, at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash, Cash Equivalents or Marketable Securities; provided that the following amounts shall be deemed to be cash: (w) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability, (x) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), (y) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate fair market value (as determined above) of such Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration received pursuant to this clause
(y) less the amount of Net Proceeds previously realized in cash from prior Designated Noncash Consideration is less than 5% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (z) Additional Assets received in an exchange of assets transaction.

Within 360 days after the receipt of any cash Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply such cash Net Proceeds, at its option, (i) in the case of an Asset Sale of Assets Held for Sale, toward the repayment of the Bridge Facilities and (ii) in the case of all other Asset Sales, (a) to repay Indebtedness of the Company or any Restricted Subsidiary that is not subordinated in right of payment to the Senior Notes or to repay debt under one or more Credit Facilities and, if such debt is revolving debt, to effect a corresponding commitment reduction thereunder, (b) to the acquisition of all or a portion of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the acquisition of other assets or Investments that are used or useful in a Permitted Business or (c) to an Investment in Additional Assets. Any cash Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will be required to make an offer to all Holders of Senior Notes and all holders of other Indebtedness that ranks pari passu with the Senior Notes containing provisions similar to those set forth in the Exchange Note Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Exchange Note Indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Exchange Note Indenture. If the aggregate principal amount of Senior Notes and such other Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Exchange Note Trustee shall select the Senior Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.


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

Selection and Notice

If less than all of the Senior Notes are to be redeemed or purchased in an offer to purchase at any time, selection of Senior Notes for redemption or purchase will be made by the Exchange Note Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Notes are listed, or, if the Senior Notes are not so listed, on a pro rata basis, by lot or by such method as the Exchange Note Trustee shall deem fair and appropriate; provided that no Senior Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Senior Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Exchange Note is to be redeemed in part only, the notice of redemption that relates to such Exchange Note shall state the portion of the principal amount thereof to be redeemed. A new Exchange Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Exchange Note. Senior Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Senior Notes or portions of them called for redemption.

Certain Covenants

Restricted Payments

The Exchange Note Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly make any Restricted Payment of the types described in clauses (i) and (ii) of the definition of Restricted Payments prior to the first anniversary of the Issue Date. The Exchange Note Indenture will provide that the Company will not at any time thereafter, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Notes or any Subsidiary Guarantee, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

    (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

    (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

    (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Exchange Note Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vii), (viii) and (ix) of the next succeeding paragraph), is less than the sum, without duplication, of
  (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the date of the closing of the issuance of the Senior Notes to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net

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  Income for such period is a deficit, less 100% of such deficit), plus (ii)
  100% of the aggregate net cash proceeds received by the Company since the date of the closing of the issuance of the Senior Notes as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus (iii) to the extent that any Restricted Investment that reduced the amount available for Restricted Payments under this clause (c) is sold for cash or otherwise liquidated or repaid for cash or any dividend or payment is received by the Company or a Restricted Subsidiary after the date of the closing of the Acquisitions in respect of such Investment, 100% of the amount of Net Proceeds or dividends or payments (including the fair market value of property) received in connection therewith, up to the amount of the Restricted Investment that reduced this clause (c), and thereafter 50% of the amount of Net Proceeds or dividends or payments (including the fair market value of property) received in connection therewith (except that the amount of dividends or payments received in respect of payments of Obligations in respect of such Investments, such as taxes, shall not increase the amounts under this clause (c)), plus (iv) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the date of the Exchange Note Indenture, 100% of the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation up to the amount of the Restricted Investments made in such Subsidiary that reduced this clause (c) and 50% of the excess of the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation over (1) the amount of the Restricted Investment that reduced this clause (c) and (2) any amounts that increased the amount available as a Permitted Investment provided that with respect to any redesignation pursuant to this clause
  (iv) the Company shall deliver to the Exchange Note Trustee (I) in the case of any such redesignation involving aggregate fair market value greater than $2.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying such value or (II) in the case of any such redesignation involving aggregate fair market value greater than $10.0 million, an independent appraisal or valuation opinion issued by an accounting, appraisal or investment banking firm of national standing; provided that any amounts that increase this clause (c) shall not duplicatively increase amounts available as Permitted Investments.

The foregoing provisions will not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Exchange Note Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;
(iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) dividends or distributions by a Restricted Subsidiary of the Company so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities; (v) Investments in Unrestricted Subsidiaries having an aggregate fair market value not to exceed the amount, at the time of such Investment, substantially concurrently contributed in cash or Cash Equivalents to the common equity capital of the Company after the date of the closing of the Acquisitions; provided that any such amount contributed shall be excluded from the calculation made pursuant to clause (c) of the preceding paragraph; (vi) the payment of dividends on the Company's Common Stock, following the first public offering of the Company's Common Stock after the date of the closing of the Acquisitions, of up to 6% per annum of the net proceeds received by the Company in such public offering, other than public offerings with respect to the Company's Common Stock registered on Form S-8; (vii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any present or former employee or director of the Company (or any of its Restricted Subsidiaries), other

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

than Equity Interests held by the Principals or any of their Related Parties, pursuant to any management equity subscription agreement or stock option agreement or any other management or employee benefit plan; provided that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $5.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed (x) the cash proceeds from the sale of Equity Interests (not including Disqualified Stock) of the Company or a Restricted Subsidiary to members of management and directors of the Company and its Subsidiaries that occurs after the date of the Indenture, plus (y) the cash proceeds of key-man life insurance policies received by the Company and its Restricted Subsidiaries after the date of the Indenture, less (z) the amount of any Restricted Payments previously made pursuant to clauses (x) and (y) of this subparagraph (vii) and (B) no Default or Event of Default shall have occurred and be continuing immediately after such transaction; and, provided further, that cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries (other than the Principals or any of their Related Parties) in connection with a repurchase of Equity Interests of the Company or a Restricted Subsidiary pursuant to any employment agreement or arrangement or any stock option or similar plan will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Exchange
Note Indenture; (viii) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; (ix) the payment of dividends or distributions to Holdings (I) pursuant to a tax allocation agreement in effect on the date of the Exchange Note Indenture, in amounts required by Holdings to pay income taxes; (II) in amounts required by Holdings to pay administrative expenses not to exceed $500,000 in any calendar year; and (III) in order to permit Holdings to repay Indebtedness under the Bridge Facilities; and (x) the use of any and all Net Proceeds received from the sale of Assets Held for Sale to repay Indebtedness outstanding under the Bridge Facilities.

As of the date of the Exchange Note Indenture, all of the Company's Subsidiaries will be Restricted Subsidiaries. The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

If, at any time, any Unrestricted Subsidiary would fail to meet the requirements in the definition of "Unrestricted Subsidiary" as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Exchange Note Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment or any adjustment made pursuant to clause (c) of the first paragraph of this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Exchange Note Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Exchange Note Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

If any Restricted Investment is sold or otherwise liquidated or repaid or any dividend or payment is received by the Company or a Restricted Subsidiary and such amounts may be credited to clause (c) of the first paragraph of this covenant, then such amounts will be credited only to the extent of amounts not otherwise included in Consolidated Net Income and that do not otherwise increase the amount available as a Permitted Investment.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Exchange Note Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the Subsidiary Guarantors may incur Indebtedness or issue Disqualified Stock or preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

    (i) the incurrence by the Company of Indebtedness under Credit Facilities (and the Guarantee thereof by the Subsidiary Guarantors); provided that the aggregate principal amount of all Indebtedness outstanding under this clause (i) after giving effect to such incurrence does not exceed an amount equal to $875.0 million (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) less the amount of proceeds of Asset Sales applied to repay any such term Indebtedness or revolving Indebtedness if such repayment of revolving Indebtedness resulted in a corresponding commitment reduction (excluding any such payments to the extent refinanced at the time of repayment);

    (ii) the incurrence by the Company and its Subsidiaries of Existing Indebtedness, the Senior Subordinated Notes issued in the Offering and the Guarantees thereof;

    (iii) (A) the guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company or (B) the incurrence of Indebtedness of a Restricted Subsidiary to the extent that such Indebtedness is supported by a letter of credit, in each case that was permitted to be incurred by another provision of this covenant;

    (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations) to finance the acquisition (including by direct purchase, by lease or indirectly by the acquisition of the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of such acquisition) or improvement of assets or property (real or personal) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding pursuant to this clause (iv) and including all Permitted Refinancing Indebtedness incurred to refund, refinance or

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

  replace any Indebtedness incurred pursuant to this clause (iv), does not exceed an amount equal to 5% of Total Assets at the time of such incurrence;

    (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Exchange Note Indenture to be incurred under the first paragraph hereof or clauses (ii),
  (iii) or (iv) of this paragraph;

    (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Senior Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

    (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of risk management and not for the purpose of speculation;

    (viii) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (viii), and the issuance of preferred stock by Unrestricted Subsidiaries;

    (ix) the incurrence of Indebtedness solely in respect of performance, surety and similar bonds or completion or performance guarantees (including, without limitation, performance guarantees pursuant to coal supply agreements or equipment leases and including letters of credit issued in support of such performance, surety and similar bonds), to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

    (x) the incurrence of Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary; provided, however, that (i) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (i)) and (ii) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

    (xi) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xi), not to exceed the greater of (i) (x) $25.0 million and (y) 1% of Total Assets if incurred on or prior to December 15, 2000 or (ii) (x) $50.0 million and (y) 2% of Total Assets if incurred thereafter.

The Exchange Note Indenture will also provide that the Company will not incur, and will not permit its Restricted Subsidiaries to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary unless such Indebtedness is also contractually subordinated in right of payment to the Senior Notes, or the Subsidiary

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

Guarantees, as the case may be, on substantially identical terms; provided, however, that no Indebtedness of the Company or any Restricted Subsidiary shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Restricted Subsidiary solely by virtue of being unsecured.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock, will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

Incurrence of Senior Indebtedness

The Exchange Note Indenture will also provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly, or indirectly, incur any Senior Indebtedness (other than (x) secured Indebtedness pursuant to the Senior Credit Facilities not in excess of $875.0 million at any one time outstanding thereunder and (y) Indebtedness incurred pursuant to clauses (iii) through (xi) of the definition of Permitted Debt); provided, however, that the Company or any of its Restricted Subsidiaries may incur Senior Indebtedness (including Acquired Debt that is Senior Indebtedness) if the Company's Debt to Cash Flow Ratio at the time of incurrence of such Senior Indebtedness, after giving pro forma effect to such incurrence as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been no greater than
3.0 to 1; provided, further, that any unsecured Senior Indebtedness to be issued in compliance with this proviso must have a maturity date or mandatory redemption or repurchase date which is the same as or later than the maturity date of the Senior Notes.

Liens

The Exchange Note Indenture will provide that the Company will not and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Exchange Note Indenture and the Senior Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Exchange Note Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to
(i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or
(iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Exchange Note Indenture, (b) the Senior Credit Facilities as in effect as of the date of the Exchange Note Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facilities as in effect on the date of the Exchange

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

Note Indenture, (c) the Exchange Note Indenture, the Senior Subordinated Note Indenture, the Senior Notes and the Senior Subordinated Notes, (d) applicable law or any applicable rule, regulation or order, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Exchange Note Indenture to be incurred, (f) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limits solely the right of the debtor to dispose of the assets securing such Indebtedness, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business,
(l) restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business and (m) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, not materially more restrictive in the aggregate with respect to such dividend and other payment restrictions than those (considered as a whole) contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Merger, Consolidation, or Sale of Assets

The Exchange Note Indenture will provide that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Senior Notes and the Exchange Note Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Exchange Note Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, (A) the entity surviving such consolidation or merger would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" or (B) the Fixed Charge Coverage Ratio for the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made would, immediately after giving pro forma effect thereto as if such transaction had occurred at the beginning of the

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

applicable four-quarter period, not be less than such Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction. The Exchange Note Indenture will also provide that the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this covenant will not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and its Restricted Subsidiaries.

Notwithstanding the foregoing clause (iv), (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (ii) the Company may merge with an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company in another State of the United States or the form of organization of the Company so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby and provided that the successor assumes all the obligations of the Company under the Registration Rights Agreement, the Senior Notes and the Exchange Note Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Exchange Note Trustee.

Transactions with Affiliates

The Exchange Note Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are materially no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Exchange Note Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) transactions entered into pursuant to the terms of (a) the Haulage and Delivery Agreement,(b) the MMI Service Agreement, (c) the MMI Leases, (d) the Bowie Sales Agency Agreement, (e) the Manufacture and Service Agreement and (f) the Technology Sharing Agreement, each as in effect on the date of the Exchange
Note Indenture or as thereafter amended, provided any such amendment does not materially and adversely effect the rights of the Holders of the Senior Notes under the Exchange Note Indenture, (ii) any employment agreement or arrangement entered into by the Company or any of its Subsidiaries or any employee benefit plan available to employees of the Company and its Subsidiaries generally, in each case in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (iii) transactions between or among the Company and/or its Subsidiaries, (iv) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company, (v) Restricted Payments that are permitted by the provisions of the Exchange Note Indenture described above under the caption "--Restricted Payments" or pursuant to the definition of Permitted Investments, (vi) indemnification payments made to officers, directors and employees of the Company or any Restricted Subsidiary pursuant to charter, bylaw, statutory or contractual provisions; and
(vii) transactions pursuant to the terms of the Transaction Documents in effect on the dates of the closings of the Acquisitions.

Limitation on Issuances and Sales of Equity Interests in Wholly Owned
Subsidiaries

The Exchange Note Indenture will provide that the Company (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in a Wholly Owned Restricted Subsidiary of the Company to any Person (other than the

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

Company or a Wholly Owned Subsidiary of the Company), unless (1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary and (2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "Repurchase at the Option of Holders--Asset Sales," and (ii) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

Additional Subsidiary Guarantees

The Exchange Note Indenture will provide that if the Company or any of its Domestic Subsidiaries shall acquire or create another Domestic Subsidiary after the date of the Exchange Note Indenture and such Domestic Subsidiary provides a guarantee of the Senior Credit Facilities, then such newly acquired or created Domestic Subsidiary shall execute a supplemental indenture in form and substance satisfactory to the Exchange Note Trustee providing that such Domestic Subsidiary shall become a Subsidiary Guarantor under the Exchange Note Indenture, provided, however, this covenant shall not apply to any Domestic Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with the Exchange Note Indenture for so long as it continues to constitute an Unrestricted Subsidiary.

Business Activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Payments for Consent

The Exchange Note Indenture will provide that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Exchange Note Indenture or the Senior Notes unless such consideration is offered to be paid or is paid to all Holders of the Senior Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

The Exchange Note Indenture will provide that, whether or not required by the rules and regulations of the SEC, so long as any Senior Notes are outstanding, the Company will furnish to the Holders of Senior Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any Senior

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

Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

The Exchange Note Indenture will provide that each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Senior Notes;
(ii) default in payment when due of the principal of or premium, if any, on the Senior Notes; (iii) failure by the Company or any of its Subsidiaries to make the offer required or to purchase any of the Senior Notes as required under the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," or "--Repurchase at the Option of Holders--Asset Sales;" (iv) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with the provisions of the covenants entitled "--Certain Covenants--Restricted Payments" or "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" or failure by the Company or any of its Subsidiaries for 60 days after notice to comply with any of its other agreements in the Exchange Note Indenture or the Senior Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Exchange Note Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;
(vi) failure by the Company or any of its Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Exchange Note Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Exchange Note Guarantor, or any Person acting on behalf of any Exchange Note Guarantor, shall deny or disaffirm its obligations under its Senior Subsidiary Guarantee; and
(viii) certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary.

If any Event of Default occurs and is continuing, the Exchange Note Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Exchange Note Indenture or the Senior Notes except as provided in the Exchange
Note Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Exchange Note Trustee in its exercise of any trust or power. The Exchange Note Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Notes pursuant to the optional redemption provisions of the Exchange Note Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Senior Notes. If an Event of Default occurs prior to December 15, 2002 by reason of any willful action (or inaction) taken (or not

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

taken) by or on behalf of the Company with the intention of avoiding paying the premium upon redemption of the Senior Notes prior to December 15, 2002, then the premium specified in the event of an optional redemption using the net cash proceeds of an Equity Offering shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Senior Notes.

The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding by notice to the Exchange Note Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Exchange Note Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Notes.

The Company is required to deliver to the Exchange Note Trustee annually a statement regarding compliance with the Exchange Note Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Exchange Note Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Person controlling such Person, as such, shall have any liability for any obligations of the Company under the Senior Notes, the Subsidiary Guarantees, the Exchange Note Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Notes by accepting a Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Senior Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Senior Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Senior Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Senior Notes concerning issuing temporary Senior Notes, registration of Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Exchange Note Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Exchange Note Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Exchange Note Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Senior Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Senior Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Exchange Note Trustee, in trust, for the benefit of the Holders of the Senior Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Senior Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Exchange Note Trustee an opinion of counsel in the United States reasonably acceptable to the Exchange Note Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Exchange Note Indenture, there has been a change in the applicable federal income tax law, in either case

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

to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Exchange Note Trustee an opinion of counsel in the United States reasonably acceptable to the Exchange Note Trustee confirming that the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the effective date of such defeasance (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Exchange Note Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Exchange Note Trustee, at or prior to the effective date of such defeasance, an opinion of counsel to the effect that at the effective date of such defeasance, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Exchange Note Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Senior Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Exchange Note Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

A Holder may transfer or exchange Senior Notes in accordance with the Exchange
Note Indenture. The Registrar and the Exchange Note Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Exchange Note Indenture. The Company is not required to transfer or exchange any Exchange Note selected for redemption. Also, the Company is not required to transfer or exchange any Exchange Note for a period of 15 days before a selection of Senior Notes to be redeemed.

The registered Holder of an Exchange Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Exchange Note Indenture, the Senior Notes or the Guarantees of the Senior Notes by the Exchange Note Guarantors may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Notes), and any existing default or compliance with any provision of the Exchange Note Indenture, the Senior Notes or the Guarantees of the Senior Notes by the Exchange Note Guarantors may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting Holder): (i) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Exchange Note or alter the provisions with respect to the redemption of the Senior Notes (other than provisions relating to

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the covenants described above under the caption "--Repurchase at the Option of
Holders"), (iii) reduce the rate of or change the time for payment of interest on any Exchange Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Exchange Note payable in money other than that stated in the Senior Notes, (vi) make any change in the provisions of the Exchange Note Indenture relating to waivers of past Defaults or the rights of Holders of Senior Notes to receive payments of principal of or premium, if any, or interest on the Senior Notes, (vii) waive a redemption payment with respect to any Exchange Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"), (viii) make any change in the foregoing amendment and waiver provisions or (ix) release any Exchange Note Guarantor from any of its obligations under its Exchange Note Guarantee or the Exchange
Note Indenture, except in accordance with the terms of the Exchange Note Indenture.

Notwithstanding the foregoing, without the consent of any Holder of Senior Notes, the Company and the Exchange Note Trustee may amend or supplement the Exchange Note Indenture or the Senior Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's obligations to Holders of Senior Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of Senior Notes or that does not adversely affect the legal rights under the Exchange Note Indenture of any such Holder, to comply with requirements of the SEC in order to effect or maintain the qualification of the Exchange Note Indenture under the Trust Indenture Act or to allow any Exchange Note Guarantor to execute a supplemental Exchange Note Indenture and/or an Exchange Note Guarantee with respect to the Senior Notes.

Concerning the Trustee

The Exchange Note Indenture contains certain limitations on the rights of the Exchange Note Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Exchange Note Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding Senior Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Exchange Note Trustee, subject to certain exceptions. The Exchange Note Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Exchange Note Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Exchange Note Trustee will be under no obligation to exercise any of its rights or powers under the Exchange Note Indenture at the request of any Holder of Senior Notes, unless such Holder shall have offered to the Exchange Note Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

Except as set forth below, New Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Senior Notes will be issued at the closing of the Exchange Offer (the "Closing").

New Notes initially will be represented by one or more New Notes in registered, global form without interest coupons (collectively, the "Global New Notes"). The Global New Notes will be deposited upon issuance with the [Exchange Note] Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.


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Except as set forth below, the Global New Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global New Notes may not be exchanged for New Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry New Notes for Certificated New Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global New Notes will not be entitled to receive physical delivery of Certificated New Notes (as defined below).

Initially, the Exchange Note Trustee will act as Paying Agent and Registrar. The Senior Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Depository Procedures

The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by them from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or its participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the [Dealer Manager], banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global New Notes, DTC will credit the accounts of Participants designated by the Dealer Manager with portions of the principal amount of the Global New Notes and (ii) ownership of such interests in the Global New Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global New Notes).

All interests in a Global Exchange Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Exchange Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Exchange Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global New Notes will not have Senior Notes registered in their names, will not receive physical delivery of Senior Notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Exchange Note Indenture for any purpose.

Payments in respect of the principal of, and premium, if any, and interest on a Global Exchange Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Exchange Note Indenture. Under the terms of the Exchange Indenture, the Company and the Exchange Note Trustee will treat the persons in whose names the Senior Notes, including the Global New Notes, are registered

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

as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Exchange Note Trustee nor any agent of the Company or the Exchange Note Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global New Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global New Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Senior Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Senior Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Exchange Note Trustee or the Company. Neither the Company nor the Exchange Note Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Senior Notes, and the Company and the Exchange Note Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Interests in the Global New Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "--Same Day Settlement and Payment."

Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds.

DTC has advised the Company that it will take any action permitted to be taken by a Holder of Senior Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global New Notes and only in respect of such portion of the aggregate principal amount of the Senior Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Senior Notes, DTC reserves the right to exchange the Global New Notes for legended Senior Notes in certificated form, and to distribute such Senior Notes to its Participants.

Exchange of Book-Entry Senior Notes for Certificated Senior Notes

A Global Exchange Note is exchangeable for definitive Senior Notes in registered certificated form ("Certificated Senior Notes") if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global New Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Exchange Note Trustee in writing that it elects to cause the issuance of the Certificated Senior Notes or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Senior Notes. In addition, beneficial interests in a Global Exchange Note may be exchanged for Certificated Senior Notes upon request but only upon prior written notice given to the Exchange Note Trustee by or on behalf of DTC in accordance with the Exchange Note Indenture. In all cases, Certificated Senior Notes delivered in exchange for any Global Exchange Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Senior Notes for Book-Entry Senior Notes

Senior Notes issued in certificated form may not be exchanged for beneficial interests in any Global Exchange Note unless the transferor first delivers to the Exchange Note Trustee a written certificate (in the form provided

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

in the Exchange Note Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Senior Notes.

Same Day Settlement and Payment

The Exchange Note Indenture will require that payments in respect of the Senior Notes represented by the Global New Notes (including principal, premium, if any, interest be made by wire transfer of immediately available funds to the accounts specified by the Global Exchange Note Holder. With respect to Senior Notes in certificated form, the Company will make all payments of principal, premium, if any, interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Senior Notes represented by the Global New Notes are expected and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Senior Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any certificated Senior Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Exchange Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Cedel as a result of sales of interests in a Global Exchange Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

Registration Rights; Liquidated Damages

The Company entered into the Registration Rights Agreement on December 14, 1998. Pursuant to the Registration Rights Agreement, the Company agreed to file with the SEC the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the New Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for New Notes. If (i) the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy or (ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or SEC policy from participating in the Exchange Offer or (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Old Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the SEC a Shelf Registration Statement to cover resales of the Old Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Old Note for a New Note, the date on which such Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Act.


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

The Registration Rights Agreement provides that (i) the Company will file an Exchange Offer Registration Statement with, and use all commercially reasonable efforts to have it declared effective by, the SEC as soon as practicable after the Exchange Offer Closing Date, (ii) unless the Exchange Offer would not be permitted by applicable law or SEC policy, commence the Exchange Offer and use all commercially reasonable efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer, and (iii) if obligated to file the Shelf Registration Statement, the Company will use all commercially reasonable efforts to file the Shelf Registration Statement, and have it declared effective by the SEC as soon as practicable. Until the Company completes the Exchange Offer, the Company will pay liquidated damages ("Liquidated Damages") to each Holder of Old Notes, in an amount equal to $.10 per week per $1,000 principal amount of Senior Notes held by such Holder, such amount of Liquidated Damages to increase by an additional $.05 per week per $1,000 principal amount of Senior Notes commencing December 8, 1998 and with respect to each subsequent 90-day period until the Company completes the Exchange Offer up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Old Notes. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Old Note Holder by wire transfer of immediately available funds or by federal funds check and to Holder of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

Holders of Old Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

Certain Definitions

Set forth below are certain defined terms used in the Exchange Note Indenture. Reference is made to the Exchange Note Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

"Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

"Acquisitions" means the acquisition by the Company of: (i) all of the outstanding capital stock of Zeigler Coal Holding Company, (ii) all of the outstanding capital stock of certain subsidiaries of Cyprus Amax Coal Company and certain mining equipment used by such subsidiaries together with an agreement to pay Cyprus Amax Coal Company or its affiliate certain royalties,
(iii) all of the outstanding capital stock of Mid-Vol Leasing, Inc., Mega Minerals, Inc. and Premium Processing, Inc. together with an agreement to pay the former owners of Mid-Vol Leasing, Inc. certain royalties, (iv) all of the outstanding capital stock of Kindill Holding, Inc. and Hayman Holdings, Inc.,
(v) certain of the assets of The Battle Ridge Companies, (vi) the stock of Leslie Resources, Inc. and Leslie Resources Management, Inc., (vii) certain facilities, equipment, and intellectual property through the purchase of a substantial portion of the assets of the Mining Technologies Division of Addington Enterprises, Inc., (viii) all of the outstanding capital stock of Martiki Coal Corporation and (ix) all of the outstanding capital stock if Ikerd-Bandy Co., Inc.

"Additional Assets" means (i) any property or assets (other than Capital Stock, Indebtedness or rights to receive payments over a period greater than 180 days, other than with respect to coal supply contract restructurings) that are usable by the Company or a Restricted Subsidiary in a Permitted Business or (ii) the Capital Stock of a Person that is at the time, or becomes, a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary.

"Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

"Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of coal or rights to acquire coal or sales of mining equipment and related parts and services, in each case, in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Exchange Note Indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.0 million or (b) for Net Proceeds in excess of $2.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Subsidiary Guarantor Restricted Subsidiary or by a Subsidiary Guarantor Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (iii) a Restricted Payment that is permitted by, or an Investment that is not prohibited by, the covenant described above under the caption "--Certain Covenants--Restricted Payments," (iv) a disposition of Cash Equivalents or obsolete equipment, (v) foreclosures on assets, (vi) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (vii) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry and (viii) the sale or disposition by the Company or a Restricted Subsidiary of its Equity Interest in, or all or substantially all of the assets of, an Unrestricted Subsidiary.

"Assets Held for Sale" means (i) assets of the Company that are reported on the pro forma financial statements of the Company contained in the Offering Memorandum as assets held for sale in accordance with GAAP and (ii) the office building in Fairview Heights, Illinois.

"Board of Directors" means the board of directors of AEI Resources, Inc. or any authorized committee of the Board of Directors.

"Bridge Facilities" means the (i) Senior Subordinated Credit Agreement, dated as of September 2, 1998, among the Company, the Guarantors, Warburg Dillon Read LLC, as Arranger and Syndication Agent, UBS AG, Stamford Branch, as Administrative Agent, and the lenders party thereto and (ii) Senior Credit Agreement, dated as of September 2, 1998, among Holdings, Warburg Dillon Read LLC, as Arranger and Syndication Agent, UBS AG, Stamford Branch, as Administrative Agent, and the lenders party thereto.

"Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

"Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the U.S. Government or any agency thereof, (b) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any lender under the Senior Credit Facilities or of any commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, except that up to up to $10.0 million of such certificates of deposit, time deposits and overnight deposits may be of or with the Kentucky Bank and Trust Company at any one time, (c) repurchase obligations of any lender under the Senior Credit Facilities or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 90 days with respect to securities issued or fully guaranteed or insured by the United States Government,
(d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency if both of S&P and Moody's cease publishing ratings of investments, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any lender under the Senior Credit Facilities or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

"Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) other than a Principal or a Related Party of a Principal, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties or (prior to the establishment of a Public Market) a Permitted Group, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), or (iv) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance). For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

"Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) provision for taxes based on income or profits of such Person and its

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Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (ii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs, deferred financing fees and original issue discount, noncash interest payments, the interest component of any deferred payment obligations (other than employee benefit obligations), the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iii) depreciation, depletion, amortization (including amortization of goodwill and other intangibles) and other noncash charges and expenses (including, without limitation, writedowns and impairment of property, plant and equipment and intangibles and other long-lived assets) (excluding any such noncash expense for periods after the date of the Exchange Note Indenture to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other noncash expenses were deducted in computing such Consolidated Net Income, plus, (iv) unusual or nonrecurring charges incurred either (A) prior to the date of the Exchange Note Indenture or
(B) within 12-months thereafter and in connection with any of the transactions contemplated by the Transaction Documents, in each case to the extent deducted in computing such Consolidated Net Income, minus (v) noncash items increasing such Consolidated Net Income for such period (other than accruals in accordance with GAAP), plus (vi) noncash items decreasing such Consolidated Net Income for such period (other than accruals in accordance with GAAP), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, depletion and amortization and other noncash expenses of, a Restricted Subsidiary that is not a Subsidiary Guarantor shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

"Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) the Net Income (or loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries, (vi) any non-cash expense related to employee equity participation programs or stock option or similar plans shall be disregarded, and (vii) losses of TEK-KOL prior to the date of the Exchange Note Indenture shall be disregarded.

"Consolidated Senior Indebtedness" means, as of any date, the total amount of Senior Indebtedness of the Company and its Restricted Subsidiaries as of such date, calculated on a consolidated basis and in accordance with GAAP.


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"Credit Facilities" means, with respect to the Company or any of its Restricted
Subsidiaries, one or more debt facilities (including, without limitation, the Senior Credit Facilities) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

"Debt to Cash Flow Ratio" means, as of any date of determination, the ratio of
(a) the Consolidated Indebtedness of any Person and its Restricted Subsidiaries as of such date to (b) the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Debt to Cash Flow Ratio is being calculated ("Calculation Date") shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income and (ii) the Consolidated Cash Flow and Consolidated Senior Indebtedness attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

"Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

"Designated Noncash Consideration" means the fair market value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

"Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

"Domestic Subsidiary" means a Restricted Subsidiary that is (i) formed under the laws of the United States of America or a state or territory thereof or
(ii) as of the date of determination, treated as a domestic entity or a partnership or a division of a domestic entity for United States federal income tax purposes.

"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

"Equity Offering" means any public or private sale of equity securities (excluding Disqualified Stock) of the Company or Holdings (to the extent that the net proceeds therefrom are contributed to the Company as common equity capital), other than any private sales to an Affiliate of the Company.

"Exchange Note Coupon" means, in the event that a Benchmark Transaction is consummated prior to January 1, 1999, the greater of (a) 10% per annum and (b) the yield to maturity at which the Senior Subordinated Notes

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

are first offered to investors on the issue date of the Senior Notes, less
100 basis points. In the event that a Benchmark Transaction is not consummated on or prior to the issuance of the Senior Notes, the Exchange Note Coupon will be 10%, subject to reset as described below. A "Benchmark Transaction" will be deemed to have been consummated on the date on which the Company issues Senior Subordinated Notes (or preferred stock or other equity securities or any combination of any thereof) in an amount that generates gross proceeds to the Company of at least $150 million in a transaction that results in such securities being fully distributed to purchasers promptly after their issuance; provided that such Senior Subordinated Notes (or other securities) have a maturity date that is later than the maturity date of the Senior Notes and no mandatory redemption or repurchase provisions prior to the maturity date of the Senior Notes. The interest rate on the Senior Notes will be reset as follows:
(a) if no Benchmark Transaction is consummated prior to January 1, 1999, the Exchange Note Coupon will increase as of such date to 11% per annum; (b) if a Benchmark Transaction is consummated on or subsequent to January 1, 1999 but prior to July 1, 1999, then the Exchange Note Coupon will be reset on the date of issuance of the Senior Subordinated Notes to a rate equal to the yield to maturity at which the Senior Subordinated Notes are first offered to investors on the issue date of the Senior Subordinated Notes less 100 basis points, but in any event not below 11% per annum. On and after July 1, 1999, whether or not a Benchmark Transaction is consummated thereafter, there will be no further reset of the Exchange Note Coupon.

"Exchange Note Guarantors" means each of the Subsidiary Guarantors and Holdings.

"Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facilities, the Senior Notes, the Senior Subordinated Notes and related Guarantees) in existence on the date of the Exchange Note Indenture, including without duplication, outstanding letters of credit which support such Indebtedness, until such amounts are repaid.

"Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations (other than employee benefit obligations), the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of debt issuance costs) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on the portion of Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the effective combined federal, state and local tax rate of such Person for such period, expressed as a decimal, in each case, for the Company and its Restricted Subsidiaries on a consolidated basis and in accordance with GAAP.

"Fixed Charge Coverage Ratio" means with respect to any Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date or held for sale as of the date of the Exchange Note Indenture, shall be excluded and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

"Foreign Subsidiaries" means Subsidiaries of the Company that are not Domestic Subsidiaries.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Exchange Note Indenture.

"Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

"Haulage and Delivery Agreement" means that certain agreement dated as of October 22, 1997 between the Company and TASK, as the same may be extended or renewed from time to time without alteration of the material terms thereof.

"Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices, in each case for the purpose of risk management and not for speculation.

"Holdings" means AEI Resources Holding, Inc., a Delaware corporation and the 100% parent of the Company.

"Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person, but excluding from the definition of "Indebtedness," any of the foregoing that constitutes
(1) an accrued expense, (2) trade payables, (3) Obligations in respect of reclamation, workers' compensation, including black lung, pensions and retiree health care, in each case to the extent not overdue for more than 90 days and
(4) agreements to make royalty payments, including minimum royalty payments, that are entered into in connection with the acquisition of assets to be used in a Permitted Business and which comprise part of the purchase price of the assets acquired. The amount of any Indebtedness

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

outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

"Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of any portion of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

"Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the registration rights agreement among the Company, the Exchange Note Guarantors and the Exchange Note Trustee, related to the Senior Notes.

"Manufacture and Service Agreement" means that certain agreement dated as of November 12, 1998 between Addington Enterprises or its affiliate and MTI, as the same may be extended or renewed from time to time without alteration of the material terms thereof.

"Marketable Securities" means, with respect to any Asset Sale, any readily marketable equity securities that are (i) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and (ii) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided that the excess of (A) the aggregate amount of securities of any one such corporation held by the Company and any Restricted Subsidiary over (B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities; as determined on the date of the contract relating to such Asset Sale.

"MMI Service Agreement" means that certain agreement dated as of October 22, 1997 between MMI and the Company, as the same may be extended or renewed from time to time without alteration of the material terms thereof.

"MMI Leases" means all equipment leases between the Company and its Subsidiaries and MMI in existence as of the date of the Indenture; provided that MMI Leases shall not include any extension, renewal, exercise of option or modification of any equipment lease between the Company and its Subsidiaries and MMI.

"Net Income" means, with respect to any Person, the net income or loss of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any

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

extraordinary or nonrecurring item, together with any related provision for taxes on such extraordinary or nonrecurring item.

"Net Proceeds" means the aggregate proceeds (cash or property) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale) or the sale or disposition of any Investment, net of the direct costs relating to such Asset Sale, sale or disposition, (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

"Non-Guarantor Subsidiaries" means (i) Yankeetown Dock Corporation and its direct and indirect Subsidiaries, (ii) the Company's future Unrestricted Subsidiaries and (iii) the Company's current and future Foreign Subsidiaries.

"Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of any Unrestricted Subsidiaries, (b) is directly or indirectly liable (as a guarantor or otherwise) other than by virtue of a pledge of the Equity
Interests of any Unrestricted Subsidiaries, or (c) constitutes the lender; and
(ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Senior Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

"Obligations" means any principal, premium (if any), interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, Guarantees and other liabilities and amounts payable under the documentation governing any Indebtedness or in respect thereto.

"Permitted Business" means coal production, coal mining, coal brokering, coal transportation, mine development, energy related businesses, coal, natural gas, petroleum or other fossil fuel exploration, production, marketing, transportation and distribution and other related businesses, and activities of the Company and its Subsidiaries as of the date of the Exchange Note Indenture and any business or activity that is reasonably similar to any of the foregoing or a reasonable extension, development or expansion thereof or ancillary to any of the foregoing.

"Permitted Group" means any group of investors that is deemed to be a "person" (as such term is used in Section 13(d)(3) of the Exchange Act) by virtue of any agreement or arrangement among two or more Persons, provided that no single Person (together with its Affiliates), other than the Principals and their Related Parties, is the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition, and beneficial ownership shall be determined without regard to such agreement or arrangement), directly or indirectly, of (A) more than 50% of the Voting Stock of the Company that is "beneficially owned" (as defined above) by such group of investors and
(B) more of the Voting Stock of the Company than is at the time "beneficially owned" (as defined above) by the Principals and their Related Parties in the aggregate (Voting Stock, in each case, measured by voting power rather than number of shares).

"Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents;
(c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted

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Subsidiary of the Company or (ii) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (e) any Investment existing on the date of the Exchange Note Indenture (an "Existing Investment") and any Investment that replaces, refinances or refunds an Existing Investment, provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded, (f) advances to employees not in excess of $5.0 million outstanding at any one time; (g) Hedging Obligations permitted under clause (vii) of "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" (h) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; (i) any Investment in a Permitted Business (whether or not an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, that when taken together with all other Investments made pursuant to this clause (i), does not exceed in aggregate amount the sum of (1) 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus
(2) 100% of the Net Proceeds from the sale or disposition of any Investment previously made pursuant to this clause (i) or 100% of the amount of any dividend, distribution or payment from any such Investment, net of income taxes paid or payable in respect thereof, in each case up to the amount of the Investment that was made pursuant to this clause (i) and 50% of the amount of such Net Proceeds or 50% of such dividends, distributions or payments, in each case received in excess of the amount of the Investments made pursuant to this clause (i); (j) guarantees (including Guarantees) of Indebtedness permitted under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" (k) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of the transfer of title with respect to any secured Investment in default as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to such secured Investment; (l) that portion of any Investment by the Company or a Restricted Subsidiary in a Permitted Business to the extent that the Company or such Restricted Subsidiary will receive in a substantially concurrent transaction an amount in cash equal to the amount of such Investment (or the fair market value of such Investment), net of any obligation to pay taxes or other amounts in respect of the receipt of such cash; and (m) any Investment made by the Company or any Restricted Subsidiary in an Unrestricted Subsidiary with the proceeds of any equity contribution to or sale of Equity Interest by the Company or any Restricted Subsidiary, provided that such proceeds shall not increase the amount available pursuant to clause (c) of the first paragraph of the covenant described above under "--Certain Covenants--Restricted Payments;" provided that the receipt of such cash does not carry any obligation by the Company or such Restricted Subsidiary to repay or return such cash; provided, however, that with respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses so that the entire Investment would be a Permitted Investment.

"Permitted Liens" means (i) Liens securing Indebtedness under Credit Facilities that was permitted by the terms of the Exchange Note Indenture to be incurred;
(ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security; (vii) Liens existing on the date of the Exchange Note Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet

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delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens on assets of Subsidiary Guarantors to secure Senior Indebtedness of such Subsidiary Guarantors that was permitted by the Exchange Note Indenture to be incurred; (x) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (xi) Liens on assets of Foreign Subsidiaries to secure Indebtedness that was permitted by the Exchange Note Indenture to be incurred; (xii) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business; (xiii) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceeding may be initiated shall not have expired; (xiv) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or such Subsidiaries; provided, however, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit; (xv)
Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of the covenant entitled "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" and other purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary acquired in the ordinary course of business; provided that such Liens are only secured by such property or assets so acquired or improved (including, in the case of the acquisition of Capital Stock of a Person who becomes a Restricted Subsidiary, Liens on the assets of the Person whose Capital Stock was so acquired); (xvi) Liens securing Indebtedness under Hedging Obligations, provided that such Liens are only secured by property or assets that secure the Indebtedness subject to the Hedging Obligation; (xvii) Liens to secure Indebtedness permitted by clause (xi) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock;" and (xviii) Liens on the Equity Interests of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by the Indenture.

"Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest and premium, if any, on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the Holders of Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

"Principals" means Larry Addington, Bruce Addington and Robert Addington.

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"Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

A "Public Market" shall be deemed to exist if (i) a Public Equity Offering has been consummated and (ii) at least 35% of the total issued and outstanding common stock of the Company immediately prior to the consummation of such Public Equity Offering has been distributed by means of an effective registration statement under the Securities Act.

"Related Party" with respect to any Principal means (A) any controlling stockholder of such Principal, any Subsidiary of such Principal, or in the case of an individual, any spouse or immediate family member of such Principal or
(B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a more than 50% controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

"Restricted Investment" means an Investment other than a Permitted Investment.

"Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

"Senior Credit Facilities" means that certain Senior Credit Agreement, dated as of September 2, 1998, by and among the Company, the Subsidiary Guarantors, Warburg Dillon Read LLC, as Arranger and Syndication Agent, UBS AG, Stamford Branch, as Administrative Agent, and the other lenders party thereto, including any related notes, guarantees, collateral documents, letters of credit, instruments and agreements executed in connection therewith (and any appendices, exhibits or schedules to any of the foregoing), and in each case as amended, modified, supplemented, restated, renewed, refunded, replaced, restructured, repaid or refinanced from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

"Senior Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness that is not contractually subordinated to any other Indebtedness).

"Senior Subordinated Note Indenture" means between State Street Bank and Trust Company as trustee governing the Senior Subordinated Notes.

"Senior Subordinated Notes" mean the Senior Subordinated Notes of the Company due 2006, to be issued concurrently herewith.

"Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

"Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

"Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or Exchange Note Trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).


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"Subsidiary Guarantee" means a guarantee endorsed on the Senior Notes by a
Subsidiary Guarantor.

"Subsidiary Guarantors" means each of (i) the Company's Domestic Subsidiaries at the date of the closing of the Acquisition, other than Yankeetown Dock Corporation and the Subsidiaries of Yankeetown Dock Corporation at the date of the Exchange Note Indenture and (ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Exchange Note Indenture, and their respective successors and assigns.

"Technology Sharing Agreement" means that certain agreement dated as of April 29, 1998 between the Company and Addington Enterprises, Inc., as the same may be extended or renewed from time to time without alteration of the material terms thereof.

"Total Assets" means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of the Company and its Restricted Subsidiaries.

"Transaction Documents" means the documents related to (i) the Acquisitions,
(ii) the Senior Credit Facilities and (iii) the offering of the Senior Notes and the Senior Subordinated Notes.

"Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Person: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any obligation (x) to subscribe for additional Equity Interests in Unrestricted Subsidiaries or (y) to maintain or preserve such Person's net worth; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that the Company and its Restricted Subsidiaries may guarantee the performance of Unrestricted Subsidiaries in the ordinary course of business except for guarantees of Obligations in respect of borrowed money. Any such designation by the Board of Directors shall be evidenced to the Exchange Note Trustee by filing with the Exchange Note Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments."

"Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

"Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

"Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

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                       DESCRIPTION OF OTHER INDEBTEDNESS

The Senior Credit Facility

General

The Company has entered into a Senior Credit Agreement dated as of September 2, 1998 and amended and restated as of December 14, 1998 with UBS AG, Stamford Branch ("UBS"), an affiliate of the Initial Purchaser, pursuant to which UBS and a syndicate of financial institutions (the "Lenders") provided the Company with (i) a $575.0 million senior secured term loan facility consisting of (a) a Term Loan A Facility in an aggregate principal amount of $325.0 million and (b) a Term Loan B Facility in an aggregate amount of $250.0 million (collectively the "Term Loan Facility") and (ii) a $300.0 million senior secured Revolving Credit Facility (the "Revolving Credit Facility" and, together with the Term Loan Facility, the "Senior Credit Facility"). The Revolving Credit Facility includes a $225.0 million sublimit for the issuance of letters of credit.

Security

Indebtedness of the Company under the Senior Credit Facility is secured by a perfected first priority security interest in (i) all of the capital stock of the Company and its Subsidiaries; (ii) all of the capital stock of each of the entities comprising the businesses acquired in the Recent Acquisitions; and
(iii) substantially all accounts receivable, inventory, property, plant and equipment, intangibles, contract rights, other personal property and real property of the Company, its Subsidiaries and the businesses acquired in the Recent Acquisitions. Holdings and each of the Company's Subsidiaries has guaranteed the Senior Credit Facility.

Interest

Indebtedness of the Company under the Senior Credit Facility shall bear interest, at the option of the Company, at a rate as follows: LIBOR plus the Applicable LIBOR Spread or ABR plus the Applicable ABR Spread. LIBOR borrowings may have interest periods of one, two, three or six months at the election of the Company. The "Applicable LIBOR Spread" will initially be (i) under the Revolving Credit Facility, 3.00% per annum; (ii) under the Term Loan A Facility, 3.00% per annum; and (iii) under the Term Loan B Facility, 3.50% per annum. Thereafter, the Applicable LIBOR Spread will be determined pursuant to a grid-based test adjusted in accordance with the financial performance of the Company. The "Applicable ABR Spread" initially will be (i) under the Revolving Credit Facility, 2.00% per annum; (ii) under the Term Loan A Facility, 2.00% per annum; and (iii) under the Term Loan B Facility, 2.50% per annum. Thereafter, the Applicable ABR Spread will be described pursuant to a grid-based test adjusted in accordance with the financial performance of the Company. "ABR" (Alternate Base Rate) is the higher of the Prime Rate of the reference bank set forth in the Senior Credit Facility documentation and the Federal Funds effective rate plus 0.5%.

Maturity

The Term Loan Facility matures on September 30, 2005. The Revolving Credit Facility matures on December 31, 2003.

Fees

The Company has agreed to pay the Lenders unused commitment fees of 0.50% per annum on the undrawn committed amount under the Revolving Credit Facility, payable quarterly in cash.

The Company has agreed to pay the issuing bank per annum letter of credit fees equal to the Applicable LIBOR Spread on the undrawn face amounts of outstanding letters of credit, payable quarterly in arrears.

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

Fronting fees of 0.25% will be payable to the issuing bank along with customary issuance and administrative fees.

Covenants

The Senior Credit Facility contains certain customary covenants including, without limitation, restrictions on the ability of the Company and its Subsidiaries to (i) incur additional indebtedness, pay certain dividends and make certain other restricted payments and investments; (ii) make acquisitions or dispose of assets; (iii) create liens; (iv) engage in transactions with affiliates; (v) issue disqualified capital stock; (vi) merge, consolidate or transfer substantially all of their respective assets, and (vii) make capital expenditures. In addition, the Company is required to maintain compliance with certain financial tests, including a maximum leverage ratio of 4.00, decreasing over time to 2.75 in December 2001, a minimum interest coverage ratio of 2.50, increasing over time to 3.50 in December 2001 and thereafter, and a minimum net worth of negative $125.0 million plus 50% of consolidated net income from October 1, 1998 plus 100% of the proceeds of equity issuances and capital contributions.

Events of Default

The Senior Credit Facility contains customary events of default including, without limitation: (i) the non-payment of principal, interest, fees or other amounts when due under the loans issued under the Senior Credit Facility; (ii) certain changes in control and ownership of the Company; (iii) cross defaults to certain other indebtedness; (iv) certain events of bankruptcy and insolvency; (v) judgment defaults; and (vi) failure of any guaranty or security agreement supporting the Credit Facility to be in full force and effect.

Optional and Mandatory Prepayment and Commitment Reductions

The Company may prepay and reduce in whole or in part the Senior Credit Facility at any time without penalty, subject to reimbursement of the Lender's breakage costs and payments of any and all accrued interest.

The Company will be required, subject to certain exceptions, to prepay the Senior Credit Facility with (i) 75.0% of annual excess cash flow, reduced to 50.0% in any fiscal year where the year-end leverage ratio is less than 3.0:1,
(ii) 100.0% of the net proceeds of asset sales and other asset dispositions by the Company, (iii) 100.0% of the net proceeds of the issuance or incurrence of debt or sale lease-back by the Company, and (iv) 50.0% of the net proceeds from any issuance of equity securities. "Excess cash flow" is defined to mean (A) the sum of operating cash flow, net decrease in working capital and cash received from any life insurance or "key man policies" minus (B) the sum of cash interest expense, capital lease expense, principal payments on indebtedness, capital expenditures, income taxes and certain dividends, cash paid for acquisitions to the extent funded from internally generated funds, and net increases in working capital. Mandatory prepayments will be applied pro rata among the outstanding amounts of the Term Loans. Any excess amount to be applied against the Term Loans over the then outstanding amount of the Term Loans shall be applied to the Revolving Credit Facility.

Loans made pursuant to the Revolving Credit Facility (the "Revolving Credit Loans") will be prepaid to the extent the aggregate extensions of credit under the Revolving Credit Facility exceed the commitments then in effect. Any excess amount to be applied against the Revolving Credit Loans over the then outstanding amount of such Revolving Credit Loans will be applied to cash collateralize outstanding Letters of Credit.

The Senior Subordinated Credit Facility

The Company has entered into a Senior Subordinated Credit Agreement, dated as of September 2, 1998 (the "Bridge Credit Facility") with UBS, pursuant to which UBS and a syndicate of financial institutions provided the Company with a $500.0 million secured loan facility. The outstanding principal balance under the Bridge Credit Facility is approximately $10.0 million. Pursuant to the Senior Credit Facility, the Company is permitted to repay the Bridge Credit Facility with the proceeds of the disposition of certain assets (as defined in the Senior Credit Facility). In the event that the Company does not repay the Bridge Credit Facility on or before March 31, 1999, UBS is entitled to receive 2.5% of the common stock of Holdings.

Surety Bonds

Federal and state laws require surety bonds to secure the Company's obligations to reclaim lands disturbed for mining, to pay federal and state workers' compensation and to satisfy other miscellaneous obligations. The amount of these bonds varies constantly, depending upon, among other things, the amount of acreage disturbed, the degree to which each property has been reclaimed and the number of persons employed by the Company. Under federal law, partial bond release for reclamation bonds is provided as mined lands (i) are backfilled and graded to approximate original contour, (ii) are re-vegetated and (iii) achieve pre-mining vegetative productivity levels on a sustained basis for a period of five to ten years.

As of September 30, 1998, the Company (inclusive of Triton) had outstanding surety bonds with third parties for post-mining reclamation totaling $524.4 million. Surety bonds valued at an additional $123.3 million are in place for federal and state workers' compensation obligations and other miscellaneous obligations.

Zeigler IRBs

Charleston County, South Carolina

On August 21, 1997, Charleston County, South Carolina, issued $30.8 million of Industrial Revenue Refunding Bonds, Series 1997, due August 1, 2028 (the "Charleston Bonds"). The Charleston Bonds will be paid from: (i) revenues derived from or in connection with a Loan Agreement between Charleston County, South Carolina, and Zeigler, dated as of August 1, 1997; and (ii) funds drawn under an irrevocable letter of credit issued on behalf of Zeigler by UBS. The letter of credit provides for drawings up to (i) an amount sufficient to pay the principal of the Charleston Bonds when due at maturity (not to exceed $30.8 million), plus (ii) an amount equal to up to forty-five (45) days' interest accrued on the Charleston Bonds (not to exceed 10% per annum). The Charleston Bonds bear interest at daily, weekly, flexible or term rate as designated by the Company, with such rate determined by the remarketing agent at the rate of interest that would cause them to have a market value as of the date of determination equal to 100% of their principal amount, provided that, as long as a letter of credit is in place, such interest rate shall not exceed 10% per annum. The Charleston Bonds are subject to various optional and mandatory tender and redemption provisions upon the occurrence of certain events.

Peninsula Ports Authority of Virginia

On August 20, 1997, the Peninsula Ports Authority of Virginia (the "Port Authority") issued $115.0 million of Port Facility Refunding Revenue Bonds (Zeigler Coal Project), Series 1997, due May 1, 2022 (the "Port Authority Bonds and together with the Charleston Bonds, the "Zeigler Bonds"). The Port Authority Bonds will be paid from: (i) revenues derived from or in connection with a Financing Agreement between the Port Authority and Zeigler, dated as of August 1, 1997; and (ii) funds drawn under an irrevocable letter of credit issued on behalf of Zeigler by UBS. The letter of credit provides for drawings up to (i) an amount sufficient to pay the principal of the Port Authority Bonds when due at maturity (not to exceed $115.0 million), plus (ii) an amount equal to up to forty-five (45) days' interest accrued on the Port Authority Bonds (not to exceed 10% per annum). The Port Authority Bonds bear interest at daily, weekly, flexible or term rate as designated by the Company, with such rate determined by the remarketing agent at the rate of interest that would cause the Port Authority Bonds to have a market value as of the date of determination equal to 100% of their principal amount, provided that, as long as a letter of credit is in place, such interest rate shall not exceed 10% per annum. The Port Authority Bonds are not secured by a mortgage or a security interest in any property of the Company or it Subsidiaries. The Port Authority Bonds are subject to various optional and mandatory tender and redemption provisions upon the occurrence of certain events.

The Senior Subordinated Notes

The Senior Subordinated Notes are senior subordinated obligations of the Company and will mature December 15, 2006.


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

Interest on the Senior Subordinated Notes will accrue at a rate of 11 1/2 %, and be payable semiannually in arrears on June 15 and December 15 of each year, commencing June 15, 1999. The Senior Subordinated Notes are guaranteed on a senior subordinated basis by the Guarantors.

The Senior Subordinated Notes are redeemable, at the Company's option, in whole or in part, on or after December 15, 2002 at specified redemption prices, together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. Prior to that date, the Company may redeem the Notes in whole or in part subject to payment of a make-whole premium. Upon the occurrence of a Change of Control (as defined in the Senior Subordinated Note Indenture), the Company is required to make an offer to repurchase the Senior Subordinated Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest.

The Senior Subordinated Note Indenture contains restrictive covenants that, among other things, limit the ability of the Company and its subsidiaries to: dispose of assets; engage in mergers and consolidations; engage in certain transactions with subsidiaries and affiliates; incur or guarantee additional indebtedness; pay dividends or make other payments or investments; and limit the ability of subsidiaries to make certain distributions.

Defaults under the Senior Subordinated Note Indenture includes (i) failure to pay interest on the Senior Subordinated Notes within 30 days after such payments are due; (ii) failure to repay principal when due at its maturity date, upon optional redemption, upon required repurchase, upon acceleration or otherwise; (iii) failure to comply for 340 days after notice with the Company's repurchase obligations upon the occurrence of a Change of Control and failure to comply for 60 days after notice with the other covenants contained in the Senior Subordinated Notice Indenture; (iv) the default by the Company or any Significant Subsidiary (as defined in the Senior Subordinated Note Indenture) in respect of any indebtedness above specified levels; (v) certain events of bankruptcy; (vi) certain judgments against the Company or any Significant Subsidiary; (vii) any Guarantee (as defined in the Senior Subordinated Note Indenture) ceasing to be in full force and effect (except as contemplated by the terms thereof); and (viii) the denial or disaffirmation by any Guarantor (as defined in the Senior Subordinated Note Indenture) of its obligations under the applicable indenture or any Guarantee, which denial or disaffirmation continues for 10 days.

                    CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of Notes by an initial beneficial owner of Notes that, for U.S. federal income tax purposes, is not a "U.S. person" (a "Non-U.S. Holder"). This discussion is based upon the U.S. federal tax law now in effect, which is subject to change, possibly retroactively.

When we use the term "U.S. person," we generally mean a holder of Notes who (for U.S. Federal income tax purposes):

  .  is a citizen or resident of the United States;

  . is a corporation or partnership (including entities treated as corporations or partnerships for federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, unless, in the case of a partnership, Treasury Regulations provide otherwise;

  . is an estate, the income of which is subject to U.S. Federal income taxation regardless of its source; or

  . is a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

The tax treatment applicable to each holder of the Notes may vary depending upon the particular situation of such holder. U.S. persons acquiring the Notes are subject to different rules than those discussed below. In addition, certain other holders (including insurance companies, tax exempt organizations, financial institutions and broker-dealers) may be subject to special rules not discussed below. We advise you to consult with your own tax advisor regarding the tax consequences to you of the acquisition, ownership and sale of the Notes, including the federal, state, local, foreign, and other tax consequences of such acquisition, ownership and sale and of potential changes in applicable tax laws.

Interest

Interest paid by the Company to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder and if such Non-U.S. Holder:

  . does not actually or constructively own 10% of the total combined voting power of all classes of stock of the Company;

  . is not a "controlled foreign corporation" (within the meaning of the U.S. Internal Revenue Code of 1986, as amended (the "Code")), with respect to which the Company is a "related person" (within the meaning of the Code); and

  . certifies, under penalties of perjury, that it is not a U.S. person and provides its name and address in an appropriate form (currently Internal Revenue Service Form W-8) to the Company or its paying agent (or, a security clearing organization, bank or other financial institution that holds the Notes on your behalf in the ordinary course of its trade or business certifies on your behalf that it has received such certification from you and provides a copy to the Company or its agent).

If you are not qualified for an exemption under these rules, interest paid to you on the Notes may be subject to withholding tax at the rate of 30% (or any lower applicable treaty rate). The payment of interest effectively connected with your U.S. trade or business, however, would not be subject to a 30% withholding tax so long as you provide the Company or its agent an adequate certification (currently Internal Revenue Service Form 4224), but such interest would be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally (and, if you are a corporation, may also be subject to a 30% branch profits tax).

Gain on Disposition

If you are a Non-U.S. Holder you will generally not be subject to U.S. federal income tax on gain recognized on a sale, redemption or other disposition of a Note unless any of the following is true:

  . your investment in the Notes is effectively connected with a U.S. trade or business that is conducted by you;

  . if you are a Non-U.S. Holder who is a nonresident alien individual and you hold the Note as a capital asset, you are present in the United States for 183 or more days in the taxable year within which such sale, redemption or other disposition takes place and certain other requirements are met; or

  . you are subject to provisions of U.S. tax law applicable to certain U.S. expatriates.

If you have a U.S. trade or business and the investment in the Notes is effectively connected with such U.S. trade or business, the payment of the sales proceeds with respect to the Notes would be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally (and, if you are a corporation, may also be subject to a 30% branch profits tax).

Federal Estate Taxes

If interest on the Notes is exempt from withholding of U.S. federal income tax under the rules described above, the Notes will not be included in the estate of a deceased Non-U.S. Holder for U.S. federal estate tax purposes.

Information Reporting and Backup Withholding

The Company will, where required, report to the holders of Notes and the Internal Revenue Service the amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, from those payments.

In the case of payments of interest to Non-U.S. Holders, temporary Treasury regulations provide that the 31% backup withholding tax and certain information reporting requirements will not apply to payments for which the requisite certification, as described above, has been received or an exemption has otherwise been established; provided that neither the Company nor its payment agent has actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not in fact satisfied. Under temporary Treasury regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-U.S. Holder on the disposition of the Notes by or through a U.S. office of a United States or foreign broker, unless the holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or the holder otherwise establishes an exemption. As a general matter, information reporting and backup withholding will not apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of Notes by a foreign office of a broker that:

  .  is a U.S. person;

  . derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States; or

  .  is a "controlled foreign corporation" within the meaning of the Code.

Even if a broker meets one of these three conditions, information reporting will not apply if the broker has documentary evidence in its records that the holder is not a U.S. person and certain other conditions are met.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder's U.S. federal income tax liability provided that the required information is furnished to the Internal Revenue Service.

You should be aware that the Treasury Department promulgated revised final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly change the substantive withholding and information reporting requirements but unify current certification procedures and forms. The final regulations are generally effective for payments made after December 31, 1999, subject to certain transition rules. We strongly urge prospective Non-U.S. Holders to consult their own tax advisors for information on the impact, if any, of the new final regulations.

                             PLAN OF DISTRIBUTION

Any broker-dealer who holds Transfer Restricted Securities that were acquired for the account of such broker-dealer as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company or any of its affiliates) may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Each broker-dealer that receives Notes for its own account pursuant to the Exchange Offer (each, a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities (other than directly from the Company or any of its affiliates). To the extent any Participating Broker-Dealer notifies the Company, or causes the Company to be notified in writing that such Participating Broker-Dealer is a Restricted Broker-Dealer, the Company has agreed that for a period of one year from the date on which the Exchange Offer is consummated or such shorter period as will end when all Transfer Restricted Securities covered by the Exchange Offer Registration Statement have been sold pursuant thereto, it will make this Prospectus, as amended or supplemented, available to any Restricted Broker-Dealer for use in connection with any resale of Notes, and will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any such Restricted Broker-Dealer that requests such documents at any time during such period.

This Prospectus may not be used for resales of Notes by any affiliate of the Company, or any person with respect to Old Notes that were acquired directly from the Company or any of its affiliates, any person that is participating or intends to participate in a distribution of the Notes, or any person that has any understanding or arrangement of participate in a distribution of Notes.

The Company will not receive any proceeds from any sale of Notes by broker-dealers. Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Notes, or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Notes. Any broker-dealer that resells Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver any be delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

The Company has agreed to pay all expenses incident to the Exchange Offer (other than commissions and concessions of any broker-dealers), subject to certain prescribed limitations, and will indemnify the holders of the Old Notes against certain liabilities, including certain liabilities that may arise under the Securities Act.

By its acceptance of the Exchange Offer, any broker-dealer that receives Notes pursuant to the Exchange Offer hereby agrees to notify the Company prior to using the Prospectus in connection with the sale or transfer of Notes, and acknowledges and agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading or which may impose upon the Company disclosure obligations that may have a material adverse effect on the Company (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Company has notified such broker-dealer that delivery of the Prospectus may resume and has furnished copies of any amendment or supplement to the Prospectus to such broker-dealer.

The Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the Notes on any national securities exchange or to seek approval for quotation through any automated quotation system. The Company has been advised by the Initial Purchaser that following completion of the Exchange Offer, the Initial Purchaser may make a market in the Notes. In addition, the Initial Purchaser may bid for, and purchase, the Notes on the open market. These activities may stabilize or maintain the market price of the Notes above independent market levels. The Initial Purchaser is not obligated to make a market for, bid for or purchase the Notes, and any market-making activities with respect to the Notes may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the Notes or as to the liquidity of or the trading market for the Notes. If a trading market does not develop or is not maintained, holders of the Notes may experience difficulty in reselling the Notes or may be unable to sell them at all. If a market for the Notes develops, any such market may cease to continue at any time. If a public trading market develops for the Notes, future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities and other factors, including the financial condition of the Company.

                                 LEGAL MATTERS

Certain legal matters relating to the Exchange Offer will be passed upon for the Company by Latham & Watkins, New York, New York, and Brown, Todd & Heyburn PLLC, Lexington, Kentucky.

                                   ENGINEERS

The information appearing in this Prospectus concerning estimates of the Company's proven and probable coal reserves was prepared by Marshall Miller, SESI, Weir and Norwest and has been included herein upon the authority of those firms as experts.

                             AVAILABLE INFORMATION

The Company has filed with the SEC a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the Notes being offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Notes, reference is made to the Registration Statement. Statements contained in this prospectus and to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions in such exhibit, to which reference is hereby made. The Registration Statement can be inspected and copied at the Public Reference Section of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at regional public reference facilities maintained by the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material, including copies of all or any portion of the Registration Statement, can be obtained from the Public Reference Section of the SEC at prescribed rates. Such material may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov).

From and after the effective date of the Registration Statement of which the Prospectus is a part, so long as the New Notes are outstanding, the Company will be required to file periodic reports and other information with the SEC pursuant to certain provisions of the Exchange Act. During such period, the Company will furnish to the holders of the New Notes copies of all periodic reports filed by the Company with the SEC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
AEI Resources Holding, Inc. and Predecessor (AEI Holding Company, Inc.)
 Consolidated Financial Statements
  Report of Arthur Andersen LLP, Independent Public Accountants........... F-3
  Consolidated Balance Sheets as of December 31, 1996 and 1997 and
   September 30, 1998 (unaudited)......................................... F-4
  Consolidated Statements of Operations for the years ended December 31,
   1995, 1996 and 1997 and the nine months ended September 30, 1997 and
   1998 (unaudited)....................................................... F-5
  Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1995, 1996 and 1997 and the nine months ended
   September 30, 1998 (unaudited) ........................................ F-6
  Consolidated Statements of Cash Flows for the years ended December 31,
   1995, 1996 and 1997 and the nine months ended September 30, 1997 and
   1998 (unaudited)....................................................... F-7
  Notes to Consolidated Financial Statements.............................. F-8
AEI Holding Company, Inc. Consolidated Financial Statements
  Consolidated Balance Sheets as of September 30, 1998 (unaudited)........ F-37
  Consolidated Statements of Operations for the nine months ended
   September 30, 1997
   and 1998 (unaudited)................................................... F-38
  Consolidated Statements of Stockholder's Equity (Deficit) for the nine months ended
   September 30, 1998 (unaudited)......................................... F-39
  Consolidated Statements of Cash Flows for the nine months ended
   September 30, 1997
   and 1998 (unaudited)................................................... F-40
  Notes to Consolidated Financial Statements.............................. F-41
Addington Coal Operations (the Predecessor Business to AEI Holding
 Company, Inc.) Combined Financial Statements
  Report of Arthur Andersen LLP, Independent Public Accountants........... F-48
  Combined Statement of Operating Revenues and Expenses for the ten months ended
   November 1, 1995....................................................... F-49
  Combined Statement of Parent Investment for the ten months ended
   November 1, 1995....................................................... F-50
  Combined Statement of Cash Flows for the ten months ended November 1,
   1995................................................................... F-51
  Notes to Combined Financial Statements.................................. F-52
Zeigler Coal Holding Company
  Report of Deloitte & Touche LLP, Independent Auditors................... F-57
  Consolidated Balance Sheets as of December 31, 1996 and 1997 and June
   30, 1998 (unaudited) .................................................. F-58
  Consolidated Statements of Operations for the years ended December 31,
   1995, 1996 and 1997 and the six months ended June 30, 1997 and 1998
   (unaudited)............................................................ F-60
  Consolidated Statements of Cash Flows for the years ended December 31,
   1995, 1996 and 1997 and the six months ended June 30, 1997 and 1998
   (unaudited)............................................................ F-61
  Consolidated Statements of Shareholders' Equity for the years ended
   December 31, 1995, 1996 and 1997 and the six months ended June 30, 1998
   (unaudited)............................................................ F-62
  Notes to Consolidated Financial Statements.............................. F-63
The Cyprus Subsidiaries
  Report of PricewaterhouseCoopers LLP, Independent Accountants........... F-78
  Combined Statements of Assets, Liabilities and Parent Investment as of
   December 31, 1996 and 1997 and June 30, 1998 (unaudited)............... F-79
  Combined Statements of Operating Revenues and Expenses for the years ended December 31, 1995, 1996 and 1997 and the six months ended June
   30, 1997 and 1998 (unaudited).......................................... F-80

                                                                          Page
                                                                          -----
  Combined Statements of Parent Investment for the years ended December
   31, 1995, 1996 and 1997 and the six months ended June 30, 1997 and
   1998 (unaudited) .....................................................  F-81
  Combined Statements of Cash Flows for the years ended December 31,
   1995, 1996 and 1997 and the six months ended June 30, 1997 and 1998
   (unaudited)...........................................................  F-82
  Notes to Combined Financial Statements.................................  F-83
Leslie Resources Financial Statements
  Report of Arthur Andersen LLP, Independent Public Accountants..........  F-93
  Report of Faesy, Schmitt & Company, PSC, Independent Public
   Accountants...........................................................  F-94
  Combined Balance Sheets as of December 31, 1996 and 1997...............  F-95
  Combined Statements of Operations and Retained Earnings for the years ended December 31, 1996 and 1997......................................  F-96
  Combined Statements of Cash Flows for the years ended December 31, 1996 and 1997..............................................................  F-97
  Notes to Combined Financial Statements.................................  F-98
Mid-Vol Leasing, Inc. and Affiliates
  Report of Arthur Andersen LLP, Independent Public Accountants.......... F-107
  Combined Balance Sheets as of December 31, 1996 and 1997 and June 30,
   1998 (unaudited)...................................................... F-108
  Combined Statements of Operations and Retained Earnings for the years ended December 31, 1995, 1996 and 1997 and the six months ended June
   30, 1997 and 1998 (unaudited)......................................... F-109
  Combined Statements of Cash Flows for the years ended December 31,
   1995, 1996 and 1997 and the six months ended June 30, 1997 and 1998
   (unaudited)........................................................... F-110
  Notes to Combined Financial Statements................................. F-111
Kindill Holding, Inc.
  Report of Deloitte & Touche LLP, Independent Auditors.................. F-119
  Consolidated Balance Sheets as of December 31, 1996 and 1997 and June
   30, 1998 (unaudited).................................................. F-120
  Consolidated Statements of Income for the years ended December 31, 1996 and 1997 and the six months ended June 30, 1997 and 1998 (unaudited).. F-121
  Consolidated Statements of Stockholders' Equity for the years ended
   December 31, 1996 and 1997 and the six months ended June 30, 1998
   (unaudited)........................................................... F-122
  Consolidated Statements of Cash Flows for the years ended December 31,
   1996 and 1997 and the six months ended June 30, 1997 and 1998
   (unaudited) .......................................................... F-123
  Notes to Consolidated Financial Statements............................. F-124
Martiki Coal Corporation
  Report of Deloitte & Touche LLP, Independent Auditors.................. F-132
  Balance Sheets as of December 31, 1997 and September 30, 1998.......... F-133
  Statements of Operations for the seven months ended July 31, 1996
   (predecessor), the five months ended December 31, 1996, the year ended
   December 31, 1997 and the nine months ended September 30, 1998
   (successor)........................................................... F-134
  Statements of Stockholders Equity for the seven months ended July 31,
   1996 (predecessor), the five months ended December 31, 1996, the year ended December 31, 1997 and the nine months ended September 30, 1998
   (successor)........................................................... F-135
  Statements of Cash Flows for the seven months ended July 31, 1996
   (predecessor), the five months ended December 31, 1996, the year ended
   December 31, 1997 and the nine months ended September 30, 1998
   (successor)........................................................... F-136
  Notes to Financial Statements.......................................... F-137

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
AEI Resources Holding, Inc.:

We have audited the accompanying consolidated balance sheets of AEI Resources Holding, Inc. (see Note 1), as of December 31, 1996 and 1997, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AEI Resources Holding, Inc. (see Note 1) as of December 31, 1996 and 1997 and the results of its operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            Arthur Andersen LLP

Louisville, Kentucky
March 20, 1998 (except with
respect to the matters
discussed in Notes 1a and 17c,
as to which date is December
14, 1998)

              AEI RESOURCES HOLDING, INC. AND PREDECESSOR (NOTE 1)

                          CONSOLIDATED BALANCE SHEETS
            As of December 31, 1996 and 1997 and September 30, 1998

                                                December 31,
                                              ------------------  September 30,
                                                1996      1997        1998
                                              --------  --------  -------------
                                                                   (Unaudited)
                                                      (In Thousands)
                   ASSETS
Current Assets:
  Cash and cash equivalents.................. $    453  $ 83,616   $   54,891
  Short-term investments.....................      --        401          108
  Accounts receivable (including amounts due
   from related parties of $4,814, $7,951 and
   $2,094, respectively).....................   18,941    29,939      148,881
  Inventories................................   14,336    22,658      138,985
  Prepaid expenses and other.................    4,908     6,562       30,683
  Assets held for sale.......................      --        --       307,692
                                              --------  --------   ----------
    Total current assets.....................   38,638   143,176      681,240
                                              --------  --------   ----------
Property, Plant and Equipment, at cost,
 including mineral reserves and mine
 development and contract costs..............   76,654   129,685    2,111,074
  Less--accumulated depreciation and
   amortization..............................  (10,284)  (23,027)     (43,984)
                                              --------  --------   ----------
                                                66,370   106,658    2,067,090
                                              --------  --------   ----------
Debt issuance costs, net.....................      214    12,713       52,088
Advance royalties............................      968     2,179       31,184
Other non-current assets, net................      740       667       11,615
                                              --------  --------   ----------
    Total assets............................. $106,930  $265,393   $2,843,217
                                              ========  ========   ==========
    LIABILITIES AND STOCKHOLDERS' EQUITY
                  (DEFICIT)
Current Liabilities:
  Accounts payable (including amounts due to
   related parties of $6,094, $3,301 and
   $3,108, respectively)..................... $ 20,640  $ 30,410   $  123,221
  Revolving line of credit...................    8,584       --           --
  Current portion of long-term debt
   (including amounts due to related parties
   of $32, $-- and $--, respectively)........    5,778     1,903      329,058
  Current portion of capital leases..........    5,937     5,705        4,739
  Current portion of reclamation and mine
   closure costs.............................    2,000     2,100       26,322
  Deferred income taxes......................      --      5,199       24,162
  Retiree and employee benefits..............      --        --        56,544
  Accrued expenses and other.................    7,250    12,802      153,192
                                              --------  --------   ----------
    Total current liabilities................   50,189    58,119      717,238
                                              --------  --------   ----------
Non-Current Liabilities:
  Long-term debt and related obligations,
   less current portion (including amounts
   due to related parties of $8,683, $-- and
   $--, respectively)........................   35,474   204,539    1,091,792
  Capital leases, less current portion.......    8,372     4,822          288
  Reclamation and mine closure costs, less
   current portion...........................    9,111     9,431      324,327
  Deferred income taxes......................      --      5,933      210,926
  Employee benefits..........................    1,678        46      503,952
  Other non-current liabilities..............    1,781       577       64,517
                                              --------  --------   ----------
    Total non-current liabilities............   56,416   225,348    2,195,802
                                              --------  --------   ----------
    Total liabilities........................  106,605   283,467    2,913,040
                                              --------  --------   ----------
Commitments and Contingencies (see notes)
Stockholders' Equity (Deficit):
  Common stock...............................      --          1            0
  Additional capital.........................    2,418     7,193          --
  Retained earnings (deficit)................   (2,093)  (25,268)     (69,824)
                                              --------  --------   ----------
    Total stockholders' equity (deficit).....      325   (18,074)     (69,823)
                                              --------  --------   ----------
    Total liabilities and stockholders'
     equity (deficit)........................ $106,930  $265,393   $2,843,217
                                              ========  ========   ==========

  The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

              AEI RESOURCES HOLDING, INC. AND PREDECESSOR (NOTE 1)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              For the Years Ended December 31, 1995, 1996 and 1997
               and Nine Months Ended September 30, 1997 and 1998

                                                             Nine Months Ended
                                                               September 30,
                                                             ------------------
                            1995      1996         1997        1997      1998
                           -------  --------  -------------- --------  --------
                                                                (Unaudited)
                                              (In Thousands)
Revenues:
  Coal mining............  $24,068  $104,804     $163,980    $114,270  $367,438
  Equipment sales, rental
   and repair (including
   amounts from related
   parties of $90,
   $14,333, $6,634 and
   $5,677 and $112,
   respectively).........    6,376    16,033        8,086       6,358     2,145
  Other (including
   amounts from related
   parties of $467, $607,
   $2,381, $2,432 and
   $347, respectively)...    1,250     2,363        3,188       3,453     6,581
                           -------  --------     --------    --------  --------
    Total revenues.......   31,694   123,200      175,254     124,081   376,164
                           -------  --------     --------    --------  --------
Costs and expenses:
  Cost of operations
   (including amounts to
   related parties of
   $1,396, $19,866,
   $25,575, $17,918 and
   $14,711,
   respectively).........   25,396    97,101      145,203     100,736   309,482
  Depreciation, depletion
   and amortization......    1,401     6,945       10,755       6,910    28,207
  Selling, general and
   administrative........    2,178     9,025       13,870       9,890    19,794
                           -------  --------     --------    --------  --------
    Total costs and
     expenses............   28,975   113,071      169,828     117,536   357,483
                           -------  --------     --------    --------  --------
    Income from
     operations..........    2,719    10,129        5,426       6,545    18,681
Interest and other income
 (expense):
  Interest expense
   (including amounts to
   related parties of $--
   , $427, $1,382, $1,276
   and $--,
   respectively).........   (1,043)   (5,527)      (9,192)     (5,265)  (29,845)
  Gain on sale of
   assets................      114       305          338          25     1,233
  Other, net.............       17        97           59        (611)    1,286
                           -------  --------     --------    --------  --------
                              (912)   (5,125)      (8,795)     (5,851)  (27,326)
                           -------  --------     --------    --------  --------
    Income (loss) before
     minority interest,
     income taxes and
     extraordinary item..    1,807     5,004       (3,369)        694    (8,645)
Less--Minority interest..       59       (59)         --          --        --
                           -------  --------     --------    --------  --------
    Income (loss) before
     income taxes and
     extraordinary item..    1,748     5,063       (3,369)        694    (8,645)
Income tax provision.....      --        --        17,516       1,398      (935)
                           -------  --------     --------    --------  --------
    Income (loss) before
     extraordinary item..    1,748     5,063      (20,885)       (704)   (7,710)
Extraordinary loss from
 extinguishment of debt
 (net of
 $--, $--, $869, $-- and
 $1,302 tax benefit,
 respectively)...........      --        --        (1,303)        --     (3,039)
                           -------  --------     --------    --------  --------
    Net income (loss)....  $ 1,748  $  5,063     $(22,188)   $   (704) $(10,749)
                           =======  ========     ========    ========  ========
Unaudited pro forma
 information (Note 20):
  Income (loss) before
   income taxes and
   extraordinary item....  $ 1,748  $  5,063     $ (3,369)   $    694
  Unaudited pro forma
   income tax expense
   (benefit).............      664     1,924       (1,280)        719
  Extraordinary item, net
   of tax benefit........      --        --        (1,303)        --
                           -------  --------     --------    --------
  Unaudited pro forma net
   income (loss).........  $ 1,084  $  3,139     $ (3,392)   $    (25)
                           =======  ========     ========    ========

  The accompanying notes to consolidated financial statements are an integral part of these statements.

              AEI RESOURCES HOLDING, INC. AND PREDECESSOR (NOTE 1)

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
             For the Years Ended December 31, 1995, 1996 and 1997
                   and Nine Months Ended September 30, 1998

                                   Common Stock  Retained
                                   -------------  Earnings  Additional
                                   Shares Amount (Deficit)   Capital    Total
                                   ------ ------ ---------  ---------- --------
                                          (Dollar amounts in thousands)
Balance at January 1, 1995........    --   $--   $    --     $   200   $    200
  1995 net income.................    --    --        528      1,220      1,748
  Owners' distribution, net.......    --    --        --      (6,679)    (6,679)
                                   ------  ----  --------    -------   --------
Balance at January 1, 1996........    --    --        528     (5,259)    (4,731)
  1996 net income (loss)..........    --    --     (2,621)     7,684      5,063
  Owners' distribution, net.......    --    --        --          (7)        (7)
                                   ------  ----  --------    -------   --------
Balance at January 1, 1997........    --    --     (2,093)     2,418        325
  Issued 2 shares of $.01 par
   value common stock on October
   20, 1997.......................      2   --        --         --         --
  Issued 98 shares of $.01 par
   value common stock on November
   12, 1997.......................     98   --        --         --         --
  Deferred tax benefit............    --    --        --       5,515      5,515
  Stock split of 528 to 1 on
   December 9, 1997............... 52,700     1       --          (1)       --
  1997 net income (loss)..........    --    --    (23,175)       987    (22,188)
  Owners' distribution, net.......    --    --        --      (1,726)    (1,726)
                                   ------  ----  --------    -------   --------
Balance at December 31, 1997...... 52,800     1   (25,268)     7,193    (18,074)
  Issued 2 shares of $.01 par
   value common stock on May 28,
   1998 (unaudited)...............      2   --        --         --         --
  Issued 2 shares of $.01 par
   value common stock on July 27,
   1998 (unaudited)...............      2   --        --         --         --
  Nine months ended September 30,
   1998 net loss (unaudited)......    --    --    (10,749)       --     (10,749)
  Charge to equity (unaudited)....    --    --    (43,807)    (7,193)   (51,000)
  Deferred tax benefit
   (unaudited)....................    --    --     10,000        --      10,000
                                   ------  ----  --------    -------   --------
Balance at September 30, 1998
 (unaudited)...................... 52,804  $  1  $(69,824)   $   --    $(69,823)
                                   ======  ====  ========    =======   ========



  The accompanying notes to consolidated financial statements are an integral part of these statements.

              AEI RESOURCES HOLDING, INC. AND PREDECESSOR (NOTE 1)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 1995, 1996 and 1997
               and Nine Months Ended September 30, 1997 and 1998

                                    December 31,             September 30,
                              ---------------------------  -------------------
                               1995      1996      1997      1997      1998
                              -------  --------  --------  --------  ---------
                                                              (Unaudited)
                                             (In Thousands)
Cash Flows From Operating
 Activities:
 Net income (loss)........... $ 1,748  $  5,063  $(22,188) $   (704) $ (10,749)
 Adjustments to reconcile net
  income (loss) to net cash
  provided by (used in)
  operating activities
  Depreciation, depletion and
   amortization..............   1,401     6,945    10,755     6,910     28,207
  Amortization of finance
   costs included in interest
   expense...................       6        65       198        24      3,556
  Prepayment penalties on
   debt refinancing..........     --        --      1,600       --         --
  Loan cost write-offs from
   debt refinancing..........     --        --        572       --       4,341
  Provision for deferred
   income taxes..............     --        --     16,647       --         --
  Gain on sale of assets.....    (114)     (305)     (338)      (25)    (1,233)
 Changes in assets and
  liabilities:
  (Increase) decrease in:
   Short-term investments....     --        --       (401)      --         293
   Receivables...............   1,046    (6,079)   (7,951)  (11,287)       171
   Inventories...............  (2,212)   (3,050)   (6,173)   (6,517)    (6,565)
   Prepaid expenses and
    other....................    (962)   (1,408)     (835)     (409)    (4,616)
   Other non-current assets..    (561)     (372)   (2,177)   (1,071)      (150)
 Increase (decrease) in:
  Accounts payable...........  (1,693)    9,518     4,191     4,905     (2,007)
  Accrued expenses and
   other.....................     816        66    (1,354)    3,355    (35,419)
  Deferred taxes.............     --        --        --        --      (2,237)
  Other non-current
   liabilities...............   1,186    (5,669)   (2,726)   (3,189)    (3,666)
                              -------  --------  --------  --------  ---------
    Total adjustments........  (1,087)     (289)   12,008    (7,304)   (19,325)
                              -------  --------  --------  --------  ---------
    Net cash provided by
     (used in) operating
     activities..............     661     4,774   (10,180)   (8,008)   (30,074)
                              -------  --------  --------  --------  ---------
Cash Flows From Investing
 Activities:
 Net proceeds from sale of
  assets.....................     400     1,589       549       144      3,270
 Additions to property, plant
  and equipment and mine
  development and contract
  costs......................  (6,477)  (14,092)  (32,214)  (18,340)   (33,257)
 Acquisition of coal-mining
  companies including debt
  retirement, net of cash
  received...................     --        --     (6,625)      --    (877,027)
                              -------  --------  --------  --------  ---------
    Net cash used in
     investing activities....  (6,077)  (12,503)  (38,290)  (18,196)  (907,014)
                              -------  --------  --------  --------  ---------
Cash Flows From Financing
 Activities:
 Borrowings on long-term
  debt.......................   3,173     3,629   265,327    12,045  1,160,000
 Repayments on long-term
  debt.......................    (436)   (4,150)  (98,243)   (7,219)  (167,506)
 Net borrowings (payments) on
  revolving line of credit...   4,326     4,258    (8,584)    5,061     19,641
 Net borrowings from
  (repayments to)
  stockholders...............   1,133     7,315    (8,715)   20,407        --
 Repayments on capital
  leases.....................    (410)   (3,617)   (3,782)   (2,804)    (5,500)
 Payments for debt issuance
  costs......................     --        --    (12,673)     (302)   (47,272)
 Prepayment penalties on debt
  refinancing................     --        --     (1,600)      --         --
 Charge to equity for MTI
  purchase...................     --        --        --        --     (51,000)
 Other changes in owners'
  equity (deficit), net......  (1,536)      (87)      (97)     (321)       --
                              -------  --------  --------  --------  ---------
    Net cash provided by
     financing activities....   6,250     7,348   131,633    26,867    908,363
                              -------  --------  --------  --------  ---------
    Net increase (decrease)
     in cash and cash
     equivalents.............     834      (381)   83,163       663    (28,725)
                              -------  --------  --------  --------  ---------
Cash and Cash Equivalents,
 beginning of period.........     --        834       453       453     83,616
                              -------  --------  --------  --------  ---------
Cash and Cash Equivalents,
 end of period............... $   834  $    453  $ 83,616  $  1,116  $  54,891
                              =======  ========  ========  ========  =========

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            December 31, 1995, 1996 and 1997 and September 30, 1998
                             (Dollars in thousands)

1. ORGANIZATIONAL TRANSACTIONS AND BASIS OF PRESENTATION

a. Recent 1998 Events

During May 1998, the owners of AEI Holding Company, Inc. (AEI HoldCo.) (Larry Addington and Addington Enterprises (AEI)) established a new company, Coal Ventures, Inc. (CVI--a Delaware company) and in June 1998 transferred their shares of AEI HoldCo. to CVI in exchange for similar proportionate CVI shares thereby making CVI the owner of AEI HoldCo. On June 25, 1998, CVI increased their authorized common shares to 150,000. On June 29, 1998, pursuant to a May 28, 1998 stock purchase and sale agreement with Cyprus Amax Coal Company (Cyprus), CVI acquired various Cyprus Subsidiaries, a coal mining business with operations in Kentucky, West Virginia, Indiana and Tennessee. The purchase price was $98,000 plus a working capital adjustment as well as payments for purchased and leased equipment and a royalty owed to Cyprus for future production. This acquisition was accounted for as a purchase.

On July 10, 1998, CVI acquired the capital stock of Mid-Vol Leasing, Inc., Mega Minerals, Inc. and Premium Processing, Inc. (collectively, Mid-Vol), a coal mining business with operations in West Virginia for the purchase price of $35,000 plus a working capital adjustment as well as production royalty payments. This acquisition was accounted for as a purchase.

During August 1998, CVI changed its name to AEI Resources, Inc. (Resources) and on August 5, 1998 (via a subsidiary) submitted a cash tender offer to acquire all of the common stock of Zeigler Coal Holding, Inc. (Zeigler), a diversified publicly held coal mining and energy business with operations primarily in Kentucky, West Virginia, Ohio, Illinois, and Wyoming. The cash purchase price for the stock was approximately $600,000, and Resources assumed approximately $255,000 of Zeigler's debt. This acquisition closed on September 2, 1998 and was accounted for as a purchase. Also during August 1998, the owners of Resources established a new Company, AEI Resources Holding, Inc. (ARHI) (collectively, the Company) and transferred their shares of Resources to ARHI in exchange for similar proportionate ARHI shares thereby making ARHI the owner of Resources.

On September 2, 1998, the Company acquired the Capital Stock of Kindill Holding, Inc. (Kindill) (a related party) for the cash purchase price of $11,000 plus assumption of approximately $50,000 of Kindill's debt. Kindill is a coal mining business with operations in Indiana. This acquisition was accounted for as a purchase.

On September 2, 1998, the Company reacquired the 22.5% minority interest in Bowie Resources, Ltd. (See Note 12) for the purchase price of $11,500. This acquisition was accounted for as a purchase.

On November 6, 1998, the Company acquired the Capital Stock of Martiki Coal Corporation (Martiki), a subsidiary of MAPCO, for the cash purchase price of $32,000. Martiki is a coal mining business with operations in eastern Kentucky. This acquisition was accounted for as a purchase.

Refer to Note 17c for descriptions of financing transactions related to these acquisitions.

b. 1997 Organizational Transactions

The accompanying annual consolidated financial statements of Resources have been prepared pursuant to two agreements: the Shareholder Exchange Agreement dated October 20, 1997 (Exchange Agreement) and the Asset Purchase Agreement dated December 18, 1997 (MTI Agreement). See basis of presentation in Note 1c.

The Exchange Agreement is between AEI Holding Company, Inc., a Delaware corporation formed on September 19, 1997 (as Transferee/Buyer), and Addington Enterprises, Inc. (AEI), a Kentucky corporation (as Transferor) and Larry Addington (as Transferor), and Harold Sergent (as Seller) for their 77.5% ownership interest in Bowie Resources, Limited (BRL), a Colorado corporation. The Exchange Agreement was consummated on

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

November 12, 1997, whereby AEI HoldCo. issued 98 common shares (par value $.01) as consideration for: (1) AEI's coal mining operations and certain corporate net assets and (2) Larry Addington's (69.8%) ownership interest in BRL. Additionally, AEI HoldCo. purchased Harold Sergent's 7.7% ownership interest in BRL for $2,000. AEI is owned by Larry Addington (80%), Robert Addington (10%) and Bruce Addington (10%), who are brothers. The coal mining businesses transferred by AEI included the net assets of its Addington Mining and corporate divisions as well as its wholly-owned subsidiaries, Tennessee Mining, Inc. and Ikerd-Bandy Co., Inc. AEI retained certain non-coal mining properties as well as technology related assets which were disposed in the MTI agreement (see below).

The Exchange Agreement was prepared in connection with, and its consummation was contingent upon, the closing of the $200,000 Senior Notes Indenture (Senior Notes) of AEI HoldCo. (Note 7a). The Senior Notes were offered in a private placement and AEI HoldCo. has agreed to file a registration statement (under the US Securities Act) relating to an exchange offer for the Senior Notes which would provide for their resale. NationsBanc Montgomery Securities, Inc. was the initial purchaser of the Senior Notes, with such initial purchase occurring on November 12, 1997.

The MTI Agreement is between Mining Technologies, Inc., a newly formed subsidiary of AEI HoldCo. (as purchaser) and AEI (as seller) for AEI's ownership interest in its North American (N.A.) mining technologies division. The purchase price of $51,000 (cash) was delivered at closing on January 2, 1998. The net assets acquired include mining equipment (primarily Highwall Mining Systems), contract mining agreements, and the intellectual property for the N.A. Highwall Mining Systems (patents, trademarks, etc.). AEI retained ownership of the non-N.A. intellectual property.

The Exchange and MTI transactions described above were treated for accounting purposes as a transfer of entities and net assets under common control with accounting similar to that of a pooling of interests. Accordingly, the historical cost basis of the underlying assets and liabilities transferred (from AEI and BRL) were carried over from the transferring entity to AEI HoldCo. Due to common control, the MTI cash purchase price of $51,000 paid by AEI HoldCo. to AEI was recorded as a charge to equity when paid in January 1998. In connection with the Senior Notes offering, $2,000 of loan proceeds were used by AEI HoldCo. to acquire 7.7% of BRL common stock from Harold Sergent. This purchase was accounted for as an acquisition of minority interest using purchase accounting.

After the consummation of the Exchange Agreement and MTI Agreement, AEI HoldCo. is owned by AEI (50%) and Larry Addington (50%). In addition, Addington Mining, Inc. (AMI), Tennessee Mining Inc. (TMI), Ikerd-Bandy Co., Inc. (IB) and Mining Technologies, Inc. (MTI) are wholly-owned subsidiaries of AEI HoldCo. while BRL is 77.5% owned by AEI HoldCo. and 22.5% owned by Mitsui Matsushima (Note 12).

c. Basis of Presentation

The accompanying financial statements include those of AEI Resources, Inc. which includes AEI HoldCo. and the Cyprus Subsidiaries acquired on June 29, 1998 (see Note 1a). AEI HoldCo. consists of its predecessor operations which include the mining technologies division of Addington Enterprises, Inc. that was acquired by AEI HoldCo. on January 2, 1998 (the "MTI Transaction"). The predecessor operations of AEI HoldCo. also include AEI and its coal mining divisions and subsidiaries (AMI, TMI and IB), plus Bowie Resources, Limited. The mining technologies division of AEI included herein excludes the non-North American intellectual property. The accompanying annual financial statements represent the historical accounts of the businesses transferred and sold to AEI HoldCo. pursuant to the Exchange and MTI Agreements, all of which were under the common control of Larry Addington. The accompanying September 30, 1998 financial statements also include the purchase accounting and post acquisition operations of the following significant acquisitions since their date of acquisition: Leslie Resources (January 1998), Cyprus Subsidiaries (June 1998), Mid-Vol (July 1998), Zeigler (September 1998) and Kindill (September 1998).

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

The mining operations of AEI HoldCo. commenced in early 1995 following the BRL acquisition (see Note 3a) and increased significantly in November 1995 following the AEI acquisition (see Note 3b). The accompanying consolidated financial statements include the relevant financial results (AEI HoldCo. predecessor operations) of AEI and BRL since their acquisitions under the control of Larry Addington. Significant "intercompany" transactions and accounts have been eliminated in combination.

Various allocations and carve-out adjustments have been made in the preparation of the accompanying consolidated financial statements. Such allocations have been recorded to segregate the historical accounts to reflect the businesses transferred. Management believes that the method used for allocations and carve-out adjustments is reasonable.

As of December 31, 1995 and 1996, AEI HoldCo. owned 90.1% of BRL, and 9.9% is considered minority interest. As of December 31, 1997 AEI HoldCo. owned 77.5% of BRL and 22.5% is considered minority interest (see Note 12). No minority interest is recorded in the accompanying balance sheets as of December 31, 1996 or 1997 or September 30, 1998 due to BRL having deficit equity.

d. Interim Financial Information

The interim financial statements as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND GENERAL

a. Management's Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

b. Company Environment and Risk Factors

The Company's principal business activities consist of surface and deep mining and marketing of bituminous coal, performance of contract mining for third parties, construction and licensing of mining equipment, as well as leasing and repairing mining equipment. These operations are primarily located in Kentucky, Indiana, West Virginia, Tennessee and Colorado.

The Company, in the course of its business activities, is exposed to a number of risks including: the possibility of the termination or alteration of coal sales contracts, fluctuating market conditions of coal and transportation costs, competitive industry and over capacity, changing government regulations, unexpected maintenance and equipment failure, employee benefits cost control, misestimates of proven and probable coal reserves, satisfactory labor relations, loss of key employees, satisfactory resolution of the year 2000 issue and the ability of the Company to obtain financing, necessary mining permits and control of adequate recoverable mineral reserves. In addition, adverse uncontrollable (wet) weather and geological conditions tend to increase mining costs, sometimes substantially. Precipitation is generally highest at most of the Company's mining operations in early spring and late fall.

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

The Company is exposed to risks associated with a highly leveraged organization. Such risks include: increased vulnerability to adverse economic and industry conditions, limited ability to fund future working capital, capital expenditures, business acquisitions or other corporate requirements, possible liquidity problems as well as financing and credit constraints. Management believes it has adequate financing resources (including cash equivalents, cash generated from operations and additional borrowings) to meet its needs in 1998.

The Company's current business plans include significant growth in its coal mining operations, primarily through acquisitions. The Company faces numerous risks in the successful identification, consummation and post-acquisition integration of such acquisitions.

c. Inventories

Inventories are stated at average cost, which approximates first-in, first-out
(FIFO) cost, and does not exceed market. Components of inventories consist of coal, deferred overburden and supplies and parts (Note 4). Coal inventories represent coal contained in stockpiles and exposed in the pit. Deferred overburden represents the costs to remove the earthen matter (i.e., overburden) covering the coal seam in surface mining. Costs to remove overburden are accumulated and deferred on a pro-rata basis as overburden is removed and eventually charged to cost of operations when the coal is sold. The calculation of deferred overburden requires significant estimates and assumptions, principally involving engineering estimates of overburden removal and coal seam characteristics.

d. Advance Royalty Payments (included in Prepaid Expenses and Other and Other Non-Current Assets)

The Company is required, under certain royalty lease agreements, to make minimum royalty payments whether or not mining activity is being performed on the leased property. These minimum payments are recoupable once mining begins on the leased property. The Company capitalizes these minimum royalty payments and amortizes the deferred costs once mining activities begin or expenses the deferred costs when the Company has ceased mining or has made a decision not to mine on such property. Included in prepaid expenses and other is $1,529 and $3,491 for 1996 and 1997, respectively, relating to advanced royalties. Included in other non-current assets is $973 and $2,179 for 1996 and 1997, respectively, relating to advanced royalties.

In 1997, TMI, a subsidiary of AEI HoldCo., paid $2,000 to Addington Resources, Inc. (ARI) for full settlement of royalties due under an option agreement dated August 4, 1995 (see Note 3b). The difference between the settlement amount and royalties previously recognized is recorded as an advanced royalty. At December 31, 1997, $1,086 is included as an advanced royalty in prepaid expenses and other related to this settlement.

e. Depreciation, Depletion and Amortization

Property, plant and equipment are recorded at cost, including construction overhead and interest, where applicable. Expenditures for major renewals and betterments are capitalized while expenditures for maintenance and repairs are expensed as incurred. Depreciation, depletion and amortization are provided using either the straight-line or units of production method with estimated useful lives under the straight-line method comprising substantially the following ranges:

                                                                         Years
                                                                        --------
   Buildings........................................................... 10 to 45
   Mining and other equipment and related facilities...................  2 to 20
   Transportation equipment............................................   2 to 7
   Furniture and fixtures..............................................  3 to 10

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

Mineral reserves and mine development costs (included in property, plant and equipment) are amortized using the units-of-production method, based on estimated recoverable reserves. Coal sales contract related costs are amortized as tons are delivered, based on contracted tonnage requirements.

Financing costs (included in other non-current assets amounting to $214 and $12,713 for 1996 and 1997, respectively) are being amortized using the effective interest method, over the life of the related debt, or using the straight-line method, over the life of the related debt, if the result approximates the effective interest method.

f. Restricted Cash (Included in Other Non-Current Assets)

The Company pays amounts as required by various royalty agreements. Certain of these agreements have been disputed by third parties, requiring that cash be paid into an escrow account until the rightful recipient is determined. Included in other non-current assets is $161 and $93 for 1996 and 1997, respectively, relating to restricted cash.

g. Coal Mine Reclamation and Mine Closure Costs

The Company estimates its future cost requirements for reclamation of land where it has conducted surface and deep mining operations, based on its interpretation of the technical standards of regulations enacted by the U.S. Office of Surface Mining, as well as state regulations.

The Company accrues for the cost of final mine closure and related exit costs over the estimated useful mining life of the developed property or, if purchased, at the date of acquisition. These costs relate to reclaiming the pit and support acreage at surface mines and sealing portals at deep mines. Other costs common to both types of mining are related to reclaiming refuse and slurry ponds as well as holding period and related termination/exit costs. The Company accrues for current mine disturbance which will be reclaimed prior to final mine closure. The establishment of the final mine closure reclamation liability and the current disturbance is based upon permit requirements and requires various estimates and assumptions, principally associated with cost and production levels. Annually, the Company reviews its entire reclamation liability and makes necessary adjustments, including mine plan and permit changes and revisions to cost and production levels to optimize mining and reclamation efficiency. The economic impact of such adjustments is recorded to cost of coal sales. Although the Company's management believes it is making adequate provisions for all expected reclamation and other costs associated with mine closures, future operating results would be adversely affected if such accruals were later determined to be insufficient.

h. Income Taxes

For 1995 and 1996 and part of 1997 (see below), AEI and BRL were S corporations under the Internal Revenue Code and similar state statutes. As a result, AEI and BRL were not subject to income taxes and their taxable income or loss was reported in the stockholders' individual tax returns. Accordingly, the historical net income (loss) presented in the accompanying financial statements during the S corporation periods is exclusive of an income tax provision (See Notes 11 and 20).

As discussed in Note 12, in April 1997, BRL's shareholders entered into an agreement to sell collectively 22.5% of their shares of BRL common stock. Upon consummation of this agreement, BRL's S corporation status was terminated. Upon such termination, BRL was required to record deferred taxes for differences in book and tax bases in assets and liabilities. The net deferred tax liability in April 1997 was $1,600 and was recorded as an increase to income tax provision.

As discussed in Note 1, in connection with the consummation of the Exchange Agreement in November 1997, the mining businesses transferred from AEI (as an S corporation) required that deferred taxes be recorded by

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

AEI HoldCo. (as a C corporation). The net deferred tax liability in November 1997 was $17,963 and was recorded as an increase to income tax provision.

The provision for income taxes includes the change in tax status matters as described above plus federal, state and local income taxes currently payable and those deferred because of temporary differences between financial statement and tax basis of assets and liabilities. The Company records income taxes under the liability method. Under this method, deferred income taxes are recognized for the estimated future tax effects of differences between the tax basis of assets and liabilities and their financial reporting amounts as well as net operating loss carryforwards and tax credits based on enacted tax laws. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

i. Revenue Recognition

Most of the Company's revenues have been generated under long-term coal sales contracts with electric utilities or other coal-related organizations, primarily in the eastern United States. Revenues are recognized on coal sales in accordance with the sales agreement, which is usually when the coal is shipped to the customer and title is passed. The Company also rents and sells equipment and provides repair and contract mining services, and the revenue from such rental, sale and service is recognized when earned. Revenue from the construction of mining equipment is recognized on a percentage of completion basis. The Company grants credit to its customers based on their creditworthiness and generally does not secure collateral for its receivables. No allowance for doubtful accounts is recorded for 1996 or 1997 as management does not believe it is necessary. Historically, accounts receivable write-offs have been insignificant.

Included in 1995 revenues is $6,000 related to a sale of equipment purchased for immediate resale. A gross profit on sale of approximately $2,800 was realized.

j. Stockholders' Equity (Deficit)

The historical owners' equity accounts (retained earnings (deficit) and additional capital) for legal entities (BRL) which have been carried over from the transferor (Note 1b) have remained unchanged as presented within the accompanying consolidated statements of stockholders' equity (deficit).

The businesses transferred from AEI have operated as divisions and, accordingly, the historical equity account changes (earnings and losses and owners' contributions and distributions) have been presented within additional capital in the accompanying consolidated statements of stockholders' equity (deficit) until November 12, 1997 at which time AEI HoldCo. became a legal entity.

The common stock activity through December 31, 1997, represents that of AEI HoldCo. The 2 shares of $.01 par value common stock issued on October 20, 1997 represent the initial organizational shares. On November 12, 1997 in conjunction with the consummation of the Exchange Agreement (see Note 1), AEI HoldCo. issued 98 additional shares of $.01 par value common stock bringing the total issued and outstanding shares to 100. On December 9, 1997, AEI HoldCo. increased authorized common shares from 1,000 to 100,000 and declared a 528 to 1 stock split bringing the issued and outstanding shares to 52,800. The consolidated operations of AEI HoldCo. after the consummation of the Exchange Agreement (Note 1) on November 12, 1997, are included in retained earnings (deficit) in the accompanying consolidated statements of stockholders' equity (deficit).

As described in Notes 2h and 11, in connection with the consummation of the Exchange Agreement on November 12, 1997, the mining businesses transferred from AEI required that deferred taxes be recorded by AEI HoldCo. Because a portion of the mining assets transferred from AEI were stepped up for tax purposes,

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR but not book (similar to a taxable pooling), the resulting deferred tax benefit of approximately $5,500 was recorded with a corresponding increase in additional capital.

As discussed in Note 1, on January 2, 1998, AEI HoldCo. made a payment of $51,000 for the purchase of MTI which was recorded as a charge to equity in January 1998. In addition, as described in Note 11, a deferred tax benefit of approximately $10,000 was recorded in connection with this MTI transaction with a corresponding increase to equity.

The following unaudited pro forma information gives effect to the equity adjustments recorded in connection with the MTI transaction ($51,000 payment and $10,000 deferred tax benefit) as if it had occurred on December 31, 1997:

                                  As Reported Pro Forma Adjustments Pro Forma
                                  ----------- --------------------- ---------
   Stockholders' equity
    (deficit)....................  $(18,074)        $(51,000)       $(59,074)
                                                      10,000

k. Asset Impairment

If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed. If this review indicates that the value of the asset will not be recoverable, as determined based on projected undiscounted cash flows related to the asset over its remaining life, then the carrying value of the asset is reduced to its estimated fair value.

l. Reclassifications

Certain reclassifications of prior year amounts were made to conform with the current year presentation with no effect on previously reported net income
(loss) or stockholders' equity (deficit).

m. Statements of Cash Flows

For purposes of the statements of cash flows, the Company considers investments having maturities of three months or less at the time of the purchase to be cash equivalents.

Supplemental disclosure:

                                                                Nine Months
                                            December 31     Ended September 30,
                                         ------------------ --------------------
                                         1995  1996   1997    1997       1998
                                         ---- ------ ------ --------- ----------
                                                                (Unaudited)
   Cash paid for interest, net of
    capitalized interest of $243, $246,
    $467, $150 and $6,118,
    respectively.......................  $791 $5,357 $7,193 $   4,826 $   14,159
   Income taxes paid...................   --     --     --        --         645

Two capital lease transactions aggregating $6,587 in new debt and increases to property, plant and equipment have been excluded from the 1995 Statement of Cash Flows. The 1997 Statement of Cash Flows is exclusive of non-cash deferred tax asset and equity increase of $5,515, non-cash property additions of $2,253, non-cash capitalized loan fees of $238, non-cash transfers of inventory items to development costs of $1,062 and settlement of a note (included in other assets) for property and mine development work valued at $1,220.

The impact of the acquisition of ARI's mining and technology business as described in Note 3b, at a net cost of $24,780 has been excluded from the 1995 Statement of Cash Flows. In addition, the distribution to owners of non-coal mining properties of $5,220 has been excluded from the 1995 Statement of Cash Flows.

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

3. ACQUISITIONS

a. Bowie Resources, Limited

Bowie Resources, Limited (BRL) was incorporated on November 4, 1994 and purchased the Bowie #1 mine from Cyprus Orchard Valley Coal Corporation on December 22, 1994 for $200 plus assumption of reclamation liabilities estimated at $4,200. Mining activities as well as revenue and expense reporting commenced during 1995. On January 6, 1995, BRL purchased the Bowie #2 mine from Coors Energy for $1,100 and minimum royalty amounts payable from 1997 to 2014. These transactions have been accounted for as a purchase in the accompanying financial statements. The incorporation of BRL on November 4, 1994 represents the commencement of coal mining business under the common control of Larry Addington which were transferred to AEI HoldCo. pursuant to the Exchange Agreement.

b. Addington Enterprises, Inc.

On September 22, 1995, in a related party transaction, AEI entered into a stock purchase agreement with Addington Resources, Inc. (ARI) whereby AEI agreed to purchase all the issued and outstanding shares of common stock of ARI's coal mining and technology subsidiaries. In addition, pursuant to an option agreement dated August 4, 1995, AEI agreed to purchase from ARI all the issued and outstanding stock of the ARI subsidiary, TMI, in exchange for a royalty AEI will pay to ARI based on tons of coal delivered under a certain coal sales contract (see Note 2d). The stockholders of AEI had formerly been executive officers and minority owners of ARI.

These agreements were consummated on November 2, 1995, at which time AEI approved and adopted a plan of merger which provided for the merger, in addition to other dormant subsidiaries, of AMI, MTI and TMI into AEI and the cancellation of the subsidiaries' common stock.

These transactions to acquire the coal mining and technology businesses from ARI have been accounted for as a purchase in the accompanying financial statements. Total coal mining assets and liabilities acquired were $52,614 and $40,235, respectively, at a cost of $12,379. Total technology assets and liabilities acquired were $20,275 and $7,874, respectively, at a cost of $12,401.

Pursuant to the stock purchase agreement with ARI, AEI assumed certain liabilities and contingencies of the acquired subsidiaries that are reflected in the net assets acquired and accompanying notes. Further, AEI has granted indemnification for performance guarantees made by ARI in connection with the sale of certain ARI coal-related subsidiaries in previous years as well as guarantees relating to certain mineral lease royalty obligations and workers' compensation benefits. The Company believes no significant obligation will result relating to the ARI indemnification. The obligations of AEI under the above agreement were transferred to AEI HoldCo. pursuant to the Exchange Agreement.

The retention of non-coal mining properties has been accounted for as a distribution of net assets to owners of $5,220 effective November 2, 1995. Accordingly, the accompanying financial statements exclude such balances and activities related to non-coal mining properties.

c. Purchase of Ikerd-Bandy Co., Inc.

In October 1997, AEI acquired all of the outstanding capital stock of Ikerd-Bandy Co., Inc., a coal mining company with operations in eastern Kentucky, for the purchase price of approximately $12,300 (including $4,700 in debt and $300 in related fees and expenses). This transaction has been accounted for as a purchase and the operations of Ikerd-Bandy have been included with those of the Company since the date of acquisition.

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

The following unaudited pro forma information for the periods shown below gives effect to the acquisition of Ikerd-Bandy as if it had occurred at the beginning of each period:

                                                            1996        1997
                                                         (unaudited) (unaudited)
                                                         ----------- -----------
   Revenues.............................................  $162,217    $208,661
   Income (loss) before extraordinary items.............     3,375     (20,245)
   Net income (loss)....................................     3,375     (21,548)

The unaudited pro forma information assumes that the Company owned the outstanding shares of Ikerd-Bandy at the beginning of the periods presented and includes adjustments for depreciation, depletion and amortization, interest expense and an inventory adjustment to conform to the Company's accounting policies. The unaudited pro forma financial data is presented for information purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated at the beginning of these periods, and is not intended to be a projection of future results.

4. INVENTORIES

As of December 31, 1996 and 1997 and September 30, 1998 inventories consisted of the following:

                                                                   September 30,
                                                                       1998
                                                    1996    1997    (Unaudited)
                                                   ------- ------- -------------
   Coal........................................... $ 1,920 $ 3,995   $ 51,424
   Deferred overburden............................   4,796  10,768     50,850
   Supplies and parts.............................   7,620   7,895     36,711
                                                   ------- -------   --------
                                                   $14,336 $22,658   $138,985
                                                   ======= =======   ========

5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, including mineral reserves and mine development and contract costs, at December 31, 1996 and 1997 are summarized by major classification as follows:

                                                             1996      1997
                                                           --------  --------
   Land................................................... $  1,570  $  1,670
   Mining and other equipment and related facilities......   50,194    58,923
   Mine development and contract costs....................   10,511    24,177
   Mineral reserves.......................................    6,045    15,992
   Transportation equipment...............................    2,958     4,001
   Furniture and fixtures.................................      462       201
   Mine development in process............................    2,277    22,150
   Construction work in process...........................    2,637     2,571
                                                           --------  --------
                                                             76,654   129,685
   Less accumulated depreciation, depletion and
    amortization..........................................  (10,284)  (23,027)
                                                           --------  --------
   Net property, plant and equipment...................... $ 66,370  $106,658
                                                           ========  ========

Included in property, plant and equipment is $4,914 for 1996 and $24,721 for 1997 related to development and construction projects for which depreciation, depletion and amortization have not yet commenced. During the development phase, mining revenues are recorded as a reduction in development costs. The Company reviews the realization of these projects on a periodic basis.

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

6. ACCRUED EXPENSES AND OTHER

Accrued expenses as of December 31, 1996 and 1997 and September 30, 1998 consisted of the following:

                                                                   September 30,
                                                     1996   1997       1998
                                                    ------ ------- -------------
                                                                    (unaudited)
   Payroll, Bonus and Vacation..................... $1,690 $ 5,385   $ 41,808
   Interest........................................    702   2,701     18,509
   Royalties.......................................  1,107   1,081     13,189
   Property Taxes..................................    950   1,386      5,194
   Production and Sales Taxes......................    817   1,182      7,831
   Workers Compensation (Including Black Lung)
    and Insurance..................................    711     484      7,306
   Other...........................................  1,273     583     59,355
                                                    ------ -------   --------
                                                    $7,250 $12,802   $153,192
                                                    ====== =======   ========

7. DEBT

a. Issuance of Senior Notes, Bridge Financing, New Credit Facility and Debt Extinguishment

As discussed in Note 1, in November 1997, AEI HoldCo. issued an Offering Memorandum to obtain $200,000 in debt in the form of 10 percent Senior Notes, maturing in 2007, in a private placement. The Senior Notes Indenture was consummated on November 12, 1997. Virtually all of the AEI HoldCo.'s outstanding long-term debt as well as bridge financing (see below) at November 12, 1997 was retired with proceeds from the Senior Notes. Other uses of Senior Note proceeds included the following: debt issuance costs, debt retirement costs, acquisition of MTI (Note 1), acquisition of BRL 7.7% minority interest (Note 1) and acquisition of Leslie Resources (Note 17a).

Upon a change in control (as defined), AEI HoldCo. will be required to make an offer to purchase all outstanding Senior Notes at 101% of the principal amount. The Senior Notes will be unconditionally guaranteed by each of AEI HoldCo.'s current and future subsidiaries, other than BRL (Note 19). In addition to containing various financial covenants, the Indenture will restrict, among other things, additional indebtedness, issuance of preferred stock, dividend payments, sale of subsidiaries and affiliate transactions.

During October 1997, in anticipation of closing of the Senior Notes Indenture, AEI HoldCo. entered into a $50,000 secured bridge financing arrangement with NationsBank of Texas, N.A. The bridge financing was used to refinance existing term loans and lines of credit as well as for the acquisition of Ikerd-Bandy Co., Inc. discussed in Note 3c. This bridge note had a term of 90 days and was assigned to AEI HoldCo. as part of the Exchange Agreement (Note 1). The bridge note was repaid by AEI HoldCo. with the proceeds obtained through the Senior Notes.

If the registration statement for the exchange offer is not filed or declared effective within the time periods allotted in the Senior Notes Offering Memorandum dated November 6, 1997 (such effective date being March 31, 1998), AEI HoldCo. will be required to pay liquidated damages to Senior Notes holders at a weekly rate of 5c per one thousand dollars outstanding (aggregating to $10 per week) for the first 90 days and increasing 5c each 90 days thereafter until capping at a rate of 50c per one thousand dollars outstanding. AEI HoldCo. has filed an initial registration statement with the Securities and Exchange Commission on January 29, 1998; however, it is uncertain when this filing will become effective.

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

AEI HoldCo. has entered into a Loan and Security Agreement (the "New Credit Agreement") with NationsBank of Texas, N.A., as administrative agent, and other lending institutions (the "Lenders"), which provides the Company with a $50,000 credit facility (the "New Credit Facility"), guaranteed by the subsidiaries of AEI HoldCo. (excluding BRL). The New Credit Facility includes a $5,000 sub-limit for the issuance of standby letters of credit. Consummation of the New Credit Agreement was simultaneous with that of the Senior Notes Indenture. In addition to containing various financial covenants, the New Credit Facility will restrict, among other things, additional indebtedness, sale of assets, business combinations, debt prepayments, dividends and affiliate transactions. In connection with financing the acquisition of MTI (Note 1), on January 2, 1998, AEI HoldCo. borrowed $25,000 on the New Credit Facility. Interest payments on outstanding principal balances are due quarterly. The interest rate is variable based on the prime rate, the federal funds rate, default versus non-default status on the New Credit Facility and AEI HoldCo.'s net debt to EBITDA ratio (9.25% for the initial interest payment) as of December 31, 1997 and June 30, 1998. AEI HoldCo. was not in compliance with certain of the covenants of the New Credit Agreement, however, management does not believe it will result in a material adverse impact to the financial position or liquidity of AEI HoldCo.

Indebtedness of AEI HoldCo. under the New Credit Facility is secured by all of the capital stock of AEI HoldCo., 77.5% of the capital stock of BRL and all the capital stock of each of the subsidiaries of AEI HoldCo., other than BRL. The Lenders also receive a security interest in all other present and future assets and properties of the Company and its subsidiaries, except for BRL. In the event that BRL receives any proceeds under the New Credit Facility, such BRL Loans shall be evidenced by a promissory note executed by BRL in favor of the Company in a form acceptable to the Lenders and shall be secured by liens on all of the present and future assets of BRL. The BRL Note and such liens shall be pledged to the Lenders. The Senior Notes are effectively subordinated to the borrowings outstanding under the New Credit Facility. The New Credit Facility matures in 2002.

Upon early extinguishment of the Company's previously outstanding credit facility and bridge financing, the Company expensed in November 1997 approximately $1,600 of prepayment penalties and bridge financing costs and $571 of deferred debt issuance costs. In connection with the financing transactions described above, the Company has paid a fee of $4,375 to a related party.

b. Long-Term Debt

Long-Term debt as of December 31, 1996 and 1997 consisted of the following:

                                                                1996     1997
                                                               ------- --------
   Senior Notes, unsecured, bearing interest at 10% with
    interest payable semi-annually beginning May 1998,
    maturing November 2007 (Note 7a).........................  $   --  $200,000
   Notes payable to former owners of Ikerd-Bandy (Note 3c),
    unsecured, discounted at 10% with monthly payments of $83
    through March 2004.......................................      --     4,647
   Payable to credit corporation, with monthly principal and
    interest payments of $264, bearing interest at 5.05%, due
    December 1998............................................    1,564    1,173
   Aggregate borrowings, (including $8,715 and $--,
    respectively, due to related parties) secured and
    unsecured, bearing interest from 5.57% to 12%, all
    retired in November 1997 with proceeds from $200,000
    Senior Notes maturing in 2007............................   39,513      --
   Other, unsecured, bearing interest from 9% to 10%, due
    through 2003.............................................      175      622
                                                               ------- --------
     Total...................................................   41,252  206,442
     Less Current Portion....................................    5,778    1,903
                                                               ------- --------
                                                               $35,474 $204,539
                                                               ======= ========

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

Principal maturities of long-term debt as of December 31, 1997 are as follows:

   Year Ended December 31,
   -----------------------
   1998............................................................... $  1,903
   1999...............................................................      722
   2000...............................................................      787
   2001...............................................................      858
   2002...............................................................      937
   Thereafter.........................................................  201,235
                                                                       --------
                                                                       $206,442
                                                                       ========

c. Revolving Line of Credit

During 1996 and through October 1997, the Company operated under a financing agreement with a bank which included a revolving line of credit up to $15,000 based on eligible accounts receivable and coal inventory and a term note maturing October 2003 and secured by substantially all of the Company's assets. As of December 31, 1996, $8,584 was outstanding under this line of credit, $3,584 of which was at the prime-driven rate (8.75%), and $5,000, of which was at the LIBOR-driven rate (8.25%). As of December 31, 1996, $28,198 was outstanding under the term note bearing interest of 8.801%. During October 1997, this line of credit and term note were retired with proceeds from a bridge financing arrangement provided by NationsBank of Texas, N.A. (Note 7a).

d. Letters of Credit

As of December 31, 1997 the Company had letters of credit amounting to $384 to cover certain self-insured insurance claims.

See Note 17c for 1998 debt financing transactions.

8. COMMITMENTS AND CONTINGENCIES

a. Coal Sales Contracts

As of December 31, 1997, the Company had commitments to deliver scheduled base quantities of coal annually to seven customers. The contracts expire in 1998, 2002, 2003, 2004 and 2005, with the Company contracted to supply a minimum of approximately 37.3 million tons of coal over the remaining lives of the contracts at prices which are at or above market. Certain of the contracts have sales price adjustment provisions, subject to certain limitations and adjustments, based on changes in specified production costs. Larry Addington has guaranteed the Company's obligations under one of the coal sales contracts.

b. Leases

Lease Cost

The Company has various operating and capital leases for mining, transportation and other equipment. Lease expense for the years ended December 31, 1995, 1996 and 1997 was approximately $800, $6,000 and $9,600 (net of amount capitalized in mine development cost of $1,800 in 1997), respectively. Property under capital leases included in property, plant, and equipment in the accompanying balance sheets at December 31, 1996 and 1997 was approximately $21,200, and $21,400, respectively, less accumulated depreciation of approximately $2,780, and $5,810, respectively. Depreciation of assets under capital leases is included in depreciation expense.

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

The Company also leases coal reserves under agreements that call for royalties to be paid as the coal is mined. Total royalty expense for the years ended December 31, 1995, 1996 and 1997 was approximately $1,900, $11,200, and
$13,600, respectively. Certain agreements require minimum annual royalties to be paid regardless of the amount of coal mined during the year. However, such agreements are generally cancelable at the Company's discretion. The assets of the Bowie #2 mine are held as collateral for one of these agreements.

Approximate future minimum lease and royalty payments are as follows:

                                                               Operating Capital
   Year Ended December 31,                           Royalties  Leases   Leases
   -----------------------                           --------- --------- -------
   1998.............................................  $5,409    $12,316  $6,438
   1999.............................................   3,480     10,663   3,005
   2000.............................................   3,155      9,670     397
   2001.............................................   2,372      8,012     397
   2002.............................................   2,421      3,090   1,632
   Thereafter.......................................  22,533      1,150     --
                                                                         ------
   Total minimum lease payments.....................                     11,869
   Less--amount representing interest...............                      1,342
                                                                         ------
   Present value of minimum lease payments..........                     10,527
   Less--current portion............................                      5,705
                                                                         ------
                                                                         $4,822
                                                                         ======

Lease Income

During 1996, the Company leased mining equipment to related and non-related parties. Approximately $3,970 and $1,700, respectively, for 1996 from these leases is included in revenues. The leases expired during 1996.

c. Legal Matters

The Company is named as defendant in various actions in the ordinary course of its business. These actions generally involve disputes related to contract performance, property boundaries, mining rights, blasting damages, personal injuries and royalty payments, as well as other civil actions that could result in additional litigation or other adversary proceedings.

On June 14, 1996, Robert C. Billips, d/b/a Peter Fork Mining Company, sued the Company in the Circuit Court of Pike County, Kentucky, claiming the Company breached a lease with Billips in Pike County, Kentucky, caused Billips to lose business opportunities, and committed waste on Billips' property. The Company has admitted that it entered into a lease with Billips, but denies that it breached the lease, caused a loss of business opportunities, or committed waste. Instead, the Company claims that it mined all minable and merchantable coal (as defined in the lease) on the leased property, and, therefore, had no further obligations under the lease. Legal discovery is underway and a trial date has been set for September 1998. The Company intends to defend the claims vigorously, and, at this time, it is not possible to predict the likely outcome of the claims.

Through December 31, 1997, TMI is in arrears in delivering coal under a certain coal supply contract with TVA. TMI intends to prospectively ship all tons for which it is currently in arrears. TMI does not believe the ultimate outcome of this matter will result in a material adverse impact upon the financial position of the Company.

While the final resolution of any matter may have an impact on the Company's financial results for a particular reporting period, management believes that the ultimate disposition of these matters will not have a materially adverse effect upon the financial position of the Company.

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

d. Commissions

On January 30, 1997 (and amended on February 5, 1997), the Company entered into a five year Sales and Agency Agreement, whereby the Company pays a 20c per ton commission on two separate coal sales contracts. Additionally, the Company pays a 25c per ton commission on a third coal sales contract. The costs are expensed as the coal is delivered.

e. Contract Mining Agreements

In May 1997, the Company entered into a contract mining agreement with Martiki Coal Corporation. The Company provides mining services to Martiki for $13.00 per ton, and continues for the lesser of three years or until all mineable coal is removed. This contract has no minimum tonnage requirements and may be terminated by either party.

Effective November 1997, the Company entered into an agreement with Mid-Vol Leasing, Inc. (Note 17c) whereby the Company would surface mine all mineable coal from certain properties owned by Mid-Vol Leasing. The Company is to produce and deliver 50,000 to 60,000 tons a month (pending mining conditions but at a minimum 120,000 tons over any three consecutive months) for a base rate of $23.00 per ton. The Company is responsible for all costs of mining including haulage to the loadout facility and reclamation of mined properties.

f. Environmental Matters

Based upon current knowledge, the Company believes that it is in material compliance with environmental laws and regulations as currently promulgated (also, see Note 2g). However, the exact nature of environmental control problems, if any, which the Company may encounter in the future cannot be predicted, primarily because of the increasing number, complexity and changing character of environmental requirements that may be enacted by federal and state authorities.

g. Performance Bonds

The Company has outstanding performance bonds of approximately $75,000 as of December 31, 1997, to secure workers' compensation, reclamation and other performance commitments.

h. Bonus

During 1997 the Company had an informal bonus arrangement in place for certain of its employees whereby a cash bonus, determined in the sole discretion of the Company, was to be paid near year-end. The Company has paid approximately $2,000 in December 1997 and had accrued approximately $2,800 at December 31, 1997.

i. Employment Agreements

During 1997 and continuing through early 1998, the Company has entered into employment agreements with individuals for various officer positions. These agreements expire through February 2001 and contain termination benefits and other matters.

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

9. MAJOR CUSTOMERS

The Company had sales to the following major customers that in any period exceeded 10% of revenues:

                                1995                      1996                           1997
                         ------------------- ------------------------------ ------------------------------
                                  Percentage          Percentage  Year End           Percentage  Year End
                                   of Total            of Total  Receivable           of Total  Receivable
                         Revenues  Revenues  Revenues  Revenues   Balance   Revenues  Revenues   Balance
                         -------- ---------- -------- ---------- ---------- -------- ---------- ----------
American Eagle..........  $4,156      13%    $27,019      22%      $2,350   $20,776      12%      $1,411
Cinergy.................      NA       NA     22,547      18%         593    23,464      13%       4,055
TVA.....................   3,648      12%     21,577      18%       6,603    60,457      34%       7,687
Coors...................   7,902      25%         NA       NA          NA        NA       NA          NA
Cyprus--Amax............   6,000      19%         NA       NA          NA        NA       NA          NA
Georgia Power...........      NA       NA         NA       NA          NA    19,593      11%       2,427

10. WORKERS' COMPENSATION AND BLACK LUNG

The operations of the Company are subject to the Federal Coal Mine Health and Safety Act of 1969, as amended, and the related state workers' compensation laws. These laws provide for the payment of benefits to disabled workers and their dependents, including lifetime benefits for pneumoconiosis (black lung).

In connection with the acquisition described in Note 3a, the Company entered into an insurance policy to cover workers compensation and black lung claims. The Company is not obligated for pre-acquisition claims.

In connection with the acquisition described in Note 3b, the Company entered into an insurance policy to cover any post-acquisition workers' compensation and black lung claims. This policy, however, does not cover pre-existing claims and claims incurred prior to November 2, 1995 and yet to be reported. The estimated undiscounted obligations for these acquired self-insured claims are included in accrued expenses and other (Note 6) and long term employee benefits in the accompanying combined balance sheets.

11. INCOME TAXES

As discussed in Note 2h, during April 1997 BRL initially recorded a net deferred tax liability of $1,600 in connection with its change in tax status. In addition, during November 1997, the mining businesses transferred from AEI initially recorded a net deferred tax liability of $17,963 in connection with its change in tax status. Also as described in Note 2j, a portion of the mining business assets transferred from AEI were stepped up for tax purposes, but not book (similar to a taxable pooling). Therefore, the resulting deferred tax benefit of approximately $5,500 was recorded with a corresponding increase in equity. Presented below are income tax disclosures as of and for the year ended December 31, 1997. Prior to 1997, the business operated as an S corporation, and no corporate income taxes were recorded.

Income tax expense in 1997 is entirely deferred (no current payable) with federal tax expense calculated as 34% and state tax expense calculated as 4% (net of federal benefits and apportionment factors) of pretax loss during the C corporation periods plus the effect of the change in tax status as discussed above.

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

The following table presents the difference between the actual tax provision and the amounts obtained by applying the statutory U.S. federal income tax rate of 34% to the 1997 loss before income taxes.

                                                                      Amount
                                                                      -------
   Federal provision computed at statutory rate...................... $(1,145)
   State income tax (net of federal tax benefits and apportionment
    factors) computed at statutory rate..............................    (135)
   Change in tax status..............................................  19,563
   Federal and state tax effect on S corporation period earnings.....    (679)
   Other.............................................................     (88)
                                                                      -------
                                                                      $17,516
                                                                      =======

Significant components of the Company's deferred tax assets and liabilities at December 31, 1997 are summarized as follows:

   Deferred Tax Assets:
     Net operating loss carryforwards................................... $9,353
     Accrued reclamation and other......................................  4,560
     Other..............................................................    681
                                                                         ------
       Total Deferred Tax Assets........................................ 14,594
                                                                         ------
   Deferred Tax Liabilities:
     Mine development costs............................................. 15,591
     Plant and equipment................................................  1,903
     Inventories........................................................  3,587
     Advanced royalties and other prepaids..............................  2,241
     Mineral reserves...................................................  1,752
     Other..............................................................    652
                                                                         ------
       Total Deferred Tax Liabilities................................... 25,726
                                                                         ------
       Net Deferred Tax Liability....................................... 11,132
       Less current liability...........................................  5,199
                                                                         ------
       Long-term liability.............................................. $5,933
                                                                         ======

BRL has carryforwards for net operating losses (NOL) of $14,689 and may only be used by BRL, and if not used will expire in 2012. AEI HoldCo. has NOL carryforwards of $8,692 which, if not used, will expire in 2017. NOL carryforwards may also be limited under certain ownership changes.

Upon consummation in January 1998 of the MTI Agreement described in Note 1, the technology business transferred from AEI (as an S corporation) required that a deferred tax asset of $150 be recorded with a corresponding decrease in income tax provision for the change in tax status. In addition, because the tax basis of the MTI net assets transferred were stepped up for tax purposes, but not book (similar to a taxable pooling), the resulting deferred tax benefit of approximately $10,000 was recorded in January 1998 with a corresponding increase in equity.

12. BOWIE RESOURCES, LTD.

In April 1997, BRL's shareholders (Larry Addington (90%) and Harold Sergent (10%)) entered into an agreement to sell collectively 22.5% of their shares of BRL common stock to Mitsui Matasushima (Mitsui).

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

In connection with the Mitsui transaction, the Company entered into a Shareholders Agreement with Mitsui which includes BRL stock transfer and lien restrictions, right of first refusal on share trades and a reciprocal put clause. The reciprocal put would be triggered in the event of a Board of Directors impasse (as defined) and provides for conditions whereby the Company may be required to purchase from Mitsui their BRL shares or sell to Mitsui the Company's BRL shares based on the fair market value of the shares. The Mitsui transaction also contained a Marketing Agreement between BRL and Mitsui whereby Mitsui received the exclusive right to market BRL coal within Japan and market up to 22.5% of excess available BRL production.

In November 1997, in connection with the Offering Memorandum described in Note 1, the Company purchased a 7.7% ownership interest in BRL from Harold Sergent for $2,000, bringing the Company's total interest in BRL to 77.5%. See Note 1a.

13. FAIR VALUE OF FINANCIAL INSTRUMENTS

The book values of cash and cash equivalents, accounts receivables and accounts payable are considered to be representative of their respective fair values because of the immediate short-term maturity of these financial instruments. The book value of the Company's debt instruments approximate fair value given the refinancing in November, 1997.

14. RELATED PARTY TRANSACTIONS AND BALANCES

The Company has dealt with certain companies or individuals which are related parties either by having stockholders in common or because they are controlled by stockholders/officers of the Company or by relatives of stockholders/officers of the Company. In addition to related party transactions and balances described elsewhere, the following related party transactions and balances are summarized and approximated as follows below:

                                                          1995   1996    1997
                                                         ------ ------- -------
   Revenues, costs and expenses:
     Equipment Sales.................................... $  --  $ 7,010 $ 5,502
     Repair and Maintenance Income......................    --    2,954     781
     Property sales.....................................    --      --      145
     Equipment Rental Income............................     90   4,369     336
     Management Fee Income..............................     24     165     199
     Flight fee income..................................    443     442     590
     Cancellation fee income............................    --      --    1,592
     Trucking expense...................................  1,396  13,521  18,308
     Repair and maintenance expense.....................    --    4,916   4,791
     Equipment rental expense...........................    --    1,429   2,016
     Consultant fees....................................    --      180     135
     Interest expense...................................    --      427   1,382
     Commission expense.................................    185      91      31
     Administrative and miscellaneous expense...........     18      58     294
   Assets:
     Accounts receivable................................  2,804   4,814   7,951
   Liabilities:
     Accounts payable...................................    --    6,094   3,301
     Interest payable...................................    --      393     --
     Commission payable.................................     33      19     --

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

The Company leases mining equipment and aircraft as well as constructs, repairs and sells equipment to related parties. The Company employs related parties for trucking, consulting, equipment rental and repair and other administrative services. In addition, BRL has guaranteed certain contractual obligations of a related party. Equipment sales (listed above) are primarily to a related party in Australia (majority-owned by Larry Addington) that performs contract mining using the Highwall Miner.

In 1997, the Company earned $1,592 in fees when a related party cancelled a mining arrangement with the Company.

15. NEW ACCOUNTING STANDARDS

Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (SFAS No. 121). The new standard requires that long-lived assets and certain identified intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing such impairment reviews, companies are required to estimate the sum of future cash flows from an asset and compare such amount to the asset's carrying amount. Any excess of carrying amount over expected cash flows will result in a possible write-down of an asset to its fair value. Adopting SFAS No. 121 had no impact on the Company's financial position or results of operations.

Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, (SFAS No. 130) became effective during 1998. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in financial statements. Comprehensive income generally represents all changes in shareholders' equity except those resulting from investments by or distributions to shareholders. Implementation of SFAS No. 130 has no impact on the Company as the Company does not currently have any transactions which give rise to differences between net income and comprehensive income.

Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information, (SFAS No. 131) will be implemented in the financial statements for the year ended December 31, 1998. SFAS No. 131 requires publicly-held companies to report financial and descriptive information about operating segments in financial statements issued to shareholders for interim and annual periods. SFAS No. 131 also requires additional disclosures with respect to products and services, geographic areas of operation and major customers. The adoption of this SFAS is not expected to have a material impact on the financial statements of the Company.

In February 1998, SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" was issued which improves and standardizes disclosures by eliminating certain existing reporting requirements and adding new disclosures. The statement addresses disclosure issues only and does not change the measurement of recognition provisions specified in previous statements. The statement supersedes SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The Company intends to adopt this statement for its 1998 fiscal year-end.

In June 1998, SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133") was issued which establishes accounting and reporting standards for derivative instruments and for hedging activities. This Statement amends FASB Statement No. 52, Foreign Currency Translation, to permit special accounting for a hedge of a foreign currency forecasted transaction with a derivative. It supersedes FASB Statements No. 80, Accounting for Future Contracts, No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, and No. 119, Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments. It amends

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to include in Statement No. 107 the disclosure provisions about concentrations of credit risk from FASB Statement No. 105. This Statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company is evaluating the requirements of SFAS No. 133 and the effect, if any, on the Company's current reporting and disclosures.

Effective January 1, 1999, the Company will adopt Statement of Position (SOP) 98-5 Reporting on the Costs of Start-Up Activities. The new statement requires that the costs of start-up activities be expensed as incurred. The Company has not yet evaluated the impact of this statement on its results of operations or financial position.

16. DEFINED CONTRIBUTION PLAN

The Company has a qualifying 401(k) savings plan covering substantially all employees. Under the plan, the Company is not required to make any contributions and no contributions were made for the years ended December 31, 1995, 1996 or 1997.

17. EVENTS SUBSEQUENT TO DECEMBER 31, 1997

a. Purchase of Leslie Resources

In December 1997, AEI HoldCo. reached an agreement to acquire the stock of Leslie Resources, Inc. and Leslie Resources Management, Inc., (collectively, Leslie Resources) a coal mining business with operations in eastern Kentucky, for the purchase price of $22,100 (including $10,800 in debt and $300 in related fees and expenses). This agreement was consummated in January 1998 and was accounted for as a purchase.

b. Stock Options

Subsequent to year-end, AEI HoldCo. increased authorized shares of AEI HoldCo. to 104,000 and approved a stock option plan (the "Plan") whereby up to 75,000 common shares of AEI HoldCo. may be offered to various employees and advisors. The rights and obligations of AEI HoldCo. under its stock option plan were assumed by Resources upon its acquisition of all the outstanding capital stock of AEI HoldCo. on June 26, 1998 (Note 1a), and were assumed by AEI Resources Holding, Inc. ("ARHI") upon its acquisition of all the outstanding capital stock of Resources on August 4, 1998. As of September 30, 1998, there were options outstanding under the Plan for approximately 73,000 shares of capital stock of ARHI. Approximately 41% of these options are fully exercisable within 120 days after the option grant date with the remaining 59% being exercisable over the course of the next ten years unless vesting is accelerated pursuant to the terms of the option. The option exercise price is based on fair value and its exercise will contain various restrictions. The Company will account for its stock options under APB 25 with disclosures pursuant to SFAS No. 123.

c. Debt Financing

The Company has funded the acquisitions of Cyprus Subsidiaries, Mid-Vol, Kindill and Zeigler (see Note 1a) with short-term (bridge) financing arranged by UBS AG, an affiliate of Warburg Dillon Read LLC. The financing facility for the Cyprus Subsidiaries and Mid-Vol acquisitions was for $200,000 (of which $160,000 was drawn as of June 30, 1998), maturing June 29, 1999, bearing interest of LIBOR plus 4.0% and is secured by the net assets of the acquirees. The bridge financing facility for the Zeigler acquisition closed on September 2, 1998 and was for $600,000, consisting of a $100,000 senior unsecured bridge loan to ARHI, bearing interest calculated as LIBOR (reset monthly) plus 7.0% (increasing 0.50% each 90 days) not to exceed 18.0% per annum and a $500,000 senior subordinated bridge loan to Resources, bearing interest calculated as LIBOR (reset monthly) plus 4.75% (increasing 0.50% each 90 days) not to exceed 16.0% per annum, each maturing at the earlier of the closing date of any permanent financing or within one year following the closing of the bridge refinancing

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR at which time the bridge loan will convert to a term loan. The financing facility for the Zeigler acquisition is secured by the assets of Zeigler. Additionally, on September 2, 1998 the Company closed a $400,000 term loan (part of the Senior Credit Facility) with UBS AG. The proceeds from the Senior Credit Facility were used in part to retire the Cyprus/Mid-Vol financing bridge.

On December 14, 1998 Resources issued $150,000 of Senior Subordinated Notes, due 2006 bearing interest at 11.5% payable semi-annually in arrears. Warburg Dillon Reed LLC was the initial purchaser of the senior subordinated notes. Additionally, on December 14, 1998 the Company restructured, and increased borrowing under the Senior Credit Facility by $175,000. Proceeds from the Senior Subordinated Notes ($150,000) and the Senior Credit Facility ($175,000) were used to pay fees and partially retire the $600,000 bridge financing facility for the Zeigler acquisition.

Also on December 14, 1998 the Company sold all issued and outstanding stock of its subsidiary, Triton Coal Company for $275,000 (the Triton Disposition). Prior to the closing of the Triton Disposition, all assets and liabilities of Triton which were not related to the North Rochelle Mine or the Buckskin Mine were transferred to another subsidiary of the Company. As a result, the Company retained Triton's assets and liabilities relating to its lignite reserves in Texas and Arkansas. The Company has agreed to provide certain transition services to the purchaser of Triton following the closing. Net proceeds from the Triton Disposition were used to partially retire the remaining amount due on the bridge financing facility for the Zeigler acquisition.

The Senior Credit Facility term loan and revolver (collectively the "Credit Facility") are with UBS AG (an affiliate of Warburg Dillon Read LLC), as administrative agent and other lending institutions (lenders). The credit facility consists of a Term Loan A Facility of $325,000 (5 years at LIBOR + 3%), a Term Loan B Facility of $250,000 (6 years at LIBOR + 3.5%) (the "term loan facilities") and a $300,000 senior secured revolving credit facility with interest at LIBOR + 3%, payable over 5 years. The Credit Facility is collateralized primarily by capital stock of the Company and its subsidiaries, including the capital stock of the acquired entities comprising the Acquired Business, as defined, along with all accounts receivable, inventory and other personal and real property of the Company. The Credit Facility also contains various financial covenants which, among other things, limits additional indebtedness, dividend and other payments and affiliate transactions as well as meeting certain financial ratios (including, but not limited to interest coverage, minimum net worth, maximum capital expenditures and maximum debt to EBITDA, as defined). In addition, the credit facilities are required to be prepaid with either 75% of annual Excess Cash Flow, as defined, proceeds from the incurrence of additional debt, proceeds from asset sales or dispositions above certain defined thresholds or 50% of the net proceeds from the issuance of equity securities.

In addition, as part of the financing reorganization on December 14, 1998, the 10% Senior Notes of AEI HoldCo. due November 2007 (Note 7a) were exchanged for 10.5% Senior Notes due November 2005 of Resources and AEI HoldCo. as co-issuers. Additionally, the old indenture was modified to eliminate substantially all of the covenants and certain related definitions and events of default.

On November 6, 1998 Resources borrowed $43,500 under the senior secured revolving credit facility which was used to fund the Martiki acquisition ($32,000) and for working capital needs ($11,500).

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

As of September 30, 1998, long-term debt (excluding capital leases) consisted of the following:

                                                          Actual     Pro forma
                                                        ----------  -----------
                                                                    (Unaudited)
Zeigler acquisition bridge facility.................... $  600,000  $      --
Senior Subordinated Notes due 2006.....................        --      150,000
Senior Credit Facility:
 Term Loan A...........................................    150,000     325,000
 Term Loan B...........................................    250,000     250,000
 Revolving Credit Facility.............................        --       43,500
10%/10.5% Senior Notes (Note 7a).......................    200,000     200,000
Zeigler Industrial Revenue Bonds--Peninsula Ports
 Authority of Virginia ($115,000) due 2022 and
 Charleston County, South Carolina ($30,800) due 2028..    145,800     145,800
AEI HoldCo. Credit Facility (Note 7a)..................     19,600         --
Aggregate Notes payable to sellers of Cyprus
 Subsidiaries ($25,641), Mid-Vol ($15,000), Leslie
 Resources ($9,094) & Ikerd-Bandy ($4,715) ............     54,450      54,450
Other..................................................      1,000       1,000
                                                        ----------  ----------
  Total................................................  1,420,850   1,169,750
  Less--current portion................................   (329,058)   (24,458)
                                                        ----------  ----------
  Long-term debt....................................... $1,091,792  $1,145,292
                                                        ==========  ==========

The Pro forma entries reflect the December 14, 1998 transactions to paydown the bridge facility via issuance of the Senior Subordinated Notes, increase in the Term A Senior Credit Facility, and proceeds from the Triton disposition. Additionally, the pro formas reflect borrowing under the Revolving Credit Facility which was primarily used to fund the Martiki acquisition (see Note 1a) and the paydown of the AEI HoldCo. Credit Facility.

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

18. SEGMENT DATA

The Company operates in three principal industry segments--coal mining, equipment sales, rental and repair and other. Included in the segment "other" is the Company's railcar earnings, royalty fee and management fee income. Operating earnings for each segment includes all costs and expenses directly related to the segment before financing charges and corporate allocations. Corporate items principally represent general and administrative costs. Identifiable assets are those used in the operations of each business segment. Corporate assets consist primarily of cash and unamortized financing costs. Information about the Company's operations for each segment is as follows:

Financial Data by Business Segment

                                                             September 30,
                                                           ------------------
                               1995      1996      1997      1997      1998
                              -------  --------  --------  --------  --------
                                                              (Unaudited)
Revenues:
  Coal mining................ $24,068  $104,804  $163,980  $114,270  $367,438
  Equipment sales, rental and
   repair....................   6,376    16,033     8,086     6,358     2,145
  Other......................   1,250     2,363     3,188     3,453     6,581
                              -------  --------  --------  --------  --------
                               31,694   123,200   175,254   124,081   376,164
                              -------  --------  --------  --------  --------
Income (loss) before income
 taxes and
 extraordinary item:
  Coal mining................     475     9,193    15,761    12,320    29,780
  Equipment sales, rental and
   repair....................   3,176     6,670       794     2,198     1,273
  Other......................     308     4,057      (370)    1,974     1,542
                              -------  --------  --------  --------  --------
    Operating earnings.......   3,959    19,920    16,185    16,492    32,595
  Corporate expenses.........  (1,514)  (10,273)  (10,090)  (10,533)  (11,395)
  Interest expenses..........  (1,043)   (5,527)   (9,192)   (5,265)  (29,845)
  Unallocated................     405       884      (272)      --        --
                              -------  --------  --------  --------  --------
                                1,807     5,004    (3,369)      694    (8,645)
                              -------  --------  --------  --------  --------
Identifiable assets:
  Coal mining................            90,070   147,216
  Equipment sales, rental and
   repair....................             6,228    14,031
  Other......................               438       611
  Corporate assets...........            10,194   103,535
                                       --------  --------
                                        106,930   265,393
                                       --------  --------
Capital expenditures:
  Coal mining................   3,277    11,103    28,969
  Equipment sales, rental and
   repair....................   3,200     2,642     3,196
  Other......................     --        347        49
                              -------  --------  --------
                                6,477    14,092    32,214
                              -------  --------  --------
Depreciation, depletion and
 amortization:
  Coal mining................   1,006     6,217     9,858
  Equipment sales, rental and
   repair....................     395       578       640
  Other......................     --        150       257
                              -------  --------  --------
                                1,401     6,945    10,755
                              -------  --------  --------

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

19. SUBSIDIARY GUARANTEES

The following tables summarize the financial position, operating results and cash flows for the Company and Predecessor regarding its guarantor and non-guarantor subsidiaries for the AEI HoldCo. 10% Senior Notes (Note 7) as of December 31, 1996 and 1997 and September 30, 1998 and for the three years in the period ended December 31, 1997 and nine months ended September 30, 1997 and 1998. Each of the Guarantor subsidiaries is a wholly-owned subsidiary of AEI HoldCo. and each has fully and unconditionally guaranteed the Senior Notes (Note 7) on a joint and several basis. Separate financial statements and other disclosures concerning the Guarantor subsidiaries are not presented because the Company has determined that they are not material to investors. BRL is the only non-guarantor subsidiary. AEI Holding Company, Inc. was organized in September 1997 and commenced operations on November 12, 1997. AEI Resources, Inc. was organized in June 1998.

                                           AEI Holding Company, Inc.
                                     -------------------------------------
                             AEI
                          Resources,      AEI                      Non-
                          Inc. (Non-    Holding     Guarantor   Guarantor   Combining
                          Guarantor) Company, Inc. Subsidiaries Subsidiary Adjustments  Total
                          ---------- ------------- ------------ ---------- ----------- --------
December 31, 1995:
Operating Results
 (1995):
Revenues................     $--         $--         $14,516     $17,178     $   --    $ 31,694
Costs and expenses......      --          --          12,670      16,305         --      28,975
                             ----        ----        -------     -------     -------   --------
 Income from
  operations............      --          --           1,846         873         --       2,719
Interest and other
 income (expense).......      --          --            (626)       (286)        --        (912)
                             ----        ----        -------     -------     -------   --------
Income before minority
 interest...............      --          --           1,220         587         --       1,807
Less--Minority
 interest...............      --          --             --          --           59         59
                             ----        ----        -------     -------     -------   --------
Net income (loss).......     $--         $--         $ 1,220     $   587     $   (59)  $  1,748
                             ====        ====        =======     =======     =======   ========
Cash Flows (1995):
Cash flows from
 operating activities:
Net income (loss).......     $--         $--         $ 1,220     $   587     $   (59)  $  1,748
Total adjustments to
 reconcile net income
 (loss) to net cash
 provided by (used in)
 operating activities...      --          --          (2,193)      1,047          59     (1,087)
                             ----        ----        -------     -------     -------   --------
Net cash provided by
 (used in) operating
 activities.............      --          --            (973)      1,634         --         661
Net cash used in
 investing activities...      --          --          (3,126)     (2,951)        --      (6,077)
Net cash provided by
 financing activities...      --          --           4,510       1,740         --       6,250
                             ----        ----        -------     -------     -------   --------
Net increase in cash and
 cash equivalents.......      --          --             411         423         --         834
Cash and cash
 equivalents, beginning
 of year................      --          --             --          --          --         --
                             ----        ----        -------     -------     -------   --------
Cash and cash
 equivalents, end of
 year...................     $--         $--         $   411     $   423     $   --    $    834
                             ====        ====        =======     =======     =======   ========
December 31, 1996:
Balance Sheet:
Total current assets....     $--         $--         $35,707     $ 3,106     $  (175)  $ 38,638
Properties, net.........      --          --          50,387       8,488       7,495     66,370
Other assets............      --          --           1,614       7,803      (7,495)     1,922
                             ----        ----        -------     -------     -------   --------
 Total assets...........     $--         $--         $87,708     $19,397     $  (175)  $106,930
                             ====        ====        =======     =======     =======   ========
Total current
 liabilities including
 current portion of
 long-term debt and
 capital leases.........     $--         $--         $45,244     $ 5,120     $  (175)  $ 50,189
Long-Term debt and
 capital leases, less
 current Portion........      --          --          30,916      12,930         --      43,846
Other liabilities.......      --          --           8,330       4,240         --      12,570
                             ----        ----        -------     -------     -------   --------
 Total liabilities......      --          --          84,490      22,290        (175)   106,605
                             ----        ----        -------     -------     -------   --------
Total stockholders'
 equity (deficit).......      --          --           3,218      (2,893)        --         325
                             ----        ----        -------     -------     -------   --------
Total liabilities and
 shareholders' equity
 (deficit)..............     $--         $--         $87,708     $19,397     $  (175)  $106,930
                             ====        ====        =======     =======     =======   ========

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

                                          AEI Holding Company, Inc.
                                    -------------------------------------
                             AEI
                          Resources
                            (Non-        AEI                      Non-
                          Guarantor    Holding     Guarantor   Guarantor   Combining
                          Entities) Company, Inc. Subsidiaries Subsidiary Adjustments  Total
                          --------- ------------- ------------ ---------- ----------- --------
Operating Results
 (1996):
Revenues................    $--       $    --       $109,165    $15,357    $ (1,322)  $123,200
Costs and expenses......     --            --         96,981     17,412      (1,322)   113,071
                            ----      --------      --------    -------    --------   --------
 Income (loss) from
  operations............     --            --         12,184     (2,055)        --      10,129
Interest and other
 income (expense).......     --            --         (4,500)      (625)        --      (5,125)
                            ----      --------      --------    -------    --------   --------
 Income (loss) before
  minority interest.....     --            --          7,684     (2,680)        --       5,004
Less-Minority interest..     --            --            --         --          (59)       (59)
                            ----      --------      --------    -------    --------   --------
 Net income (loss)......    $--       $    --       $  7,684    $(2,680)   $     59   $  5,063
                            ====      ========      ========    =======    ========   ========
Cash Flows (1996):
Cash flows from
 operating activities:
Net income (loss).......    $--       $    --       $  7,684    $(2,680)   $     59   $  5,063
Total adjustments to
 reconcile net income
 (loss) to net cash used
 in operating
 activities.............     --            --             84       (314)        (59)      (289)
                            ----      --------      --------    -------    --------   --------
Net cash provided by
 (used in) operating
 activities.............     --            --          7,768     (2,994)        --       4,774
Net cash used in
 investing activities...     --            --        (10,577)    (1,926)        --     (12,503)
Net cash provided by
 financing activities...     --            --          2,801      4,547         --       7,348
                            ----      --------      --------    -------    --------   --------
Net decrease in cash and
 cash equivalents.......     --            --             (8)      (373)        --        (381)
Cash and cash
 equivalents, beginning
 of year................     --            --            411        423         --         834
                            ----      --------      --------    -------    --------   --------
Cash and cash
 equivalents, end of
 year...................    $--       $    --       $    403    $    50    $    --    $    453
                            ====      ========      ========    =======    ========   ========
December 31, 1997:
Balance Sheet:
Total current assets....    $--       $ 93,022      $ 55,900    $ 4,063    $ (9,809)  $143,176
Properties, net.........     --          2,464        75,682     28,512         --     106,658
Other assets............     --         71,290         7,115      5,952     (68,798)    15,559
                            ----      --------      --------    -------    --------   --------
 Total assets...........    $--       $166,776      $138,697    $38,527    $(78,607)  $265,393
                            ====      ========      ========    =======    ========   ========
Total current
 liabilities including
 current portion of
 long-term debt and
 capital leases.........    $--       $ 13,525      $ 47,980    $ 6,423    $ (9,809)  $ 58,119
Long-Term debt and
 capital leases, less
 current Portion........     --        202,314         7,047     27,170     (27,170)   209,361
Other liabilities.......     --            604        22,770     10,530     (17,917)    15,987
                            ----      --------      --------    -------    --------   --------
 Total liabilities......     --        216,443        77,797     44,123     (54,896)   283,467
                            ----      --------      --------    -------    --------   --------
Total Stockholders'
 equity (deficit).......     --        (49,667)       60,900     (5,596)    (23,711)   (18,074)
                            ----      --------      --------    -------    --------   --------
Total liabilities and
 owners' equity
 (deficit)..............    $--       $166,776      $138,697    $38,527    $(78,607)  $265,393
                            ====      ========      ========    =======    ========   ========
Operating Results
 (1997):
Revenues................    $--       $     83      $158,160    $17,563    $   (552)  $175,254
Costs and expenses......     --          4,314       147,389     18,677        (552)   169,828
                            ----      --------      --------    -------    --------   --------
 Income (loss) from
  operations............     --         (4,231)       10,771     (1,114)        --       5,426
Interest and other
 income (expense).......     --           (582)       (7,291)      (922)        --      (8,795)
                            ----      --------      --------    -------    --------   --------
 Income (loss) before
  income taxes and
  extraordinary item....     --         (4,813)        3,480     (2,036)        --      (3,369)
Income tax provision
 (benefit)..............     --           (799)       17,845        470         --      17,516
                            ----      --------      --------    -------    --------   --------
 Income (loss) before
  extraordinary item....     --         (4,014)      (14,365)    (2,506)        --     (20,885)
Extraordinary loss from
 extinguishment of debt
 (net of tax benefit)...     --         (1,040)          --        (263)        --      (1,303)
                            ----      --------      --------    -------    --------   --------
 Net income (loss)......    $--       $ (5,054)     $(14,365)   $(2,769)   $    --    $(22,188)
                            ====      ========      ========    =======    ========   ========

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

                             AEI            AEI Holding Company, Inc.
                          Resources   -------------------------------------
                            (Non-          AEI                      Non-
                          Guarantor      Holding     Guarantor   Guarantor   Combining
                          Entities)   Company, Inc. Subsidiaries Subsidiary Adjustments   Total
                          ----------  ------------- ------------ ---------- ----------- ----------
Cash Flows (1997):
Cash flows from
 operating activities:
Net income (loss).......  $      --     $ (5,054)     $(14,365)   $(2,769)   $     --   $  (22,188)
Total adjustments to
 reconcile net income
 (loss) to net cash
 provided by (used in)
 operating activities...         --       (1,004)       12,411        601          --       12,008
                          ----------    --------      --------    -------    ---------  ----------
Net cash used in
 operating activities...         --       (6,058)       (1,954)    (2,168)         --      (10,180)
Net cash used in
 investing activities...         --         (223)      (22,039)   (16,028)         --      (38,290)
Net cash provided by
 financing activities...         --       87,577        25,449     18,607          --      131,633
                          ----------    --------      --------    -------    ---------  ----------
Net increase (decrease)
 in cash and cash
 equivalents............         --       81,296         1,456        411          --       83,163
Cash and cash
 equivalents, beginning
 of period..............         --          --            403         50          --          453
                          ----------    --------      --------    -------    ---------  ----------
Cash and cash
 equivalents, end of
 period.................  $      --     $ 81,296      $  1,859    $   461    $     --   $   83,616
                          ==========    ========      ========    =======    =========  ==========
September 30, 1998
 (unaudited):
Balance Sheet:
Total current assets....  $  584,239    $ 26,194      $ 86,761    $ 6,215    $ (22,169) $  681,240
Properties, net.........   1,913,480         852       116,380     36,378          --    2,067,090
Other assets............      24,081     146,979        10,834      6,076      (93,083)     94,887
                          ----------    --------      --------    -------    ---------  ----------
 Total assets...........  $2,521,800    $174,025      $213,975    $48,669    $(115,252) $2,843,217
                          ==========    ========      ========    =======    =========  ==========
Total current
 liabilities, including
 current portion of
 long-term debt and
 capital leases.........  $  631,297    $ 29,529      $ 71,276    $ 7,305    $ (22,169) $  717,238
Long-term debt and
 capital leases, less
 current portion........     883,399     200,000         8,681     40,102      (40,102)  1,092,080
Other liabilities.......   1,076,927          85        33,599     10,722      (17,611)  1,103,722
                          ----------    --------      --------    -------    ---------  ----------
 Total liabilities......   2,591,623     229,614       113,556     58,129      (79,882)  2,913,040
Total shareholders'
 equity (deficit).......     (69,823)    (55,589)      100,419     (9,460)     (35,370)    (69,823)
                          ----------    --------      --------    -------    ---------  ----------
Total liabilities and
 shareholders' equity
 (deficit)..............  $2,521,800    $174,025      $213,975    $48,669    $(115,252) $2,843,217
                          ==========    ========      ========    =======    =========  ==========
Operating Results
 (September 30, 1998)
 (unaudited):
Revenues................  $  157,285    $    478      $205,252    $20,093    $  (6,944) $  376,164
Costs and expenses......     143,542      10,141       187,028     23,716       (6,944)    357,483
                          ----------    --------      --------    -------    ---------  ----------
 Income (loss) from
  operations............      13,743      (9,663)       18,224     (3,623)         --       18,681
Interest and other
 income (expense).......     (12,527)    (12,916)       (1,641)      (242)         --      (27,326)
                          ----------    --------      --------    -------    ---------  ----------
 Income (loss) before
  income taxes..........       1,216     (22,579)       16,583     (3,865)         --       (8,645)
Income tax provision
 (benefit)..............        (749)       (186)          --         --           --         (935)
                          ----------    --------      --------    -------    ---------  ----------
 Income(loss) before
  extraordinary item....       1,965     (22,393)       16,583     (3,865)         --       (7,710)
Extraordinary loss from
 debt restructure.......      (2,422)       (617)          --         --           --       (3,039)
                          ----------    --------      --------    -------    ---------  ----------
 Net Income (loss)......  $     (457)   $(23,010)     $ 16,583    $(3,865)   $     --   $  (10,749)
                          ==========    ========      ========    =======    =========  ==========
Cash Flows (September
 30, 1998) (unaudited):
Cash Flows from
 Operating Activities:
Net income (loss).......  $     (457)   $(23,010)     $ 16,583    $(3,865)   $     --   $  (10,749)
Total adjustments to
 reconcile net income
 (loss) to net cash
 provided by (used in)
 operating activities...      (9,578)     (4,116)       (7,290)     1,659          --      (19,325)
                          ----------    --------      --------    -------    ---------  ----------
Net cash provided by
 (used in) operating
 activities.............     (10,035)    (27,126)        9,293     (2,206)         --      (30,074)
Net cash used in
 investing activities...    (874,238)    (64,766)       43,054    (11,064)         --     (907,014)
Net cash provided by
 financing activities...     928,784      19,274       (52,627)    12,932          --      908,363
                          ----------    --------      --------    -------    ---------  ----------
 Net increase (decrease)
  in cash and cash
  equivalents...........      44,511     (72,618)         (280)      (338)         --      (28,725)
Cash and Cash
 Equivalents, beginning
 of period..............         --       81,296         1,859        461          --       83,616
                          ----------    --------      --------    -------    ---------  ----------
Cash and Cash
 Equivalents, end of
 period.................  $   44,511    $  8,678      $  1,579    $   123    $     --   $   54,891
                          ==========    ========      ========    =======    =========  ==========

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

                                        AEI Holding Company, Inc.
                                   -----------------------------------
                            AEI
                         Resources
                           (Non-   AEI Holding                 Non-
                         Guarantor  Company,    Guarantor   Guarantor   Combining
                         Entities)    Inc.     Subsidiaries Subsidiary Adjustments  Total
                         --------- ----------- ------------ ---------- ----------- --------
September 30, 1997
 (unaudited):
Operating Results:
Revenues................   $--        $--        $110,710    $13,376      $ (5)    $124,081
Costs and expenses......    --         --         103,570     13,971        (5)     117,536
                           ----       ----       --------    -------      ----     --------
 Income (loss) from
  operations............    --         --           7,140       (595)      --         6,545
Interest and other
 income (expenses) .....    --         --          (5,250)      (601)      --        (5,851)
                           ----       ----       --------    -------      ----     --------
 Income (loss) before
  income taxes..........    --         --           1,890     (1,196)      --           694
 Income tax provision...    --         --             --       1,398       --         1,398
                           ----       ----       --------    -------      ----     --------
 Net income (loss)......   $--        $--        $  1,890    $(2,594)     $--      $   (704)
                           ====       ====       ========    =======      ====     ========
Cash Flows (September
 30, 1997) (unaudited):
Cash Flows from
 Operating Activities:
Net income (loss).......   $--        $--        $  1,890    $(2,594)     $--      $   (704)
Total adjustments to
 reconcile net income
 (loss) to net cash
 provided by (used in)
 operating activities...    --         --          (8,981)     1,677       --        (7,304)
                           ----       ----       --------    -------      ----     --------
Net cash provided by
 (used in) operating
 activities.............    --         --          (7,091)      (917)      --        (8,008)
Net cash used in
 investing activities...    --         --         (11,685)    (6,511)      --       (18,196)
Net cash provided by
 financing activities...    --         --          18,768      8,099       --        26,867
                           ----       ----       --------    -------      ----     --------
Net increase (decrease)
 in cash and cash
 equivalents............    --         --              (8)       671       --           663
Cash and Cash
 Equivalents, beginning
 of period..............    --         --             403         50       --           453
                           ----       ----       --------    -------      ----     --------
Cash and Cash
 Equivalents, end of
 period.................   $--        $--        $    395    $   721      $--      $  1,116
                           ====       ====       ========    =======      ====     ========

20. UNAUDITED PRO FORMA INFORMATION

A pro forma adjustment has been made to historical net income (loss) to reflect a provision for federal, state and local income taxes during the respective S corporation periods (see Note 2h) using a combined effective rate of 38%.

21. INTERIM EVENTS SUBSEQUENT TO DATE OF AUDITORS' REPORT (UNAUDITED)

a. Acquisition Pro forma Data

As described in Notes 1 & 17, the Company closed the following significant acquisitions during 1998: Leslie Resources--January 1998, Cyprus Subsidiaries-- June 1998, Mid-Vol--July 1998, Kindill--September 1998, Zeigler--September 1998 and Martiki--November 1998. In addition, as discussed in Note 3, the Company acquired Ikerd-Bandy in October 1997.

The following unaudited pro forma information for the nine months ended September 30, 1998 and the year ended December 31, 1997, shown below, gives effect to the acquisitions of Ikerd-Bandy, Leslie Resources, Cyprus Subsidiaries, Mid-Vol, Kindill, Zeigler and Martiki as if they had occurred on January 1, 1997. The operations of such acquirees have been included within the Company from their respective acquisition dates through September 30, 1998.

                                          December 31, 1997 September 30, 1998
                                          ----------------- ------------------
                                                      (unaudited)
   Revenues..............................    1,395,200          1,031,700
   Income (loss) before extraordinary
    items................................      (92,600)           (17,400)
   Net Loss..............................      (93,900)           (20,400)

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

The unaudited pro forma information assumes that The Company owned the outstanding shares of Ikerd-Bandy, Leslie Resources, Cyprus Subsidiaries, Mid-Vol, Kindill, Zeigler and Martiki at the beginning of 1997 and includes adjustments for depreciation, depletion and amortization, interest expense and adjustments to conform to the Company's accounting policies. The unaudited pro forma financial data is presented for information purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisitions been consummated on January 1, 1997, and is not intended to be a projection of future results.

The purchase accounting entries recorded from the aforementioned acquisitions are preliminary and are expected to be finalized in 1998 for Ikerd-Bandy and Leslie Resources and 1999 for Cyprus Subsidiaries, Mid-Vol, Kindill, Zeigler and Martiki.

b. Addcar(TM) Highwall Mining System Lease Agreement

Effective May 1998, AEI HoldCo. entered into an agreement with Independence Coal Company, Inc. (Independence) whereby AEI HoldCo. (as lessor) shall lease an Addcar(TM) Highwall Mining System to Independence (as lessee) for a term of 24 months from initial set up or until all mineable coal from the lessee's Twilight mine is recovered, for $220 per month subject to various terms and conditions.

Additionally, effective September, 1998 AEI HoldCo. leased to Independence a second Addcar(TM) Highwall Mining System and agreed to lease a third System in January, 1999. Each lease is for 2 years and requires a $4,125 prepaid rental payment upon delivery, and at the lessee's option each may be extended for a third year with a rental prepayment of $1,547. Additionally, a monthly rental payment of $37 for each system is payable by the lessee. Payment terms are subject to various terms and conditions.

c. Debt Extinguishments

On June 29, 1998, the Company replaced its New Credit Facility (Note 7a), receiving relief for all prior covenant violations. The current Credit Facility has various covenants, including an interest coverage ratio, which has an initial measurement date of September 30, 1998. As of September 30, 1998, the Company is in compliance with the new covenants. Upon this change in debt structure, the Company expensed as an extraordinary item in June 1998 approximately $617 of deferred debt issuance costs.

On September 2, 1998, in connection with the borrowing under the Senior Credit Facility Term Loan (Note 17c), the Cyrus/Mid-Vol financing bridge was retired. The Company expensed as an extraordinary item in September 1998 approximately $3,724 of deferred debt issuance costs related to this bridge financing.

d. Litigation Settlement

In August, 1998 the Company settled with Robert C. Billips, d/b/a Peter Fork Mining Company (Note 8c) for an initial cash payment of $150 and payments over the next 49 years estimated at a present value of $250. The Company has sufficient contingency accruals to cover the settlement.

e. Acquiree Litigation

In connection with the acquisition of the Cyprus Subsidiaries (Note 1) the Company became potentially liable under a suit filed in the Circuit Court of Perry County, Kentucky in 1996 by Joseph D. Weddington and Kentucky Land & Exploration Company ("Kentucky Land"). Kentucky Land has asserted claims to approximately 1,425 acres of property upon which the Company mines coal. Based on a prior federal appellate court decision, the Company believes that it is likely to prevail. The Company does not believe the ultimate outcome of this matter will result in a material adverse effect on the financial position of the Company and its Subsidiaries, taken as a whole.

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

In October, 1998 Cyprus Amax Coal Company filed a complaint against the Company alleging that under the terms of the purchase agreement, the Company is responsible for certain long-term disability coverage to current and former employees of the acquired Cyprus Subsidiaries. The Company contends that the obligations in question were retained by the seller and intends to defend the claims vigorously. At this time, it is not possible to determine the likely outcome of the claim, but the Company does not believe the ultimate outcome of this matter will result in a material effect on the financial position of the Company and its Subsidiaries taken as a whole.

The acquirees have been named as defendant in various actions in the ordinary course of business. These actions generally involve disputes relating to contract performance, mining activities and related matters as well as other civil actions. While the final resolution of any matter may have an impact on the Company's financial results for a particular reporting period, management believes that the ultimate disposition of these matters will not have a materially adverse effect upon the financial position of the Company.

f. Sales Commitment and Contingency

Under a ten-year contract dated July 1, 1998, the Company is required to sell coal from its Bowie #2 mine to TVA. The Company cannot satisfy the delivery requirements in full if it is unable to lease certain reserves located on federal land in Colorado. The failure to do so could materially adversely impact the profitability of the Bowie #2 mine.

g. Net Assets Held for Sale

At the time of the Zeigler acquisition, the Company identified various items which it would resell including the Wyoming coal mines and non coal mining activities. Net assets held for sale in the accompanying financial statements includes net assets related to the Triton Disposition (see Note 17c), the Pier IX Terminal in Newport News, Virginia, the Shipyard River Terminal in Charleston, South Carolina, and items related to power marketing and fuel technology.

On December 18, 1998, the Company sold the Pier IX and Shipyard River Terminals and related assets (the "Pier Disposition") for an aggregate purchase price of $35,000.

Through an energy trading subsidiary, Zeigler began entering into power and gas forward contracts and options for trading purposes in 1997. These forward contracts and options were recorded at their estimated fair market values by the Company at the date of purchase. At September 30, 1998, open net contract and option positions were not material and did not represent significant credit related exposure.

h. Employee Benefits Management, Inc.

Employee Benefits Management, Inc. (EBMI), a renamed Subsidiary of the Company, was recapitalized on December 8, 1998 in the State of Delaware whereby it authorized 1,000 shares of Class A stock and 176 shares of Class B stock. The Class A stock was issued on December 8, 1998 to AEI (1 share) and to Fairview Land Company (999 shares) (a wholly owned subsidiary of the Company). Fairview also contributed $1,700 cash to EBMI.

The Class B shares were issued on December 18, 1998 to seven subsidiaries of the Company. In exchange for the Class B shares, the seven subsidiaries contributed an aggregate of $357,384 in intercompany subordinated debt securities to EBMI. Such debt securities are payable in full in December 2008 by Bluegrass Coal Development (another wholly owned subsidiary) with interest payable quarterly at 7.25%. Additionally, the seven subsidiaries contributed $357,084 in vested post retirement benefit obligations (SFAS 106 obligations) to EBMI.

                  AEI RESOURCES HOLDING, INC. AND PREDECESSOR

On December 29, 1998 the seven subsidiaries holding Class B shares of EBMI aggregately sold their shares to Employers Risk Services, Inc. (ERSI) (an unrelated party) for $300. ERSI will assist in managing the SFAS 106 obligations of EBMI.

All voting rights of EBMI are vested solely in the holders of the Class A Common Stock, except that the holders of the Class B Common Stock shall be entitled as a class to elect one of the six directors of EBMI.

The Class B Shares can be put to EBMI after July 1, 2007 for the lesser of 15% of EBMI's net worth or $7,000. EBMI has the right to call the Class B Shares after January 1, 2008 for the lesser of 15.75% of EBMI's net worth or $7,350.

i. R & F Coal Company Disposition

On December 21, 1998, R & F Coal Company (R & F), a subsidiary of the Company, sold coal mining assets including inventories, property, equipment and a coal supply contract for approximately $7,600.

j. Energy Resources, LLC

In January 1999, the Company acquired 95% of Energy Resources, LLC from the Harold Sergent family for $3.0 million. The acquisition was accounted for as a purchase.

                           AEI HOLDING COMPANY, INC.

                          CONSOLIDATED BALANCE SHEETS
                            As of September 30, 1998

                                                                September 30,
                                                                     1998
                                                                --------------
                                                                 (Unaudited)
                                                                (In Thousands)
                            ASSETS
Current Assets:
  Cash and cash equivalents....................................    $ 10,380
  Short-term investments.......................................         108
  Accounts receivable (including amounts due from related
   parties of $10,350).........................................      44,669
  Inventories..................................................      41,797
  Prepaid expenses and other...................................       8,329
                                                                   --------
    Total current assets.......................................     105,283
                                                                   --------
Property, Plant and Equipment, at cost, including mineral
 reserves and mine development and contract costs..............     184,633
  Less--accumulated depreciation and amortization..............     (31,023)
                                                                   --------
                                                                    153,610
                                                                   --------
Debt issuance costs, net.......................................      11,564
Other non-current assets, net..................................      11,215
                                                                   --------
    Total assets...............................................    $281,672
                                                                   ========
        LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current Liabilities:
  Accounts payable (including amounts due to related parties of
   $6,472).....................................................    $ 37,343
  Current portion of long-term debt............................      25,058
  Current portion of capital leases............................       4,739
  Current portion of reclamation and mine closure costs........         977
  Deferred income taxes........................................       4,067
  Accrued expenses and other...................................      22,039
                                                                   --------
    Total current liabilities..................................      94,223
                                                                   --------
Non-Current Liabilities:
  Long-term debt and related obligations, less current
   portion.....................................................     208,393
  Capital leases, less current portion.........................         288
  Reclamation and mine closure costs, less current portion.....      26,633
  Other non-current liabilities................................       4,415
                                                                   --------
    Total non-current liabilities..............................     239,729
                                                                   --------
    Total liabilities..........................................     333,952
                                                                   --------
Commitments and Contingencies (see notes)
Minority interest..............................................         --
Stockholder's Equity (Deficit):
  Common stock.................................................           1
  Additional capital...........................................      17,086
  Retained earnings (deficit)..................................     (69,367)
                                                                   --------
    Total stockholder's equity (deficit).......................     (52,280)
                                                                   --------
    Total liabilities and stockholder's equity (deficit).......    $281,672
                                                                   ========

  The accompanying notes to consolidated financial statements are an integral part of this balance sheet.

                       AEI HOLDING COMPANY, INC. (NOTE 1)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
             For the Nine Months Ended September 30, 1997 and 1998

                                                            Nine Months Ended
                                                              September 30,
                                                            ------------------
                                                              1997      1998
                                                            --------  --------
                                                               (Unaudited)
                                                             (In Thousands)
Revenues:
  Coal mining (including amounts from related parties of
   $-- and $3,381, respectively)........................... $114,270  $221,738
  Equipment sales, rental and repair (including amounts
   from related parties of $5,677 and $297, respectively)..    6,358     2,145
  Other (including amounts from related parties of $2,432
   and $298, respectively).................................    3,453     1,940
                                                            --------  --------
    Total revenues.........................................  124,081   225,823
                                                            --------  --------
Costs and expenses:
  Cost of operations (including amounts to related parties
   of $17,918 and $17,140, respectively)...................  100,736   192,965
  Depreciation, depletion and amortization.................    6,910    14,254
  Selling, general and administrative (including amounts to
   related parties of $366 and $45, respectively)..........    9,890    13,666
                                                            --------  --------
    Total costs and expenses...............................  117,536   220,885
                                                            --------  --------
    Income from operations.................................    6,545     4,938
Interest and other income (expense):
  Interest expense (including amounts to related parties of
   $1,276 and $--, respectively)...........................   (5,265)  (16,857)
  Gain on sale of assets...................................       25       973
  Other, net...............................................     (611)    1,085
                                                            --------  --------
                                                              (5,851)  (14,799)
                                                            --------  --------
    Income (loss) before income taxes and extraordinary
     item..................................................      694    (9,861)
Income tax provision (benefit).............................    1,398      (186)
                                                            --------  --------
    Income (loss) before extraordinary item................     (704)   (9,675)
Extraordinary loss from extinguishment of debt.............      --       (617)
                                                            --------  --------
    Net income (loss)...................................... $   (704) $(10,292)
                                                            ========  ========
Pro forma information (Note 11):
  Income (loss) before income taxes and extraordinary
   item.................................................... $    694
  Unaudited pro forma income tax expense (benefit).........      719
                                                            --------
  Unaudited pro forma net income (loss).................... $    (25)
                                                            ========


  The accompanying notes to consolidated financial statements are an integral part of these statements.

                       AEI HOLDING COMPANY, INC. (NOTE 1)

           CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
                  For the Nine Months Ended September 30, 1998

                                   Common Stock  Retained
                                   -------------  Earnings  Additional
                                   Shares Amount (Deficit)   Capital    Total
                                   ------ ------ ---------  ---------- --------
                                          (Dollar amounts in thousands)
Balance at January 1, 1998........ 52,800  $ 1   $(25,268)   $  7,193  $(18,074)
  Nine months ended September 30,
   1998 net loss (unaudited)......    --   --     (10,292)        --    (10,292)
  Charge to equity (unaudited)....    --   --     (43,807)     (7,193)  (51,000)
  Deferred tax benefit
   (unaudited)....................    --   --      10,000         --     10,000
  Capital Contribution from AEI
   Resources, Inc. (unaudited)....    --   --         --       17,086    17,086
                                   ------  ---   --------    --------  --------
Balance at September 30, 1998
 (unaudited)...................... 52,800  $ 1   $(69,367)   $ 17,086  $(52,280)
                                   ======  ===   ========    ========  ========



  The accompanying notes to consolidated financial statements are an integral part of this statement.

                       AEI HOLDING COMPANY, INC. (NOTE 1)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             For the Nine Months Ended September 30, 1997 and 1998

                                                              September 30,
                                                            ------------------
                                                              1997      1998
                                                            --------  --------
                                                               (Unaudited)
                                                             (In Thousands)
Cash Flows From Operating Activities:
 Net income (loss)......................................... $   (704) $(10,292)
 Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities
  Depreciation, depletion and amortization.................    6,910    14,254
  Amortization of finance costs included in interest
   expense.................................................       24     1,010
  Loan cost write-offs from debt refinancing...............      --        617
  Gain on sale of assets...................................      (25)     (973)
 Changes in assets and liabilities:
  (Increase) decrease in:
   Short-term investments..................................      --        593
   Receivables.............................................  (11,287)   (4,834)
   Inventories.............................................   (6,517)   (8,734)
   Prepaid expenses and other..............................     (409)   (1,219)
   Other non-current assets................................   (1,071)   (7,885)
 Increase (decrease) in:
  Accounts payable.........................................    4,905      (939)
  Accrued expenses and other...............................    3,355     4,890
  Other non-current liabilities............................   (3,189)   (6,527)
                                                            --------  --------
    Total adjustments......................................   (7,304)   (9,747)
                                                            --------  --------
    Net cash provided by (used in) operating activities....   (8,008)  (20,039)
                                                            --------  --------
Cash Flows From Investing Activities:
 Net proceeds from sale of assets..........................      144     2,909
 Additions to property, plant and equipment and mine
  development and contract costs...........................  (18,340)  (23,660)
 Acquisition of coal-mining companies including debt
  retirement, net of cash received.........................      --    (12,025)
                                                            --------  --------
    Net cash used in investing activities..................  (18,196)  (32,776)
                                                            --------  --------
Cash Flows From Financing Activities:
 Borrowings on long-term debt..............................   12,045       --
 Repayments on long-term debt..............................   (7,219)   (2,778)
 Net borrowings (payments) on revolving line of credit.....    5,061    19,640
 Net borrowings from (repayments to) stockholders..........   20,407       --
 Repayments on capital leases..............................   (2,804)   (3,011)
 Payments for debt issuance costs..........................     (302)     (358)
 Charge to equity for MTI purchase.........................      --    (51,000)
 Capital contributions from AEI Resources, Inc. ...........      --     17,086
 Other changes in stockholder's equity (deficit), net......     (321)      --
                                                            --------  --------
    Net cash provided by (used in) financing activities....   26,867   (20,421)
                                                            --------  --------
    Net increase (decrease) in cash and cash equivalents...      663   (73,236)
                                                            --------  --------
Cash and Cash Equivalents, beginning of period.............      453    83,616
                                                            --------  --------
Cash and Cash Equivalents, end of period................... $  1,116  $ 10,380
                                                            ========  ========


  The accompanying notes to consolidated financial statements are an integral part of these statements.

                           AEI HOLDING COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 1998
                             (Dollars in thousands)
                                  (Unaudited)

1. Basis of Presentation

The accompanying interim unaudited financial statements of AEI Holding Company, Inc. (the "Company") include all adjustments, which are, in the opinion of management, necessary for a fair presentation. Results for any interim period are not necessarily indicative of the results that may be achieved in future periods. The financial information as of this interim date should be read in conjunction with the Company's annual audited financial statements and notes thereto as of December 31, 1997 and for the year then ended.

The accompanying financial statements include those of AEI Holding Company, Inc. including its predecessor operations which include the mining technologies division of Addington Enterprises, Inc. (AEI) that was acquired by the Company on January 2, 1998 (the "MTI Transaction"). The predecessor operations of the Company also include AEI's coal mining divisions and subsidiaries, plus Bowie Resources, Limited. The mining technologies division of AEI included herein excludes the non-North American intellectual property. The accompanying financial statements represent the historical accounts of the businesses transferred and sold to the Company which were under the common control of Larry Addington (see Note 1 to the 1997 annual financial statements), plus Leslie Resources, which was acquired in January 1998 (Note 6).

On June 26, 1998, the owners of the Company (Larry Addington and AEI) transferred ownership of their shares in the Company to AEI Resources, Inc. (Resources) (formerly Coal Ventures Inc.), a newly formed Delaware Corporation in exchange for similar proportionate common shares of Resources. Accordingly, the Company became a wholly owned subsidiary of Resources.

On September 2, 1998, Resources acquired the 22.5% minority interest in Bowie Resources, Ltd. from Mitsui Matsushima for the purchase price of $11,500. This acquisition was accounted for by Resources as a purchase.

2. Inventories

As of September 30, 1998, inventories consisted of the following:

                                                                          1998
                                                                         -------
      Coal.............................................................. $11,247
      Deferred Overburden...............................................  22,582
      Supplies and Parts................................................   7,968
                                                                         -------
                                                                         $41,797
                                                                         =======

3. Supplemental Disclosures of Cash Flow Information

                                                           Nine Months Ended
                                                           September 30, 1998
                                                           ------------------
                                                             1997     1998
                                                           ------------------
      Interest paid, net of $150 and $2,889 capitalized
       for 1998........................................... $  4,826 $  11,055
      Income taxes paid................................... $    --        645

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less at the date of purchase to be cash equivalents.

                           AEI HOLDING COMPANY, INC.

4. Stockholders' Equity

As discussed in Note 6a, the Company made a payment of $51,000 for the MTI Transaction which was recorded as a charge to equity in January 1998. In addition, a deferred tax benefit of $10,000 was recorded in connection with this MTI Transaction with a corresponding increase to equity.

The Company approved a stock option plan whereby up to 75,000 common shares may be offered to various employees and advisors. The rights and obligations of the Company under its stock option plan were assumed by Resources upon its acquisition of all the outstanding capital stock of the Company on June 26, 1998, and were later assumed by AEI Resources Holding, Inc. ("ARHI") upon its acquisition of all the outstanding capital stock of Resources on August 4, 1998. As of September 30, 1998, there were options outstanding under the plan for approximately 73,000 shares of capital stock of ARHI. Approximately 41% of these options are fully exercisable within 120 days after the option grant date with the remaining 59% being exercisable over the course of the next ten years unless vesting is accelerated pursuant to the terms of the option. The option purchase price is based on fair value as of February 5, 1998, and its exercise will contain various restrictions. The Company accounts for its stock options under APB 25.

5. Commitments and Contingencies

a. Legal Matters

The Company is named as defendant in various actions in the ordinary course of its business. These actions generally involve disputes related to contract performance, property boundaries, mining rights, blasting damages, personal injuries and royalty payments, as well as other civil actions that could result in additional litigation or other adversary proceedings.

In August, 1998 the Company settled with Robert C. Billips, d/b/a Peter Fork Mining Company for an initial cash payment of $150 and payments over the next 49 years estimated at a present value of $250. The Company has sufficient contingency accruals to cover the settlement.
Tennessee Mining, Inc. (TMI) is in arrears in delivering coal under a certain coal supply contract with TVA. TMI intends to prospectively ship all tons for which it is currently in arrears. TMI does not believe the ultimate outcome of this matter will result in a material adverse impact upon the financial position of the Company.

While the final resolution of any matter may have an impact on the Company's financial results for a particular reporting period, management believes that the ultimate disposition of these matters will not have a materially adverse effect upon the financial position of the Company.

b. Commissions

On January 30, 1997 (and amended on February 5, 1997), the Company entered into a five year Sales and Agency Agreement with Bowie Sales, LLC, whereby the Company pays a 20c per ton commission on two separate coal sales contracts. Additionally, the Company pays a 25c per ton commission on a third coal sales contract. The costs are expensed as the coal is delivered.

c. Employment Agreements

During 1997 and 1998, the Company entered into employment agreements with individuals for various officer positions. These agreements expire at various times through 2001 and contain termination benefits and other provisions. The rights and obligations of the Company under the agreement were assumed by AEI Resources, Inc. upon its acquisition of all the outstanding capital stock of the Company on June 26, 1998.

d. Senior Notes Interest

The Senior Notes issued on November 12, 1997 contained registration rights under the Securities Act. If the registration statement for the exchange offer is not filed or declared effective within the time periods allotted in

                           AEI HOLDING COMPANY, INC.

the Senior Notes Indenture (such effective date being March 31, 1998), the Company will be required to pay liquidated damages to Senior Notes holders at a weekly rate of 5 cents per one thousand dollars outstanding (aggregating to $10 per week) for the first 90 days and increasing 5 cents each 90 days thereafter until capping at a rate of 50 cents per one thousand dollars outstanding. The Company has filed an initial registration statement with the Securities and Exchange Commission on January 29, 1998; however, it is uncertain when the filing will become effective.

e. Addcar(TM) Highwall Mining System Lease Agreement

Effective May 1998, the Company entered into an agreement with Independence Coal Company, Inc. (Independence) whereby the Company (as lessor) shall lease an Addcar(TM) Highwall Mining System to Independence (as lessee) for a term of 24 months from initial set up or until all mineable coal from the lessee's Twilight mine is recovered, for $220 per month subject to various terms and conditions.

Additionally, effective September, 1998 AEI HoldCo. leased to Independence a second Addcar(TM) Highwall Mining System and agreed to lease a third System in January, 1999. Each lease is for 2 years and requires a $4,125 prepaid rental payment upon delivery, and at the lessee's option each may be extended for a third year with a rental prepayment of $1,547. Additionally, a monthly rental payment of $37 for each system is payable by the lessee. Payment terms are subject to various terms and conditions.

f. Sales Commitment and Contingency

Under a ten-year contract dated July 1, 1998, the Company is required to sell coal from its Bowie mine to TVA. The Company cannot satisfy the delivery requirements in full if it is unable to lease certain reserves located on federal land in Colorado. The failure to do so could materially adversely impact the profitability of the Bowie mine.

6. Acquisitions

a. Mining Technologies

Pursuant to an Asset Purchase Agreement, dated December 18, 1997, between the Company and AEI, Mining Technologies, Inc., a newly formed subsidiary of the Company acquired AEI's North American (N.A.) mining technologies division. The purchase price of $51,000 (cash) was delivered at closing on January 2, 1998. The net assets acquired include mining equipment (primarily Highwall Mining Systems), contract mining agreements, and the intellectual property for the N.A. Highwall Mining Systems (patents, trademarks, etc.). AEI retained ownership of the non-N.A. intellectual property.
This MTI transaction was treated for accounting purposes as a transfer of net assets under common control with accounting similar to that of a pooling of interests. Accordingly, the historical cost basis of the underlying assets and liabilities transferred (from AEI) were carried over from the transferring entity to the Company. Due to common control, the MTI cash purchase price of $51,000 paid by the Company to AEI was recorded as a charge to equity when paid in January 1998.

b. Ikerd-Bandy/Leslie Resources

In October 1997, the Company acquired all of the outstanding capital stock of Ikerd-Bandy Co., Inc. (Ikerd-Bandy), a coal mining company with operations in eastern Kentucky, for the purchase price of approximately $12,325. This transaction has been accounted for as a purchase, and the operations of Ikerd-Bandy have been included with those of the Company since the date of acquisition through September 30, 1998.

                           AEI HOLDING COMPANY, INC.

In January 1998, the Company acquired all of the outstanding capital stock of Leslie Resources, Inc. and Leslie Resources Management, Inc. (collectively, Leslie Resources), a coal mining business with operations in eastern Kentucky, for the purchase price of $19,300. This transaction has been accounted for as a purchase and the operations of Leslie Resources have been included with those of the Company since the date of acquisition through September 30, 1998.

The following unaudited pro forma information for the nine months ended September 30, 1997 shown below, gives effect to the acquisition of Ikerd-Bandy and Leslie Resources as if they had occurred on January 1, 1997:

                                                                   September 30,
                                                                       1997
                                                                   -------------
      Revenues....................................................   $221,063
      Net income..................................................        997

The unaudited pro forma information assumes that the Company owned the outstanding shares of Ikerd-Bandy and Leslie Resources at the beginning of 1997 and includes adjustments for depreciation, depletion and amortization, interest expense and an inventory adjustment to conform to the Company's accounting policies. The unaudited pro forma financial data is presented for information purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated on January 1, 1997, and is not intended to be a projection of future results.

The purchase accounting entries recorded from the acquisitions of Leslie Resources and Ikerd-Bandy are preliminary and are expected to be finalized in 1998.

7. Credit Facility

On June 29, 1998, the Company replaced its Credit Facility, receiving relief for all prior covenant violations. The new Credit Facility has various covenants, including an interest coverage ratio, which has an initial measurement date of September 30, 1998. As of September 30, 1998, the Company is in compliance with the new covenants. Upon the change in debt structure, the Company expensed as an extraordinary item in June 1998 approximately $617 of deferred debt issuance costs.

8. Subsequent Events

As part of a financing reorganization for the Company and Resources planned to be completed in December 1998, the Company's 10% Senior Notes due November 2007 will be exchanged for Fixed Rate Senior Notes due November 2005 with the Company and Resources as co-issuers. On November 9, 1998, the Company and Resources released an Offering Memorandum and Solicitation Statement to initiate the exchange process. In connection with the exchange offer, the Company is soliciting consents from Note holders to amend the indenture.

In January 1999, the Company's parent contributed to the Company the remaining 22.5% of the issued and outstanding capital stock of Bowie Resources Limited not already owned by the Company.

                           AEI HOLDING COMPANY, INC.

9. SEGMENT DATA

The Company operates in three principal industry segments--coal mining, equipment sales, rental and repair and other. Included in the segment "other" is the Company's railcar earnings, royalty fee and management fee income. Operating earnings for each segment includes all costs and expenses directly related to the segment before financing charges and corporate allocations. Corporate items principally represent general and administrative costs. Information about the Company's operations for each segment is as follows:

Financial Data by Business Segment

                                                             September 30,
                                                           ------------------
                                                             1997      1998
                                                           --------  --------
                                                              (Unaudited)
Revenues:
  Coal mining............................................. $114,270  $221,738
  Equipment sales, rental and repair......................    6,358     2,145
  Other...................................................    3,453     1,940
                                                           --------  --------
                                                            124,081   225,823
                                                           --------  --------
Income (loss) before minority interest, income taxes and
 extraordinary item:
  Coal mining.............................................   12,320    11,042
  Equipment sales, rental and repair......................    2,198     1,273
  Other...................................................    1,974      (596)
                                                           --------  --------
    Operating earnings....................................   16,492    11,719
  Corporate expenses......................................  (10,533)   (4,723)
  Interest expenses.......................................   (5,265)  (16,857)
                                                           --------  --------
                                                                694    (9,861)
                                                           --------  --------

                           AEI HOLDING COMPANY, INC.

10. SUBSIDIARY GUARANTEES

The following tables summarize the financial position, operating results and cash flows for the Company and Predecessor regarding its guarantor and non-guarantor subsidiaries for the AEI HoldCo. Senior Notes as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998. Each of the Guarantor subsidiaries is a wholly-owned subsidiary of AEI HoldCo. and each has fully and unconditionally guaranteed the Senior Notes on a joint and several basis. Separate financial statements and other disclosures concerning the Guarantor subsidiaries are not presented because the Company has determined that they are not material to investors. BRL is the only non-guarantor subsidiary. AEI Holding Company, Inc. was organized in September 1997 and commenced operations on November 12, 1997. AEI Resources, Inc. was organized in June 1998.

                                AEI Holding Company, Inc.
                          -------------------------------------
                               AEI                      Non-
                             Holding     Guarantor   Guarantor   Combining
                          Company, Inc. Subsidiaries Subsidiary Adjustments  Total
                          ------------- ------------ ---------- ----------- --------
September 30, 1998:
Balance Sheet:
Total current assets....    $ 26,194      $ 86,761    $ 6,215    $ (13,887) $105,283
Properties, net.........         852       116,380     36,378          --    153,610
Other assets............     146,979        10,834      6,076     (141,110)   22,779
                            --------      --------    -------    ---------  --------
 Total assets...........    $174,025      $213,975    $48,669    $(154,997) $281,672
                            ========      ========    =======    =========  ========
Total current
 liabilities, including
 current portion of
 long-term debt and
 capital leases.........    $ 29,529      $ 71,276    $ 7,305    $ (13,887) $ 94,223
Long-term debt and
 capital leases, less
 current portion........     200,000         8,681     40,102      (40,102)  208,681
Other liabilities.......          85        33,599     10,722      (13,358)   31,048
                            --------      --------    -------    ---------  --------
 Total liabilities......     229,614       113,556     58,129      (67,347)  333,952
Total shareholders'
 equity (deficit).......     (55,589)      100,419     (9,460)     (87,650)  (52,280)
                            --------      --------    -------    ---------  --------
Total liabilities and
 shareholders' equity
 (deficit)..............    $174,025      $213,975    $48,669    $(154,997) $281,672
                            ========      ========    =======    =========  ========
Operating Results:
Revenues................    $    478      $205,252    $20,093    $     --   $225,823
Costs and expenses......      10,141       187,028     23,716          --    220,885
                            --------      --------    -------    ---------  --------
 Income (loss) from
  operations............      (9,663)       18,224     (3,623)         --      4,938
Interest and other
 income (expense).......     (12,916)       (1,641)      (242)         --    (14,799)
                            --------      --------    -------    ---------  --------
 Income (loss) before
  income taxes..........     (22,579)       16,583     (3,865)         --     (9,861)
Income tax provision
 (benefit)..............        (186)          --         --           --       (186)
                            --------      --------    -------    ---------  --------
 Income (loss) before
  extraordinary item....     (22,393)       16,583     (3,865)         --     (9,675)
Extraordinary loss from
 debt restructure.......        (617)          --         --           --       (617)
                            --------      --------    -------    ---------  --------
 Net Income (loss)......    $(23,010)     $ 16,583    $(3,865)   $     --   $(10,292)
                            ========      ========    =======    =========  ========
Cash Flows:
Cash Flows from
 Operating Activities:
Net income (loss).......    $(23,010)     $ 16,583    $(3,865)   $     --   $(10,292)
Total adjustments to
 reconcile net income
 (loss) to net cash
 provided by (used in)
 operating activities...      (4,116)       (7,290)     1,659          --     (9,747)
                            --------      --------    -------    ---------  --------
Net cash provided by
 (used in) operating
 activities.............     (27,126)        9,293     (2,206)         --    (20,039)
Net cash provided by
 (used in) investing
 activities.............     (64,766)       43,054    (11,064)         --    (32,776)
Net cash provided by
 (used in) financing
 activities.............      19,274       (52,627)    12,932          --    (20,421)
                            --------      --------    -------    ---------  --------
 Net increase (decrease)
  in cash and cash
  equivalents...........     (72,618)         (280)      (338)         --    (73,236)
Cash and Cash
 Equivalents, beginning
 of period..............      81,296         1,859        461          --     83,616
                            --------      --------    -------    ---------  --------
Cash and Cash
 Equivalents, end of
 period.................    $  8,678      $  1,579    $   123    $     --   $ 10,380
                            ========      ========    =======    =========  ========

                           AEI HOLDING COMPANY, INC.

                               AEI Holding Company, Inc.
                         -------------------------------------
                              AEI                      Non-
                            Holding     Guarantor   Guarantor   Combining
                         Company, Inc. Subsidiaries Subsidiary Adjustments  Total
                         ------------- ------------ ---------- ----------- --------
September 30, 1997:
Operating Results:
Revenues................     $--         $110,710    $13,376      $ (5)    $124,081
Costs and expenses......      --          103,570     13,971        (5)     117,536
                             ----        --------    -------      ----     --------
 Income (loss) from
  operations............      --            7,140       (595)      --         6,545
Interest and other
 income (expenses) .....      --           (5,250)      (601)      --        (5,851)
                             ----        --------    -------      ----     --------
 Income (loss) before
  income taxes..........      --            1,890     (1,196)      --           694
 Income tax provision...      --              --       1,398       --         1,398
                             ----        --------    -------      ----     --------
 Net income (loss)......     $--         $  1,890    $(2,594)     $--      $   (704)
                             ====        ========    =======      ====     ========
Cash Flows:
Cash Flows from
 Operating Activities:
Net income (loss).......     $--         $  1,890    $(2,594)     $--      $   (704)
Total adjustments to
 reconcile net income
 (loss) to net cash
 provided by (used in)
 operating activities...      --           (8,981)     1,677       --        (7,304)
                             ----        --------    -------      ----     --------
Net cash provided by
 (used in) operating
 activities.............      --           (7,091)      (917)      --        (8,008)
Net cash used in
 investing activities...      --          (11,685)    (6,511)      --       (18,196)
Net cash provided by
 financing activities...      --           18,768      8,099       --        26,867
                             ----        --------    -------      ----     --------
Net increase (decrease)
 in cash and cash
 equivalents............      --               (8)       671       --           663
Cash and Cash
 Equivalents, beginning
 of period..............      --              403         50       --           453
                             ----        --------    -------      ----     --------
Cash and Cash
 Equivalents, end of
 period.................     $--         $    395    $   721      $--      $  1,116
                             ====        ========    =======      ====     ========

11. PRO FORMA INFORMATION

   A pro forma adjustment has been made to historical excess (deficit) of operating revenues over expenses to reflect a provision (benefit) for federal, state and local income taxes during the respective S corporation periods using a combined effective rate of 38%. The 1997 expense is calculated as 38% of the pretax earnings of AEI only (since BRL's tax status had changed during the year).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of
Addington Coal Operations (the Predecessor Business):

We have audited the accompanying combined statements of operating revenues and expenses, parent investment and cash flows of Addington Coal Operations (the Predecessor Business, as described in Note 1) for the ten-month period ended November 1, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

The accompanying combined statements of the predecessor business have been prepared to reflect the coal mining & technology operations of the businesses acquired by Addington Enterprises, Inc., which is the Predecessor Business of AEI Holding Company, Inc. following the consummation of the shareholder exchange agreement and asset purchase agreement (as described in Note 1) and are not intended to be a complete presentation of an existing entity's financial position or results of operations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operating revenues and expenses and cash flows of Addington Coal Operations (the Predecessor Business) for the ten-month period ended November 1, 1995 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Louisville, Kentucky
 February 29, 1996 (except with respect to the matter discussed in Note 1, as to which the date is January 2, 1998)

              ADDINGTON COAL OPERATIONS (THE PREDECESSOR BUSINESS)

         COMBINED STATEMENT OF OPERATING REVENUES AND EXPENSES (NOTE 1)
                   For the Ten Months Ended November 1, 1995

                                                                      1995
                                                                 --------------
                                                                 (in thousands)
Revenues........................................................    $80,569
Costs and expenses:
  Cost of operations............................................     69,051
  Depreciation, depletion and amortization......................      4,624
  Selling, general and administrative...........................      6,427
                                                                    -------
    Total costs and expenses....................................     80,102
                                                                    -------
    Income from operations......................................        467
Interest and other income (expense):
  Interest expense..............................................       (982)
  Gain (loss) on sale of assets.................................       (541)
  Other, net....................................................        (14)
                                                                    -------
                                                                     (1,537)
                                                                    -------
    Excess (deficit) of operating revenues over expenses before
     income taxes...............................................     (1,070)
Income tax provision (benefit)..................................       (407)
                                                                    -------
    Excess (deficit) of operating revenues over expenses........    $  (663)
                                                                    =======


The accompanying notes to combined financial statements are an integral part of this statement.

              ADDINGTON COAL OPERATIONS (THE PREDECESSOR BUSINESS)

                COMBINED STATEMENT OF PARENT INVESTMENT (NOTE 1)
                   For the Ten Months Ended November 1, 1995

                                                                      Amount
                                                                  --------------
                                                                  (in thousands)
Balance at January 1, 1995.......................................    $31,141
  (Deficit) of operating revenues over expenses..................       (663)
  Other changes in parent investment, net........................     (4,314)
                                                                     -------
Balance at November 1, 1995......................................    $26,164
                                                                     =======



The accompanying notes to combined financial statements are an integral part of this statement.

              ADDINGTON COAL OPERATIONS (THE PREDECESSOR BUSINESS)

                   COMBINED STATEMENT OF CASH FLOWS (NOTE 1)
                   For The Ten Months Ended November 1, 1995

                                                                      1995
                                                                 --------------
                                                                 (in thousands)
Cash Flows From Operating Activities:
  Excess (deficit) of operating revenues over expenses..........     $ (663)
  Adjustments to reconcile excess (deficit) of operating
   revenues over
   expenses to net cash provided by (used in) operating
    activities:
   Depreciation, depletion and amortization.....................      4,624
   (Gain) loss on sale of assets................................        541
  Changes in assets and liabilities:
   (Increase) decrease in:
   Receivables..................................................      2,208
   Inventories..................................................        (70)
   Prepaid expenses and other...................................     (1,264)
   Other non-current assets.....................................      3,385
  Increase (decrease) in:
   Accounts payable.............................................      1,011
   Accrued expenses and other...................................      3,448
   Other non-current liabilities................................     (2,758)
                                                                     ------
    Total adjustments...........................................     11,125
                                                                     ------
    Net cash provided by operating activities...................     10,462
                                                                     ------
Cash Flows From Investing Activities:
  Net proceeds from sale of assets..............................      1,170
  Additions to property, plant and equipment and mine
   development costs............................................     (6,081)
                                                                     ------
    Net cash used in investing activities.......................     (4,911)
                                                                     ------
Cash Flows From Financing Activities:
  Borrowings on long-term debt..................................      2,279
  Repayments on long-term debt..................................     (1,390)
  Net payments on revolving line of credit......................     (3,116)
  Proceeds from capital lease borrowings........................      4,752
  Repayments on capital leases..................................       (744)
  Payments for debt issuance costs..............................       (216)
  Other changes in parent investment, net.......................     (6,950)
                                                                     ------
    Net cash provided by used in financing activities...........     (5,385)
                                                                     ------
    Net increase in cash and cash equivalents...................        166
                                                                     ------
Cash and Cash Equivalents, beginning of period..................        218
                                                                     ------
Cash and Cash Equivalents, end of period........................     $  384
                                                                     ======

The accompanying notes to combined financial statements are an integral part of this statement.

              ADDINGTON COAL OPERATIONS (THE PREDECESSOR BUSINESS)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                November 1, 1995
                             (Dollars In Thousands)

1. BASIS OF PRESENTATION AND ACQUISITION

The accompanying combined financial statements of Addington Coal Operations (the Predecessor Business or the Company) have been prepared to reflect the coal mining and North American (N.A.) technology operations acquired by Addington Enterprises, Inc. (AEI) from Addington Resources, Inc. (ARI) on November 2, 1995. Accordingly, the accompanying combined financial statements for the ten months ended November 1, 1995 reflect such coal mining and N.A. technology operations while under the ownership and control of ARI. Significant "intercompany" transactions and accounts have been eliminated in combination.

On November 12, 1997, AEI (as Transferor) consummated a shareholder exchange agreement (Exchange Agreement) with AEI Holding Company, Inc. (AEI HoldCo. -- as Transferee) and Larry Addington (as Transferor) and Harold Sergent (as Seller) for their 77.5% interest in Bowie Resources, Limited (BRL) (an entity under common control). The Exchange Agreement called for AEI HoldCo. to issue 98 common shares (par value $.01) as consideration for: (1) AEI's coal mining operations and certain corporate net assets and (2) Larry Addington's (69.8%) ownership interest in BRL. AEI HoldCo. also purchased for $2,000 Harold Sergent's 7.7% ownership interest in BRL. AEI is owned by Larry Addington (80%), Robert Addington (10%) and Bruce Addington (10%), who are brothers. The coal mining businesses transferred by AEI included the net assets of its Addington Mining and corporate divisions as well as its wholly-owned subsidiary, Tennessee Mining, Inc. AEI retained certain non-coal mining properties and technology related assets which were disposed in the MTI Agreement (see below).

The Exchange Agreement was prepared in connection with, and its consummation was contingent upon, the closing of the $200,000 Senior Notes Indenture (Senior Notes) of AEI HoldCo. which occurred on November 12, 1997. AEI HoldCo. issued an Offering Memorandum dated November 6, 1997, to obtain $200,000 in 10 percent Senior Notes, maturing in 2007, in a private placement. In addition, on November 6, 1997, AEI HoldCo. entered into a Purchase Agreement which was consummated on November 12, 1997 with NationsBanc Montgomery Securities, Inc. related to the Senior Notes. After the consummation of the Exchange Agreement and MTI agreement, AEI HoldCo. is owned by AEI (50%) and Larry Addington (50%). In addition, Addington Mining, Inc. (AMI), Tennessee Mining Inc. (TMI) and Mining Technologies, Inc. (MTI) are wholly-owned subsidiaries of AEI HoldCo. while BRL is 77.5% owned by AEI HoldCo. and 22.5% owned by Mitsui Matsushima.

The MTI Agreement is between Mining Technologies, Inc., a newly formed subsidiary of AEI HoldCo. (as purchaser) and AEI (as seller) for AEI's ownership interest in its N.A., mining technologies division. The purchase price of $51,000 (cash) was delivered at closing on January 2, 1998. The net assets acquired include mining equipment (primarily Highwall Mining Systems), coal mining contracts, and the intellectual property for the N.A. Highwall Mining System (patents, trademarks, etc). AEI retained ownership of the non-N.A. intellectual property.

Due to the significance (using total revenues and assets) of AEI's transferred business to the aggregate of AEI HoldCo. management has determined for financial reporting purposes the predecessor of AEI HoldCo. is AEI. AEI's predecessor is ARI's coal mining and N.A. technology operations. Accordingly, the accompanying combined financial statements have been prepared to reflect the 1995 preacquisition (November 2, 1995) mining and N.A. technology operations of AEI's predecessor and are not intended to be a complete presentation of an existing entity's financial position or results of operations. They do not reflect the activities from the non-coal mining properties.

              ADDINGTON COAL OPERATIONS (THE PREDECESSOR BUSINESS)

Various allocations and carve-out adjustments have been made in the preparation of the accompanying financial statements. Such allocations have been recorded to segregate the historical accounts to reflect the business acquired by AEI. Management believes that the method used for allocations and carve-out adjustments is reasonable.

Acquisition by AEI

On September 22, 1995, in a related party transaction, AEI entered into a stock purchase agreement with Addington Resources, Inc. (ARI) whereby AEI agreed to purchase all the issued and outstanding shares of common stock of ARI's coal mining and technology subsidiaries. In addition, pursuant to an option agreement dated August 4, 1995, AEI agreed to purchase from ARI all the issued and outstanding stock of the ARI subsidiary, TMI, in exchange for a royalty AEI will pay to ARI based on tons of coal delivered under a certain coal sales contract. The stockholders of AEI had formerly been executive officers and minority owners of ARI.

These agreements were consummated on November 2, 1995, at which time AEI approved and adopted a plan of merger which provided for the merger of AMI, MTI and TMI into AEI and the cancellation of the subsidiaries' common stock.

Pursuant to the stock purchase agreement with ARI, AEI assumed certain liabilities and contingencies of the acquired subsidiaries that are reflected in the net assets acquired and accompanying notes. Further, AEI has granted indemnification for performance guarantees made by ARI in connection with the sale of certain ARI coal-related subsidiaries in previous years as well as guarantees relating to certain mineral lease royalty obligations and workers' compensation benefits. The Company believes no significant obligation will result relating to the ARI indemnification. The obligations of AEI under the above agreement will be transferred to AEI HoldCo. pursuant to the Exchange Agreement.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND GENERAL

a. Management's Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

b. Company Environment and Risk Factors

The Company's principal business activities consist of surface mining and marketing of bituminous coal, performance of contract mining for third parties and construction, repair and licensing of mining equipment. These operations are primarily located in Kentucky and Tennessee.

The Company, in the course of its business activities, is exposed to a number of risks including: the possibility of the termination or alteration of coal sales contracts, fluctuating market conditions of coal and transportation costs, competitive industry and over-capacity, changing government regulations, unexpected maintenance and equipment failure, employee benefits cost control, misestimates of proven and probable coal reserves, satisfactory labor relations, loss of key employees, satisfactory resolution of the Year 2000 issue and the ability of the Company to obtain necessary mining permits and control adequate recoverable mineral reserves. In addition, adverse uncontrollable (wet) weather and geological conditions tend to increase mining costs, sometimes substantially. Precipitation is generally highest in early spring and late fall.

              ADDINGTON COAL OPERATIONS (THE PREDECESSOR BUSINESS)

c. Depreciation and Amortization

Property, plant and equipment are recorded at cost, including construction overhead and interest, where applicable. Expenditures for major renewals and betterments are capitalized while expenditures for maintenance and repairs are expensed as incurred. Depreciation and amortization are provided using either the straight-line or units of production method with estimated useful lives under the straight-line method comprising substantially the following ranges:

                                                                         Years
                                                                        --------
      Buildings........................................................ 10 to 45
      Mining and other equipment and related facilities................  2 to 20
      Transportation equipment.........................................   2 to 7
      Furniture and fixtures...........................................   3 to 7

Mineral reserves and mine development costs are amortized using the units-of-production method, based on estimated recoverable reserves.

Financing costs are being amortized using the straight-line method, over the life of the related debt, which approximates the effective interest method.

d. Income Taxes

Deferred income taxes are recorded based upon temporary differences between the financial statement and tax bases of assets and liabilities and net operating loss carryforwards and tax credits available for income tax purposes.

Income tax provision (benefit) for the 1995 period represents 38% of pretax earnings as allocated by the parent. There are no significant differences between the statutory and effective tax rates.

e. Revenue Recognition

Most of the Company's revenues have been generated under long-term coal sales contracts with electric utilities or other coal-related organizations, primarily in the eastern United States. Revenues are recognized on coal sales in accordance with the sales agreement, which is usually when the coal is shipped to the customer and title passes. The Company also rents equipment and provides repair services and the revenue from such rental and service is recognized when earned. Revenue from the construction of mining equipment is recognized on a percentage of completion basis.

The Company grants credit to its customers based on their creditworthiness and generally does not secure collateral for its receivables.

f. Parent Investment

Parent Investment is comprised of the relevant ARI (and affiliates) equity, loan and trade account balances with the Company.

g. Statement of Cash Flows

For purposes of the statement of cash flows, the Company considers investments having maturities of three months or less at the time of the purchase to be cash equivalents.

              ADDINGTON COAL OPERATIONS (THE PREDECESSOR BUSINESS)

Supplemental disclosure:

                                                                      Ten Months
                                                                         1995
                                                                      ----------
      Cash paid for interest.........................................   $1,126
      Interest capitalized...........................................      142
      Non cash distribution of equipment to affiliates...............    1,218
      Non cash property additions....................................    4,671

Income taxes for the 1995 period were allocated by the parent and not specifically paid by the Company. The above non-cash transactions have been excluded from the accompanying 1995 Combined Statement of Cash Flows.

3. COMMITMENTS AND CONTINGENCIES

a. Coal Sales Contracts

As of November 1, 1995, the Company had commitments to deliver scheduled base quantities of coal annually to four customers. The contracts expire in 1996, 1997, 2004 and 2005, with the Company contracted to supply a minimum of approximately 28.7 million tons of coal over the remaining lives of the contracts at prices which are at or above market. Certain of the contracts have sales price adjustment provisions, subject to certain limitations and adjustments, based on changes in specified production costs.

b. Leases

The Company has various operating and capital leases for mining, transportation and other equipment. Lease expense for the ten-month period ended November 1, 1995 was approximately $5,692. Depreciation of assets under capital leases is included in depreciation expense.

The Company also leases reserves under agreements that call for royalties to be paid as the coal is mined. Total royalty expense for the ten months ended November 1, 1995 was $7,607. Certain agreements require minimum annual royalties to be paid regardless of the amount of coal mined during the year. However, such agreements are generally cancelable at the Company's discretion.

Approximate future minimum operating lease and royalty payments are as follows:

                                                             Operating
                                                              Leases   Royalties
                                                             --------- ---------
      2 months ended December 31, 1995.....................   $  640    $1,395
      Year ended December 31, 1996.........................    3,489     2,542
      Year ended December 31, 1997.........................    2,235     1,862
      Year ended December 31, 1998.........................      606     1,296
      Year ended December 31, 1999.........................      158       798
      Year ended December 31, 2000.........................       27       500
      Thereafter...........................................        8       260
                                                              ------    ------
      Total minimum lease and royalty payments.............   $7,163    $8,653
                                                              ======    ======

              ADDINGTON COAL OPERATIONS (THE PREDECESSOR BUSINESS)

c. Legal Matters

The Company is named as defendant in various actions in the ordinary course of its business. These actions generally involve disputes related to contract performance, property boundaries, mining rights, blasting damages, personal injuries and royalty payments, as well as other civil actions that could result in additional litigation or other adversary proceedings. Certain plaintiffs seek amounts from the Company which are material to the financial statements.

While the final resolution of any matter may have an impact on the Company's financial results for a particular reporting period, management believes that the ultimate disposition of these matters will not have a materially adverse effect upon the financial position of the Company.

4. MAJOR CUSTOMERS

The Company has sales to the following major customers that exceed 10% of revenues. These revenues and each customer's relative percentage of total receivables are summarized below:

                                                      Percentage of
                                       Percentage  of     Total
                              Revenues Total Revenues  Receivables
                              -------- -------------- -------------
     Ten Months Ending
      November 1, 1995:
      Customer A............. $25,968        32%            19%
      Customer B.............  16,169        20             16
      Customer C.............   9,857        12              6

5. RELATED PARTY TRANSACTIONS

The Company has dealt with certain companies or individuals which are related parties either by having stockholders in common or because they are controlled by stockholders/officers of the Company or by relatives of stockholders/officers of the Company. The Company leases mining equipment from affiliates and pays trucking, flight fees and building space rentals to related parties. In addition to related party transactions and balances described elsewhere, the following related party transactions are summarized and approximated as follows:

                                                                      Ten Months
                                                                         1995
                                                                      ----------
      Revenues, costs and expenses:
       Equipment rental income......................................    $1,645
       Flight fee expense...........................................       315
       Building rental expense......................................        92
       Trucking expense.............................................     2,774
       Management fee...............................................        194

                          INDEPENDENT AUDITORS' REPORT

To Zeigler Coal Holding Company:

We have audited the accompanying consolidated balance sheets of Zeigler Coal Holding Company and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, cash flows and shareholders' equity for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

St. Louis, Missouri
February 5, 1998

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                (Amounts in thousands, except per share amount)

                                                December 31,         June 30,
                                            ----------------------  -----------
                                               1996        1997        1998
                                            ----------  ----------  -----------
                                                                    (Unaudited)
ASSETS
CURRENT ASSETS:
  Cash and equivalents..................... $  108,321  $  103,254   $  15,027
  Receivables:
    Trade accounts receivable (net of
     allowances of $2,840, $1,891 and
     $2,064)...............................     51,122      72,533      55,528
    Other receivables......................      3,974       3,677       3,589
                                            ----------  ----------   ---------
      Total receivables, net...............     55,096      76,210      59,117
                                            ----------  ----------   ---------
  Inventories:
    Coal finished goods....................     12,525       9,287       9,660
    Coal work in process...................      8,744      12,932      15,162
    Mine supplies..........................     20,093      18,937      18,145
                                            ----------  ----------   ---------
      Total inventories....................     41,362      41,156      42,967
  Deferred income taxes (Note 3)...........      9,747       9,583       9,513
  Other current assets.....................      3,426       3,541       5,333
                                            ----------  ----------   ---------
      Total current assets.................    217,952     233,744     131,957
                                            ----------  ----------   ---------
PROPERTY, PLANT AND EQUIPMENT:
  Land and mineral rights..................    674,583     679,995     676,036
  Prepaid royalties........................     21,705      20,173      20,267
  Plant and equipment......................    493,962     540,566     576,155
                                            ----------  ----------   ---------
      Total at cost........................  1,190,250   1,240,734   1,272,458
  Less--Accumulated depreciation, depletion
   and amortization........................   (371,380)   (412,528)   (433,783)
                                            ----------  ----------   ---------
      Property, plant and equipment, net...    818,870     828,206     838,675
                                            ----------  ----------   ---------
OTHER ASSETS:
  Prepaid pension expense (Note 6).........      7,056       4,836       3,857
  Deferred financing costs, net............      1,835       2,329       1,194
  Other long-term assets...................      4,912       8,289       9,217
                                            ----------  ----------   ---------
      Total other assets...................     13,803      15,454      14,268
                                            ----------  ----------   ---------
TOTAL ASSETS............................... $1,050,625  $1,077,404   $ 984,900
                                            ==========  ==========   =========

                See notes to consolidated financial statements.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

                (Amounts in thousands, except per share amount)

                                                  December 31,
                                              ---------------------   June 30,
                                                 1996       1997        1998
                                              ---------- ----------  -----------
                                                                     (Unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Current maturities of long-term debt (Note
  4)........................................  $      --  $   68,342   $    --
 Accounts payable--trade....................      38,895     64,970     48,366
 Other taxes payable........................      22,057     22,527     20,249
 Accrued payroll and related benefits.......      23,807     20,103     18,488
 Other accrued expenses (Note 6)............      48,263     35,598     32,714
                                              ---------- ----------   --------
    Total current liabilities...............     133,022    211,540    119,817
LONG-TERM DEBT (Notes 4 and 5)..............     344,770    275,800    255,800
ACCRUED POSTRETIREMENT BENEFIT
 OBLIGATIONS (Note 7).......................     245,385    253,700    257,893
ACCRUED PNEUMOCONIOSIS BENEFITS (Note 8)....      46,256     36,156     35,294
ACCRUED MINE CLOSING COSTS (Note 10)........      75,663     55,957     54,978
DEFERRED INCOME TAXES (Note 3)..............      13,033     20,527     21,629
OTHER LONG-TERM LIABILITIES:
 Accrued workers' compensation..............      36,617     29,459     27,766
 Accrued postemployment benefits............      18,095     14,619     14,408
 Other......................................       5,178      1,906      2,637
                                              ---------- ----------   --------
    Total other long-term liabilities.......      59,890     45,984     44,811
                                              ---------- ----------   --------
COMMITMENTS AND CONTINGENCIES (Notes 15 and
 16)
    Total liabilities.......................     918,019    899,664    790,222
                                              ---------- ----------   --------
SHAREHOLDERS' EQUITY:
 Preferred stock (Note 12)..................         --         --         --
 Common stock--$0.01 par value per share--
  50,000 shares authorized; 28,377 issued
  and outstanding as of December 31, 1996,
  28,441 shares issued and 28,197 shares
  outstanding as of December 31, 1997, and
  28,467 shares issued and 28,223 shares
  outstanding as of June 30, 1998...........         284        284        285
 Capital in excess of par value.............      72,191     73,120     73,458
 Retained earnings (Note 4).................      60,131    110,284    126,883
                                              ---------- ----------   --------
                                                 132,606    183,688    200,626
 Less cost of common stock in treasury--no
  shares at December 31, 1996, 244 shares at
  December 31, 1997 and June 30, 1998.......         --      (5,948)    (5,948)
                                              ---------- ----------   --------
    Total shareholders' equity..............     132,606    177,740    194,678
                                              ---------- ----------   --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..  $1,050,625 $1,077,404   $984,900
                                              ========== ==========   ========

                See notes to consolidated financial statements.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (Amounts in thousands, except per share amounts)

                           Year Ended December 31,      Six Months Ended June 30,
                         -----------------------------  --------------------------
                           1995       1996      1997        1997          1998
                         ---------  --------  --------  ------------  ------------
                                                               (Unaudited)
REVENUES:
  Coal sales (Notes 13
   and 16).............. $ 754,975  $698,523  $603,553  $    293,843  $    298,590
  Energy trading
   revenues.............       --        --    166,474        37,878        74,709
  Other revenues........    28,128    33,101    30,729        16,334        15,299
                         ---------  --------  --------  ------------  ------------
    Total revenues......   783,103   731,624   800,756       348,055       388,598
                         ---------  --------  --------  ------------  ------------
COSTS AND EXPENSES:
  Cost of coal sales....   686,232   613,166   503,946       246,258       259,991
  Energy trading costs..       --        --    173,230        39,558        76,851
  Selling, general and
   administrative
   expenses.............    20,740    21,271    16,017        10,159         6,057
  Other costs and
   expenses.............    18,487    22,514    29,823        15,321        11,387
  Gain on curtailment of
   postretirement
   benefits (Note 7)....       --    (16,295)      --            --            --
  Reduction in accrued
   pneumoconiosis
   benefits (Note 8)....   (23,299)      --     (8,244)       (5,725)          --
  Provision for asset
   impairments and
   accelerated mine
   closings (Note 10)...   114,662       --        --            --            --
                         ---------  --------  --------  ------------  ------------
    Total costs and
     expenses...........   816,822   640,656   714,772       305,571       354,286
                         ---------  --------  --------  ------------  ------------
OTHER INCOME:
  Proceeds from contract
   settlement...........    45,500       --        --            --            --
  Distribution of funds
   in reciprocal
   insurance
   association..........       --        --        --            --          3,766
                         ---------  --------  --------  ------------  ------------
OPERATING EARNINGS......    11,781    90,968    85,984        42,484        38,078
NET INTEREST EXPENSE....    27,478    21,704    16,997         8,637         5,763
                         ---------  --------  --------  ------------  ------------
EARNINGS (LOSS) BEFORE
 INCOME TAXES AND
 EXTRAORDINARY ITEM.....   (15,697)   69,264    68,987        33,847        32,315
INCOME TAXES (BENEFIT)
 (Note 3)...............    (4,484)   11,300    10,348         6,090         4,847
                         ---------  --------  --------  ------------  ------------
EARNINGS (LOSS) BEFORE
 EXTRAORDINARY ITEM.....   (11,213)   57,964    58,639        27,757        27,468
EXTRAORDINARY ITEM......       --        --        --            --         (6,637)
                         ---------  --------  --------  ------------  ------------
NET EARNINGS (LOSS)..... $ (11,213) $ 57,964  $ 58,639  $     27,757  $     20,831
                         =========  ========  ========  ============  ============
WEIGHTED AVERAGE SHARES
 OUTSTANDING:
  Basic.................    28,356    28,362    28,261        28,342        28,207
  Diluted...............    28,356    28,483    28,646        28,795        28,365

                See notes to consolidated financial statements.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)

                            Year Ended December 31,       Six Months Ended June 30,
                          ------------------------------  ---------------------------
                            1995       1996      1997         1997          1998
                          ---------  --------  ---------  ------------  -------------
OPERATING ACTIVITIES:                                            (Unaudited)
 Net earnings (loss)....  $ (11,213) $ 57,964  $  58,639  $     27,757  $      20,831
                          ---------  --------  ---------  ------------  -------------
 Adjustments for
  differences between
  net earnings (loss)
  and cash flows from
  operating activities:
 Extraordinary item.....        --        --         --            --           1,045
 Depreciation, depletion
  and other
  amortization..........     68,576    60,134     57,912        28,764         32,384
 Amortization of
  deferred financing
  costs.................        838       838        790           420            100
 Postretirement
  benefits..............      3,318   (10,454)     8,315         3,110          4,193
 Gain on sales of
  property, plant and
  equipment.............     (1,462)   (5,062)    (5,066)       (2,760)        (1,575)
 Prepaid pension costs..      2,943     2,499      2,220         1,784            979
 Pneumoconiosis
  benefits..............    (23,754)   (3,168)   (10,100)       (7,106)          (862)
 Postemployment
  benefits..............      3,485       811     (3,476)           (4)          (211)
 Workers' compensation..      8,905     5,851     (7,158)       (2,510)        (1,693)
 Mine closing costs.....     (9,654)   (6,539)   (17,810)      (10,154)          (979)
 Provision for asset
  impairments and
  accelerated mine
  closings..............    114,662       --         --            --             --
 Stock appreciation
  units.................      2,492   (10,172)    (4,195)       (3,494)          (142)
 Deferred income taxes..    (16,984)   13,885      7,658         4,006          1,172
 Other noncash items....     (1,489)   (4,892)    (5,143)       (3,783)        (1,403)
 Changes in working
  capital components:
  (Increase) decrease in
   receivables..........     15,502    16,660    (21,164)      (16,539)        17,093
  (Increase) decrease in
   inventories..........      7,809     8,584         71        (4,872)        (1,811)
  (Increase) decrease in
   other current
   assets...............      2,353      (441)      (117)       (2,754)        (1,792)
  Increase (decrease) in
   accounts payable--
   trade................     (7,365)   (7,292)    26,075        11,092        (16,604)
  Increase (decrease) in
   deferred revenue.....        --      3,746      7,455        (2,481)        (5,047)
  Increase (decrease) in
   accrued expenses and
   other current
   liabilities..........      1,323     8,922    (15,145)       (2,400)        (1,591)
                          ---------  --------  ---------  ------------  -------------
  (Increase) decrease in
   working capital......     19,622    30,179     (2,825)      (17,954)        (9,752)
                          ---------  --------  ---------  ------------  -------------
  Total adjustments to
   net earnings (loss)..    171,498    73,910     21,122        (9,681)        23,256
                          ---------  --------  ---------  ------------  -------------
  Net cash provided by
   operating
   activities...........    160,285   131,874     79,761        18,076         44,087
                          ---------  --------  ---------  ------------  -------------
INVESTING ACTIVITIES:
 Additions to property,
  plant and equipment...    (56,334)  (31,427)   (74,426)      (20,606)       (45,630)
 Cash paid for sale of
  Indiana assets........        --     (7,000)    (4,000)       (4,000)           --
 Proceeds from sales of
  property, plant and
  equipment.............      4,545     7,890      7,745         5,327          5,548
                          ---------  --------  ---------  ------------  -------------
 Net cash used in
  investing activities..    (51,789)  (30,537)   (70,681)      (19,279)       (40,082)
                          ---------  --------  ---------  ------------  -------------
FINANCING ACTIVITIES:
 Proceeds from debt
  refinancing...........        --        --     145,800           --             --
 Net repayments of long-
  term debt.............   (105,288)      --    (146,428)         (628)      (198,342)
 Net borrowings under
  credit agreement......        --        --         --            --         110,000
 Proceeds from common
  stock issued under
  stock option plan.....        --        247        929           482            339
 Payment of dividends...     (5,672)   (6,382)    (8,484)       (4,258)        (4,229)
 Purchase of treasury
  stock.................        --        --      (5,998)       (5,998)           --
 Sale of treasury
  stock.................        --        --          34            34            --
                          ---------  --------  ---------  ------------  -------------
  Net cash used in
   financing
   activities...........   (110,960)   (6,135)   (14,147)      (10,368)       (92,232)
                          ---------  --------  ---------  ------------  -------------
NET INCREASE (DECREASE)
 IN CASH AND
 EQUIVALENTS............     (2,464)   95,202     (5,067)      (11,571)       (88,227)
 CASH AND EQUIVALENTS,
  BEGINNING.............     15,583    13,119    108,321       108,321        103,254
                          ---------  --------  ---------  ------------  -------------
 CASH AND EQUIVALENTS,
  ENDING................  $  13,119  $108,321  $ 103,254  $     96,750  $      15,027
                          =========  ========  =========  ============  =============
SUPPLEMENTAL DISCLOSURES
 OF CASH FLOW
 INFORMATION:
 Cash paid (received)
  during period for:
 Interest, net of amount
  capitalized...........  $  27,372  $ 22,804  $  16,085  $      8,142  $       6,670
 Income taxes, net of
  refunds...............     10,549    (2,997)     5,231         4,900            208

                See notes to consolidated financial statements.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                (Amounts in thousands, except per share amounts)

                                                                        Total
                                        Capital in                      Share-
                                 Common Excess of  Retained  Treasury  holders'
                                 Stock  Par Value  Earnings   Stock     Equity
                                 ------ ---------- --------  --------  --------
BALANCE, JANUARY 1, 1995........  $283   $71,945   $ 26,143  $   --    $ 98,371
  Net loss......................   --        --     (11,213)     --     (11,213)
  Cash dividends declared ($.20
   per share)...................   --        --      (5,672)     --      (5,672)
                                  ----   -------   --------  -------   --------
BALANCE, DECEMBER 31, 1995......   283    71,945      9,258      --      81,486
  Issuance of 22 shares of
   common stock under stock
   option plan (Note 9).........     1       246        --       --         247
  Net income....................   --        --      57,964      --      57,964
  Cash dividends declared ($.25
   per share)...................   --        --      (7,091)     --      (7,091)
                                  ----   -------   --------  -------   --------
BALANCE, DECEMBER 31, 1996......   284    72,191     60,131      --     132,606
  Issuance of 66 shares of
   common stock under stock
   option plan (Note 9).........   --        929        --       --         929
  Purchase of 246 shares of
   common stock.................   --        --         --    (5,998)    (5,998)
  Issuance of 2 shares of
   treasury stock at less than
   cost.........................   --        --         (16)      50         34
  Net income....................   --        --      58,639      --      58,639
  Cash dividends declared ($.30
   per share)...................   --        --      (8,470)     --      (8,470)
                                  ----   -------   --------  -------   --------
BALANCE, DECEMBER 31, 1997......   284    73,120    110,284   (5,948)   177,740
                                  ----   -------   --------  -------   --------
  Issuance of 26 shares of com-
   mon stock under stock option
   plan (unaudited).............     1       338        --       --         339
  Net income (unaudited)........   --        --      20,831      --      20,831
  Cash dividends declared ($.15
   per share)
   (unaudited) .................   --        --      (4,232)     --      (4,232)
                                  ----   -------   --------  -------   --------
BALANCE, JUNE 30, 1998 (unau-
 dited).........................  $285   $73,458   $126,883  $(5,948)  $194,678
                                  ====   =======   ========  =======   ========


                See notes to consolidated financial statements.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997
           (Amounts in thousands, except share and per share amounts)

1. Summary of Significant Accounting Policies

Principles of Consolidation--The consolidated financial statements include the accounts of Zeigler Coal Holding Company and Subsidiaries (Zeigler or the "Company"), all of which are wholly-owned. All material intercompany transactions and accounts have been eliminated in consolidation.

Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet date, and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

Interim Financial Information--The interim financial statements as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

Cash and Equivalents--Cash and equivalents include cash on deposit and highly liquid investments with a maturity of three months or less.

Inventories--Coal inventory is valued using the average cost method and is stated at the lower of cost or market. Coal inventory costs include labor, equipment costs and operating overhead. Coal work in process includes partially uncovered coal and unprocessed coal. Mine supply inventory is valued using the average cost method and is stated at the lower of cost or market.

Property, Plant and Equipment--Additions and betterments are capitalized at cost. Maintenance and repair costs are expensed as incurred. Depreciation of plant and equipment is computed principally by the straight-line method over the expected useful lives of the assets.

Mine development costs and the net amount of associated interest cost are capitalized. Exploration costs are expensed as incurred. Depletion of mineral rights and capitalized mine development costs is provided on the basis of tonnage mined in relation to total estimated recoverable tonnage.

Zeigler pays royalties to certain landowners and holders of mineral interests for the rights to perform certain mining activities. Amounts advanced to landowners, which are recoupable against future production, are capitalized; as the coal is mined, these prepayments are offset against earned royalties and included in the cost of coal sales.

Deferred Financing Costs--The costs of issuing and restructuring long-term debt are capitalized and amortized using the effective interest method over the term of the related debt.

Income Taxes--Zeigler accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred taxes are established for the temporary differences between the financial reporting basis and the tax basis of Zeigler's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

Postretirement Benefits Other Than Pensions---As prescribed by SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, Zeigler accrues, based on annual independent actuarial valuations, for the expected costs of providing postretirement benefits other than pensions, primarily medical benefits, during an employee's actual working career until vested.

Pneumoconiosis Benefits--Certain Zeigler subsidiaries are liable under the Federal Black Lung Benefits Act of 1972, as amended, to pay pneumoconiosis (black lung) benefits to eligible employees, former employees and their dependents for claims filed after June 30, 1973. These subsidiaries are also liable under certain state statutes for black lung claims. Zeigler acts as self-insurer for most federal and state black lung benefits. The remaining portion of black lung claims are covered by state insurance funds into which Zeigler pays premiums.

The accrual for self-insured pneumoconiosis benefits is adjusted to equal the present value of future claim payments, determined as of the beginning of the year, based on outside actuarial valuations performed annually.

Postemployment Benefits--Zeigler provides certain postemployment benefits, primarily long-term disability and medical benefits, to former and inactive employees and their dependents during the time period following employment but before retirement. The Company accrues the discounted present value of expected future benefits, determined as of the beginning of the year, based on annual outside actuarial valuations.

Reclamation and Mine Closing Costs--Zeigler provides for the estimated costs of future mine closings over the expected lives of active mines. Those costs relate to sealing portals at deep mines and to reclaiming the final pit and support acreage at surface mines. Other costs common to both types of mining are related to removing or covering refuse piles and slurry (or settling) ponds and dismantling preparation plants and other facilities. The regular provision for future mine closing costs is calculated under the units-of-production method based on a per ton charge determined by dividing estimated unrecorded closing costs by estimated remaining recoverable tons. These estimates are updated annually and the accrual rate is adjusted on a prospective basis accordingly. The cost of restoring land and water resources affected by normal ongoing surface mining operations is expensed as incurred.

Asset Impairments and Accelerated Mine Closing Accruals--In certain situations, expected mine lives are shortened because of changes to planned operations. When that occurs, and it is determined that the mine's underlying costs are not recoverable in the future, reclamation and mine closing obligations are accelerated and the mine closing accrual is increased accordingly. Also, to the extent that it is determined that asset carrying values will not be recoverable during a shorter mine life, a provision for such impairment is recognized. The Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, in 1995. SFAS No. 121 expanded the Company's criteria for loss recognition, and provides methods for both determining when an impairment has occurred and for measuring the amount of the impairment. SFAS No. 121 requires that projected future cash flows from use and disposition of all the Company's assets be compared with the carrying amounts of those assets. When the sum of projected cash flows is less than the carrying amount, impairment losses are recognized.

Revenue Recognition--Coal sales are recognized at contract prices at the time title transfers to the customer. Coal sales are reduced and an allowance is established for pricing disputes. Revenue at the import/export terminals is recognized at the time of throughput.

Energy Trading Revenues and Costs--Energy trading revenues and costs represent revenues and costs derived from the trading of power and gas forward and future contracts and options. These forward and future contracts and options are marked-to-market with gains and losses recognized currently. Revenue and cost on forward and future contracts is recognized on settlement date.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

Other Revenues, Costs and Expenses--Other revenues represent amounts primarily related to the terminals, coal leases to third parties, farming, timber, gains on sales of surplus assets, and oil and gas royalties. Costs and expenses related to other revenues and those related to Zeigler's clean coal plant are included in other costs and expenses.

Stock-Based Compensation--In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation, which required adoption in 1996. The new standard defines a fair value method of accounting for stock options and similar equity instruments. Pursuant to the new standard, companies are encouraged, but not required, to adopt the fair value method of accounting for employee stock-based transactions. Companies are also permitted to continue to account for such transactions under Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, but are required to disclose in a note to the financial statements pro forma net income and earnings per share as if the Company had applied the new method of accounting. The accounting requirements of the new method are effective for all employee awards granted after the beginning of the fiscal year of adoption. The Company has elected to continue to account for such transactions under APB No. 25.

Reclassifications--Certain amounts in the 1995, 1996, and 1997 financial statements and notes have been reclassified to conform with the 1998 presentation.

2. Description of Business

Zeigler is engaged principally in the mining of coal for sale primarily to electric utilities in the United States. In addition, during 1997, the Company began power and gas trading through its new energy trading and marketing subsidiary, EnerZ Corporation.

3. Income Taxes

Income tax expense (benefit) is comprised of the following:

                                                      Year Ended December 31,
                                                      --------------------------
                                                        1995     1996     1997
                                                      --------  -------  -------
   Current:
     Federal......................................... $ 10,521  $(2,179) $ 2,228
     State...........................................    1,979     (408)     462
   Deferred:
     Federal.........................................  (14,862)  12,151    6,701
     State...........................................   (2,122)   1,736      957
                                                      --------  -------  -------
       Total......................................... $ (4,484) $11,300  $10,348
                                                      ========  =======  =======

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate of 35% to earnings before income taxes due to the following:

                                                     Year Ended December 31,
                                                    ---------------------------
                                                      1995     1996      1997
                                                    --------  -------  --------
   Computed tax at federal statutory rate.......... $ (5,494) $24,246  $ 24,145
   State tax--net of federal benefits..............   (4,758)   2,162     2,242
   Percentage depletion............................  (10,469)  (8,164)   (8,893)
   Change in valuation allowance...................   14,113   (8,889)  (10,542)
   Other--net......................................    2,124    1,945     3,396
                                                    --------  -------  --------
   Income tax expense (benefit) provided........... $ (4,484) $11,300  $ 10,348
                                                    ========  =======  ========

The components of the net deferred tax liability are as follows:

                                                             December 31,
                                                           ------------------
                                                             1996      1997
                                                           --------  --------
   Deferred tax liabilities related to:
     Property and equipment............................... $127,798  $143,366
     Land and mineral rights..............................   31,666    32,659
     Other................................................   11,592     8,772
                                                           --------  --------
       Total deferred tax liability.......................  171,056   184,797
                                                           --------  --------
   Deferred tax assets related to:
     Accrued mine closing costs...........................   23,730    22,383
     Accrued pneumoconiosis benefits......................   18,344    14,462
     Accrued workers' compensation costs..................   14,647    11,784
     Accrued postretirement benefits......................   98,154   101,480
     Other................................................   21,812    20,727
     Alternative minimum tax credit carryforwards.........   32,419    33,811
                                                           --------  --------
       Total deferred tax asset before valuation
        allowance.........................................  209,106   204,647
       Less--Valuation allowance..........................  (41,336)  (30,794)
                                                           --------  --------
       Total deferred tax asset...........................  167,770   173,853
                                                           --------  --------
   Net deferred tax liability............................. $ (3,286) $(10,944)
                                                           ========  ========
   Shown as:
     Current deferred tax asset........................... $  9,747  $  9,583
     Noncurrent deferred tax liability....................  (13,033)  (20,527)

Zeigler also has an AMT credit carryforward of $32,419 and $33,811 at December 31, 1996 and 1997, respectively, available to be used in future periods. Although management believes that it is unlikely to realize all of its AMT credit carryforward under existing law and company structure, AMT credit carryforward is recognized to reduce the deferred tax liability from the amount of regular tax on temporary differences to the amount of tentative minimum tax on AMT temporary differences.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

4. Long-Term Debt

Long-term debt consists of the following:

                                                               December 31,
                                                            -------------------
                                                              1996      1997
                                                            --------- ---------
8.61% senior secured notes................................. $ 198,970 $ 198,342
Industrial revenue bonds...................................   145,800   145,800
                                                            --------- ---------
    Total..................................................   344,770   344,142
Less current maturities....................................       --     68,342
                                                            --------- ---------
    Long-term debt......................................... $ 344,770 $ 275,800
                                                            ========= =========

8.61% Senior Secured Notes--The 8.61% Senior Secured Notes are payable to a group of insurance companies and other financial institutions under Note Purchase Agreements dated as of November 16, 1992. Interest on the notes is payable semiannually. Annual principal payments begin on November 15, 1998 at the rate of 20% of the original outstanding amount of $400,000. The notes require Zeigler to offer to make mandatory prepayments in the event Zeigler generates excess cash flow, as defined in the Note Purchase Agreements, or makes asset sales above specified levels. The amount of excess cash flow that must be offered as a prepayment to the Noteholders is based upon the percentage of debt due to the Noteholders divided by the total indebtedness to both the Noteholders and the lenders under the Credit Agreement described in the fourth following paragraph. The Noteholders were offered a prepayment of $25,050 in 1997 based on free cash flow, as defined, for 1996, of which $628 of the prepayments were accepted by the Noteholders.

The notes are collateralized by a first mortgage on substantially all of Zeigler's assets. The collateral is shared pari passu with the lenders involved with the Credit Agreement. The notes may be prepaid at Zeigler's discretion; however, the Noteholders are entitled to receive a prepayment premium that protects the yield to the Noteholders over the remainder of the term of notes. In effect, this yield maintenance premium is the net present value of the reduced yield to the Noteholders over the remaining scheduled term of the Notes based upon an assumed reinvestment rate of 50 basis points (0.5%) over the then available yield for U.S. Treasury securities with a maturity equal to that of the Senior Secured Notes. No yield maintenance premium is payable on mandatory prepayments out of excess cash flow.

On January 5, 1998, Zeigler prepaid $198,342 to the Noteholders, using $68,342 of cash and borrowing $130,000 under a new Credit Agreement's revolving credit facility (see below). A related yield maintenance premium of $7,604 was also paid to the Noteholders as required by the Note Purchase Agreement. Accordingly, Zeigler will recognize an extraordinary loss of $8,849 ($6,637 net of taxes) in the first quarter of 1998, consisting of the yield maintenance premium and the write-off of deferred financing costs related to the early extinguishment of debt.

Industrial Revenue Bonds--In August 1997, the Company completed the refunding of its industrial revenue bonds. The industrial revenue bonds are floating rate obligations issued by the Peninsula Ports Authority of Virginia ($115,000) and Charleston County, South Carolina ($30,800). Both obligations are backed by letters of credit issued under the Company's revolving credit facility. These refundings served to extend the maturities of the industrial revenue bonds and to release Shell Oil Company from its guarantees of the underlying obligations. The principal of the obligation by the Peninsula Ports Authority of Virginia is due in one lump-sum payment on May 1, 2022, and the principal of the obligation by Charleston County, South Carolina is due in one lump-sum payment on August 1, 2028. Interest on these obligations is payable monthly. The weighted average interest rate for these borrowings was 3.38% and 3.66% as of December 31, 1996 and 1997, respectively.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

Credit Agreement--On October 19, 1994, Zeigler amended and restated its Credit Agreement dated November 16, 1992, as previously amended and restated on March 15, 1994. The Credit Agreement provides for a $200,000 revolving credit facility, with a three year term, and can be used for both loans and letters of credit. As of December 31, 1997, Zeigler had used $186,107 out of the total $200,000 revolving credit facility for outstanding letters of credit. The provisions of the Credit Agreement require a commitment fee to be paid on the unused portion of the revolving credit facility. Interest is paid based on floating rates which fluctuate based on the prime rate, or the London Interbank Offer Rate (LIBOR) plus various increments. The interest rate was 6.42% at December 31, 1997. The Credit Agreement is collateralized by a first mortgage on substantially all of Zeigler's assets. The collateral is shared pari passu with the holders of the Senior Secured Notes.

In April 1997, the Company executed a new Credit Agreement (the "New Credit Agreement") with certain financial institutions, which provides for senior unsecured revolving credit and letter of credit facilities aggregating $700,000. Interest on the revolving credit facility is paid in arrears based on rates which fluctuate based on the prime rate or a certain Interbank Offer Rate, as the Company may elect. Amounts outstanding under the New Credit Agreement are not secured. The New Credit Agreement and the facilities thereunder terminate five years from the initial advance. The New Credit Agreement requires the Company to maintain a minimum net worth and maximum long-term debt to EBITDA ratio, and contains other customary covenants and events of default. The New Credit Agreement, which replaces the Amended and Restated Credit Agreement dated October 19, 1994, became effective on January 5, 1998, in conjunction with the payment of the Company's outstanding Senior Secured Notes.

Maturities--At December 31, 1997, aggregate scheduled maturities of all long-term debt for each year through 2002 are as follows:

      1998............................................................ $  68,342
      1999............................................................       --
      2000............................................................       --
      2001............................................................       --
      2002............................................................       --
      Thereafter......................................................   275,800
                                                                       ---------
      Total........................................................... $ 344,142
                                                                       =========

5. Financial Instruments

The fair value of Zeigler's long-term debt has been calculated based on quoted market prices for similar issues or current rates offered to Zeigler for debt of the remaining maturities. Long-term debt has an estimated fair value of $349,451 and $351,746 compared to the carrying amount of $344,770 and $344,142 at December 31, 1996 and 1997, respectively. The carrying amount of all other financial instruments, including cash and equivalents, accounts receivable and accounts payable approximates fair value due to the short-term nature of these instruments.

Through its energy trading subsidiary, the Company began entering into power and gas forward contracts and options for trading purposes in 1997. These forward contracts and options were marked-to-market with any gains and losses recognized currently. At December 31, 1997, open net contract and option positions were not material and did not represent significant credit related exposure.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

6. Pension and Savings Plans

Salaried Pension Plan--Zeigler has a non-contributory pension plan covering substantially all employees other than those who are members of the United Mine Workers of America ("UMWA"). The plan is a cash balance retirement plan which provides benefits based upon the employee's length of credited service and compensation during each year of employment. Zeigler's funding policy is to make, as a minimum contribution, the equivalent of the minimum payment required by the Employee Retirement Income Security Act of 1974. The Company contributed $123 in 1997 to the pension plan. There were no minimum contributions required in 1995 and 1996.

The pension cost components for the year ended December 31, are as follows:

                                                   1995      1996      1997
                                                 --------  --------  --------
   Service cost (for benefits earned during the
    year)......................................  $  3,566  $  3,543  $  3,186
   Interest cost on projected benefit
    obligations................................     7,636     7,321     7,285
   Actual return on plan assets................   (20,889)  (14,043)  (11,709)
   Net amortization and deferral...............    12,630     5,678     3,581
                                                 --------  --------  --------
     Total.....................................  $  2,943  $  2,499  $  2,343
                                                 ========  ========  ========

A reconciliation of the plan's status to amounts recognized in Zeigler's balance sheets as of December 31, are as follows:

                                                             1996      1997
                                                           --------  --------
   Plan assets at fair value.............................. $105,897  $108,081
                                                           --------  --------
   Actuarial present value of plan benefits:
     Vested...............................................   84,305    89,679
     Nonvested............................................    3,390     3,932
                                                           --------  --------
     Accumulated benefit obligation.......................   87,695    93,611
     Additional obligation for future salary increases....    7,190     6,497
                                                           --------  --------
       Projected benefit obligation.......................   94,885   100,108
                                                           --------  --------
   Excess of plan assets over projected benefit
    obligation............................................   11,012     7,973
   Unrecognized net transition asset......................     (548)     (480)
   Unrecognized prior service cost........................      264       242
   Unrecognized net gain..................................   (3,672)   (2,899)
                                                           --------  --------
   Prepaid pension expense................................ $  7,056  $  4,836
                                                           ========  ========

The unrecognized net transition asset, representing the excess of the fair value of plan assets over the projected benefit obligation at the date of adoption, is being amortized over the average expected future service periods of employees.

Assumptions used in developing the projected benefit obligation as of December 31, are as follows:

                                                                     1996  1997
                                                                     ----- -----
   Discount rate.................................................... 7.75% 7.25%
   Rate of compensation increase.................................... 4.00% 4.00%
   Rate of return on plan assets.................................... 9.50% 9.50%

Plan assets consist principally of common stocks and U.S. government and corporate obligations.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

UMWA Pension Plan--Old Ben Coal Company ("Old Ben"), a wholly-owned subsidiary, and Marrowbone Development Company, a division of Mountaineer Coal Development Company, an indirect subsidiary, are required under their respective contracts with the UMWA to pay amounts based on hours worked to the UMWA Pension Plan and Trust, a multi-employer pension plan covering all employees who are members of the UMWA. The accompanying consolidated statements of operations include $2,778, $2,102, and $1,578, of expense in 1995, 1996 and 1997, respectively, applicable to the plan. The National Bituminous Coal Wage Agreement of 1998 ("NBCWA") authorizes the Bituminous Coal Operators Association to increase the rate of contributions from employers to assure payment of benefits. The union contract requires all currently participating employers to guarantee benefits jointly, but not severally, with all other currently participating employers. It is not practical to determine each subsidiaries' allocable share of the plan's net assets and accumulated benefits.

401(k) Plans--Zeigler and certain subsidiaries sponsor savings and long-term investment plans for substantially all employees other than employees covered by the contract with the UMWA. One of the plans will match 50% of the voluntary contributions up to a maximum contribution of 3% of a participant's salary with an additional matching contribution subject to certain performance criteria. The expense under these plans was $1,036, $1,391, and $1,276, in 1995, 1996 and 1997, respectively.

Stock Appreciation Units--Zeigler has a long-term incentive plan which entitles certain officers and key employees to receive a cash award for an amount equal to the excess of the fair market value of Zeigler's common stock on the date the unit matures over the base price at the date of grant of the award. The plan permits an aggregate of 1,635,200 such stock appreciation units of which 284,320 and 73,600 were outstanding at December 31, 1996 and 1997, respectively. The vesting period ranges from three to five years. During 1997, 210,080 stock appreciation units matured. Costs and expenses include approximately $3,178, $2,917, and $141, of charges in connection with this plan for 1995, 1996 and 1997, respectively. Outstanding stock appreciation units with maturities less than one year are included as a component of other accrued expenses.

7. Postretirement Benefits Other Than Pensions

UMWA Combined Benefit Fund--Zeigler provides healthcare benefits to eligible retirees and their dependents. Retirees who were members of the UMWA and who retired on or before December 31, 1975 received these benefits from multi-employer benefit plans. Old Ben contributed to these funds based on the number of its retirees in one of the funds and based on hours worked by current UMWA members for the other fund. Current and projected operating deficits of these trusts led to the passage of the Coal Industry Retiree Health Benefit Act of 1992 (the "Act"). The Act established a new multi-employer benefit trust that will provide healthcare and life insurance benefits to all beneficiaries of the earlier trusts who were receiving benefits as of July 20, 1992. The Act provides for the assignment of beneficiaries to their former employers and any unassigned beneficiaries to employers based on a formula. The expense under these plans, which is recognized as contributions are made, amounted to $3,527, $2,968, and $3,431, in 1995, 1996 and 1997, respectively. Based upon an independent actuarial valuation, Zeigler estimates the amount of its obligation under the new plan to be approximately $21,637 as of December 31, 1997.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

Zeigler Benefit Plans--Net postretirement healthcare cost for the year ended December 31, includes the following:

                                                        1995     1996     1997
                                                       -------  -------  -------
   Service cost....................................... $ 5,027  $ 4,562  $ 4,270
   Interest cost......................................  17,842   17,123   18,436
   Amortization of prior service cost.................  (9,208)  (4,608)  (1,176)
   Amortization of unrecognized gain..................    (327)    (573)    (126)
                                                       -------  -------  -------
     Net periodic postretirement benefit cost......... $13,334  $16,504  $21,404
                                                       =======  =======  =======

A reconciliation of the plan's status to amounts recognized in Zeigler's balance sheets as of December 31, follows:

                                                               1996      1997
                                                             --------  --------
   Accumulated postretirement benefit obligation:
     Retirees............................................... $135,044  $146,388
     Fully eligible active employees........................   53,477    61,974
     Other active employees.................................   52,760    61,899
                                                             --------  --------
       Total................................................  241,281   270,261
   Unrecognized net (loss) gain.............................    4,909   (17,379)
   Unrecognized prior service cost (benefit)................     (805)      818
                                                             --------  --------
   Accumulated postretirement benefit obligation............ $245,385  $253,700
                                                             ========  ========

In 1996, as a result of the re-employment or termination prior to vesting of certain Midwestern employees, the Company recorded a $16,295 gain related to the curtailment of its postretirement benefit plan.

The discount rate used to determine the accumulated postretirement benefit obligation was 7.5% and 7.25% at January 1, 1997 and December 31, 1997, respectively. The assumed healthcare cost trend rates used in determining the net expense for 1997 are shown in the following table. Healthcare cost trends were assumed to decline from 1997 levels to an ultimate ongoing level over five years as follows:

                                                                   1997  Ultimate
                                                                   Rate    Rate
                                                                   ----  --------
       Pre-65..................................................... 8.0%    5.0%
       Post-65.................................................... 6.5%    5.0%
       Medicare offset............................................ 6.0%    5.0%

The expense and liability estimates can fluctuate by significant amounts based upon the assumptions used by the actuaries. If the healthcare cost trend rates were increased by one percent in each year, the accumulated postretirement benefit obligation would be 14 percent higher as of December 31, 1997. The effect of this change on the 1997 expense accrual would be an increase of 14 percent.

8. Pneumoconiosis Benefits

The actuarially determined liability for pneumoconiosis (black lung) benefits is based on a 6% discount rate and various other assumptions including incidence of claims, benefit escalation, terminations and life expectancy. The annual black lung expense is comprised of the net change in the beginning accrual balance, a charge for interest on the unfunded accrual balance plus the premiums paid to the state insurance funds. The January 1, 1995 and January 1, 1997 actuarial studies reduced the estimated pneumoconiosis liability by $23,299 and $8,244, respectively, as compared to the previous study. The lower estimates resulted primarily from favorable claims experience and reduced projected future claims.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

The cost of black lung benefits charged to operations for Zeigler and its subsidiaries, excluding the changes in estimated liability mentioned above, was $2,967, $157, and $2,280 in 1995, 1996 and 1997, respectively.

9. Stock Option Plan

In February 1994, Zeigler's Board of Directors and shareholders adopted a Stock Option Plan (the "Option Plan"). A total of 2,560,000 shares of Common Stock are reserved for issuance upon exercise of options granted under the Option Plan. The Option Plan is administered by the Compensation Committee of the Board of Directors which determines the terms of the options granted including the exercise price, number of shares subject to the option and exercisability.

The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for its plan. The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation cost has been recognized for the stock option plan.

The following summarizes the stock option transactions under the Option Plan for the three years ended December 31, 1997:

                                   Number of                  Weighted Average
                                    Shares     Option Prices   Exercise Price
                                   ---------  --------------- ----------------
Options outstanding at December
 31, 1994......................... 1,096,800  $11.13 to 16.05      $14.27
  Granted.........................    19,000   10.75 to 12.88       12.54
  Canceled........................   (29,800)  11.13 to 16.05       15.22
                                   ---------
Options outstanding at December
 31, 1995......................... 1,086,000   10.75 to 16.05       14.22
  Granted.........................   688,000   14.00 to 20.00       15.86
  Exercised.......................   (21,530)  11.13 to 16.05       11.42
  Canceled........................  (153,320)  11.13 to 16.05       14.50
                                   ---------
Options outstanding at December
 31, 1996......................... 1,599,150   10.75 to 20.00       14.93
  Granted.........................   434,000   23.38 to 26.25       25.52
  Exercised.......................   (65,710)  10.75 to 16.05       14.68
  Canceled........................  (210,280)  10.75 to 26.25       20.19
                                   ---------
Options outstanding at December
 31, 1997......................... 1,757,160   11.13 to 26.25       16.93
                                   =========

The outstanding stock options at December 31, 1995, 1996 and 1997 have a weighted average remaining contractual life of 8.51, 8.28, and 7.64 years, respectively. The number of stock option shares exercisable at December 31, 1995, 1996, and 1997 were 213,400, 362,710, and 717,464, respectively.

Generally, stock options are granted at prices which are equal to the market value of the stock on the date of grant, have a maximum term of ten years, and vest in equal annual increments over five years. The weighted average fair value at date of grant for options granted during 1995, 1996, and 1997 was $3.96, $5.76, and $10.66 per option, respectively. The fair value of options at date of grant was estimated using the Black-Scholes model with the following weighted average assumptions:

                                                            1995   1996   1997
                                                            -----  -----  -----
   Expected life (years)...................................     7      7      7
   Risk-free interest rate.................................  6.18%  6.26%  5.52%
   Volatility.............................................. 29.90% 29.90% 34.98%
   Dividend yield..........................................  2.52%  1.94%  1.18%

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

As previously discussed, the Company accounts for the Option Plan in accordance with APB No. 25 under which no compensation expense has been recognized for stock option awards. Had compensation cost for the Company's stock option plan been determined on the fair value at the grant date for awards for the three year period ended December 31, 1997 consistent with the provisions of SFAS No. 123, the Company's net earnings (loss) and earnings (loss) per share would have been reduced to the pro forma amounts indicated below:

                                                        1995     1996    1997
                                                      --------  ------- -------
   Net earnings (loss)--as reported.................. $(11,213) $57,964 $58,639
   Net earnings (loss)--pro forma....................  (11,217)  57,611  57,590
   Earnings (loss) per share--as reported
     Basic........................................... $   (.40) $  2.04 $  2.07
     Diluted.........................................     (.40)    2.04    2.05
   Earnings (loss) per share--pro forma
     Basic........................................... $   (.40) $  2.03 $  2.04
     Diluted.........................................     (.40)    2.02    2.01

Because the SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

10. Asset Impairments and Accelerated Mine Closing Costs

The following summarizes the components of asset impairments and accelerated mine closing costs:

                                                      Year Ended December 31,
                                                     -------------------------
                                                       1995     1996    1997
                                                     --------- ------- -------
   Regular accruals for future mine closings........ $   9,440 $ 6,875 $ 6,403
                                                     ========= ======= =======
   Impairments and accelerated accruals:
     Write-down of assets........................... $  84,513 $   --  $   --
     End of mine closing and reclamation
      liabilities...................................    28,024     --      --
     Other liabilities..............................     2,125     --      --
                                                     --------- ------- -------
   Total impairments and accelerated accruals....... $ 114,662 $   --  $   --
                                                     ========= ======= =======

In July 1995, the Company closed Old Ben Mine #1 in Indiana after termination of its supply contract with Southern Indiana Gas and Electric Company. Accordingly, the carrying value of the mine and other related assets that supported the contract were reduced to their estimated net realizable values, which resulted in asset write-downs of $15,762. In addition, a provision for accelerated mine closing costs of $16,500 was recorded, based on the amount of estimated closing costs that would have been expensed during the full term of the contract.

In the fourth quarter of 1995, the Company recorded asset impairments and accelerated accruals totaling $82,400 in connection with the idling, closing and projected closing of certain mines. Of that amount, $49,100 relates to Old Ben's operations in southern Illinois. Old Ben idled one mine in Randolph County, Illinois on December 31, 1995, and made plans to close two other mines in Franklin County, Illinois later in 1996, mainly due to a sharp reduction in demand for the Illinois Basin's high-sulfur coal. Management did not expect the high-sulfur market to improve significantly in the foreseeable future. The remaining $33,300 fourth quarter charge was associated with the indefinite idling of Wolf Creek's underground mine in eastern Kentucky on October 1, 1995. That amount consists of asset write-downs totaling $26,000 and increased reclamation liabilities of $7,300. Operations were suspended at the mine chiefly due to the new sourcing flexibility negotiated in the amended contract with Carolina Power & Light Company which allows the Company to supply the contract with coal purchased from lower-cost producers. The ongoing high costs at the Wolf Creek mine were mainly attributable to unfavorable geology and declining productivity.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

11. Sale of Indiana Assets

On February 12, 1996, the Company closed the sale of the majority of its assets in Indiana to Kindill Mining, Inc. ("Kindill"). These assets had a combined book value of $13,400 and included Old Ben Mine #1 and Old Ben Mine #2, along with various other coal properties and interests. The Company also agreed to make cash payments to Kindill of $7,000 in 1996 and $4,000 in 1997. In exchange, Kindill assumed the associated reclamation liabilities, estimated at approximately $23,400. This sale was completed on April 30, 1996, after Kindill secured the required mining permits. The sale of these assets did not have a material effect on current income.

12. Preferred Stock

Zeigler is authorized to issue 1,000,000 shares of preferred stock, $0.01 par value, with such issuance to be in one or more classes or series. The Board of Directors is authorized to determine the designations, preferences, qualifications, limitations and restrictions of any class or series with respect to, among other things, the rate and nature of dividends, the price and terms, the amount payable in the event of liquidation, the terms and conditions for conversion or exchange into any other class or series of the stock or other securities and voting rights.

13. Significant Customers

Coal sales include transactions involving both produced and purchased coal. Two customers accounted for 18% and 13% of coal sales in 1995, 18% and 14% of coal sales in 1996, and 29% and 16% of coal sales in 1997.

14. Related Party Transactions

Shell Oil Company, a former indirect shareholder, provides guarantees for certain letters of credit and surety bonds of Zeigler. Zeigler reimburses Shell for its costs in providing these guarantees.

15. Commitments and Contingencies (Also see Note 16--Legal Proceedings)

Zeigler and its subsidiaries have operating lease commitments expiring at various dates, primarily for equipment. Minimum rental obligations under these leases at December 31, 1997 are summarized by fiscal year as follows:

   1998.................................................................. $5,095
   1999..................................................................  1,172
   2000..................................................................    623
   2001..................................................................    284
   2002..................................................................     20
   Thereafter............................................................    --
                                                                          ------
       Total............................................................. $7,194
                                                                          ======

Rental expense relating to operating leases amounted to $9,733, $7,834, and $7,626 in 1995, 1996 and 1997, respectively. As of December 31, 1997, Zeigler and its subsidiaries had $192,571 of surety bonds issued by an insurance company to secure self-insured workers' compensation and pneumoconiosis claims, reclamation and other performance commitments. Of that amount, $23,061 was backed by guarantees of Shell (see Note 14). Letters of credit of $246,161 were outstanding at December 31, 1997, of which amount $60,053 was also guaranteed by Shell.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

In 1997, upon completion of planned development, the Company idled Encoal Corporation's clean coal demonstration plant in Wyoming. In 1998, marketing of the LFC technology, both domestically and internationally, will continue as well as the evaluation of options regarding Encoal. The net book value of Encoal Corporation's assets and the Company's related investment in clean coal technology was $6.7 million as of December 31, 1997.

16. Legal Proceedings

Cajun Electric Power Cooperative--On December 21, 1994, Cajun Electric Power Cooperative Inc. ("Cajun") filed with the U.S. Bankruptcy Court for the Middle District of Louisiana (the "Bankruptcy Court") for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. Triton Coal Company ("Triton") has a requirements contract (the "Triton Contract") with Cajun through Western Fuels Association, Inc., with a term extending through the life of Big Cajun Plant No. 2. During 1997, Triton shipped 5.8 million tons of coal to Cajun (representing 3.0% of the Company's total consolidated revenues), while 1996 shipments to Cajun totaled 5.0 million tons. To date during the bankruptcy, Triton has continued to ship coal to Cajun and Cajun has continued to pay for such coal. The price for coal sold under the Triton Contract is at or near the market price for this coal. The Triton Contract provides for a price reopener effective January 1, 1998. The parties were unable to reach agreement on the price to be effective January 1, 1998 and are attempting to resolve that matter through the procedure set forth in the Triton Contract.

An Appellate Court affirmed a District Court's ruling that a court-appointed trustee will manage Cajun's affairs during the bankruptcy. At this time, it appears likely that the trustee will reject the Triton Contract. In the event that the contract is rejected, it may be necessary for Triton to find other markets for this coal, possibly including sales to the new operator of Cajun's coal fired units.

Louisiana Generating LLC (an affiliate of the Company, Southern Energy, Inc. and NRG Energy, Inc.) has executed an Amended and Restated Asset Purchase and Reorganization Agreement to purchase substantially all of Cajun's non-nuclear assets. This Agreement is incorporated in the trustee's plan of reorganization, which is subject to Bankruptcy Court approval (including evaluation of competing plans of reorganization) and a number of other conditions. As a result of Louisiana Generating's entering into this Agreement, Western Fuels Association, Inc. has formally requested certain assurances regarding Triton's performance under the Triton Contract and informed the Company that it reserves the right to assert certain claims against Triton if the trustee rejects the Triton Contract.

Entergy-Gulf States Utilities, Inc.--Entergy-Gulf States, Inc. ("GSU") owns 42% of Unit 3 at the Big Cajun II coal-fired power station. Pursuant to the Triton Contract, Triton supplies the coal requirements of all three units at Big Cajun
II. Two of the three plans for reorganization of Cajun pending before the Bankruptcy Court call for the rejection of the Triton Contract. Triton and Western Fuels Association, Inc. maintain that Unit 3 is a joint venture between GSU and Cajun, that joint ventures are partnerships under Louisiana law and that, as Cajun's partner and as a direct beneficiary of the coal provided by Triton, GSU is liable for some or all of their damages in the event that the Triton Contract is rejected. On January 13, 1997, GSU requested a judgment from the Bankruptcy Court declaring that Cajun is the sole principal under the Triton Contract and that GSU has no liability to Western Fuels Association, Inc. or Triton in the event the Triton Contract is rejected. In February 1997, Western Fuels Association, Inc. and Triton filed a counterclaim asking for a declaration from the Bankruptcy Court that GSU is liable to them for damages if the Triton Contract is rejected. On September 3, 1997, the Bankruptcy Court granted GSU a summary judgment. Western Fuels Association, Inc. and Triton have appealed this judgment.

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

On August 21, 1997, GSU filed additional claims against the Company, Triton and Western Fuels Association, Inc. In these claims, GSU alleged that these parties violated the Sherman Antitrust Act and Louisiana Fair Trade Statutes in the course of settlement discussions between the parties. The Company believes that these allegations have no merit and a Motion to Dismiss these claims is pending.

If the Triton Contract is rejected by the Bankruptcy Court, Triton will suffer damages for breach of contract, for which its only remedies will be a claim against GSU (as described above) and/or a claim in Cajun's bankruptcy proceeding as a creditor of Cajun, and Triton will have to find other markets for this coal, possibly including sales to the new operator of Cajun's coal-fired units. Triton is currently in negotiations with alternative customers for this coal. Triton has executed an agreement with Louisiana Generating pursuant to which Triton will supply coal to Big Cajun II in the event Cajun's court-appointed trustee's plan of reorganization is confirmed by the Bankruptcy Court and Louisiana Generating completes the purchase of Cajun's non-nuclear assets. Triton, Western Fuels Association, Inc., and the Trustee have also executed an agreement which provides that if Louisiana Generating is successful in purchasing the Cajun assets and the Triton Contract is rejected, Triton will release any and all claims in Cajun's bankruptcy and will receive approximately $4,000.

Janet Saad-Cook et al. v. Zeigler Coal Holding Company and R. & F. Coal Company--In March, 1995, plaintiff filed a lawsuit against the Company and its subsidiary, R. & F. Coal Company. The complaint includes several causes of action based on alleged actions of the defendant companies involving fraud, deceit, misrepresentation, and tortuous breach of contract with respect to two coal mining leases made among the plaintiffs and R. & F. Coal Company. The plaintiffs' complaint has since been amended to add Bluegrass Coal Development Company as a named defendant, to eliminate the allegations that the defendants' behavior violated the U.S. Racketeer Influenced and Corrupt Organizations Act and to include additional causes of action involving trespass and breach of lease. The defendant companies have denied the allegations in the complaint, believe they have meritorious defenses to plaintiffs' claims, and intend to defend vigorously against the claims. The Company believes that Shell Oil Company is obligated to indemnify the Company against any loss (over certain minimum amounts) that the Company may incur as a result of plaintiff s' claims in the litigation and has given Shell notice thereof in accordance with the terms of the purchase agreement under which the Company acquired Shell Mining companies. The Company believes that ultimate resolution of the claims in the lawsuit will have no material adverse effect on the Company's consolidated results of operations or financial position.

Other--Various lawsuits and claims, including those involving ordinary routine matters incidental to its business, to which the Company and its subsidiaries are a party, are pending, or have been asserted, against the Company. Although the outcome of these matters cannot be predicted with certainty, management believes that their disposition will not have materially adverse effects on the Company's consolidated results of operations or financial position.

17. Segment Reporting

The Company adopted SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, beginning with the Company's fourth quarter of 1997. The Company has two reportable segments: coal and energy. The coal segment is engaged in the mining of coal for utilities in the United States. The energy segment is principally responsible for the trading and marketing of electricity and natural gas within the U.S. These reportable segments are separately managed strategic business units that offer different products and services, and whose performance is evaluated based on earnings from operations before interest, taxes and extraordinary items, not including nonrecurring gains and losses. The accounting policies of the segments are the same as those described in Note 1. There were no sales or transfers between segments in 1995, 1996, or

                 ZEIGLER COAL HOLDING COMPANY AND SUBSIDIARIES

1997 and in the first half of 1998. The "Other" category below consists of five operating segments that did not meet the quantitative thresholds for determining reporting segments. These segments consist primarily of amounts related to two import/export terminals, a clean coal plant in Wyoming, the Company's environmental subsidiary, coal leases to third parties, farming, timber, gains on sales of surplus assets, oil and gas royalties, and selling, general and administrative costs.

                                                                     (unaudited)
                          For the Year Ended December 31,     Six Months Ended June 30,
                          ----------------------------------  --------------------------
                             1995        1996        1997         1997          1998
                          ----------  ----------  ----------  ------------  ------------
Revenues:
  Coal..................  $  754,975  $  698,523  $  603,553  $    293,843  $    298,590
  Energy................         --          --      166,474        37,878        74,709
  Other.................      28,128      33,101      30,729        16,334        15,299
                          ----------  ----------  ----------  ------------  ------------
    Total...............  $  783,103  $  731,624  $  800,756  $    348,055  $    388,598
Operating Earnings:
  Coal..................  $   68,743  $   85,357  $   99,607  $     53,310  $     38,599
  Energy................         --          --       (6,756)       (1,680)       (2,142)
  Other.................     (11,099)    (10,684)    (15,111)       (9,146)        1,621
  Nonrecurring gains/
   (losses).............     (45,863)     16,295       8,244           --            --
                          ----------  ----------  ----------  ------------  ------------
    Total...............  $   11,781  $   90,968  $   85,984  $     42,484  $     38,078
Depreciation, Depletion,
 and Amortization:
  Coal..................  $   64,382  $   55,649  $   53,259  $     26,442  $     30,072
  Energy................         --          --           35           --             38
  Other.................       4,194       4,485       4,618         2,322         2,274
                          ----------  ----------  ----------  ------------  ------------
    Total...............  $   68,576  $   60,134  $   57,912  $     28,764  $     32,384
Capital Expenditures:
  Coal..................  $   46,496  $   24,671  $   65,768  $     19,127  $     45,102
  Energy................         --          --          398           314           151
  Other.................       9,838       6,756       8,260         1,165           377
                          ----------  ----------  ----------  ------------  ------------
    Total...............  $   56,334  $   31,427  $   74,426  $     20,606  $     45,630
Assets:
  Coal..................  $  901,916  $  885,724  $  890,030                $    890,978
  Energy................         --       10,000      18,030                      14,999
  Other.................     123,325     154,901     169,344                      78,923
                          ----------  ----------  ----------                ------------
    Total...............  $1,025,241  $1,050,625  $1,077,404                $    984,900

18. Sale of Company

On December 3, 1997, the Company announced that it was retaining an investment banking firm to explore various strategic alternatives to maximize value for shareholders, including the possible sale of the entire Company. In connection therewith, the Board of Directors adopted a change-in-control severance plan and retention bonus plan for all salaried employees as well as special incentives for certain key employees. The Company subsequently retained the investment banking firm Credit Suisse First Boston and prepared materials for interested parties. On September 2, 1998, the Company was acquired by, and became the successor by merger to, Zeigler Acquisition Corporation, a wholly owned subsidiary of AEI Resources, Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
AEI Resources, Inc.

We have audited the accompanying combined statements of assets, liabilities and parent investment of the Cyprus Eastern Coal Operations (as defined in Note 1) at December 31, 1997 and 1996, and the related combined statement of operating revenues and expenses, of cash flows, and of parent investment for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the management of Cyprus Amax Coal Company (parent of Cyprus Eastern Coal Operations). Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and are not intended to be a complete presentation of the Cyprus Eastern Coal Operations financial position or results of operations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined assets, liabilities and parent investment of the Cyprus Eastern Coal Operations, as described in Note 1, at December 31, 1997 and 1996, and their combined operating revenues and expenses and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          PricewaterhouseCoopers LLP

Denver, Colorado
August 31, 1998

                         CYPRUS EASTERN COAL OPERATIONS

   COMBINED STATEMENTS OF ASSETS, LIABILITIES AND PARENT INVESTMENT (NOTE 1)

                                                    December 31,
                                                  -----------------  June 30,
                                                    1996     1997      1998
                                                  -------- -------- -----------
                                                                    (Unaudited)
                                                         (In thousands)
                     ASSETS
Current Assets
  Cash and Cash Equivalents...................... $  6,657 $  7,391  $  3,709
  Accounts Receivable............................   45,360   52,157    44,674
  Inventories....................................   20,616   20,065    23,355
  Prepaid Expenses and Other.....................   10,151    8,203     8,809
                                                  -------- --------  --------
    Total Current Assets.........................   82,784   87,816    80,547
                                                  -------- --------  --------
Properties--At Cost, Net.........................  278,695  193,407   177,776
Other Noncurrent Assets..........................   17,956   18,720    16,902
                                                  -------- --------  --------
Total Assets..................................... $379,435 $299,943  $275,225
                                                  ======== ========  ========
        LIABILITIES AND PARENT INVESTMENT
Current Liabilities
  Current Portion of Capital Leases.............. $  1,883 $  2,329  $  3,347
  Accounts Payable...............................   21,657   10,474     7,603
  Accrued Payroll and Benefits...................   15,671   17,442    17,728
  Accrued Royalties and Interest.................    3,127    3,638     3,605
  Accrued Closure, Reclamation, and
   Environmental.................................    6,083    6,159     3,561
  Other Accrued Liabilities......................    3,627   12,350     5,609
  Taxes Payable Other Than Income Taxes..........    6,056    6,904     7,117
                                                  -------- --------  --------
    Total Current Liabilities....................   58,104   59,296    48,570
Noncurrent Liabilities and Deferred Credits
  Long-Term Debt.................................    1,000    1,000     1,000
  Capital Lease Obligations, Less Current
   Portion.......................................    8,135    5,806     2,922
  Deferred Employee and Retiree Benefits.........   98,737   97,489    89,383
  Deferred Closure, Reclamation, and
   Environmental.................................   57,980   69,534    71,251
  Other..........................................   10,284   11,819     6,400
                                                  -------- --------  --------
    Total Noncurrent Liabilities and Deferred
     Credits.....................................  176,136  185,648   170,956
Commitments and Contingencies (Note 11)..........      --       --        --
Minority Interest................................    1,182    1,172       227
                                                  -------- --------  --------
Parent Investment................................  144,013   53,827    55,472
                                                  -------- --------  --------
Total Liabilities and Parent Investment.......... $379,435 $299,943  $275,225
                                                  ======== ========  ========

        The accompanying notes are an integral part of these statements.

                         CYPRUS EASTERN COAL OPERATIONS

        COMBINED STATEMENTS OF OPERATING REVENUES AND EXPENSES (NOTE 1)

                              For the Year Ended
                                 December 31,           Six Months Ended June 30,
                          ----------------------------  --------------------------
                            1995      1996      1997        1997          1998
                          --------  --------  --------  ------------  ------------
                                                               (Unaudited)
                                             (In thousands)
Revenues................  $428,545  $415,663  $429,756  $    193,923  $    202,658
Costs and Expenses
  Cost of Operations....   342,886   360,301   377,925       165,822       180,464
  Depreciation,
   Depletion, and
   Amortization.........    40,215    39,599    41,840        20,910        18,691
  Selling, General and
   Administrative.......    15,907    14,605    16,460         8,282         6,743
  Write-Downs and
   Special Charges......    98,051     1,819    92,134         1,141           --
                          --------  --------  --------  ------------  ------------
Total Costs and
 Expenses...............   497,059   416,324   528,359       196,155       205,898
                          --------  --------  --------  ------------  ------------
Loss From Operations....   (68,514)     (661)  (98,603)       (2,232)       (3,240)
Other Income (Expense)
  Interest Income.......       598        63        83            38            32
  Interest Expense......    (1,243)     (755)     (639)         (293)         (216)
  Other income..........       --        --        --             82           --
                          --------  --------  --------  ------------  ------------
Net Loss Before Minority
 Interest and Income
 Taxes..................   (69,159)   (1,353)  (99,159)       (2,405)       (3,424)
  Minority Interest.....       (53)      (99)       10             4           (51)
                          --------  --------  --------  ------------  ------------
Net Loss Before Income
 Taxes..................  $(69,212) $ (1,452) $(99,149) $     (2,401) $     (3,475)
                          ========  ========  ========  ============  ============



        The accompanying notes are an integral part of these statements.

                         CYPRUS EASTERN COAL OPERATIONS

                    COMBINED STATEMENTS OF PARENT INVESTMENT

                                   For The Year Ended           Six Months
                                      December 31,            Ended June 30,
                               ----------------------------  -----------------
                                 1995      1996      1997      1997     1998
                               --------  --------  --------  --------  -------
                                                               (Unaudited)
                                             (In thousands)
Balance at beginning of
 period......................  $250,382  $141,205  $144,013  $144,013  $53,827
Loss Before Income Taxes.....   (69,212)   (1,452)  (99,149)   (2,401)  (3,475)
Changes in Parent Investment,
 net.........................   (39,965)    4,260     8,963    24,547    5,120
                               --------  --------  --------  --------  -------
Balance at end of period.....  $141,205  $144,013  $ 53,827  $166,159  $55,472
                               ========  ========  ========  ========  =======



        The accompanying notes are an integral part of these statements.

                         CYPRUS EASTERN COAL OPERATIONS

                       COMBINED STATEMENTS OF CASH FLOWS

                                  For The Year Ended           Six Months
                                     December 31,            Ended June 30,
                               ---------------------------  ------------------
                                 1995     1996      1997      1997      1998
                               --------  -------  --------  --------  --------
                                                               (Unaudited)
                                             (In thousands)
Cash Flows from Operating
 Activities
 Net Loss Before Income
  Taxes....................... $(69,212) $(1,452) $(99,149) $ (2,401) $ (3,475)
 Adjustments to Reconcile Loss
  Before Income Taxes to Net
  Cash Provided by Operating
  Activities:
  Depreciation, Depletion, and
   Amortization...............   40,215   39,599    41,840    20,910    18,691
  Write-Downs and Special
   Charges....................   98,051    1,819    92,134     1,141       --
  Minority Interest...........       53       99       (10)       28      (945)
  Gain on Sales of Assets.....   (1,808)  (3,416)   (6,798)     (128)     (890)
 Changes in Assets and
  Liabilities Net of Effects
  from Businesses Sold and
  Write-Downs and Special
  Charges:
  (Increase) Decrease in
   Receivables................    6,217    1,342    (7,097)   (4,208)    7,483
  (Increase) Decrease in
   Inventories................      (54)  10,547      (465)  (16,236)   (3,290)
  Decrease (Increase) in
   Prepaid Expenses and
   Other......................   (1,852)  (1,320)    1,844     1,390      (606)
  Decrease in Current
   Liabilities................   (7,222)  (3,469)   (7,727)   (8,456)  (11,743)
  (Increase) Decrease in Other
   Assets.....................    4,787   (1,707)   (1,675)     (333)    1,818
  Decrease in Other
   Liabilities................  (11,650) (12,463)   (3,565)   (3,974)  (11,810)
                               --------  -------  --------  --------  --------
Net Cash (Used for) Provided
 by Operating Activities......   57,525   29,579     9,332   (12,267)   (4,767)
                               --------  -------  --------  --------  --------
Cash Flows from Investing
 Activities
 Capital Expenditures.........  (16,706) (35,000)  (24,509)  (14,955)   (3,274)
 Payments Related to
  Liabilities of Disposed Mine
  Assets (Note 4).............   (3,750)     --        --        --        --
 Proceeds from Sales of
  Assets......................    2,024    3,751     8,831     1,557     1,105
                               --------  -------  --------  --------  --------
Net Cash Used for Investing
 Activities...................  (18,432) (31,249)  (15,678)  (13,398)   (2,169)
Cash Flows from Financing
 Activities
 Payments on Capital Lease
  Obligations.................      --    (1,454)   (1,883)      --     (1,866)
 Changes in Parent Investment,
  net.........................  (39,965)   4,260     8,963    24,547     5,120
                               --------  -------  --------  --------  --------
Net Cash (Used for) Provided
 by Financing Activities......  (39,965)   2,806     7,080    24,547     3,254
                               --------  -------  --------  --------  --------
Net Increase (Decrease) in
 Cash and Cash Equivalents....     (872)   1,136       734    (1,118)   (3,682)
Cash and Cash Equivalents at
 Beginning of Year............    6,393    5,521     6,657     6,657     7,391
                               --------  -------  --------  --------  --------
Cash and Cash Equivalents at
 End of Year.................. $  5,521  $ 6,657  $  7,391  $  5,539  $  3,709
                               ========  =======  ========  ========  ========

        The accompanying notes are an integral part of these statements.

                         CYPRUS EASTERN COAL OPERATIONS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 (In Thousands)

NOTE 1. ACQUISITION AND BASIS OF PRESENTATION

Acquisition--In accordance with a stock purchase and sale agreement (the Agreement) dated May 28, 1998, between a subsidiary of Cyprus Amax Minerals Company (Cyprus or the Parent) and AEI Holding Company, Inc. (AEI), Cyprus agreed to sell to AEI the stock of certain of its coal mining subsidiaries (collectively referred to as Cyprus Eastern Coal Operations or the Company) as follows:

  .Amax Coal Company, a Delaware corporation
  .Amax Coal Sales Company, a Delaware corporation
  .Ayrshire Land Company, a Delaware corporation
  .Beech Coal Company, a Delaware corporation
  .Bentley Coal Company, a partnership organized under the laws of the State of New York
  .Cannelton, Inc., a Delaware corporation
  .Cannelton Industries, Inc., a West Virginia corporation
  .Cannelton Land Company, a Delaware corporation
  .Cannelton Sales Company, a Delaware corporation
  .Cyprus Cumberland Coal Corporation, a Kentucky corporation
  .Cyprus Kanawha Corporation, a Delaware corporation
  .Cyprus Mountain Coals Corporation, a Delaware corporation
  .Cyprus Southern Realty Corporation, a Kentucky corporation
  .Dunn Coal and Dock Company, a West Virginia corporation
  .Grassy Cove Coal Mining Company, a Delaware corporation
  .Kentucky Prince Mining Company, a partnership organized under the laws of the State of New York
  .Meadowlark, Inc., an Indiana corporation
  .Roaring Creek Coal Company, a Delaware corporation
  .Skyline Coal Company, a partnership organized under the laws of the State of New York
  .Yankeetown Dock Corporation, an Indiana corporation

All of the subsidiaries listed above are wholly-owned, except for Yankeetown Dock Corporation, which is 60%-owned. The Company represents the majority of Cyprus's coal mining operations in Indiana, Kentucky, West Virginia and Tennessee. Included in the businesses to be acquired are coal producing properties (7 surface mining and 4 underground mining operations) and related coal reserves, coal wash plants, tipples, land, buildings, machinery and equipment, coal sales contracts and certain other liabilities and working capital items. Excluded from the accompanying financial statements are certain mines previously included in the subsidiaries to be sold, which will be retained by Cyprus.

As consideration for the acquisition, AEI will pay to Cyprus approximately $93,000 in cash. The Agreement also includes a clause stating that AEI will pay to Cyprus a royalty per ton produced by the Company after June 1, 2002 in amounts ranging from thirty-five cents to fifty cents per ton (the Royalty Agreement). In addition, in the event the Company's undeveloped reserves are not mined, then an additional minimum undeveloped reserve royalty (Undeveloped Reserve Royalty Agreement) is due, beginning December 31, 2002, with a total minimum due of $4,000 by December 31, 2006. If AEI has a sale transaction, as defined, that produces aggregate proceeds greater than $75,000, then AEI will pay a one-time royalty buyout to terminate the Royalty Agreement and the Undeveloped Reserve Royalty Agreement (payment up to $25,000, as defined), otherwise the royalty agreement will continue until the aggregate proceeds of the royalty payments and undeveloped royalty payments total $45,455. Further, as defined in the agreement, Cyprus will retain certain

                         CYPRUS EASTERN COAL OPERATIONS
assets and will indemnify AEI for certain obligations of the Company that exist as of the closing date, including, among others, certain post-retirement medical obligations, certain pension assets, certain workers compensation obligations, black lung trust assets, certain black lung obligations and certain disability obligations.

The Company's mining operations mine, clean, market, and sell coal to electric utilities and industrial users. The Company's coal is primarily sold to domestic electric utilities under both term contracts, with an initial term of at least one year, and spot sales orders. New sales are predominantly one to three year term contracts and spot orders. As of December 31, 1997, the Company had 11 operating mines of which 7 were governed by union contracts. As of December 31, 1997, union representation accounts for approximately 76% percent of the Company's employees and 74% percent of production. The contract with the United Mine Workers of America, which covers all the union coal operations except the Kentucky operations and Sycamore mine, expires in August of 1998. The union contracts covering employees of the Kentucky and Sycamore operations expire in June of 1999 and April of 1999, respectively.

Basis of Presentation--The accompanying combined financial statements of the Company contain the historical accounts of the subsidiaries included under the Agreement and include certain assets and liabilities that will be retained by Cyprus as described above. In addition various direct and indirect expense allocations from Cyprus have been recorded in the financial statements of the Company. Such allocations were based primarily on actual and estimated usages and include expenses related to executive management, accounting, treasury, land administration, environmental management, investor relations, legal and information and technology services. Management believes its method for expense allocations is reasonable.

Certain carve-out adjustments have been made to segregate the historical accounts of the Company from those of Cyprus. In addition, certain expenses and related assets and liabilities incurred by Cyprus on behalf of the Company have been excluded from the Company's statements of operations. Among the expenses excluded is interest expense on parent long-term debt and provisions related to income taxes. These exclusions result in a financial statement presentation that is not complete in accordance generally accepted accounting principles. All significant intercompany accounts and transactions have been eliminated in combination.

Interim Financial Information--The interim financial statements as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

Company Environment and Risks--The Company's principal business activities consist of surface and deep mining and marketing of bituminous coal located in Indiana, Kentucky, Tennessee and West Virginia. The Company, in the course of its business activities, is exposed to a number of risks including: the possibility of the termination of sales contracts, fluctuating market conditions for coal and transportation services, competitive industry and over capacity, changing government regulations, labor disruption, loss of key employees and the ability of the Company to obtain necessary mining permits and control adequate recoverable mineral reserves. In addition, adverse weather and geological conditions could significantly impact operations and mining costs. Precipitation is generally highest at the Company's mining operations in early spring and late fall.

In the past, the Company has operated under the ownership of Cyprus Amax, which may have resulted in operating results or financial position of the Company significantly different from those that would have been obtained if the Company were autonomous.

                         CYPRUS EASTERN COAL OPERATIONS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates--The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management estimates relate to mineral reserves; reclamation and environmental obligations; postemployment, postretirement, and other employee benefit liabilities; future cash flows associated with assets; and useful lives for depreciation, depletion, and amortization. Actual results could differ from those estimates.

Cash Equivalents and Statements of Cash Flows--The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Overdrafts representing outstanding checks in excess of funds on deposit are classified as accounts payable.

The Combined Statements of Cash Flows provide information about changes in cash and cash equivalents. All interest payments were paid by the Parent and thus such payments are presented in Changes in Parent Investment, net on the accompanying statements.

See Notes 3 and 4 for additional supplemental information on non-cash investing activities.

Inventories--Coal inventories are carried at the lower of current market or average production cost. Materials and supplies inventories are carried at average cost less allowance for obsolete and surplus items.

Advanced Royalties--The Company is required, under certain royalty lease agreements, to make minimum royalty payments whether or not mining activity is being performed on the leased property. These minimum payments are recoupable once mining begins on the leased property. The Company capitalizes these minimum royalty payments and expenses the prepaid balances as they are offset against production royalties once mining activities begin or expenses the prepaid balances when the Company has ceased mining or has made a decision not to mine on such property. Included in the accompanying Combined Statements of Assets, Liabilities and Parent Investment at December 31, 1996 and 1997, the advanced royalties included in Prepaid Expenses was $970 and $1,019, respectively, and the advanced royalties included in Other Noncurrent Assets was $7,010 and $10,722, respectively.

Properties--Costs for mineral rights and certain tangible assets, and mine development costs incurred to expand capacity of operating mines or develop mine areas substantially in advance of current production are capitalized and charged to operations generally on the units-of-production method. Mobile mining equipment and most other assets are depreciated on a straight-line basis over their estimated useful lives. Interest costs for the construction or development of significant long-term assets are capitalized and amortized over the related assets' estimated useful lives or the life of the mine, whichever is shorter. Gains or losses upon retirement or replacement of equipment and facilities are credited or charged to income. Expenditures for betterments are capitalized. Ongoing maintenance and repairs are expensed as incurred; expenditures for renewals in excess of defined limits (generally $250) are deferred and charged to expense over the period benefited. Included in Coal Properties are values assigned to coal reserves at certain of the Company's mines as a result of the Amax acquisition. The affected mines are Chinook and Sycamore in Indiana and Stockton, Dunn and Mine 155 in West Virginia. These values are being cost depleted on a unit-of-production basis over the recoverable reserves at each mine.

Impairment of Long-Lived Assets--The Company follows Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 121 prescribes that an impairment loss is recognized in the event that facts and circumstances

                         CYPRUS EASTERN COAL OPERATIONS
indicate that the carrying amount of an asset may not be recoverable and an estimate of future undiscounted cash flows is less than the carrying amount of the asset. Impairment is recorded based on an estimate of future discounted cash flows. The implementation impact of SFAS No. 121 is discussed in Note 3.

Reclamation and Environmental Costs--Minimum standards for mine reclamation have been established by various governmental agencies and affect certain operations of the Company. Reclamation is performed and expensed on an ongoing basis as mining operations are performed. Reclamation costs and other shutdown expenses related to the period after mine closure are accrued and charged against income on a units-of-production basis over the life of the mine. The Company is subject to various environmental regulations. Environmental liabilities are accrued on an ongoing basis when such losses are probable and reasonably estimable and reflect management's best estimates of future obligations. Costs of future expenditures for reclamation and environmental remediation obligations are not discounted to their present value.

Revenue Recognition--Revenues are recognized on coal sales when title passes, in accordance with the sales agreement, which usually occurs when the coal is shipped to the customer.

Income Taxes--As previously noted, income tax accounts have not been "pushed down" to the Company as such accounts are maintained by Cyprus on a consolidated basis. Therefore, no income tax benefit (provision) nor deferred income tax balances are recorded in the accompanying statements.

NOTE 3.  WRITE-DOWNS AND SPECIAL CHARGES

Write-Downs and Special Charges reported in the accompanying Combined Statements of Operating Revenues and Expenses consist of the following:

In 1995, coal reserves were reduced and the Company wrote down certain of its mining properties by $98,051 in response to weak demand and lower prices, ongoing transportation and coal quality disadvantages compared to other regions, the impending expiration of certain long-term contracts in 1995 and 1998 and the adoption of revised mining plans. Included in the charge was $86,800 of write-downs related to the Kentucky mining operations, $2,220 for West Virginia, and $9,031 related to the Indiana properties. The write-downs were calculated in accordance with SFAS No. 121.

In 1996, the Company recorded a one-time special charge of $1,819 related to the write-down of Midwest materials and supplies inventories to net realizable value.

In 1997, a $92,134 charge was recorded. This included a $35,767 charge for the anticipated closure of the Armstrong Creek mine, reclamation adjustments of $2,332 at the Chinook mine and other asset adjustments and accruals of $6,935. Additionally, asset impairment charges of $33,500 and $13,600, were recorded at the West Virginia steam coal properties and the Chinook mine, respectively, due to updated mine and business plans that reflected the current views of the domestic markets for mid- to high-sulfur coal and updated reserve information. These impairments were calculated in accordance with SFAS No. 121.

NOTE 4.  DIVESTITURE OF MINNEHAHA MINE

In the fourth quarter of 1995, the Company sold a majority of the assets of one of its Indiana mines, Minnehaha. The Company paid $3,750 and conveyed title to the assets in exchange for the purchaser's assumption of reclamation and mine closure liabilities that were recorded at $8,235. The transaction resulted in no gain or loss. In 1995, the mine had sales and an operating loss of approximately $8,863 and $6,895 (including write-offs and special charges of $7,067). The mine also had total assets of approximately $8,346 as of the date of divestiture.

                         CYPRUS EASTERN COAL OPERATIONS

NOTE 5.  INVENTORIES

Inventories detailed by component are summarized below:

                                               At December 31
                                               --------------- At June 30,
                                                1996    1997      1998
                                               ------- ------- -----------
                                                               (Unaudited)
                                                               -----------
   In-Process Inventories..................... $ 7,692 $ 9,698   $10,640
   Finished Goods.............................   6,751   6,128     8,413
   Materials and Supplies.....................   6,173   4,239     4,302
                                               ------- -------   -------
   Total Inventories.......................... $20,616 $20,065   $23,355
                                               ======= =======   =======

NOTE 6.  PROPERTIES

Properties consist of the following at December 31, 1996 and 1997:

                                                               At December 31
                                                              -----------------
                                                                1996     1997
                                                              -------- --------
Coal Properties.............................................  $248,023 $184,588
Property, Plant and Equipment...............................   330,121  344,179
                                                              -------- --------
Total Properties............................................   578,144  528,767
Less: Accumulated Depreciation, Depletion, Amortization, and
 Write-downs................................................   299,449  335,360
                                                              -------- --------
Net Properties..............................................  $278,695 $193,407
                                                              ======== ========

NOTE 7.  EMPLOYEE BENEFIT PLANS

Pension Plans--The Company (through a Cyprus plan) participates in a number of defined benefit pension plans covering most of its employees. Benefits are based on either the employee's compensation prior to retirement or stated amounts for each year of service with the Company. The Company makes annual contributions to these plans in accordance with the requirements of the Employee Retirement Income Security Act of 1974 (ERISA). Plan assets consist of cash and cash equivalents, equity and fixed income securities, and real estate.

Net annual pension cost includes the following components:

                                                      Year ended December 31
                                                      -------------------------
                                                       1995     1996     1997
                                                      -------  -------  -------
Service Cost......................................... $   870  $ 1,074  $ 1,129
Interest Cost........................................   2,112    2,141    4,277
Actual Gain on Plan Assets...........................  (4,401)  (3,916)  (4,925)
Amortization and Deferred Gain.......................   2,693    1,877      626
                                                      -------  -------  -------
                                                      $ 1,274  $ 1,176  $ 1,107
                                                      =======  =======  =======

                         CYPRUS EASTERN COAL OPERATIONS

The following table sets forth the funded status of the plans:

                                                              At December 31
                                                              ---------------
                                                               1996    1997
                                                              ------- -------
Accumulated Benefit Obligation............................... $27,001 $34,198
                                                              ------- -------
Projected Benefit Obligation.................................  28,813  36,363
Plan Assets at Fair Value....................................  30,630  34,852
                                                              ------- -------
Plan Assets Greater Than (Less Than) Projected Benefit Obli-
 gation......................................................   1,817  (1,511)
Unrecognized Net Gain (Loss).................................     689    (491)
Unrecognized Prior Service Cost..............................   1,080     934
Unrecognized Transition Credit...............................   1,972   5,519
                                                              ------- -------
Prepaid Pension Cost......................................... $ 5,558 $ 4,451
                                                              ======= =======

Prepaid pension cost is included in Prepaid Expenses on the Combined Statements of Assets, Liabilities and Parent Investment at December 31, 1996 and 1997, respectively.

The significant actuarial assumptions at December 31 were as follows:

                                                               1995  1996  1997
                                                               ----  ----  ----
   Rate of Increase in Future Compensation Levels............. 5.25% 5.75% 5.00%
   Expected Long-Term Rate of Return on Assets................ 9.00% 9.00% 9.00%
   Discount Rate.............................................. 7.25% 7.75% 7.25%

Net periodic pension cost is determined using the assumptions as of the beginning of the year, and the funded status is determined using the assumptions as of the end of the year.

Substantially all domestic employees not covered under the plans administered by the Company are covered under multi-employer defined benefit plans administered by the United Mine Workers of America. Contributions by the Company to these multi-employer plans, which are expensed when paid, are based primarily upon hours worked and amounted to $965, $977 and $1,212 in 1995, 1996 and 1997.

Postretirement Benefits Other Than Pensions--In addition to the Company's defined benefit pension plans, the Company has plans that provide postretirement medical benefits and life insurance benefits. The medical plans provide benefits for most employees who reach normal, or in certain cases, early retirement age while employed by the Company. The postretirement medical plans are contributory, with annual adjustments to retiree contributions, and contain certain other cost-sharing features such as deductibles and coinsurance.

Net periodic postretirement benefit cost consists of the following components:

                                                           1995    1996   1997
                                                          ------  ------ ------
   Service Cost.......................................... $1,296  $1,490 $1,526
   Interest Cost.........................................  6,070   5,385  5,405
   Net Amortization and Deferral.........................   (404)     16   (688)
                                                          ------  ------ ------
   Net Periodic Postretirement Benefit Cost.............. $6,962  $6,891 $6,243
                                                          ======  ====== ======

                         CYPRUS EASTERN COAL OPERATIONS

The following table sets forth the plans' combined status:

                                                             At December 31,
                                                            ------------------
                                                              1996      1997
                                                            --------  --------
Accumulated Postretirement Benefit Obligation:
  Retirees................................................. $ 52,103  $ 48,807
  Active...................................................   17,983    20,770
                                                            --------  --------
Total Accumulated Postretirement Benefit Obligation........   70,086    69,577
Plan Assets at Fair Value..................................      --        --
Accumulated Postretirement Benefit Obligation.............. $(70,086) $(69,577)
                                                            --------  --------
Unrecognized Prior Service Cost............................   (1,200)   (1,400)
Unrecognized Net Gain......................................  (21,428)  (20,677)
                                                            --------  --------
Accrued Postretirement Benefit Cost........................ $(92,714) $(91,654)
                                                            ========  ========

The accumulated postretirement benefit obligation at December 31, 1996 and 1997, consisted of a current liability of $7,000 included in Accrued Payroll and Benefits each year, and a long-term liability of $85,714 and $84,655, respectively, included in Deferred Employee and Retiree Benefits.

The weighted average annual rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) for medical benefits is 7.0 percent for 1998 and is assumed to decrease gradually (one-half of one percent per year) to 4.25 percent by the year 2003 and remain at that level thereafter. Increasing the assumed health care cost trend rate by one percentage point in each year would increase the accumulated postretirement benefit obligation for the medical plans as of December 31, 1997, by $3,700 and the aggregate of the service cost and interest cost components of net periodic postretirement benefit cost for 1997 by $470.

The weighted average discount rate used in determining the accumulated postretirement benefit obligation as of December 31, 1995, 1996, and 1997, was
7.25 percent, 7.75 percent, and 7.25 percent, respectively. The change in the discount rate and a reduction in the assumed health care cost trend rate resulted in a $1,100 unrecognized net gain as of December 31, 1997.

In addition, health care and life insurance benefits of certain retirees are covered by multi-employer benefit trusts established by the United Mine Workers of America and the Bituminous Coal Operators Association, Inc. Current and projected operating deficits of these trusts led to the passage of the Coal Industry Retiree Health Benefit Act of 1992 (the "Act"). The Act established a new multi-employer benefit trust called the United Mine Workers of America Combined Benefit Fund (the "Fund") that will provide health and life insurance benefits to all beneficiaries of the earlier trusts who were receiving benefits as of July 20, 1992. The Act provides for the assignment of beneficiaries to former employers and the allocation of any unassigned beneficiaries to enterprises using a formula included in the legislation. It also established a second trust fund known as the 1992 Plan that covers beneficiaries whose employers cease providing benefits. The Company has chosen to account for its obligation under the Act on a cash basis in accordance with established accounting guidance. The 1995, 1996, and 1997 contributions to the Funds were $2,136, $1,923, and $2,060, respectively. Based upon independent actuarial valuation, the Company estimates the present value of its obligations under the Act to be approximately $21,676 as of December 31, 1997.

The Company is liable under the federal Mine Safety and Health Act of 1977, as amended, to provide for pneumoconiosis (black lung) benefits to eligible employees, former employees, and dependents with respect to claims filed by such persons on or after July 1, 1973. The Company is also liable under various states' statutes for black lung benefits. The Company currently provides for federal and state claims principally through self-

                         CYPRUS EASTERN COAL OPERATIONS
insurance programs. Benefits and related expenses are paid from a dedicated trust fund qualified under Section 501(C) (21) of the Internal Revenue Code. The assets of the trust fund exceed the actuarial present value of black lung benefits at December 31, 1996 and 1997.

Total future black lung obligations of the Company as of December 31, 1996 and 1997 approximated $19,000 and $20,000, respectively. These amounts were actuarially determined using the following key assumptions: discount rate of 8%, black lung benefit cost escalation rate of 3.5%. The existence of the trust assets results in a net liability of $172 and $70 in 1996 and 1997, respectively, which is included in Deferred Employee and Retiree Benefits.

The Company also has a number of postemployment plans covering severance, disability income, and continuation of health and life insurance for disabled employees. At December 31, 1996 and 1997, the accumulated postemployment benefit liability consisted of a current amount of $538 and $496, respectively, which is included in Accrued Payroll and Benefits, and $4,722 and $4,143, respectively, which is included in Deferred Employee and Retiree Benefits.

NOTE 8. DEBT

The Company's long-term debt consists of a $1,000 note securing an Industrial Revenue Bond issued by Perry County, Kentucky, the proceeds of which were used to construct facilities at the Company's mine site. The note is due on May 1, 2013, with interest payable semiannually based upon a floating rate, as defined (5.10% at December 31, 1996 and 1997).

NOTE 9. LEASES AND MINERAL ROYALTY OBLIGATIONS

The Company leases mineral interests and various other types of properties, including draglines, shovels, offices, computers, and miscellaneous equipment. Certain of the Company's mineral leases require minimum annual royalty payments, whereas others provide only for royalties based on production.

Summarized below as of December 31, 1997, are future minimum rentals and royalties under non-cancelable leases:

                                                    Operating  Mineral  Capital
                                                     Leases   Royalties Leases
                                                    --------- --------- -------
   1998............................................  $ 9,343   $ 2,530  $ 2,796
   1999............................................    5,855     3,082    4,883
   2000............................................    4,767     3,046    1,282
   2001............................................    2,372     2,932      --
   2002............................................    1,193     2,932      --
   After 2002......................................    2,624     6,525      --
                                                     -------   -------  -------
     Total Payments................................  $26,154   $21,047    8,961
                                                     =======   =======  -------
   Less Imputed Interest...........................                        (827)
                                                                        -------
   Present Value of Lease Payments.................                       8,134
   Less Current Portion............................                      (2,329)
                                                                        -------
   Capital Lease Obligations.......................                     $ 5,805
                                                                        =======

                         CYPRUS EASTERN COAL OPERATIONS

Rentals and mineral royalties charged to expense were as follows:

                                                          1995    1996    1997
                                                         ------- ------- -------
   Rental Expense....................................... $11,927 $14,791 $13,022
   Mineral Royalties.................................... $18,516 $18,880 $16,593

Other Noncurrent Liabilities includes $2,104 and $1,722 at December 31, 1996 and 1997, respectively, which represents deferred gains on mining equipment that was sold and leased-back by the Company in 1986 and 1994. The 1986 lease is accounted for as an operating lease; the 1994 lease is accounted for as a capital lease. These gains are being recognized as revenue over the terms of the respective leases that expire in 2000 and 2003. The future minimum lease commitments, operating lease expense and capital lease obligations for these two leases are included in the above disclosures. See below for subsequent modifications of these lease agreements.

Certain of the operating and capital leases discussed above are included in lease agreements entered into by other subsidiaries of Cyprus. As part of the stock purchase and sale agreement, AEI entered into various agreements to sublease and purchase equipment subject to these leases. According to the sublease agreement and the first purchase agreement, AEI is required to make semi-annual lease payments of $1,485 through July 2000, at which time AEI will purchase the equipment through semi-annual installments of $1,485 from January 2001 through January 2002. The second purchase agreement requires semi-annual installments of $1,977 through January 2002, and the third purchase agreement requires monthly installments of $249 from July 1998 through December 1998 and monthly installments of $67 from January 1999 through December 1999. The sublease and purchase agreements are secured by the equipment and any monies to become due under insurance policies, up to the amount of the obligations. In addition, a $3,500 equipment surety bond secures and guarantees the obligations.

NOTE 10. PARENT INVESTMENT AND RELATED PARTY TRANSACTIONS

Parent investment is comprised of the Company's equity (see Note 1) and advances to and from Cyprus at December 31, 1996 and 1997. The Company had sales to a subsidiary of Cyprus not included in the acquisition of $1,856 and $2,982 in 1996 and 1997, respectively.

Certain obligations of the Company have been guaranteed by the Parent. Such obligations include, among others, obligations for the following: workers compensation claims, lease agreements, industrial revenue bonds and coal supply agreements.

NOTE 11. COMMITMENTS AND CONTINGENCIES

Coal Sales Contracts--As of December 31, 1997, the Company had commitments to deliver scheduled base quantities of coal annually to 34 customers. The contracts expire between January 1, 1998 and December 31, 2003, with the Company contracted to supply a minimum of approximately 42 million tons over the remaining lives of the contracts at prices ranging from $14.21 to $37.00 per ton. Certain contracts have sale price adjustment provisions, as defined, over the life of the contracts.

Environmental Remedial Action--The Company's past and present operations include activities which are subject to extensive federal and state environmental regulations. Based upon current knowledge, the Company believes it is in material compliance with environmental laws and regulations as currently promulgated. The extent of environmental control problems which the Company may encounter in the future cannot be predicted, primarily because of the increasing number, complexity and changing character of environmental requirements that may be enacted by federal and state authorities.

                         CYPRUS EASTERN COAL OPERATIONS

Mine Closure Costs--At December 31, 1997, the Company's accruals for deferred closure, shutdown, and reclamation totaled approximately $75,700. Reclamation is an ongoing activity and a cost associated with the Company's mining operations. Accruals for closure and final reclamation liabilities are established on a life of mine basis. The Company's reclamation reserve component is largely a result of reclamation obligations incurred for grading, replacing soils, and revegetation of mined areas as required by provisions and permits pursuant to the Surface Mining Control and Reclamation Act. Total reclamation and mine closure costs for the Company at the end of current mine lives are estimated at approximately $120,000.

Legal Proceedings--The Company is a party to numerous claims and lawsuits with respect to various matters. The Company provides for costs related to contingencies when a loss is probable and the amount is reasonably estimable. The Company estimates that the amount of probable aggregate loss, included in current accrued liabilities, is approximately $3,100 at December 31, 1997.

The Company is named as defendant in various other actions occurring in the ordinary course of its operations for which an estimation of the likelihood of probable outcome is not possible. These actions generally involve disputes as to property boundaries, contract performance, mining rights, royalty payments, blasting damages, personal injuries and other civil actions which could result in additional litigation or other adversary proceedings. While the final resolution of any matter may have an impact on the Company's financial results for a particular period, management believes the ultimate disposition of these matters will not have a material adverse effect upon the financial position of the Company.

Subsequent to December 31, 1997, $2,959 of the accrued legal contingencies were settled for an amount equal to the Company's recorded estimate.

NOTE 12. FAIR VALUE OF FINANCIAL INSTRUMENTS

The book value of cash and cash equivalents, trade receivables and trade payables are considered to be representative of their respective fair values because of the immediate or short-term maturity of these financial instruments. The fair value of the Company's debt instruments approximated the book value because the instruments bear interest at a variable rate and re-price frequently.

NOTE 13. MAJOR CUSTOMERS

The Company had sales to the following major customers:

                                                               1995  1996  1997
                                                               ----  ----  ----
   TVA........................................................  7.5% 12.0% 15.8%
   Dayton Power and Light..................................... 13.4  12.2  13.0
   Hoosier Energy.............................................  7.9  10.2  12.1
   American Electric Power....................................  7.5  11.8  11.6
   Georgia Power.............................................. 23.2   5.8   5.8
                                                               ----  ----  ----
     Total.................................................... 59.5% 52.0% 58.3%
                                                               ====  ====  ====

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Leslie Resources, Inc. and Leslie Resources Management, Inc.:

We have audited the accompanying combined balance sheet of Leslie Resources, Inc. and Leslie Resources Management, Inc. as of December 31, 1997, and the related combined statements of operations and retained earnings and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit. The combined balance sheet of Leslie Resources, Inc. and Leslie Resources Management, Inc. as of December 31, 1996, and the related combined statements of operations and retained earnings and cash flows for the year then ended, were audited by other auditors whose report dated June 24, 1997, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Leslie Resources, Inc. and Leslie Resources Management, Inc. as of December 31, 1997 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                              Arthur Andersen LLP
Louisville, Kentucky
March 20, 1998

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
 Leslie Resources, Inc. and
 Leslie Resources Management, Inc. and its Subsidiaries
 Hazard, Kentucky:

We have audited the accompanying combined balance sheet of Leslie Resources, Inc. and Leslie Resources Management, Inc. and its subsidiaries as of December 31, 1996, and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying financial statements present fairly, in all material respects, the combined financial position of Leslie Resources, Inc. and Leslie Resources Management, Inc. and its subsidiaries as of December 31, 1996 and the results of their operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Faesy, Schmitt & Company, PSC

Frankfort, Kentucky
 June 24, 1997 (except as to the matter discussed in Note 17 as to which the date is January 15, 1998)

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

                             COMBINED BALANCE SHEET
                        As of December 31, 1996 and 1997

                                                               1996     1997
                                                              -------  -------
                                                              (In Thousands)
                           ASSETS
Current Assets:
  Cash and cash equivalents.................................. $ 2,907  $ 3,623
  Restricted cash............................................     300      300
  Accounts receivable........................................   4,646    6,644
  Other receivables..........................................     352      428
  Inventories................................................     794    1,224
  Property held for resale...................................     --     3,195
  Current portion of advance royalties.......................     237      150
  Prepaid expenses and other.................................     242      307
                                                              -------  -------
    Total current assets.....................................   9,478   15,871
                                                              -------  -------
Property, plant and equipment, at cost, including mineral
 reserves and mine development costs, net of accumulated
 depreciation of $14,528 and $14,807 for 1996 and 1997,
 respectively................................................  12,067    8,097
Other non-Current Assets:
  Advance royalties, less current portion....................   1,006      892
  Investment in security.....................................   2,000    2,000
  Deferred tax assets........................................     --       297
  Other non-current assets...................................      12      298
                                                              -------  -------
    Total other non-current assets...........................   3,018    3,487
                                                              -------  -------
    Total assets............................................. $24,563  $27,455
                                                              =======  =======
            LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Accounts payable........................................... $ 6,213  $ 7,397
  Current portion of accrued royalties.......................   1,638    2,043
  Income taxes payable.......................................      12      942
  Revolving lines of credit..................................     901    1,895
  Current portion of long-term debt..........................   3,806    5,964
  Current portion of reclamation and mine closure costs......     --       343
  Accrued expenses and other.................................   1,228    1,540
                                                              -------  -------
    Total current liabilities................................  13,798   20,124
                                                              -------  -------
Non-Current Liabilities:
  Long-term debt, less current portion.......................   6,046    2,922
  Accrued royalties, less current portion....................   4,141    3,179
  Accrued reclamation and mine closure costs, less current
   portion...................................................     425    1,064
                                                              -------  -------
    Total non-current liabilities............................  10,612    7,165
                                                              -------  -------
Commitments and Contingencies (see notes)
Stockholder's Equity:
  Common stock...............................................       2        2
  Less: cost of treasury stock...............................  (4,252)  (4,252)
Retained earnings............................................   4,403    4,416
                                                              -------  -------
    Total stockholder's equity...............................     153      166
                                                              -------  -------
    Total liabilities and stockholder's equity............... $24,563  $27,455
                                                              =======  =======

The accompanying notes to combined financial statements are an integral part of these balance sheets.

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

            COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                 For The Years Ended December 31, 1996 and 1997

                                                                1996     1997
                                                               -------  -------
                                                               (In Thousands)
Revenues...................................................... $68,740  $87,994
Costs and expenses:
  Cost of operations..........................................  59,372   80,003
  Depreciation, depletion and amortization....................   3,172    3,288
  Selling, general and administrative.........................   2,733    2,978
                                                               -------  -------
    Total costs and expenses..................................  65,277   86,269
                                                               -------  -------
      Income from operations..................................   3,463    1,725
Other income (expense):
  Interest expense............................................  (1,088)    (888)
  Gain on sale of assets......................................      44    2,257
  Interest and dividend income................................     279      201
  Other, net..................................................    (556)     162
                                                               -------  -------
    Other income (expense)....................................  (1,321)   1,732
                                                               -------  -------
      Income before income taxes..............................   2,142    3,457
Income tax expense............................................      12      959
                                                               -------  -------
      Net income..............................................   2,130    2,498
Beginning retained earnings...................................   4,327    4,403
  Plus deferred tax benefits from tax basis step-up...........     --       297
  Less dividends paid.........................................  (2,054)  (2,782)
                                                               -------  -------
Ending retained earnings...................................... $ 4,403  $ 4,416
                                                               =======  =======


The accompanying notes to combined financial statements are an integral part of these balance sheets.

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                 For The Years Ended December 31, 1996 and 1997

                                                           1996     1997
                                                          -------  -------
                                                            (In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..............................................  $ 2,130  $ 2,498
Adjustments to reconcile net income to net cash provided
 by operating activities:
  Depreciation, depletion and amortization..............    3,172    3,288
  Equipment used for repairs............................       76      --
  Gain on sale of assets................................      (44)  (2,257)
Changes in assets and liabilities:
  (Increase) decrease in:
    Receivables.........................................   (2,321)  (2,074)
    Inventories.........................................     (360)    (430)
    Advance royalties...................................      413      201
    Prepaids and other..................................       23      (65)
    Other non-current assets............................      --      (286)
  Increase (decrease) in:
    Accounts payable....................................    1,938    1,184
    Income taxes payable................................       12      930
    Accrued reclamation and mine closure costs..........      163      982
    Accrued royalties...................................      (16)    (557)
    Accrued expenses and other..........................      196      312
                                                          -------  -------
      Net cash provided by operating activities.........    5,382    3,726
                                                          -------  -------
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions of property, plant and equipment and mine
 development costs......................................   (1,910)  (4,341)
Proceeds from sale of assets............................      495    3,805
Loans from affiliates...................................      700      --
                                                          -------  -------
      Net cash used in investing activities.............     (715)    (536)
                                                          -------  -------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on revolving lines of credit.............   (2,018)     994
Proceeds from debt......................................    6,940    6,017
Repayments on long-term debt............................   (3,966)  (6,983)
Distributions to shareholder............................   (2,054)  (2,502)
Purchase of treasury stock..............................   (3,903)     --
                                                          -------  -------
      Net cash used in financing activities.............   (5,001)  (2,474)
                                                          -------  -------
      Net increase (decrease) in cash and cash
       equivalents......................................     (334)     716
CASH AND CASH EQUIVALENTS, beginning of period..........    3,241    2,907
                                                          -------  -------
CASH AND CASH EQUIVALENTS, end of period................  $ 2,907  $ 3,623
                                                          =======  =======

The accompanying notes to combined financial statements are an integral part of these statements.

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1996 and 1997
                             (Dollars in thousands)

1. DESCRIPTION OF BUSINESS

Leslie Resources, Inc. (a Kentucky corporation) and Leslie Resources Management, Inc. (a Kentucky corporation) (collectively the Company) and its subsidiaries are owned by Greg Wells and engage in coal mining activities using the surface mining method. Coal mining and the operation of loading facilities are conducted in four counties in Southeast Kentucky. The Company's sales are predominantly to utility and industrial users of coal.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Presentation

The accompanying combined financial statements include those of Leslie Resources, Inc. (an S corporation) and Leslie Resources Management, Inc. (a C corporation) and its subsidiaries because of common ownership. All significant intercompany transactions and balances have been eliminated in combination.

b. Principles of Consolidation

The accompanying combined financial statements include the consolidated accounts of Leslie Resources Management, Inc. and its subsidiaries. All material intercompany transactions have been eliminated in its consolidation.

c. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d. Statements of Cash Flows

For purposes of the statements of cash flows, the Company considers investments having maturities of three months or less at the time of purchase to be cash equivalents.

Supplemental disclosure:

                                                                     1996  1997
                                                                    ------ ----
   Cash paid for interest.......................................... $1,070 $796
   Cash paid for income taxes......................................    --    29

The 1997 statement of cash flows excludes non-cash dividends of property with a book value of $280 distributed to the sole shareholder and a deferred tax asset and equity increase of $297.

e. Inventories

Inventories consist of coal that is available for sale at various loading facilities, and is stated at an average cost using direct operating costs of mining coal, which is less than market.

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

f. Advance Royalties

Recoupable advance royalties obtained in the 1995 purchase of the subsidiary companies of Leslie Resources Management, Inc. had a higher recoupable amount than the portion of the purchase price that was allocated to them in purchase accounting (a valuation allowance was established). As these advance royalties become recoupable, the expense recognized is partially offset by a reduction in the valuation allowance.

Other recoupable royalties the Company has paid in the normal course of operations are expensed as the coal is mined or the royalty no longer becomes recoupable.

g. Property, Plant and Equipment

Property, plant and equipment are stated at cost. The Company provides for depreciation of the depreciable assets by using accelerated and other methods with useful lives that range from 5 to 31 years. Depreciation expense was $3,041 and $3,172 for 1996 and 1997, respectively.

h. Depletion

Cost depletion is calculated on a per ton basis to allocate the cost of mineral reserves against the related coal sales. Cost depletion expense was $52 and $59 for 1996 and 1997, respectively.

i. Mine Development Costs

Mine development costs are amortized over the expected life of the respective mine sites which range from 5 to 10 years. Amortization expense was $79 and $57 for 1996 and 1997, respectively.

j. Revenue Recognition

The Company's revenues have been generated under coal sales contracts with electric utilities or other coal-related organizations, primarily in the eastern United States. Revenues are recognized on coal sales in accordance with the sales agreement, which is usually when the coal is shipped to the customer and title is passed. The Company grants credit to its customers based on their creditworthiness and generally does not secure collateral for its receivables. No allowance for doubtful accounts is recorded for 1996 or 1997, as management does not believe it is necessary. Historically, accounts receivable write-offs have been insignificant.

k. Asset Impairment

If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed. If this review indicates that the value of the asset will not be recoverable, as determined based on projected undiscounted cash flows related to the asset over its remaining life, then the carrying value of the asset is reduced to its estimated fair value.

l. Reclassifications

Certain prior year amounts have been reclassified to conform with current year presentation with no effect on previously reported net income or shareholder's equity.

3. CONCENTRATION OF CREDIT RISK

The Company maintains its cash in bank deposits at financial institutions. The balances, at times, may exceed federally insured limits. The Company exceeded the insured limit by $2,911 and $3,651 for 1996 and 1997, respectively.

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

4. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, including mineral reserves and mine development costs at December 31, 1996 and 1997, are summarized by major classifications as follows:

                                                                 1996    1997
                                                                ------- -------
   Land........................................................ $   303 $   --
   Machinery & equipment.......................................  23,715  20,227
   Buildings...................................................   1,489   1,589
   Mine development costs......................................     585     585
   Mineral reserves............................................     503     503
                                                                ------- -------
                                                                 26,595  22,904
   Less accumulated depreciation, depletion and amortization...  14,528  14,807
                                                                ------- -------
   Net property, plant and equipment........................... $12,067 $ 8,097
                                                                ======= =======

5. INVESTMENT IN SECURITY

Included in other long-term assets, at December 31, 1996 and 1997, is 800 shares of preferred stock in Reclamation Surety Holding Company, Inc. (RSHC) purchased for $2,000. A subsidiary of RSHC, Cumberland Surety Insurance Company, provides the Company insurance coverage for reclamation bonds (see
Note 9), and the purchase of this preferred stock was required in lieu of the Company placing $2,000 in an escrow collateral account. This preferred stock pays a dividend of 6% annually. The Company and RSHC both have options to redeem this stock after January 1, 1998. The Company also has an option to convert to common shares of RSHC after January 1, 1998. Under present bonding arrangements, an option to redeem this stock would result in similar funds being placed into an escrow collateral account.

6. DEBT

a. Revolving Lines of Credit

The Company has the following outstanding balances under lines of credit at December 31:

                                                                     1996  1997
                                                                     ---- ------
   Citizens National Bank & Trust, bearing interest of 5.65%. Total of $300 available, secured by three certificates of deposit totaling $300..................................................  $150 $  200
   Bank of Whitesburg, bearing interest of 9.25% and 9.50%,
    respectively, secured by certain accounts receivable...........   354  1,695
   Citizens National Bank & Trust, bearing interest of 9.50%,
    secured by certain accounts receivable.........................   397    --
                                                                     ---- ------
                                                                     $901 $1,895
                                                                     ==== ======

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

b. Long-Term Debt

Long-term debt consists of the following:

                                                                   1996   1997
                                                                  ------ ------
   Fixed assets financed with 21 and 12 different notes to
    banks, finance companies and vendors for 1996 and 1997,
    respectively. For 1996, interest rates ranged from 8.19% to
    10.50% with a weighted-average rate of 8.98%. For 1997
    interest rates ranged from 8.19% to 10.11% with a weighted-
    average rate of 8.93%, maturing through August 2001. Each
    note is secured by one or more pieces of equipment..........  $3,429 $1,964
   Note payable to GE Capital Corporation, bearing interest of
    9.25%, payable in monthly installments of $94 principle and interest for 60 months, maturing May 2001, secured by
    equipment...................................................   3,840  3,130
   Note payable to GE Capital Corporation, bearing interest of
    9.25%, payable in monthly installments of $48 principle and interest for 36 months, secured by equipment, retired in
    1997........................................................   1,273    --
   Note payable to Caterpillar Finance, bearing interest of
    8.44%, payable in monthly installments of $49 principle and interest, secured by equipment (settled in 1998, see
    Note 17)....................................................     --   2,301
   Note payable to Caterpillar Finance, bearing interest of
    10.25%, payable in monthly installments of $41 principle and interest, secured by equipment (settled in 1998, see
    Note 17)....................................................   1,310    941
   Note payable to Whayne Supply Company, bearing interest of
    8.76%, payable in monthly installments of $18 principle and interest, secured by equipment (settled in 1998, see
    Note 17)....................................................     --     550
                                                                  ------ ------
     Totals.....................................................   9,852  8,886
     Less: Current Portion......................................   3,806  5,964
                                                                  ------ ------
     Long-term Debt.............................................  $6,046 $2,922
                                                                  ====== ======

Principal payments required for long-term debt after December 31, 1997 are as follows:

   Year ended December 31:
     1998................................................................ $5,964
     1999................................................................  1,216
     2000................................................................  1,309
     2001................................................................    397
                                                                          ------
                                                                          $8,886
                                                                          ======

In connection with the GE Capital Corporation note maturing in May 2001, the Company is required to maintain, at the end of each fiscal year, adequate, as defined, debt service coverage.

7. ACCRUED ROYALTIES DUE TO TRANSCO

As part of the 1995 purchase of the subsidiary companies by Leslie Resources Management, Inc., the Company recorded a liability for minimum royalties due to Transco Coal Company. The liability is reduced as coal is

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

mined, and as of December 31, 1996 and 1997, a liability of $981 and $399, respectively, remained. The 1997 amount is included in current portion of accrued royalties and based on mining plans is expected to be paid in 1998.

8. OVERRIDE ROYALTY OBLIGATION DUE TO TRANSCO

As part of the 1995 purchase of the subsidiary companies by Leslie Resources Management, Inc., the Company is obligated to pay to Transco Coal Company 75c for each ton of coal mined from the Ball Creek Property until all reserves are mined. In 1996 and 1997, $27 and $438 were paid, respectively. Payments are required monthly as the coal is mined or, at the Company's option, this obligation can be canceled at any time by paying Transco an amount that, when aggregated with previously paid amounts, totals a discounted $4,000 (discounted from the date of the purchase (November 20, 1995) to each payment date at 15%). At the date of purchase from Transco Coal, the Company recorded as an accrual $4,000 for what it estimated as the aggregate amount to be paid under this obligation.

Beginning in the calendar year 1997, this royalty payment requires minimum annual payments of $150; however, the aggregate payments of the two preceding years in excess of the yearly minimum may be used in meeting the $150 annual minimum.

The Company projects to mine 480,000 tons from the Ball Creek Property in 1998. As of December 31, 1997, $360 is included in current portion of accrued royalties and $3,175 is included in long-term accrued royalties related to this obligation.

9. ACCRUED RECLAMATION AND MINE CLOSURE COSTS

Although the majority of the reclamation process is performed contemporaneously with mining, the Company will incur additional reclamation costs when a particular mine site closes, currently estimated at approximately $7,000 for all sites. The Company accrues on a per ton basis the expected remaining reclamation and mine closure costs. As of December 31, 1997, an aggregate of $1,407 has been accrued for reclamation and mine closure costs. These reclamation and mine closure costs, when mining is completed, represent the estimated costs to reclaim the land at the end of the mining process, as well as other required activities. However, the Company is contingently liable to reclaim the land whenever the mining process stops and these costs could exceed the accrued amounts.

According to Kentucky law, the Company is required to post reclamation bonds to assure the reclamation work is completed. Outstanding reclamation bonds totaled $43,676 and $42,712 at December 31, 1996 and 1997, respectively. The Company pays an insurance bonding premium monthly. In addition, as Note 5 explains, the Company purchased $2,000 in preferred stock in lieu of having an escrow collateral account for 1996 and 1997. Beginning in January 1997, the Company was required to fund an escrow collateral account. As of December 31, 1997, $284 had been paid into the escrow account (included in other long-term assets) with total future obligations totaling $1,216 at a rate of $20 per month.

10. INCOME TAXES

Leslie Resources, Inc. elected to be taxed as a Sub-chapter S corporation, effective for the tax year beginning January 1, 1989, whereby its taxable income is reported by its stockholders. Accordingly, there was no income tax reported at the corporate level for 1996 or 1997. Dividends have been paid to stockholders at various times during the years and totaled $2,054 and $2,782 in 1996 and 1997, respectively.

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

Leslie Resources Management, Inc. and its subsidiaries are C corporations, and therefore incur income taxes at the corporate level. Income tax disclosures for the C corporation group follows:

Income tax expense (benefit) is comprised of the following:

                                                                    Year Ended
                                                                   December 31,
                                                                   -------------
                                                                    1996   1997
                                                                   ------ ------
   Current:
     Federal...................................................... $   12 $  814
     State........................................................    --     145
                                                                   ------ ------
       Total...................................................... $   12 $  959
                                                                   ====== ======

The following accounts for the difference between the actual tax provision and the amounts obtained by applying the statutory U.S. federal income tax rate of 34% to the 1997 income before taxes:

                                                                1996    1997
                                                                -----  ------
   Federal provision computed at statutory rate................ $ 728  $1,175
   State income tax (net of federal tax benefits and
    apportionment factors).....................................    86     138
   Federal and state tax effect on S corporation earnings......  (791)   (445)
   Other.......................................................   (11)     91
                                                                -----  ------
                                                                $  12  $  959
                                                                =====  ======

During 1997, certain assets (machinery and equipment) were transferred from the S corporation to the C corporation. These assets were stepped up for tax purposes, but not book. The deferred tax benefit of $297 was recorded with a corresponding increase in equity.

11. COMMITMENTS AND CONTINGENCIES

a. Coal Sales Contracts

As of December 31, 1997, the Company had commitments to deliver base quantities of coal to four customers. Three contracts expire in 1998, and one expires in 2000 with the Company contracted to supply a minimum of approximately 2.7 million tons over the remaining lives of the contracts at prices which are at or above market.

b. Commissions

The Company has an agreement to pay a 10c per ton commission on all tonnage delivered on a coal contract expiring in 2000. Additionally, beginning in 1998 the Company will pay a $15 per month commission for sales made under various contracts.

c. Contract Mining Agreements

The Company has an agreement with a contract miner to mine at two job sites at a cost to the Company of $13.00 and $14.00 per ton mined, respectively. The contract has no minimum tonnage requirements and is cancelable by either party.

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

d. Aminex

As part of the 1995 purchase of the subsidiary companies by Leslie Resources Management, Inc., the Company is contingently liable under a February 14, 1979 agreement to pay a portion of its "coal proceeds" (as defined) related to certain leases on specified properties to a group of partnerships in bankruptcy that were previously owners of these certain leases. This potential contingent liability exists until January 1, 2004. The computation and definition of "coal proceeds" under this agreement is different than net income according to generally accepted accounting principles. Any prior year deficiencies in calculating "coal proceeds" is carried forward to future years for application to positive amounts. According to the most recent audit report for the period ended June 1, 1996, there exists a deficiency of $2,361 that the Company may carry forward to future years. Due to this deficiency carry forward, no liability for this Aminex agreement has been recorded, nor is any liability expected in the near future.

e. Litigation

The Company is named as defendant in various actions in the ordinary course of its business. These actions generally involve disputes related to contract performance, property boundaries, mining rights, blasting damages, personal injuries and royalty payments, as well as other civil actions that could result in additional litigation or other adversary proceedings.

While the final resolution of any matter may have an impact on the Company's financial results for a particular reporting period, management believes that the ultimate disposition of these matters will not have a materially adverse effect upon the financial position of the Company.

f. Leases

The Company has various operating leases for mining equipment and rental of tipples from a related party (see Note 15b). Rental expense for the years ended December 31, 1996 and 1997 was approximately $320 and $370, respectively.

The Company also leases coal reserves under agreements that call for royalties to be paid as the coal is mined. Total royalty expense for the years ended December 31, 1996 and 1997 was approximately $7,000 and $8,700, respectively. Certain agreements require minimum annual royalties to be paid regardless of the amount of coal mined during the year. However, such agreements are generally cancelable at the Company's discretion. These minimum royalties are recoverable against future royalty payments due on subsequent coal sales and are expensed as the related coal is mined.

Approximate future minimum rental and royalty payments for subsequent years are:

                                                                  Rental Royalty
                                                                  ------ -------
   Year ended December 31:
     1998........................................................  $ 60  $ 4,480
     1999........................................................    40    4,830
     2000........................................................   --     4,830
     2001........................................................   --     4,830
     2002........................................................   --     4,010
     Thereafter..................................................   --    12,825

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

12. MAJOR CUSTOMERS

The Company had sales to the following major customers that in any period exceeded 10% of revenues:

                                        1996                        1997
                             --------------------------- ---------------------------
                                               Year-End                    Year-End
                                     Percent  Receivable         Percent  Receivable
                              Sales  of Sales  Balance    Sales  of Sales  Balance
                             ------- -------- ---------- ------- -------- ----------
   TVA.....................  $10,224   14.9%    $1,458   $20,987   23.9%    $3,211
   Twin Energy.............   18,280   26.6%       368    17,033   19.4%       585
   James River Coal Service
    Co.....................    7,802   11.4%       487     9,032   10.3%       324
   Gabbard Coal Sales......    7,896   11.5%       --        --     --         --

13. STOCKHOLDER'S EQUITY

Stockholder's equity consists of:

                                                                  1996   1997
                                                                 ------ ------
   Common Stock:
     Leslie Resources, Inc.--
       No par value, 1,000 shares authorized, 100 shares issued
        and 20 shares outstanding............................... $    1 $    1
     Leslie Resources Management, Inc.--
       No par value, 1,000 shares authorized, 25 shares issued
        and outstanding.........................................      1      1
                                                                 ------ ------
                                                                      2      2
                                                                 ------ ------
   Treasury Stock:
     Leslie Resources, Inc
       20 shares purchased at a cost of.........................    349    349
       60 shares purchased at a cost of.........................  3,903  3,903
                                                                 ------ ------
                                                                  4,252  4,252
                                                                 ------ ------
   Retained Earnings:
     Leslie Resources, Inc......................................  4,355  2,744
     Leslie Resources Management, Inc...........................     48  1,672
                                                                 ------ ------
                                                                  4,403  4,416
                                                                 ------ ------
         Total Stockholder's Equity............................. $  153 $  166
                                                                 ====== ======

14. TREASURY STOCK

In November 1995, Leslie Resources, Inc. signed an option agreement with three of its stockholders to purchase all the shares of their common stock for $3,903, which was exercised in March 1996. After this transaction, only one stockholder, Greg Wells, owns all the outstanding shares of Leslie Resources, Inc. In 1990 Leslie Resources, Inc. purchased 20 shares from a previous stockholder for $349.

Greg Wells is the only stockholder of Leslie Resources Management, Inc. and its subsidiaries, and no treasury stock has ever been purchased.

          LESLIE RESOURCES, INC. AND LESLIE RESOURCES MANAGEMENT, INC.

15. RELATED PARTY TRANSACTIONS

As indicated in Note 2b, all material related party transactions among the combining Companies have been eliminated. Other related corporations with common ownership with the Company which had transactions are:

    (a) Resource Trucking, Inc. was paid $681 and $884 in 1996 and 1997, respectively, for contract trucking and equipment rental. These services are continually provided to the Company on a month to month basis.

    (b) Mountain Properties, Inc. was paid $432 and $1,494 for coal royalties, rents and wheelage and $307 and $299 for tipple lease in 1996 and 1997, respectively. The Company has leases for varying lengths of time with Mountain Properties, Inc. for future rental and royalty obligations. Approximate minimum payments are included in Note 11f.

No material receivables or payables with these related companies exist at December 31, 1996 or 1997.

16. NEW ACCOUNTING STANDARDS

Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (SFAS No. 121). The new standard requires that long-lived assets and certain identified intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing such impairment reviews, companies are required to estimate the sum of future cash flows from an asset and compare such amount to the asset's carrying amount. Any excess of carrying amount over expected cash flows will result in a possible write-down of an asset to its fair value. Adopting SFAS No. 121 had no impact on the Company's financial position or results of operations.

The Company will implement Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, (SFAS No. 130) during 1998. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in financial statements. Comprehensive income generally represents all changes in shareholders' equity except those resulting from investments by or distributions to shareholders. Such changes are not significant to the Company.

Effective January 1, 1999, the Company will adopt Statement of Position (SOP) 98-5, Reporting on the Costs of Start-up Activities. The new statement requires that the costs of start-up activities be expensed as incurred. The Company has not yet evaluated the impact of this statement on the results of operations or financial position.

17. SUBSEQUENT EVENTS

In December 1997, the shareholder agreed to sell all of the stock of the Company to AEI Holding Company, Inc., the closing of which took place January 15, 1998.

Prior to January 15, 1998, the Company committed to sell, and subsequently sold, property classified as held for resale to Caterpillar Finance for settlement of three notes (see Note 6b). The property sold is leased back from Caterpillar Finance under operating leases.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AEI Resources, Inc. and
Mid-Vol Leasing, Inc.
and Affiliates:

We have audited the accompanying combined balance sheets of Mid-Vol Leasing, Inc. and Affiliates (Mid-Vol Leasing, Inc., Mega Minerals, Inc. and Premium Processing, Inc., see Note 1) as of December 31, 1996 and 1997, and the related combined statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Mid-Vol Leasing, Inc. and Affiliates as of December 31, 1996 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                              Arthur Andersen LLP
Louisville, Kentucky
April 23, 1998

                 MID-VOL LEASING, INC. AND AFFILIATES (NOTE 1)

                            COMBINED BALANCE SHEETS
               as of December 31, 1996 and 1997 and June 30, 1998
                                 (In Thousands)

                                                      December 31,
                                                     --------------  June 30,
                                                      1996   1997      1998
                                                     ------ ------- -----------
                                                                    (Unaudited)
                       ASSETS
Current Assets:
  Cash and cash equivalents......................... $1,607 $   693   $   574
  Restricted cash...................................    106     --        --
  Accounts receivable...............................    943   6,417     3,869
  Due from affiliates...............................    572   2,432         4
  Inventories.......................................  2,840     712     4,078
  Prepaid expenses and other........................    624     147       425
                                                     ------ -------   -------
    Total current assets............................  6,692  10,401     8,950
                                                     ------ -------   -------
Property, plant and equipment, at cost, including
 mineral reserves, net of accumulated depreciation,
 depletion and amortization of $1,494, $1,833 and
 $2,005, respectively...............................  3,118   2,860     2,691
Other non-current assets............................    180     180       164
                                                     ------ -------   -------
    Total assets.................................... $9,990 $13,441   $11,805
                                                     ====== =======   =======
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable.................................. $  329 $   704   $   632
  Due to affiliates.................................  2,710       5       363
  Note payable......................................    400     --        750
  Current portion of long-term debt.................    565     551       168
  Construction contract.............................    --      100     2,000
  Accrued expenses and other........................    216     589       341
                                                     ------ -------   -------
    Total current liabilities.......................  4,220   1,949     4,254
                                                     ------ -------   -------
Non-Current Liabilities:
  Long-term debt and related obligations, less
   current portion..................................  1,185     666       205
  Other non-current liabilities.....................    190     174       --
                                                     ------ -------   -------
    Total non-current liabilities...................  1,375     840       205
                                                     ------ -------   -------
Commitments and Contingencies (see notes)
Stockholders' Equity:
  Common stock......................................      3       3         3
  Retained earnings.................................  4,392  10,649     7,343
                                                     ------ -------   -------
    Total stockholders' equity......................  4,395  10,652     7,346
                                                     ------ -------   -------
    Total liabilities and stockholders' equity...... $9,990 $13,441   $11,805
                                                     ====== =======   =======

The accompanying notes to combined financial statements are an integral part of these balance sheets.

                 MID-VOL LEASING, INC. AND AFFILIATES (NOTE 1)

            COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
              For The Years Ended December 31, 1995, 1996 and 1997
                And The Six Months Ended June 30, 1997 and 1998
                                 (In Thousands)

                                                            Six Months Ended
                                      December 31,              June 30,
                                 -------------------------  ------------------
                                  1995     1996     1997      1997      1998
                                 -------  -------  -------  --------  --------
                                                               (Unaudited)
Revenues........................ $12,489  $17,862  $34,471  $ 18,301  $ 15,324
Costs and expenses:
  Cost of operations............  11,774   15,868   25,021    15,218    12,041
  Depreciation, depletion and
   amortization.................     321      301      329       167       173
  Selling, general and
   administrative...............      59      148      466        99       218
                                 -------  -------  -------  --------  --------
    Total costs and expenses....  12,154   16,317   25,816    15,484    12,432
                                 -------  -------  -------  --------  --------
      Income from operations....     335    1,545    8,655     2,817     2,892
Other income (expense):
  Gain on sale of assets........     --       --        18        18       --
  Interest income...............      86       88      112        58        43
  Interest expense..............    (184)    (129)     (97)      (50)       (7)
  Other, net....................       2        9       (3)      --        --
                                 -------  -------  -------  --------  --------
      Other income (expense)....     (96)     (32)      30        26        36
                                 -------  -------  -------  --------  --------
      Income before income
       taxes....................     239    1,513    8,685     2,843     2,928
Income tax expense (Note 6).....     --       --         5         3         1
                                 -------  -------  -------  --------  --------
      Net income................     239    1,513    8,680  $  2,840  $  2,927
Beginning retained earnings.....   5,500    4,189    4,392     4,392    10,649
    Less dividends paid.........  (1,550)  (1,310)  (2,423)     (566)   (6,233)
                                 -------  -------  -------  --------  --------
Ending retained earnings........ $ 4,189  $ 4,392  $10,649  $  6,666  $  7,343
                                 =======  =======  =======  ========  ========


The accompanying notes to combined financial statements are an integral part of these statements.

                 MID-VOL LEASING, INC. AND AFFILIATES (NOTE 1)

                       COMBINED STATEMENTS OF CASH FLOWS
  For The Years Ended December 31, 1995, 1996 and 1997 And For The Six Months
                          Ended June 30, 1997 and 1998
                                 (In Thousands)

                                                            Six Months Ended
                                      December 31,              June 30,
                                 -------------------------  ------------------
                                  1995     1996     1997      1997      1998
                                 -------  -------  -------  --------  --------
                                                               (Unaudited)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income..................... $   239  $ 1,514  $ 8,680  $  2,840  $  2,927
 Adjustments to reconcile net
  income to net cash provided by
  (used in) operating
  activities:
  Depreciation, depletion and
   amortization.................     321      301      329       167       173
  Gain on sale of assets........     --       --       (18)      (18)      --
Changes in assets and
 liabilities:
  (Increase) decrease in:
   Receivables..................   1,686     (614)  (5,474)   (2,829)    2,549
   Due from affiliates..........   1,120     (562)  (1,860)      (88)    2,428
   Inventories..................  (1,151)    (879)   2,128     2,479    (3,366)
   Prepaids and other...........     (57)    (572)     478       201      (278)
   Other noncurrent assets......     --       --       --        --         16
  Increase (decrease) in:
   Accounts payable.............      43      256      375       153       (72)
   Due to affiliate.............    (194)   2,352   (2,704)     (691)      357
   Accrued expenses and other...     (90)      48      373       288      (248)
   Other non-current
    liabilities.................     157      (17)     (17)      --       (174)
                                 -------  -------  -------  --------  --------
    Net adjustments.............   1,835      313   (6,390)     (338)    1,385
                                 -------  -------  -------  --------  --------
    Net cash provided by
     operating activities.......   2,074    1,827    2,290     2,502     4,312
                                 -------  -------  -------  --------  --------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Restricted cash................       7        7      106       --        --
 Additions of property, plant
  and equipment.................     (59)     --       (74)      --        --
 Proceeds from sale of assets...       7       11       20       --          3
 Proceeds from construction
  contract......................     --       --       100        18     1,900
                                 -------  -------  -------  --------  --------
    Net cash provided by (used
     in) investing activities...     (45)      18      152        18     1,903
                                 -------  -------  -------  --------  --------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Proceeds from issuance of
  debt..........................     300      100      --        --        750
 Repayments on long-term debt
  and note payable..............    (647)    (619)    (932)     (278)     (844)
 Distributions to shareholders..  (1,550)  (1,310)  (2,424)     (566)   (6,240)
                                 -------  -------  -------  --------  --------
    Net cash used in financing
     activities.................  (1,897)  (1,829)  (3,356)     (844)   (6,334)
                                 -------  -------  -------  --------  --------
    Net increase (decrease) in
     cash and cash equivalents..     132       16     (914)    1,676      (119)
CASH AND CASH EQUIVALENTS,
 beginning of period............   1,459    1,591    1,607     1,607       693
                                 -------  -------  -------  --------  --------
CASH AND CASH EQUIVALENTS, end
 of period...................... $ 1,591  $ 1,607  $   693  $  3,283  $    574
                                 =======  =======  =======  ========  ========

The accompanying notes to combined financial statements are an integral part of these statements.

                      MID-VOL LEASING, INC. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
    December 31, 1995, 1996 and 1997 and June 30, 1997 and 1998 (Unaudited)
                             (Dollars in Thousands)

1. DESCRIPTION OF BUSINESS

Mid-Vol Leasing, Inc. and Affiliates consists of Mid-Vol Leasing, Inc. (a West Virginia S corporation), Mega Minerals, Inc. (a West Virginia S corporation) and Premium Processing, Inc. (a West Virginia C corporation), collectively referred to as "the Company".

Mid-Vol Leasing, Inc. (MVL) engages in the brokering of coal with sales predominantly to international coal brokering firms. MVL uses contract miners (including a related party, see Note 7b) to mine the coal. Coal mining and the operation of the loading facilities are conducted in McDowell County in southern West Virginia.

Mega Minerals, Inc. (MMI) leases land for coal mining purposes primarily to MVL. Premium Processing, Inc. (PPI) exclusively provides labor to operate MVL's load out facilities.

Richard Preservati owns 81% of MVL and MMI and 9% of PPI. Tim Boggess, Richard Preservati's son-in-law, owns 75% of PPI. The remaining shares of each of the three companies are owned by Richard Preservati's wife, Nancy, and their three children, Richard Preservati II, Nicholas Preservati and Gina Boggess.

See Note 12b regarding sale to Coal Ventures, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Method of Accounting and Basis of Presentation

The accompanying combined financial statements include those of Mid-Vol Leasing, Inc., Mega Minerals, Inc. and Premium Processing, Inc. because of common ownership and control. All significant intercompany transactions and balances have been eliminated in the combination.

The Company's books and records are maintained on an income tax basis of accounting which differs from and is a comprehensive basis of accounting other than generally accepted accounting principles. Adjustments have been made to the income tax records via "memorandum" entries in order for the financial statements to be prepared in accordance with generally accepted accounting principles.

b. Interim Financial Information

The interim financial statements as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

c. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      MID-VOL LEASING, INC. AND AFFILIATES

d. Statements of Cash Flows

For purposes of the statements of cash flows, the Company considers investments having maturities of three months or less at the time of purchase to be cash equivalents.

  Supplemental disclosure:

                                                                 (Unaudited)
                                                                 Six Months
                                                 December 31,  Ended June 30,
                                                -------------- ---------------
                                                1995 1996 1997  1997    1998
                                                ---- ---- ---- ------- -------
Cash paid for interest......................... $184 $129 $97  $    50 $    29

Not included in the statement of cash flows for 1995 is an addition to property, plant and equipment of $500 which was financed through a $400 note in 1995 and a $100 option payment in 1993. Additionally in 1995, a line of credit of $800 was refinanced into a long-term note of $800, which has been excluded from the 1995 statement of cash flows.

e. Restricted Cash

In accordance with a 1989 coal mining sublease agreement with USX Corporation
(USX), the Company was required to maintain $100 in escrow for the purpose of satisfying any obligations owed to USX. During 1997, this requirement was released.

f. Inventories

Inventories are stated at the lower of cost (using the first-in, first-out method) or market. All inventories consists of stock piled coal.

g. Advance Royalties (included in prepaid expenses and other)

The Company is required under certain royalty lease agreements to make minimum royalty payments whether or not mining activity is being performed on the leased property. These minimum payments are recoupable once mining begins on the leased property. The Company capitalizes these minimum royalty payments and expenses them once mining activities begin. As of December 31, 1996 and 1997, the Company had advance royalties of $56 and $49, respectively.

h. Property, Plant and Equipment

Property, plant and equipment are stated at cost. The Company provides for depreciation of the depreciable assets by using accelerated methods with useful lives that range from 7 to 15 years. Depreciation expense was $229, $199 and $177 for 1995, 1996 and 1997, respectively.

i. Depletion

Cost depletion is calculated on a per ton basis to allocate the cost of mineral reserves against the related coal sales. Cost depletion expense was $93, $101 and $152 for 1995, 1996 and 1997, respectively.

j. Revenue Recognition

The Company's revenues have primarily been generated under coal sales contracts with coal brokerage firms, primarily internationally based. All sales are consummated in US dollars, and revenues are recognized at the time the train cars are loaded as all sales agreements are FOB mine site. The Company grants credit to its

                      MID-VOL LEASING, INC. AND AFFILIATES
customers based on their creditworthiness and generally does not secure collateral for its receivables. No allowance for doubtful accounts is recorded for 1996 and 1997, as management does not believe it is necessary. Historically, accounts receivable write-offs have been insignificant.

k. SFAS No. 121

Effective January 1, 1996, for purposes of this presentation in accordance with generally accepted accounting principles, the Company adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (SFAS No. 121). The new standard requires that long-lived assets and certain identified intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing such impairment review, companies are required to estimate the sum of future cash flows from an asset and compare such amount to the asset's carrying amount. Any excess of carrying amount over expected cash flows will result in a possible write-down of an asset to its fair value. Adopting SFAS No. 121 had no impact on the Company's financial position or results of operations.

l. New Accounting Standard

Effective January 1, 1999, for purposes of this presentation in accordance with generally accepted accounting principles, the Company will adopt Statement of Position (SOP) 98-5 Reporting on the Costs of Start-Up Activities. The new statement requires that the costs of start-up activities be expensed as incurred. The Company has not yet evaluated the impact of this statement on the results of operations or financial position.

m. Reclassifications

Certain reclassifications of prior year amounts were made to conform with the current year presentation with no effect on previously reported net income
(loss) or stockholders' equity.

3. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, including mineral reserves at December 31, 1996 and 1997, are summarized by major classifications as follows:

                                                                 1996    1997
                                                                ------  ------
   Machinery & equipment....................................... $2,019  $2,100
   Mineral reserves............................................  2,593   2,593
                                                                ------  ------
                                                                 4,612   4,693
   Less accumulated depreciation, depletion and amortization... (1,494) (1,833)
                                                                ------  ------
   Net property, plant and equipment........................... $3,118  $2,860
                                                                ======  ======

                      MID-VOL LEASING, INC. AND AFFILIATES

4. DEBT

a. Long-Term Debt

Long-term debt consists of the following:

                                                                  1996   1997
                                                                 ------  -----
   Note payable to Consolidation Coal Company, imputed interest at 5.24%, payable in quarterly installments of $100,000
    principal and interest for 22 quarters, maturing November
    1999, secured by letter of credit..........................  $1,155  $ 787
   Note payable to One Valley Bank, bearing interest at 7.75%, payable in monthly installments of $14,296 principal and
    interest for 66 months, maturing August 2000, secured by
    equipment and guaranteed by owner..........................  $  570  $ 430
   Note payable to One Valley Bank, bearing interest at 7%,
    payable in monthly installments of $12 principal and inter-
    est for 36 months, maturing February 1997, secured by
    equipment and guaranteed by owner..........................      25    --
                                                                 ------  -----
     Totals....................................................   1,750  1,217
     Less: Current portion                                         (565)  (551)
                                                                 ------  -----
     Long-term debt............................................  $1,185  $ 666
                                                                 ======  =====

  Principal payments required for long-term debt after December 31, 1997 are as follows:

   Year ended December 31:
     1998................................................................ $  551
     1999................................................................    550
     2000................................................................    116
                                                                          ------
                                                                          $1,217
                                                                          ======

b. Note payable

As of December 31, 1996, the Company had a $400 note payable to One Valley Bank, bearing interest at 5.29%, payable on demand principal and interest for 180 days. This note was paid in 1997.

c. Letters of Credit

MVL has a letter of credit, secured by affiliate equipment, amounting to $800 to cover certain debt obligations.

d. Guarantor

As of December 31, 1997, MVL guarantees an affiliates' term loans of approximately $1.4 million that mature on January 15, 2001. Subsequent to year-end, MVL was released from its guarantor obligations (see Note 12a).

5. RECLAMATION COSTS

Under current federal and state surface mine laws, the Company is required to reclaim land where surface mining operations are conducted. As the Company obtained the permits relating to the surface mining of its controlled reserves, they have the ultimate responsibility for ensuring that reclamation is completed. Under agreements entered into by the Company with its contract miners, such contract miners are contractually

                      MID-VOL LEASING, INC. AND AFFILIATES
responsible for reclamation. In the event that the contract miners do not perform the required reclamation, the Company would become liable for this reclamation. The Company assesses the financial stability of the contract miners before entering into agreements. The Company may require contract miners to maintain $250 in escrow to be released upon completion of reclamation. If the contract miner obtains its own bonding, the escrow requirement is waived. No additional amounts for reclamation have been provided in the accompanying financial statements as the Company does not believe it will be required to perform such activities. As of December 31, 1997, the Company had approximately $2.8 million in mining bonds.

6. INCOME TAXES

MVL and MMI have elected to be recognized as S corporations under the Internal Revenue Code and similar state statutes. As a result, both entities are not subject to income taxes and their taxable income or loss is reported in the stockholders' individual tax returns.

PPI (organized in 1996) has elected to be recognized as a C corporation under the Internal Revenue Code and similar state statutes. During 1996 and 1997, PPI had no temporary differences between financial statement and tax bases of assets and liabilities. Accordingly, the income tax provision for 1997 is entirely current with no deferred portion. There are no significant differences between the statutory tax rate and effective tax rate for PPI earnings.

7. COMMITMENTS AND CONTINGENCIES

a. Coal Sales Contracts

As of December 31, 1997, MVL had commitments to deliver base quantities of coal to two customers. One contract expires at the end of 1998, with MVL contracted to supply a minimum of approximately 60,000 tons of coal over the remaining life of this contract at prices which are at or above market. MVL also has a contract with CoalArbed, which extends through June 30, 1999 (see Note 9). MVL is to supply a minimum of approximately 600,000 tons of coal at prices which are at or above market.

b. Contract Mining Agreements

As of December 31, 1997, MVL had commitments to purchase quantities of coal from three contract miners (including one affiliate) under various agreements. In 1998, MVL is committed to purchase approximately 1,000,000 tons of coal at cost which will not exceed the ultimate sales prices.

Included in the aforementioned tonnage purchase commitment is approximately 360,000 tons of coal to be purchased from a party related by common ownership, Extra Energy, Inc. (EEI). MVL has used EEI as a contract miner since 1993. Prior to January 1, 1998, EEI's per ton selling price to MVL was equal to EEI's cost per ton to mine the coal, exclusive of any profit or cost of capital. As of December 31, 1995, 1996 and 1997, EEI's price per ton was $28.20, $34.60 and $16.00, respectively. Beginning January 1, 1998, EEI's sales price to MVL was set at $23.00 per ton. These rates exclude additional mining costs such as production taxes and royalty fees.

c. Litigation

The Company is named as defendant in two pending civil actions that relate to an on-the-job accident. While the final resolution of any matter may have an impact on the Company's financial results for a particular reporting period, management believes that the ultimate disposition of these matters will not have a materially adverse effect upon the financial position of the Company.

                      MID-VOL LEASING, INC. AND AFFILIATES

d. Leases

Lease Cost

The Company leases equipment from a related party. Lease expense for the years ended December 31, 1995, 1996 and 1997 was $254, $243 and $619, respectively. MMI and MVL also lease coal reserves under agreements that call for royalties to be paid as the coal is mined. Total royalty expense for the periods ending December 31, 1995, 1996 and 1997 was $259, $398 and $1,062, respectively.

Approximate future minimum lease and royalty payments are as follows:

                                                                       Operating
   Year ended December 31:                                   Royalties  Leases
   -----------------------                                   --------- ---------
     1998...................................................    $53     $2,312
     1999...................................................     53      2,312
     2000...................................................     53      1,884
     2001...................................................     32
     2002...................................................     31
     Thereafter.............................................     30

Subsequent to year-end, the leases relating to royalties were amended (see Note
11b).

Lease Income

MMI leases certain coal reserve rights. During 1995, 1996 and 1997, MMI recognized royalty income of $139, $198 and $353, respectively. The Company has two lease agreements extending through 2001 and 2008, which call for minimum annual payments to be received of $10 and $7, respectively.

8. STOCKHOLDERS' EQUITY

Stockholders' equity consists of:

                                                  December 31,
                                              ---------------------  June 30,
                                               1995   1996   1997      1998
                                              ------ ------ ------- -----------
                                                                    (Unaudited)
Common Stock:
  Mid-Vol Leasing, Inc.--$10.00 par value,
   100 shares authorized, 100 shares issued
   and outstanding........................... $    1 $    1 $     1   $    1
  Mega Minerals, Inc.--$10.00 par value, 100
   shares authorized, 100 shares issued and
   outstanding...............................      1      1       1        1
  Premium Processing, Inc.--$10.00 par value,
   100 shares authorized, 100 shares issued
   and outstanding...........................    --       1       1        1
                                              ------ ------ -------   ------
                                                   2      3       3        3
                                              ------ ------ -------   ------
Retained Earnings:
  Mid-Vol Leasing, Inc.......................  3,326  3,133   9,286    5,840
  Mega Minerals, Inc.........................    862  1,250   1,355    1,499
  Premium Processing, Inc....................    --       9       8        4
                                              ------ ------ -------   ------
                                               4,188  4,392  10,649    7,343
                                              ------ ------ -------   ------
    Total Stockholders' Equity............... $4,190 $4,395 $10,652   $7,346
                                              ====== ====== =======   ======

                      MID-VOL LEASING, INC. AND AFFILIATES

9. MAJOR CUSTOMERS

The Company had sales to the following major customers that in any period exceeded 10% of revenues:

                               1995                   1996                         1997
                         ---------------- ---------------------------- -----------------------------
                                                            Year-End                      Year-End
                                 Percent          Percent   Receivable          Percent   Receivable
                         Sales   of Sales Sales   of Sales   Balance    Sales   of Sales   Balance
                         ------ --------- ------ --------- ----------- ------- --------- -----------
CoalArbed............... $3,315     27%   $9,614     54%      $455     $24,469     71%     $4,554
Consol.................. $3,101     25%       NA     NA         NA          NA     NA          NA
Metcoal.................     NA     NA    $3,093     17%      $ 89          NA     NA          NA
Rheinbraun.............. $1,986     16%   $2,235     13%       --           NA     NA          NA
National Fuel Corp...... $1,251     10%       NA     NA         NA          NA     NA          NA

10. RELATED PARTY TRANSACTIONS

As indicated in Note 2, all material related party transactions among the combining Companies have been eliminated. Transactions with other corporations related via common ownership were as follows:

                                                December 31,        June 30,
                                            --------------------- -------------
                                             1995   1996   1997    1997   1998
                                            ------ ------ ------- ------ ------
                                                                   (unaudited)
   Revenues and expenses:
     Royalty income........................ $  --  $  --  $     2 $  --  $   13
     Contract mining costs.................  9,653  9,282  13,029  7,209  5,396
     Purchased coal........................    986    --      --     --     --
     Loading...............................     26     33      35     17    --
     Equipment rental......................    254    243     619    140    620
     Administrative services...............     12     38      73     30     49
     Maintenance and repair................    122    --      --     --     --

11. SUBSEQUENT EVENTS

a. Pace Carbon West Virginia Synthetic Fuels #3, L.L.C. Refuse Plant

In January 1998, MVL (as Lessor) and Pace Carbon West Virginia Synthetic Fuels #3, L.L.C. (Pace) entered into a sub-lease agreement pertaining to 7 acres at the Dan's Branch Location. The agreement runs through June 30, 2008, with Pace paying $7 per year in rent to MVL.

Pace is constructing a coal palletizing plant on the leased property. Pace plans to blend refuse type material with low quality coal to produce coal briquettes, which will be sold to utilities.

As of December 31, 1997, Pace had advanced to MVL $100 towards the construction of a beltway (conveyor). In March 1998, Pace advanced MVL an additional $1,900. The beltway will run to MVL's Eckman loadout facility. MVL and Pace will both have access to the beltway with MVL gaining ownership upon its completion. If MVL cannot construct the beltway for $2,000 but can complete for up to $3,000, Pace will loan MVL up to $1,000 at 8% interest. If MVL cannot complete the project for the $3,000, the parties will decide who will fund the additional amount. If the belt is determined to be not economically feasible (prior to beginning construction), MVL is obligated to use the $2,000 advanced from Pace to improve the haul roads at the Dan's Branch location. The Company estimates construction costs of approximately $3,700. Due to the conveyor project not being economically feasible, the Company plans on using the $2,000 towards improving the haul roads.

                      MID-VOL LEASING, INC. AND AFFILIATES

b. Amendment to Pocahontas Land Corporation (Pocahontas) Leases

On April 1, 1998, MVL and MMI amended their individual leases with Pocahontas, bringing all leases under the same terms. All leases extend through December 31, 2012, with renewal periods of 15 years. The Company will pay Pocahontas a royalty rate of 3.25% on the average gross selling price per ton, beginning April 1, 1998 through March 31, 2000; thereafter, the royalty rate increases to 3.50%. The advance minimum annual payment will be $185 payable in quarterly payments of $46, effective January 1, 1998.

c. Potential Acquisition by AEI Holding Company, Inc.

In March 1998, the shareholders signed a letter of intent to sell all of the stock of MVL, MMI and PPI to AEI Holding Company, Inc.

12. EVENTS SUBSEQUENT TO DATE OF AUDITORS' REPORT (UNAUDITED)

a. Release from Obligations

Subsequent to April 23, 1998, MVL was released from its guarantor obligation (see Note 4d). Additionally, MVL was released from its operating lease obligations (see Note 7d).

b. Purchase Agreement

On July 10, 1998, the shareholders entered into a stock purchase agreement and immediately sold all their shares to Coal Ventures, Inc. (CVI), which is an entity related to AEI Holding Company, Inc. CVI subsequently change its name to AEI Resources, Inc. (Resources). The purchase price was $35,000 plus a working capital adjustment as well as production royalty payments.

c. Debt Retirement

In July 1998 the Company paid off its remaining debt with company cash and net proceeds from the $750 short-term note payable. Subsequently, the Company's major shareholder retired the $750 note payable.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Kindill Holding, Inc.
Owensboro, Kentucky

We have audited the accompanying consolidated balance sheets of Kindill Holding, Inc. (Company) as of December 31, 1996 and 1997, and the related statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Louisville, Kentucky
April 3, 1998
(May 15, 1998 as to note 6 and August 17, 1998 as to note 16)

                              KINDILL HOLDING, INC

                          CONSOLIDATED BALANCE SHEETS

                                           December 31,      June 30,
                                          ----------------  -----------
                                           1996     1997       1998
                                          -------  -------  -----------
                                                            (Unaudited)
                 ASSETS                         (In thousands)
CURRENT ASSETS:
  Cash, and cash equivalents............. $   102  $ 6,901   $  2,713
  Accounts receivable:
   Trade, less allowance for doubtful
    accounts of $119 (1996)..............   5,945    4,888      4,625
   Escrow receivable related to
    acquisition..........................   3,888      --         --
   Insurance claim.......................   1,161      --         --
  Coal inventory.........................     718    1,964      3,291
  Other..................................   1,176    1,574      1,396
                                          -------  -------   --------
    Total current assets.................  12,990   15,327     12,025
PROPERTY, PLANT, AND EQUIPMENT, net......  76,409   79,131     86,413
OTHER ASSETS.............................   1,773    3,311      2,558
                                          -------  -------   --------
TOTAL.................................... $91,172  $97,769   $100,996
                                          =======  =======   ========
  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable....................... $ 6,561  $ 6,167   $  4,702
  Accrued expenses:
   Accrued payroll.......................   1,464    1,374      1,345
   Accrued interest......................      80      952        --
   Other.................................   2,821    3,584      4,389
  Payable to a relative of a stockholder
   of the Parent.........................  11,193      --         --
  Current maturities of long-term debt...   5,309    4,000      4,000
  Current portion of accrued reclamation
   liability.............................  13,000    8,000      5,000
                                          -------  -------   --------
    Total current liabilities............  40,428   24,077     19,436
LONG-TERM DEBT...........................   5,750   33,330     39,000
ACCRUED RECLAMATION LIABILITY............  17,999   10,026      9,290
ACCRUED POSTRETIREMENT BENEFIT
 OBLIGATION..............................  20,937   23,587     25,037
DEFERRED INCOME TAXES....................   2,014    1,697      2,899
COMMITMENTS AND CONTINGENCIES............     --       --         --
                                          -------  -------   --------
    Total liabilities....................  87,128   92,717     95,662
                                          -------  -------   --------
STOCKHOLDERS' EQUITY:
  Common stock, no par value: authorized
   30,000 shares; issued and outstanding
   10,000 shares.........................      13       13         13
  Note receivable from sale of common
   stock.................................      (8)      (8)        (8)
  Retained earnings......................   4,039    5,047      5,329
                                          -------  -------   --------
    Total stockholders' equity...........   4,044    5,052      5,334
                                          -------  -------   --------
TOTAL.................................... $91,172  $97,769   $100,996
                                          =======  =======   ========

                See notes to consolidated financial statements.

                              KINDILL HOLDING, INC

                       CONSOLIDATED STATEMENTS OF INCOME

                                             Years Ended       Six Months
                                            December 31,     Ended June 30,
                                           ----------------  ----------------
                                            1996     1997     1997     1998
                                           -------  -------  -------  -------
                                                               (Unaudited)
                                                   (In thousands)
COAL SALES................................ $62,860  $58,761  $28,803  $36,867
COST OF COAL SOLD.........................  54,786   54,624   26,590   32,659
                                           -------  -------  -------  -------
GROSS PROFIT..............................   8,074    4,137    2,213    4,208
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES.................................   3,435    2,019    1,111    1,337
                                           -------  -------  -------  -------
INCOME FROM OPERATIONS....................   4,639    2,118    1,102    2,871
                                           -------  -------  -------  -------
OTHER INCOME (EXPENSE):
  Investment income.......................     363      340      110      233
  Rental income...........................     100      159      122       54
  Income from insurance claim.............   1,161      176      400      --
  Other income............................     147      303       76       31
  Interest expense........................    (429)  (1,562)    (416)  (2,720)
                                           -------  -------  -------  -------
    Other income (expense), net...........   1,342     (584)     292   (2,402)
                                           -------  -------  -------  -------
INCOME BEFORE INCOME TAX EXPENSE..........   5,981    1,534    1,394      469
INCOME TAX EXPENSE........................   1,942      526      488      187
                                           -------  -------  -------  -------
NET INCOME................................ $ 4,039  $ 1,008  $   906  $   282
                                           =======  =======  =======  =======
NET INCOME PER COMMON SHARE (BASIC AND
 DILUTED)................................. $   404  $   101       91  $    28
                                           =======  =======  =======  =======


                See notes to consolidated financial statements.

                             KINDILL HOLDING, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
   Years Ended December 31, 1996 and 1997 and Six Months Ended June 30, 1998

                                                Note Receivable
                                         Common  From Sales of  Retained
                                         Stock   Common Stock   Earnings Total
                                         ------ --------------- -------- ------
                                                     (In thousands)
BALANCES AT
  JANUARY 1, 1996.......................  $13         $(8)       $  --   $    5
  Net income............................  --          --          4,039   4,039
                                          ---         ---        ------  ------
BALANCES AT
  DECEMBER 31, 1996.....................   13          (8)        4,039   4,044
  Net income............................  --          --          1,008   1,008
                                          ---         ---        ------  ------
BALANCES AT
  DECEMBER 31, 1997.....................   13          (8)        5,047   5,052
  Net income (Unaudited)................  --          --            282     282
                                          ---         ---        ------  ------
BALANCE AT
  JUNE 30, 1998 (Unaudited).............  $13         $(8)       $5,329  $5,334
                                          ===         ===        ======  ======


                See notes to consolidated financial statements.

                              KINDILL HOLDING, INC

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                         Years Ended December 31,    Six Months Ended June 30,
                         --------------------------  --------------------------
                             1996          1997          1997          1998
                         ------------  ------------  ------------  ------------
                                                            (Unaudited)
                                           (In thousands)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income............. $      4,039  $      1,009  $        906  $        282
 Adjustments to
  reconcile net income
  to net cash provided
  by (used in) operating
  activities:
  Depreciation,
   depletion and
   amortization.........        4,249         5,123         1,962         1,961
  Gain on sales of
   property, plant and
   equipment............           (1)          (37)          --           (131)
  Deferred income
   taxes................        1,627          (278)          488           187
  Changes in assets and
   liabilities (net of
   effects
   of acquisitions):
   Accounts receivable..        1,007         6,105         6,478           263
   Coal inventory.......         (718)       (1,246)         (713)       (1,327)
   Other current assets
    and other assets....         (166)       (5,324)        1,088           930
   Accounts payable.....        6,561          (394)         (720)       (1,465)
   Accrued expenses.....       11,939         1,546        (1,320)          839
   Accrued reclamation
    liability...........      (28,501)      (12,973)       (4,435)       (3,736)
   Accrued
    postretirement
    benefit obligation..        2,302         2,650           804         1,450
                         ------------  ------------  ------------  ------------
    Net cash provided by
     (used in) operating
     activities.........        2,338        (3,819)        4,538          (747)
                         ------------  ------------  ------------  ------------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Expenditures for
  purchases of property,
  plant and equipment...      (16,037)       (4,624)        (806)        (9,330)
 Proceeds from
  (Expenditures for)
  sales of property,
  plant and equipment...            7           165         (110)           218
 Cash received from
  acquisitions..........        2,735           --            --            --
 Payable to a relative
  of a stockholder of
  the Parent............          --        (11,193)          --            --
                         ------------  ------------  ------------  ------------
    Net cash used in
     investing
     activities.........      (13,295)      (15,652)        (916)        (9,112)
                         ------------  ------------  ------------  ------------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Proceeds from issuance
  of long-term debt.....       31,262        81,223           --          7,171
 Principal payments on
  long-term debt........      (20,203)      (54,953)      (3,239)        (1,500)
                         ------------  ------------  ------------  ------------
    Net cash provided by
     (used in) financing
     activities.........       11,059        26,270       (3,239)         5,671
                         ------------  ------------  ------------  ------------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS............          102         6,799           383        (4,188)
CASH AND CASH
 EQUIVALENTS, BEGINNING
 OF PERIOD..............          --            102           102         6,901
                         ------------  ------------  ------------  ------------
CASH AND CASH
 EQUIVALENTS, END OF
 PERIOD................. $        102  $      6,901  $        485  $      2,713
                         ============  ============  ============  ============
CASH PAID DURING THE
 PERIOD FOR INTEREST.... $        349  $        690  $        436  $      3,144
                         ============  ============  ============  ============

                See notes to consolidated financial statements.

                             KINDILL HOLDING, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            As of and for the Years Ended December 31, 1996 and 1997
                             (Dollars In Thousands)

1. DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business--Kindill Holding, Inc., (Company) is primarily engaged in the extraction and processing of coal in Southern Indiana. The principal market for the Company's coal is electric utilities located in Southern Indiana and Western Kentucky. Coal sales are made under long-term contracts and on the spot market, and are made on an unsecured basis. A substantial portion of the Company's labor force is under a contract with the United Mine Workers of America (UMWA).

Basis of Presentation--The consolidated financial statements include the accounts of Kindill Holding, Inc. and its subsidiary. All significant intercompany transactions and balances have been eliminated. Any information as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of these interim periods have been included. The result for its interim periods ended June 30, 1997 and 1998, are not necessarily indicative of the results to be obtained for the full year.

Acquisitions--On December 6, 1995 and February 12, 1996, the Company acquired certain assets, primarily mineral reserves and mining machinery and equipment of approximately $79,019, assumed certain liabilities, primarily reclamation and postretirement benefit obligation of approximately $81,754, and received cash of $2,735. Liabilities assumed also include a payable to a relative of a stockholder of the Parent for fees related to the acquisitions of approximately $16,600. The purchase method was used to account for the acquisitions.

Cash and Cash Equivalents--Cash and cash equivalents include cash on deposit and highly liquid investments with original maturities of three months or less.

Inventories--Coal inventory is stated at the lower of costs (first-in, first-out method) or market. Coal inventory costs primarily include labor, equipment, drilling, blasting and stripping costs. Expenditures for mine supply inventory, which totaled approximately $11,130 and $10,804 in 1996 and 1997, respectively, are charged to expense when incurred.

Property, Plant and Equipment--Property, plant and equipment are stated at cost. Depreciation is determined using principally the straight-line method over the estimated useful lives of the related assets. Expenditures for mineral rights are capitalized. Mineral rights costs are depleted or amortized using the units of production method. Expenditures for maintenance and repair costs which totaled approximately $8,270 and $9,013 in 1996 and 1997, respectively, are charged to expense when incurred.

Deferred Financing Costs--The cost of issuing long-term debt is capitalized and amortized using the effective interest method over the term of the related debt.

Advanced Royalties--Advanced, or recoupable, royalties represent prepayments on leases for the rights to mine minerals. These royalties are charged to expense based on the units of production method or charged to operations when the Company has ceased mining or has made the decision not to mine such property.

Asset Impairment--In certain situations, expected mine lives are shortened because of changes to planned operations. To the extent that it is determined that asset carrying values will not be recoverable during the shorter mine life, a provision for such impairment is recognized. In addition, the Company elected to adopt Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of in 1996. SFAS No. 121 expanded the Company's criteria for loss recognition, and provides methods for both determining when an impairment has occurred and for measuring the amount of the impairment. SFAS No. 121 requires that projected future cash flows from use and disposition of all the Company's assets be compared with the carrying amounts of those assets. When the sum of projected cash flows is less than the carrying amount, impairment losses are to be recognized. There are no asset impairments at December 31, 1996 and 1997.

                             KINDILL HOLDING, INC.

Accrued Reclamation Liability--The Company is required to reclaim land on which mining operations are conducted. An estimated reclamation liability associated with acquired properties is recognized on the purchase date. The costs of normal ongoing surface mining reclamation are charged to cost of sales as incurred. Reclamation costs primarily include reclaiming the final pit and support acreage at surface mines, removing or covering refuse piles and slurry (or settling) ponds and dismantling preparation plants and other facilities.

Accrued Postretirement Benefit Obligation--As prescribed by SFAS No. 106, Employers' Accounting for Postretirement Benefits Other than Pensions, the Company accrues, based on annual independent actuarial valuation, for expected costs of providing postretirement benefits other than pensions, primarily medical benefits, during an employee's actual working career.

Income Taxes--The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred taxes are established for temporary differences between financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

Revenue Recognition--Coal sales are recognized at contract prices as the time title transfers to the customer.

Net Income Per Common Shares--The Company adopted SFAS No. 128, Earnings Per Share, which requires the Company to present its basic net income per common share. Net income per common share is determined by dividing the weighted average number of common shares outstanding during the year into net income.

Rate Ceiling Agreement--The Company centered into a rate ceiling agreement to reduce the impact of changes in interest rates on $21,000 of its floating rate debt for the period from October 2, 1997 through September 30, 2000. The rate available under the agreement caps the 10.25% rate under a term note at 12.25%. Net cash amounts paid or received under the agreement, if any, are accrued and recognized as an adjustment to interest expense. There were no amounts paid or received under the agreement in 1997.

Use of Estimates--Financial statements prepared in conformity with a generally accepted accounting principles require management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

2. FINANCIAL INSTRUMENTS

The Company is a party to financial instruments with off-balance sheet risk. No losses are anticipated due to nonperformance by the counterparties relating to financial instruments. Pursuant to SFAS No. 107, Disclosures about Fair Value of Financial Instruments, the Company is required to disclose the fair value of financial instruments where practicable. The carrying amounts of cash equivalents, accounts receivable and accounts payable reflected on the balance sheets approximate the fair value of these instruments due to the short duration to maturity. The fair value of long-term debt is based on the interest rates available to the Company for debt with similar terms and maturities. The fair value of the rate ceiling agreement is based on the quoted market price as provided by the financial institution which is the counterparty to the agreement.

                             KINDILL HOLDING, INC.

The fair value of the Company's long-term debt and rate ceiling agreement as of December 31 is as follows:

                                                    1996             1997
                                              ---------------- ----------------
                                              Carrying  Fair   Carrying  Fair
                                               Value    Value   Value    Value
                                              -------- ------- -------- -------
   Long-term debt............................ $11,059  $11,059 $37,330  $37,330
   Rate ceiling agreement....................                           $    14

3. OTHER CURRENT ASSETS

Other current assets consist of the following:

                                                                   1996   1997
                                                                  ------ ------
   Advanced royalties, current portion........................... $  370 $  210
   Deferred income taxes.........................................    386    347
   Prepaid insurance.............................................    210    530
   Other.........................................................    210    487
                                                                  ------ ------
   Total......................................................... $1,176 $1,574
                                                                  ====== ======

4. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

                                                                  Useful Lives
                                                   1996    1997     (Years)
                                                  ------- ------- ------------
   Land.......................................... $ 2,733 $ 3,128
   Mining machinery and equipment................  33,066  33,531     5-12
   Mineral reserves..............................  34,136  39,819
   Buildings, preparation plans, loading
    facilities and improvements..................   9,483   9,956     5-15
   Vehicles......................................     993   1,289        5
   Office equipment, furniture and fixtures......     159     323        5
                                                  ------- -------
       Total.....................................  80,570  88,046
   Less accumulated depreciation, depletion and
    amortization.................................   4,161   8,915
                                                  ------- -------
   Net........................................... $76,409 $79,131
                                                  ======= =======

5. OTHER ASSETS

Other assets consist of the following:

                                                                 1996   1997
                                                                ------ ------
   Deferred loan financing costs, less current portion, net of
    accumulated amortization of $350 (1997)....................        $1,465
   Advanced royalties.......................................... $  866  1,024
   Other.......................................................    907    822
                                                                ------ ------
   Total....................................................... $1,773 $3,311
                                                                ====== ======

                             KINDILL HOLDING, INC.

6. LONG-TERM DEBT

Long-term debt consists of the following:

                                                                 1996    1997
                                                                ------- -------
   Term notes payable, secured by substantially all assets,
    interest at prime (8.5% at December 31, 1997) plus 1.75%
    and 2.25%, payable in installments through March 2005, plus
    interest notes as described below..........................         $37,330
   Interest notes, less deferred interest as described below...
   Term note payable........................................... $ 7,500
   Revolving credit commitment (weighted average interest
    rate of 8.4%)..............................................   3,559
                                                                ------- -------
       Total...................................................  11,059  37,330
   Less current maturities.....................................   5,309   4,000
                                                                ------- -------
   Long-term maturities........................................ $ 5,750 $33,330
                                                                ======= =======

Annual principal payments on long-term debt are as follows:

                                                                          1997
                                                                         -------
   1998.............................................................     $ 4,000
   1999.............................................................       5,333
   2000.............................................................       5,333
   2001.............................................................       5,333
   2002.............................................................       5,333
   Thereafter.......................................................      11,998
                                                                         -------
   Total............................................................     $37,330
                                                                         =======

At December 31, 1997, the Company has interest notes of $8,000 for additional interest payable to the term note lenders. The interest notes are secured by substantially all assets, bear interest at prime (8.5% at December 31, 1997) plus 2%, and are payable in installments through March 2005. The cost related to these notes has been recorded as a contra account to long-term debt and is being amortized using the effective interest method over the period of the term notes. The Company can prepay the interest notes, for $5,000 at any time on or prior to December 31, 1998, for $6,000 at any time on or prior to June 30, 1999, or for $7,000 at any time on or prior to December 31, 1999. At present, Company management intends to pay the interest notes in installments through March 2005. However, if the Company prepays the term and additional interest notes, interest will be adjusted to include the amount of the interest prepayment not yet recognized under the effective interest method. The approximate amount of the interest that would be adjusted to include the amount of interest prepayment not yet recognized under the effective interest method is $2,933 in 1998 if prepaid on December 31, 1998, is $2,362 in 1998 and $647 in 1999 if prepaid on June 30, 1999, or is $2,044 in 1998 and 1999 if prepaid on December 31, 1999.

Loan agreements related to the term notes require the Company to maintain certain minimum financial ratios and also contain certain restrictive provisions, including, among others, restrictions on selling or transferring assets, incurring additional indebtedness, making distributions without prior consent of the lenders, leasing of real or personal property and purchasing fixed assets. The Company was not in compliance with its interest coverage ratio covenant and, on May 15, 1998, received a waiver from the term note lenders.

                             KINDILL HOLDING, INC.

7. ACCRUED POSTRETIREMENT BENEFIT OBLIGATION

Pursuant to Article XX, Health and Retirement Benefits, of the National Bituminous Coal Wage Agreement of 1993 (NBCWA), the Company is required to provide for postretirement benefits other than pensions to eligible beneficiaries covered by the NBCWA. The net postretirement healthcare cost for 1996 and 1997 includes the following:

                                                                   1996   1997
                                                                  ------ ------
   Service cost.................................................. $  310 $  187
   Interest cost.................................................  2,125  2,233
   Amortization of unrecognized loss.............................    406    277
                                                                  ------ ------
   Net periodic postretirement benefit cost...................... $2,841 $2,697
                                                                  ====== ======

A reconciliation of the plan's status to amounts recognized in the Company's balance sheets at December 31, follows:

                                                                 1996    1997
                                                                ------- -------
   Accumulated postretirement benefit obligation:
     Retirees..................................................         $ 3,139
     Fully eligible active employees........................... $23,502  23,500
     Other active employees....................................   4,735   2,979
                                                                ------- -------
       Total...................................................  28,237  29,618
     Unrecognized net loss.....................................   7,300   6,031
                                                                ------- -------
   Accumulated postretirement benefit obligation............... $20,937 $23,587
                                                                ======= =======

The discount rate used to determine the accumulated postretirement benefit obligation was 7% at December 31, 1996 and 1997. The assumed healthcare cost trend rates used in determining the net expense for 1997 are shown in the following table. Healthcare cost trends were assumed to decline from 1997 levels to an ultimate ongoing level over four years as follows:

                                                                   1997  Ultimate
                                                                   Rate    Rate
                                                                   ----  --------
   Pre-65......................................................... 7.4%      5%
   Post-65........................................................ 6.2%      5%
   Medicare offset................................................ 5.8%      5%

The expense and liability estimates can fluctuate by significant amounts based upon the assumptions used by actuaries. If the healthcare cost trend rate was increased by 1% in each year, the accumulated postretirement benefit obligation would be approximately $5,670 higher as of December 31, 1997. The effect of this change on the 1997 expense would be an increase of approximately $440.

8. INCOME TAXES

Income tax expense consists of the following:

                                                                    1996  1997
                                                                   ------ -----
   Current........................................................ $  315 $ 804
   Deferred expense (benefit).....................................  1,627  (278)
                                                                   ------ -----
   Income tax expense............................................. $1,942 $ 526
                                                                   ====== =====

                             KINDILL HOLDING, INC.

Income tax expense does not differ materially from the amount computed by applying the statutory federal income tax rate of 34% to income before income taxes.

The components of deferred tax assets and liabilities are as follows:

                                                                1996    1997
                                                               ------- -------
   Current deferred tax assets:
     Accrued liabilities, primarily accrued vacation.......... $   300 $   281
     Deferred rent............................................      46      66
     Allowance for doubtful accounts..........................      40
                                                               ------- -------
   Total current deferred tax assets.......................... $   386 $   347
                                                               ------- -------
   Non-current deferred tax assets:
     Postretirement benefits.................................. $ 7,119 $ 7,989
     Reclamation..............................................   6,129   6,129
                                                               ------- -------
   Total non-current deferred tax assets......................  13,248  14,118
                                                               ------- -------
   Non-current deferred tax liabilities:
     Differences between assigned values and tax bases of
      minerals acquired.......................................   6,148   6,439
     Differences between assigned values and tax bases of
      fixed assets acquired...................................   9,114   9,376
                                                               ------- -------
   Total non-current deferred tax liabilities.................  15,262  15,815
                                                               ------- -------
   Net non-current deferred tax liabilities................... $ 2,014 $ 1,697
                                                               ======= =======

9. RELATED PARTY TRANSACTIONS

The following summarizes expenses incurred during 1996 and 1997 and for the six months ended June 30, 1998 and amounts payable at December 31, 1996 and 1997 and June 30, 1998 to related parties:

                                    1996             1997        June 30, 1998
                              ---------------- ---------------- ----------------
                              Expenses Payable Expenses Payable Expenses Payable
                              -------- ------- -------- ------- -------- -------
                                                                  (Unaudited)
  Payable to a relative of a
   stockholder..............           $11,200
  Equipment rentals and
   other operational costs
   paid to a company owned
   by a relative of a
   stockholder..............   $7,444    1,646  $8,680   $996    $5,558    $71
  Sales commissions paid to
   a company owned by a
   relative of a
   stockholder..............    1,048      117
  Consulting fees paid to a
   former stockholder.......    1,435               75
  Consulting fees paid to a
   stockholder..............                       131               30
                               ------  -------  ------   ----    ------    ---
  Total.....................   $9,927  $12,963  $8,886   $996    $5,588    $71
                               ======  =======  ======   ====    ======    ===

                             KINDILL HOLDING, INC.

10. COAL SUPPLY CONTRACTS

The Company has commitments to deliver scheduled base quantities of coal annually to various customers, which require the Company to supply a minimum supply of coal over the remaining lives of the contracts at prices as defined under the contracts. The annual requirements of tons to be delivered under coal supply contracts are as follows:

                                                                       Tons
                                                                  --------------
                                                                  (In Thousands)
   1998..........................................................      2,040
   1999..........................................................      1,260
   2000..........................................................      1,260
   2001..........................................................      1,260
   2002..........................................................      1,260
   Thereafter....................................................      3,960
                                                                      ------
   Total.........................................................     11,040
                                                                      ======

11. LEASES

The Company has certain noncancelable royalty and equipment operating lease agreements with terms in excess of one year. The annual minimum commitments are as follows:

                                                       Royalty Equipment  Total
                                                       ------- --------- -------
   1998...............................................  $ 69    $ 2,848  $ 2,917
   1999...............................................    69      2,848    2,917
   2000...............................................    69      2,848    2,917
   2001...............................................    69      2,848    2,917
   2002...............................................    69      2,848    2,917
   2003 and Thereafter................................   367      2,848    3,215
                                                        ----    -------  -------
   Total..............................................  $712    $17,088  $17,800
                                                        ====    =======  =======

Royalty and lease expense for 1996 and 1997 was approximately $8,950 and $4,100, respectively.

12. BENEFIT TRUST AND PLANS

The Company is required under their contract with the UMWA to pay amounts based on hours worked to the UMWA Pension Plan and Trust, a multi-employer pension plan covering all employees who are members of the UMWA. The accompanying statements of income include approximately $540 and $466 of expense in 1996 and 1997, respectively, applicable to the plan. The NBCWA authorizes the Bituminious Coal Operators Association to increase the rate of contributions from employers to assure payment of benefits. The union contract requires all currently participating employers to guarantee benefits jointly, but not severally, with all other currently participating employers.

The Company has a defined contribution savings plan under the provisions of Sec. 401(k) of the Internal Revenue Code that provides retirement benefits to substantially all employees other than employees covered by the contract with the UMWA. The Company's contribution is discretionary. The Company did not make any contributions in 1996 or 1997.

                             KINDILL HOLDING, INC.

13. SELF-INSURED EMPLOYEE HEALTH AND DISABILITY BENEFITS

The Company maintains self-insurance programs for that portion of nonadministrative employees' workers' compensation costs not covered by the Company's stop loss insurance policy. During 1996 and 1997, the maximum cash outlays were $250 in annual claims for each accident and aggregate annual claims of $750 and $500, respectively. Workers' compensation costs charged to expense in 1996 and 1997 were approximately $185 and $132, respectively.

Effective August 1, 1997, the Company began a self-insurance program for that portion of employees' health care costs not covered by the Company's stop loss insurance policy, which sets the maximum cash outlays for annual claims for each employee or employee's dependent up to $35 and individual lifetime maximum of $1,000 at December 31, 1997. Health care costs charged to expense in 1997 were approximately $63.

14. NET INCOME PER COMMON SHARE

The following are reconciliations of the numerators and denominators used for the determination of net income per common share for the years ended December 31, 1996 and 1997.

                                                                   1996   1997
Numerator:
 Net income...................................................... $4,039 $1,008
Denominator:
 Weighted-average number of common shares outstanding............     10     10
                                                                  ------ ------
Net income per common share...................................... $  404 $  101
                                                                  ------ ------

15. MAJOR CUSTOMERS

The Company has sales to the following major customers that exceed 10% of revenues. These revenues and each customer's relative percentage of total trade receivables are summarized below:

                                                Percentage of    Percentage of
                                       Revenues Total Revenues Total Receivables
                                       -------- -------------- -----------------
As of and for the year ending
 December 31, 1996
  Customer A.......................... $11,068       17.6%           19.9%
  Customer B..........................   9,977       15.9%           13.4%
  Customer C..........................   9,415       15.0%            0.0%
  Customer D..........................   9,048       14.4%           27.2%
  Customer E..........................   7,705       12.3%           19.1%
As of and for the year ending
 December 31, 1997
  Customer A.......................... $24,471       41.6%           18.5%
  Customer B..........................   6,661       11.3%           13.6%

16. SUBSEQUENT EVENT

On August 17, 1998 the stockholders of the Company agreed to sell all of the outstanding common stock of the Company to West Virginia--Indiana Coal Holding Company, Inc. for approximately $11,000.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of AEI Resources, Inc.:

We have audited the accompanying balance sheets of Martiki Coal Corporation (a wholly-owned subsidiary of MAPCO Coal, Inc.) as of December 31, 1997, and September 30, 1998, and the related statements of operations, stockholder's equity, and cash flows for the seven months ended July 31, 1996 (predecessor), and for the five months ended December 31, 1996, the year ended December 31, 1997, and the nine months ended September 30, 1998 (successor). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Martiki Coal Corporation at December 31, 1997, and September 30, 1998, and the results of its operations and its cash flows for the seven months ended July 31, 1996 (predecessor), and for the five months ended December 31, 1996, the year ended December 31 1997, and the nine months ended September 30, 1998 (successor), in conformity with generally accepted accounting principles.

As discussed in Note 1, effective August 1, 1996, Martiki Coal Corporation's parent became a wholly owned subsidiary of Alliance Coal Corporation in a business combination accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on fair values. Accordingly, the predecessor financial statements for the seven months ended July 31, 1996, are not necessarily comparable to the successor financial statements subsequent to August 1, 1996.

DELOITTE & TOUCHE LLP

Tulsa, Oklahoma
January 7, 1999

                            MARTIKI COAL CORPORATION
                (A Wholly-Owned Subsidiary of MAPCO Coal, Inc.)

                                 BALANCE SHEETS

                    December 31, 1997 and September 30, 1998
                (Amounts in Thousands, Except Per Share Amount)

                                                               1997     1998
                           ASSETS                             -------  -------
CURRENT ASSETS:
  Accounts receivable........................................ $ 9,095  $ 7,914
  Inventory..................................................   8,732    6,801
  Prepaid expenses and other current assets..................      99       --
                                                              -------  -------
    Total current assets.....................................  17,926   14,715
PROPERTY, PLANT AND EQUIPMENT--Net...........................  34,238   25,557
DEFERRED INCOME TAXES--Net...................................   1,137    2,022
OTHER ASSETS.................................................      47       47
                                                              -------  -------
TOTAL........................................................ $53,348  $42,341
                                                              =======  =======
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable........................................... $ 3,863  $ 2,746
  Accrued expenses...........................................   2,246    1,881
  Due to Parent..............................................   1,688    1,236
                                                              -------  -------
    Total current liabilities................................   7,797    5,863
RECLAMATION AND MINE CLOSING.................................   4,268    4,465
ACCRUED PNEUMOCONIOSIS BENEFITS..............................   1,534    1,553
WORKERS COMPENSATION AND OTHER LONG-TERM LIABILITIES.........     773      770
                                                              -------  -------
    Total liabilities........................................  14,372   12,651
                                                              -------  -------
STOCKHOLDER'S EQUITY:
  Common stock, $3,000 par value per share--authorized,
   issued,
   and outstanding, 1 share..................................       3        3
  Additional paid-in capital.................................  39,360   35,315
  Accumulated deficit........................................    (387)  (5,628)
                                                              -------  -------
    Total stockholder's equity...............................  38,976   29,690
                                                              -------  -------
TOTAL........................................................ $53,348  $42,341
                                                              =======  =======

                       See notes to financial statements.

                            MARTIKI COAL CORPORATION

                (A Wholly-Owned Subsidiary of MAPCO Coal, Inc.)

                            STATEMENTS OF OPERATIONS

  Seven Months Ended July 31, 1996 (Predecessor) and for the Five Months Ended
     December 31, 1996, Year Ended December 31, 1997, and Nine Months Ended
                         September 30, 1998 (Successor)
                             (Amounts in Thousands)

                                                                     Predecessor                  Successor
                                                                     ----------- ---------------------------------------
                                                                      July 31,   December 31, December 31, September 30,
                                                                        1996         1996         1997         1998
                                                                     ----------- ------------ ------------ -------------
REVENUES............................................................   $52,589     $42,730      $73,857       $54,371
                                                                       -------     -------      -------       -------
OPERATING EXPENSES:
  Cost of operations................................................    43,649      31,285       67,333        51,648
  Depreciation and amortization.....................................     5,299       7,167        9,702         8,621
  General and administrative........................................     1,231         932        2,963         2,434
                                                                       -------     -------      -------       -------
    Total operating expenses........................................    50,179      39,384       79,998        62,703
                                                                       =======     =======      =======       =======
INCOME (LOSS) FROM OPERATIONS.......................................     2,410       3,346       (6,141)       (8,332)
OTHER INCOME........................................................       126         119          559            93
                                                                       -------     -------      -------       -------
INCOME (LOSS) BEFORE INCOME TAXES...................................     2,536       3,465       (5,582)       (8,239)
INCOME TAX EXPENSE (BENEFIT)........................................       358         183       (1,913)       (2,998)
                                                                       -------     -------      -------       -------
NET INCOME (LOSS)...................................................   $ 2,178     $ 3,282      $(3,669)      $(5,241)
--------------------------------------------------
                                                                       =======     =======      =======       =======


                       See notes to financial statements.

                            MARTIKI COAL CORPORATION
                (A Wholly-Owned Subsidiary of MAPCO Coal, Inc.)

                            STATEMENTS OF OPERATIONS

  Seven Months Ended July 31, 1996 (Predecessor) and for the Five Months Ended
     December 31, 1996, Year Ended December 31, 1997, and Nine Months Ended
                         September 30, 1998 (Successor)
                             (Amounts in Thousands)

                                                            Retained    Total
                                               Additional   Earnings    Stock-
                                        Common  Paid-In   (Accumulated holder's
                                        Stock   Capital     Deficit)    Equity
                                        ------ ---------- ------------ --------
PREDECESSOR BALANCE, JANUARY 1, 1996...  $  3   $31,062     $ 16,111   $47,176
  Net income...........................   --        --         2,178     2,178
                                         ----   -------     --------   -------
PREDECESSOR BALANCE, JULY 31, 1996.....     3    31,062       18,289    49,354
  Purchase price allocation in business
   combination (Note 1)................   --     15,798      (18,289)   (2,491)
                                         ----   -------     --------   -------
SUCCESSOR BALANCE, AUGUST 1, 1996......     3    46,860          --     46,863
  Net income...........................   --        --         3,282     3,282
  Capital contributed..................   --      2,040          --      2,040
                                         ----   -------     --------   -------
BALANCE, DECEMBER 31, 1996.............     3    48,900        3,282    52,185
  Net loss.............................   --        --        (3,669)   (3,669)
  Return of capital....................   --     (9,540)         --     (9,540)
                                         ----   -------     --------   -------
BALANCE, DECEMBER 31, 1997.............     3    39,360         (387)   38,976
  Net loss.............................   --        --        (5,241)   (5,241)
  Return of capital....................   --     (4,045)         --     (4,045)
                                         ----   -------     --------   -------
BALANCE, SEPTEMBER 30, 1998............  $  3   $35,315     $ (5,628)  $29,690
                                         ====   =======     ========   =======




                       See notes to financial statements.

                            MARTIKI COAL CORPORATION
                (A Wholly-Owned Subsidiary of MAPCO Coal, Inc.)

                            STATEMENTS OF CASH FLOWS

  Seven Months Ended July 31, 1996 (Predecessor) And For The Five Months Ended
     December 31, 1996, Year Ended December 31, 1997, And Nine Months Ended
                         September 30, 1998 (Successor)
                             (Amounts in Thousands)

                                                                          Predecessor                Successor
                                                                          ----------- ---------------------------------------
                                                                           July 31,   December 31, December 31, September 30,
                                                                             1996         1996         1997         1998
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)......................................................   $ 2,178     $ 3,282      $(3,669)      $(5,241)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization..........................................     5,299       7,167        9,702         8,621
  Deferred income taxes..................................................     1,915      (2,067)      (1,407)         (885)
  Gain on sale of property and equipment.................................        (1)         --           (2)           (4)
  Changes in operating assets and liabilities:
   (Increase) decrease in accounts receivable............................     2,323      (8,096)       6,499         1,181
   (Increase) decrease in inventory......................................    (1,765)       (775)      (1,741)        1,931
   (Increase) decrease in prepaid expenses and other current assets......       (32)         10          (99)           99
   (Increase) decrease in other assets...................................       251         (38)          31            --
   Increase (decrease) in accounts payable...............................     1,398      (3,103)         150        (1,117)
   Increase (decrease) in accrued expenses...............................      (269)        756           18          (365)
   Increase (decrease) in due to Parent..................................    (6,372)      1,113          574          (452)
   Increase (decrease) in accrued pneumoconiosis benefits................        45         (42)          76            19
   Increase in reclamation and mine closing..............................        96          89          259           197
   Increase (decrease) in workers compensation and other long-term
    liabilities..........................................................       269         236           67            (3)
                                                                            -------     -------      -------       -------
    Net cash provided by (used in) operating activities..................     5,335      (1,468)      10,458         3,981
                                                                            -------     -------      -------       -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, plant and equipment..............................    (5,399)       (572)      (1,138)           --
  Proceeds from sale of property, plant and equipment....................        64          --          220            64
                                                                            -------     -------      -------       -------
    Net cash provided by (used in) investing activities..................    (5,335)       (572)        (918)           64
                                                                            -------     -------      -------       -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contributed by Parent..........................................        --       2,040           --            --
  Return of capital to Parent............................................        --          --       (9,540)       (4,045)
                                                                            -------     -------      -------       -------
    Net cash provided by (used in) financing activities..................        --       2,040       (9,540)       (4,045)
                                                                            -------     -------      -------       -------
NET CHANGE IN CASH AND CASH EQUIVALENTS AND BALANCE AT END OF PERIOD.....   $    --     $    --      $    --       $    --
                                                                            =======     =======      =======       =======
SUPPLEMENTAL CASH FLOW INFORMATION:
 Income taxes paid (refunded) through Parent (Note 2)....................   $(1,557)    $ 2,250      $  (506)      $(2,113)
--------------------------------------------------
                                                                            =======     =======      =======       =======

                       See notes to financial statements.

                            MARTIKI COAL CORPORATION
                (A Wholly-Owned Subsidiary of MAPCO Coal, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

     Seven Months Ended July 31, 1996 (Predecessor) and for the Five Months Ended December 31, 1996, Year Ended December 31, 1997 and Nine Months
                      Ended September 30, 1998 (Successor)

1. ORGANIZATION AND BASIS OF PRESENTATION

Organization--Martiki Coal Corporation (the "Company") produces and markets coal from a surface mine complex located in Kentucky. Coal is sold primarily to electric utilities located in the eastern United States. The Company is a wholly-owned subsidiary of MAPCO Coal, Inc., that, since August 1, 1996, has been a wholly-owned subsidiary of Alliance Coal Corporation ("Alliance") and represents the successor company ("Successor"). Prior to August 1, 1996, MAPCO Coal, Inc. was a wholly-owned subsidiary of MAPCO Inc. ("MAPCO") and represents the predecessor company ("Predecessor").

Basis of Presentation--The accompanying financial statements present the assets, liabilities, revenues and expenses related to the Company. Effective August 1, 1996, pursuant to a stock purchase agreement by and between Alliance and MAPCO, Alliance acquired all of the outstanding stock of MAPCO Coal, Inc. The allocation of the acquisition costs among the acquired assets and assumed liabilities was based on fair values using appraisals, actuarial valuations, and management estimates using the purchase method of accounting for business combinations. Operating results prior to August 1, 1996 for the Predecessor are presented on a historical cost basis and are not necessarily comparable to operating results subsequent to August 1, 1996 for the Successor primarily due to depreciation and amortization.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Estimates in the Financial Statements--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

Fair Value of Financial Instruments--The carrying amounts for accounts receivable, accounts payable and amounts due from Parent approximate fair value because of the short maturity of those instruments.

Cash Management--The Company participated in the cash management program of Alliance subsequent to August 1, 1996 and MAPCO prior to August 1, 1996. All cash transactions for the Company, including current income taxes attributable to the Company, were processed by Alliance and MAPCO's treasury function during the respective periods and reflected through Due to Parent.

Inventories--Inventories are stated at the lower of cost or market. Coal and supplies inventories are determined on an average cost basis.

Property, Plant, and Equipment--Property, plant, and equipment were presented at fair value at August 1, 1996 and at historical cost prior to that date. Additions and replacements constituting improvements are capitalized. Maintenance, repairs, and minor replacements are expensed as incurred. Depreciation and amortization is computed principally on the straight-line method based upon the estimated useful lives of the assets or the estimated life of the mine (6 years at revaluation date of August 1, 1996), whichever is less. Depreciable lives for mining equipment and processing facilities range from 3 to 6 years. Depreciable lives for land and land improvements range from 6 to 10 years. Depreciable lives for buildings, office equipment and improvements are 6 years. Gains or losses arising from retirements are included in current operations.

                            MARTIKI COAL CORPORATION
                 A Wholly-Owned Subsidiary of MAPCO Coal Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

The Company reviews the carrying value of property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable based upon estimated future cash flows. As of September 30, 1998, the Company had not recorded any impairments.

Advance Royalties--Advance royalties are included in Other Assets and represent rights to coal mineral leases acquired through advance royalty payments. Management assesses the recoverability of royalty prepayments based on estimated future production and capitalizes these amounts accordingly. As mining occurs on those leases, the royalty prepayments are included in the cost of mined coal. Royalty prepayments estimated to be nonrecoverable are expensed.

Coal Supply Agreement--A portion of the acquisition costs ($3.2 million) at August 1, 1996 was allocated to a coal supply agreement which was amortized to expense during the five months ended December 31, 1996 due to the expiration of the coal supply agreement on December 31, 1996.

Reclamation and Mine Closing Costs--Estimates for the cost of future mine reclamation and closing procedures are recorded on a present value basis. Accruals for estimated future reclamation and mine closing costs are subject to potential changes in conditions, such as regulatory requirements, that affect these estimates. Ongoing reclamation costs are expensed as incurred.

Workers' Compensation and Pneumoconiosis ("Black Lung") Benefits--The Company is self-insured for workers' compensation benefits, including black lung benefits. The Company accrues a workers' compensation liability for the estimated present value of current and future workers' compensation benefits based on actuarial valuations. These estimates are subject to potential changes in benefit development factors that affect management's projections of the ultimate benefits liability.

Income Taxes--The Company uses the asset and liability method of accounting for income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial and tax reporting purposes. For the predecessor, the Company's operations were included in the consolidated U.S. income tax return of MAPCO. For the successor, the Company's operations have been included in the consolidated U.S. income tax return of Alliance. Accordingly, income tax balances will ultimately be settled through the intercompany account with the Parent. The Company files a separate state income tax return in Kentucky. For purposes of preparing the financial statements, federal and state income taxes are determined as if the Company filed separate income tax returns.

Revenue Recognition--Revenues are recognized when coal is shipped from the mine.

Return of Capital--By way of directive from Alliance, $9,540,000 and $4,045,000 of capital was returned to Alliance on December 31, 1997 and September 30, 1998, respectively.

New Accounting Standards - Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"), requires publicly-held companies to report financial and descriptive information about operating segments in financial statements issued to shareholders for interim and annual periods. SFAS No. 131 also requires additional disclosures with respect to products and services, geographic areas of operation, and major customers. The Company adopted SFAS No. 131 effective January 1998. The Company has no reportable segments due to its operations consisting solely of producing and marketing coal, and the Company has disclosed major customer sales information (Note 10) and geographic areas of operation (Note 1) in accordance with SFAS No. 131.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). The statement

                            MARTIKI COAL CORPORATION
                 A Wholly-Owned Subsidiary of MAPCO Coal Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company has not determined the impact on its financial statements that may result from adoption of SFAS No. 133, which is required no later than January 1, 2000.

3. INVENTORIES

Inventories consist of the following (in thousands):

                                                      December 31, September 30,
                                                          1997         1998
                                                      ------------ -------------
   Coal..............................................    $5,815       $4,031
   Supplies..........................................     2,917        2,770
                                                         ------       ------
                                                         $8,732       $6,801
                                                         ======       ======

4. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consist of the following (in thousands):

                                                     December 31, September 30,
                                                         1997         1998
                                                     ------------ -------------
   Mining equipment and processing facilities.......   $44,703       $44,533
   Land and land improvements.......................     2,605         2,610
   Buildings, office equipment and improvements.....       587           587
                                                       -------       -------
                                                        47,895        47,730
   Less accumulated depreciation and amortization...   (13,657)      (22,173)
                                                       -------       -------
                                                       $34,238       $25,557
                                                       =======       =======

5. INCOME TAXES

The Company recognizes a deferred tax asset for the future tax benefits attributable to deductible temporary differences to the extent that realization of such benefits is more likely than not. Realization of these future tax benefits is dependent on the Company's ability to generate future taxable income. Management believes that future taxable income will be sufficient to recognize a portion of the tax benefits and has established a valuation allowance for the remaining portion. There can be no assurance, however, that the Company will generate sufficient taxable income in the future.

The Company has approximately $1,305,000 and $6,715,000 of net operating loss carryforwards ("NOLs") as of December 31, 1997 and September 30, 1998, respectively, that expire during 2012 and 2013. The Company has established a 100% valuation allowance for the tax benefit of these NOLs due to the uncertainty of realizing these benefits on future consolidated tax returns for Alliance.

                            MARTIKI COAL CORPORATION
                 A Wholly-Owned Subsidiary of MAPCO Coal Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


The tax effects of significant items comprising the Company's net deferred tax asset are as follows (in thousands):

                                                                   Nine Months
                                                      Year Ended      Ended
                                                     December 31, September 30,
                                                         1997         1998
                                                     ------------ -------------
DEFERRED TAX ASSETS:
  Coal supply agreements............................    $2,166       $2,039
  Accrued reclamation and mine closing..............     1,707        1,786
  Accrued workers' compensation and pneumoconiosis
   benefits.........................................       818          816
  Accrued expenses not currently deductible.........       329          342
  Net operating loss carryforwards..................       522        2,686
                                                        ------       ------
                                                         5,542        7,669
  Valuation allowance...............................    (1,409)      (3,626)
                                                        ------       ------
  Deferred tax asset................................     4,133        4,043
                                                        ------       ------
DEFERRED TAX LIABILITIES:
  Differences between book and tax basis of
   property, plant and equipment....................     2,906        2,021
  Other.............................................        90          --
                                                        ------       ------
  Deferred tax liability............................     2,996        2,021
                                                        ------       ------
NET DEFERRED TAX ASSET..............................    $1,137       $2,022
                                                        ======       ======

Income (loss) before income taxes is derived from domestic operations. Significant components of income tax expense (benefit) are as follows (in thousands):

                                                                         Predecessor                 Successor
                                                                         ------------ ---------------------------------------
                                                                         Seven Months Five Months                Nine Months
                                                                            Ended        Ended      Year Ended      Ended
                                                                           July 31,   December 31, December 31, September 30,
                                                                             1996         1996         1997         1998
                                                                         ------------ ------------ ------------ -------------
CURRENT:
  Federal...............................................................   $(1,362)      $2,012      $  (457)      $(1,893)
  State.................................................................      (195)         238          (49)         (220)
                                                                           -------       ------      -------       -------
  Total.................................................................    (1,557)       2,250         (506)       (2,113)
                                                                           -------       ------      -------       -------
DEFERRED:
  Federal...............................................................     1,676       (1,809)      (1,230)         (776)
  State.................................................................       239         (258)        (177)         (109)
                                                                           -------       ------      -------       -------
  Total.................................................................     1,915       (2,067)      (1,407)         (885)
                                                                           -------       ------      -------       -------
INCOME TAX EXPENSE (BENEFIT)............................................   $   358       $  183      $(1,913)      $(2,998)
                                                                           =======       ======      =======       =======

                            MARTIKI COAL CORPORATION
                 A Wholly-Owned Subsidiary of MAPCO Coal Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


Income tax expense (benefit) differs from the amount computed by applying the statutory federal income tax rate of 35% to income (loss) before income taxes due to the following (in thousands):

                                                                         Predecessor                 Successor
                                                                         ------------ ---------------------------------------
                                                                         Seven Months Five Months      Year      Nine Months
                                                                            Ended        Ended        Ended         Ended
                                                                           July 31,   December 31, December 31, September 30,
                                                                             1996         1996         1997         1998
                                                                         ------------ ------------ ------------ -------------
Computed tax at federal statutory rate..................................     $888        $1,213      $(1,954)      $(2,884)
Increase (decrease) resulting from:
Excess of tax over book depletion.......................................     (577)       (1,190)         --            --
Change in valuation allowance...........................................      --            --            50            50
State income taxes, net of Federal benefit..............................     (128)          157          (32)         (169)
Other...................................................................      175             3           23             5
                                                                             ----        ------      -------       -------
Actual income tax expense (benefit).....................................     $358        $  183      $(1,913)      $(2,998)
                                                                             ====        ======      =======       =======

6. EMPLOYEE BENEFIT PLANS

Defined Contribution Plans--Prior to August 1, 1996, the Company's employees participated in a defined contribution profit sharing and savings plan sponsored by MAPCO which covered substantially all full-time employees. The plan provisions were similar to the provisions of the plan sponsored by Alliance discussed below.

The Company's employees currently participate in a defined contribution profit sharing and savings plan sponsored by Alliance which covers substantially all full-time employees. Plan participants may elect to make voluntary contributions to this plan up to a specified amount of their compensation. Alliance makes contributions based on matching 75% of employee contributions up to 3% of their annual compensation. Additionally, Alliance contributes a defined percentage of eligible earnings for employees not covered by the defined benefit plan described below. The Company's expense for the profit sharing and savings plans allocated by MAPCO and Alliance was approximately $40,000 for the seven months ended July 31, 1996, $20,000 for the five months ended December 31, 1996, $78,000 for the year ended December 31, 1997, and $55,000 for the nine months ended September 30, 1998.

Defined Benefit Plans--Prior to August 1, 1996, the Company participated in MAPCO's defined benefit plan which covered substantially all employees at the mining operations. Effective January 1, 1997, Alliance established a defined benefit plan covering substantially all employees at its mining operations, including those employed by the Company. Total accrued pension expense (benefit) included in the Company's operating expenses was allocated to the Company by MAPCO and Alliance, respectively, based on its proportional number of employees participating in the plans. The allocated net pension expense (benefit) included in operating expenses for the seven months ended July 31, 1996, the year ended December 31, 1997, and the nine months ended September 30, 1998 was approximately $(116,000), $239,000, and $192,000, respectively. The allocated pension expense (benefit) were settled through Due to Parent. The Company did not participate in a defined benefit plan during the five months ended December 31, 1996.

7. RECLAMATION AND MINE CLOSING COSTS

The Company is governed by state statutes and the Federal Surface Mining Control and Reclamation Act of 1977 which establish reclamation and mine closing standards. These regulations, among other requirements, require restoration of property in accordance with specified standards and an approved reclamation plan. The

                            MARTIKI COAL CORPORATION
                 A Wholly-Owned Subsidiary of MAPCO Coal Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

Company has estimated the costs and timing of future reclamation and mine closing costs and recorded those estimates on a present value basis using a 6% discount rate.

8. PNEUMOCONIOSIS ("BLACK LUNG") BENEFITS

The Company is liable under state statutes and the Federal Coal Mine Health and Safety Act of 1969, as amended, to pay black lung benefits to eligible employees and former employees and their dependents. The Company provides self-insurance accruals, determined by independent actuaries, at the present value of the actuarially computed present and future liabilities for such benefits. The actuarial studies utilize a 6% discount rate and various assumptions as to the frequency of future claims, inflation, employee turnover, and life expectancies.

The cost of black lung benefits charged to operations for the seven months ended July 31, 1996, the five months ended December 31, 1996, the year ended December 31, 1997, and the nine months ended September 30, 1998 was approximately $57,000, $30,000, $92,000, and $69,000, respectively.

9. COMMITMENTS AND CONTINGENCIES

General Litigation--The Company is involved in various lawsuits, claims, and regulatory proceedings incidental to its business. In the opinion of management, the outcome of such matters will not have a material adverse effect on the Company's business, financial position, or results of operations.

10. MAJOR CUSTOMERS

The Company has significant long-term coal supply agreements at sales prices above current spot market prices. The contracts contain price adjustment provisions designed to reflect changes in market conditions, labor, and other production costs and, when the coal is sold other than FOB shipping point, changes in railroad and/or barge freight rates. Sales to major customers which exceed ten percent of total revenues are as follows (in thousands):

                            Predecessor                 Successor
                            ------------ ---------------------------------------
                            Seven Months  Five Month                Nine Months
                               Ended        Ended      Year Ended      Ended
                              July 31,   December 31, December 31, September 30,
                                1996         1996         1997         1998
                            ------------ ------------ ------------ -------------
Customer A.................   $15,073      $18,621      $   --        $   --
Customer B.................    23,446       16,988       51,614        29,682
Customer C.................       --           --         9,585        13,645

The coal supply agreements with customers B and C expired in December 1998 and January 1998, respectively. The coal supply agreement with customer A expired at the end of 1996.

11. DUE TO PARENT

The Company was charged for certain corporate services rendered by MAPCO for the seven months ended July 31, 1996 and by Alliance for the periods subsequent to August 1, 1996. The expenses allocated to the Company primarily related to executive management, accounting, treasury, land administration, environmental management, legal and information and technology services. These allocations were primarily based on the

                            MARTIKI COAL CORPORATION
                 A Wholly-Owned Subsidiary of MAPCO Coal Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

relative size of the direct mining operating costs incurred by the respective mine locations of MAPCO Coal Inc., including the Company. The allocations of general and administrative expenses were approximately $1,231,000, $932,000, $2,963,000 and $2,434,000 for the seven months ended July 31, 1996, the five months ended December 31, 1996, year ended December 31, 1997 and the nine months ended September 30, 1998. Management is of the opinion that the allocations used are reasonable and appropriate and reasonably approximate costs that would be incurred and paid to unrelated parties for similar services.

12. SUBSEQUENT EVENT

On November 6, 1998, pursuant to a stock purchase agreement, AEI acquired all of the outstanding common stock of the Company for $32 million.

                                  * * * * * *

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 We have not authorized anyone to give you any information or to make any rep-resentations about the transactions we discuss in this Prospectus other than those contained herein or in the documents we incorporate herein by reference. If you are given any information or representations about these matters that is not discussed or incorporated in this Prospectus, you must not rely on that information. This Prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not per-mitted to offer or sell securities under applicable law. The delivery of this Prospectus offered hereby does not, under any circumstances, mean that there has not been a change in our affairs since the date hereof. It also does not mean that the information in this Prospectus or in the documents we incorpo-rate herein by reference is correct after this date.

                                ---------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
[Copy for Contents Pages to Come]..........................................

                                ---------------

 Until      , 1999, All dealers effecting transactions in the new Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 Offer to Exchange All Outstanding 10 1/2% Senior Notes Due December 15, 2005

                For 10 1/2% Senior Notes Due December 15, 2005

                              AEI Resources, Inc.
                                      and
                          AEI Holding Company, Inc.,
                          its wholly owned subsidiary

                                ---------------

                                  PROSPECTUS

                                ---------------


                                      , 1999

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

  Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes indemnification of directors, officers, employees, and agents of the Company, allows the advancement of costs of defending against litigation, and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees, and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute.

  The Company's Certificate of Incorporation provides that no director will be personally liable to the Company for monetary damages for any breach of fiduciary duty by such director as a director. However, a director will be liable, to the extent provided by applicable law, (i) for any breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) as provided in Section 174 of the DGCL, or (iv) for any transaction from which a director derived an improper personal benefit.

  The Company's Certificate of Incorporation and Bylaws also require the Company, to the extent permitted by the DGCL and any other applicable law, to indemnify and advance expenses to directors and executive officers with respect to all threatened, pending or completed actions, suits or proceedings in which the director or executive officer was, is, or is threatened to be made a named defendant or respondent because he is or was a director or executive officer of the Company. The Certificate of Incorporation obligates the Company to indemnify and advance expenses to the executive officer or director only in connection with proceedings arising from the person's conduct in his official capacity with the Company to the extent permitted by the DGCL, as amended from time to time.

  The Company's Bylaws allow it to purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the Company, or was, at the Company's request, serving in a similar capacity for another entity. The Company currently maintains insurance covering its executive officers and directors.

  Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors and executive officers of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

  (a) Exhibits.

  The exhibits to the Registration Statement are listed in the Exhibit Index which precedes the exhibits to this Registration Statement and is hereby incorporated herein by reference.

  (b) Financial Statement Schedules.

  The financial statement schedules (1) are listed in the Exhibit Index which immediately precedes the exhibits to this Registration Statement and is hereby incorporated herein by reference, or (2) have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 22. Undertakings.

  The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed to be underwriters, in addition to the information called for by the other items of the applicable form.

  The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding undertaking or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, February 8, 1999.

                                          AEI Resources, Inc.

                                                  /s/ Kevin Crutchfield
                                          By: _________________________________
                                                     Kevin Crutchfield
                                               President and Chief Operating
                                                          Officer

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of AEI Resources, Inc. do hereby constitute and appoint William H. Haselhoff, Vic Grubb and John Lynch, or any one of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Kevin Crutchfield          President and Chief         February 8, 1999
______________________________________  Operating Officer
          Kevin Crutchfield             (Principal Executive)

            /s/ John Baum              Chief Financial Officer     February 8, 1999
______________________________________  (Principal Financial and
              John Baum                 Accounting Officer)

         /s/ Larry Addington           Chairman of the Board and   February 8, 1999
______________________________________  Director
           Larry Addington

         /s/ Robert Addington          Vice President/Eastern      February 8, 1999
______________________________________  Operations and Director
           Robert Addington

          /s/ Stonie Barker            Director                    February 8, 1999
______________________________________
            Stonie Barker

        /s/ Stephen Addington          Director                    February 8, 1999
______________________________________
          Stephen Addington

           /s/ Bob Anderson            Director                    February 8, 1999
______________________________________
             Bob Anderson


                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its
behalf by the undersigned, thereunto duly authorized, February   , 1999.

                                          AEI Holding Company, Inc.

                                                  /s/ Kevin Crutchfield
                                          By: _________________________________
                                                     Kevin Crutchfield
                                               President and Chief Operating
                                                          Officer

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of AEI Holding Company, Inc. do hereby constitute and appoint William H. Haselhoff, Vic Grubb and John Lynch, or any one of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Kevin Crutchfield          President and Chief         February   , 1999
______________________________________  Operating Officer
          Kevin Crutchfield             (Principal Executive
                                        Officer)
            /s/ John Baum              Chief Financial Officer     February   , 1999
______________________________________  (Principal Financial and
              John Baum                 Accounting Officer)
         /s/ Robert Addington          Senior Vice President--     February   , 1999
______________________________________  Eastern Operations and a
           Robert Addington             Director
         /s/ Larry Addington           Chairman of the Board and   February   , 1999
______________________________________  a Director
           Larry Addington
         /s/ Donald P. Brown           Vice Chairman and a         February   , 1999
______________________________________  Director
           Donald P. Brown
          /s/ Stonie Barker            Director                    February   , 1999
______________________________________
            Stonie Barker
           /s/ Bob Anderson            Director                    February   , 1999
______________________________________
             Bob Anderson

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, February 8, 1999.

                                          AEI Resources Holding, Inc.

                                                   /s/ Donald P. Brown
                                          By: _________________________________
                                                     Donald P. Brown
                                                        President

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of AEI Resources Holding, Inc. do hereby constitute and appoint William H. Haselhoff, Vic Grubb and John Lynch, or any one of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

         /s/ Donald P. Brown           President and Vice          February 8, 1999
______________________________________  Chairman (Principal
           Donald P. Brown              Executive Officer)

            /s/ John Baum              Chief Financial Officer     February 8, 1999
______________________________________  (Principal Financial and
              John Baum                 Accounting Officer)

         /s/ Larry Addington           Chairman of the Board of    February 8, 1999
______________________________________  Directors and Director
           Larry Addington

         /s/ Robert Addington          Director                    February 8, 1999
______________________________________
           Robert Addington

          /s/ Stonie Barker            Director                    February 8, 1999
______________________________________
            Stonie Barker

        /s/ Stephen Addington          Director                    February 8, 1999
______________________________________
          Stephen Addington

           /s/ Bob Anderson            Director                    February 8, 1999
______________________________________
             Bob Anderson


                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, each of the Co-Registrants listed on Attachment A hereto has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, February 8, 1999.

                                          The Co-Registrants Listed on
                                          Attachment A Hereto

                                                  /s/ Kevin Crutchfield
                                          By: _________________________________
                                                    Kevin Crutchfield
                                                        President

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of the Co-Registrants listed on Attachment A hereto do hereby constitute and appoint William H. Haselhoff, Vic Grubb and John Lynch, or any one of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Kevin Crutchfield          President (Principal        February 8, 1999
______________________________________  Executive Officer)
          Kevin Crutchfield

            /s/ John Baum              Chief Financial Officer     February 8, 1999
______________________________________  (Principal Financial and
              John Baum                 Accounting Officer)

         /s/ Larry Addington           Director                    February 8, 1999
______________________________________
           Larry Addington

                                  ATTACHMENT A

Aceco, Inc.
Addington Mining, Inc.
Highland Coal, Inc.
Ikerd-Bandy Co., Inc.
Leslie Resources, Inc.
Leslie Resources Management, Inc.
Mining Technologies, Inc.
Mountain--Clay Incorporated
Pro-Land, Inc. d/b/a Kem Coal Company
River Coal Company, Inc.
Coal Ventures Holding Company, Inc.
17 West Mining, Inc.
Appalachian Realty Company
Ayrshire Land Company
CC Coal Company
Grassy Cove Coal Mining
Meadowlark, Inc.
Mega Minerals, Inc.
Mid-Vol Leasing, Inc.
Midwest Coal Sales Company
Premium Processing, Inc.
Roaring Creek Coal Company
Straight Creek Coal Resources Coal Company
Zeigler Coal Holding Company
American Development Company
Bellaire Trucking Company
Bluegrass Coal Development Company
East Kentucky Energy Corporation
Employee Benefits Management, Inc.
Encoal Corporation
EnerZ Corporation
Evergreen Mining Company
Fairview Land Company
Franklin Coal Sales Company
Heritage Mining Company
Phoenix Land Company
Premium Coal Development Company
R&F Coal Company
Sheppard River Coal Terminal Company
Turris Coal Company
Wyoming Coal Technology, Inc.
Zeigler Environmental Services Company
Zenergy, Inc.
AEI Coal Sales Company, Inc.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, February 8, 1999.

                                          Bowie Resources Limited

                                                    /s/ Keith Sieber
                                          By: _________________________________
                                                      Keith Sieber
                                                        President

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of Bowie Resources Limited do hereby constitute and appoint William H. Haselhoff, Vic Grubb and John Lynch, or any one of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

           /s/ Keith Sieber            President (Principal        February 8, 1999
______________________________________  Executive Officer)
             Keith Sieber

            /s/ John Baum              Chief Financial Officer     February 8, 1999
______________________________________  (Principal Financial and
              John Baum                 Accounting Officer)

         /s/ Larry Addington           Director                    February 8, 1999
______________________________________
           Larry Addington

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, February 8, 1999.

                                          Tennessee Mining, Inc.

                                                    /s/ Bernie Mason
                                          By: _________________________________
                                                      Bernie Mason
                                                        President

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of Tennessee Mining, Inc., do hereby constitute and appoint William H. Haselhoff, Vic Grubb and John Lynch, or any one of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

           /s/ Bernie Mason            President (Principal        February 8, 1999
______________________________________  Executive Officer)
             Bernie Mason

            /s/ John Baum              Chief Financial Officer     February 8, 1999
______________________________________  (Principal Financial and
              John Baum                 Accounting Officer)

         /s/ Larry Addington           Director                    February 8, 1999
______________________________________
           Larry Addington

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, February 8, 1999.

                                          Bentley Coal Company
                                          Kentucky Prince Mining Company
                                          Skyline Coal Company

                                          By: Grassy Cove Coal Mining Company,
                                             Roaring Creek Coal Company,
                                               each as General Partner of each
                                               of the entities listed above.

                                             /s/ Kevin Crutchfield
                                          By: _________________________________
                                            Name: Kevin Crutchfield
                                            Title: President

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of Bentley Coal Company, do hereby constitute and appoint William H. Haselhoff, Vic Grubb and John Lynch, or any one of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Kevin Crutchfield          President (Principal        February 8, 1999
______________________________________  Executive Officer)
          Kevin Crutchfield

            /s/ John Baum              Chief Financial Officer     February 8, 1999
______________________________________  (Principal Financial and
              John Baum                 Accounting Officer)

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, February 8, 1999.

                                          Kermit Coal Company

                                                    /s/ James Morris
                                          By: _________________________________
                                                      James Morris
                                                        President

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of Kermit Coal Company, Inc. do hereby constitute and appoint William H. Haselhoff, Vic Grubb and John Lynch, or any one of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

           /s/ James Morris            President (Principal        February 8, 1999
______________________________________  Executive Officer)
             James Morris

            /s/ John Baum              Chief Financial Officer     February 8, 1999
______________________________________  (Principal Financial and
              John Baum                 Accounting Officer)

           /s/ James Morris            Director                    February 8, 1999
______________________________________
             James Morris

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, February 8, 1999.

                                          Nu Coal LLC

                                          By: American Development Company,
                                             Encoal Corporation
                                               each as a Member

                                                  /s/ Kevin Crutchfield
                                          By: _________________________________
                                                   Kevin Crutchifield
                                                        President

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of Nu Coal LLC, do hereby constitute and appoint William H. Haselhoff, Vic Grubb and John Lynch, or any one of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Kevin Crutchfield          President (Principal        February 8, 1999
______________________________________  Executive Officer)
          Kevin Crutchfield

            /s/ John Baum              Chief Financial Officer     February 8, 1999
______________________________________  (Principal Financial and
              John Baum                 Accounting Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, each of the Co-Registrants listed on Attachment B hereto has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, February 8, 1999.

                                          The Co-Registrants Listed on
                                          Attachment B Hereto

                                                   /s/ James Campbell
                                          By: _________________________________
                                                     James Campbell
                                                        President

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of the Co-Registrants listed on Attachment B hereto do hereby constitute and appoint William H. Haselhoff, Vic Grubb and John Lynch, or any one of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ James Campbell           President (Principal        February 8, 1999
______________________________________  Executive Officer)
            James Campbell

       /s/ William H. Haselhoff        Secretary and Treasurer     February 8, 1999
______________________________________  (Principal Financial and
         William H. Haselhoff           Accounting Officer)

          /s/ James Campbell           Director                    February 8, 1999
______________________________________
            James Campbell

                                  ATTACHMENT B

West Virginia--Indiana Coal Holding Company, Inc.
Cannelton, Inc.
Cannelton Industries, Inc.
Cannelton Land Company
Cannelton Sales Company
Dunn Coal & Dock Company
Kanawha Corporation
Mountain Coal Corporation
Moutaineer Coal Development

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, each of the Co-Registrants listed on Attachment C hereto has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, February 8, 1999.

                                          The Co-Registrants Listed on
                                          Attachment C Hereto

                                                   /s/ James R. Morris
                                          By: _________________________________
                                                     James R. Morris
                                                        President

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of the Co-Registrants listed on Attachment C hereto do hereby constitute and appoint William H. Haselhoff, Vic Grubb and John Lynch, or any one of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

         /s/ James R. Morris           President (Principal        February 8, 1999
______________________________________  Executive Officer)
           James R. Morris

       /s/ William H. Haselhoff        Secretary and Treasurer     February 8, 1999
______________________________________  (Principal Financial and
         William H. Haselhoff           Accounting Officer)

         /s/ James R. Morris           Director                    February 8, 1999
______________________________________
           James R. Morris

                                  ATTACHMENT C

Beech Coal Company
Hayman Holdings, Inc.
Kindill Holding, Inc.
Kindill Mining, Inc.
Midwest Coal Company
Old Ben Coal Company

                                 EXHIBIT INDEX

                            DESCRIPTION OF DOCUMENT

 2.1      CC Coal Company Purchase of the Crockett Assets from Addington
           Enterprises, Inc. dated as of June 26, 1998.
 2.2*     AEI Resources, Inc. Purchase of Shares of Certain Subsidiaries of
           Cyprus Amax Coal Company dated as of June 29, 1998.
 2.3      Stock Purchase Agreement dated as of July 10, 1998 among Coal
           Ventures, Inc. and the shareholders of each of Mid-Vol, Inc., Mega
           Minerals, Inc. and Premium Processing, Inc.
 2.4*     Agreement and Plan of Merger by and among AEI Resources, Inc.,
           Zeigler Acquisition Corporation and Zeigler Coal Holding Company
           dated as of August 3, 1998, is incorporated by reference to Schedule
           14D-1 of Zeigler Acquisition Corporation, AEI Resources, Inc. and
           Larry Addington with respect to Zeigler Coal Holding Company filed
           August 5, 1998.
 2.5      AEI Resources, Inc. Purchase of Stock of Bowie Resources, Limited
           from Mitsui Matsushima America, Inc. dated as of September 2, 1998.
 2.6*     Stock Purchase Agreement dated as of September 2, 1998, among West
           Virginia--Indiana Coal Holding Company, Inc. and the Shareholders of
           Kindill Holding, Inc.
 2.7*     Stock Purchase Agreement, dated as of September 2, 1998 among West
           Virginia-Indiana Coal Holding Company, Inc. and the Shareholders of
           Hayman Holdings, Inc.
 2.8*     Purchase and Sale Agreement by and among Kinder Morgan Energy
           Partners, L.P., Kinder Morgan Operating L.P. "C," Mountaineer Coal
           Development Company, Shipyard River Coal Terminal Company and
           Zeigler Coal Holding Company dated as of December 9, 1998.
 2.9*     Stock Purchase Agreement dated as of December 29, 1998 among Old Ben
           Coal Company, Kanawha Corporation, Kindill Mining, Inc., Beech Coal
           Company, Dunn Coal & Dock Company, Mountain Coals Corporation and
           Mountaineer Coal Development Company and Employers Risk Services,
           Inc.
 2.10*    Stock Purchase Agreement among MAPCO Coal Inc. and Coal Ventures
           Holding Company, Inc.
 3.1(a)   Certificate of Incorporation of AEI Resources, Inc.
 3.1(b)   Bylaws of AEI Resources, Inc.
 3.2(a)   Certificate of Incorporation of AEI Resources Holding, Inc.
 3.2(b)   Bylaws of AEI Resources Holding, Inc.
 3.3(a)   Articles of Incorporation of Bowie Resources, Limited.
 3.3(b)*  Bylaws of Bowie Resources, Limited.
 3.4(a)*  Amended and Restated Articles of Incorporation of Ikerd-Bandy
           Company, Inc.
 3.4(b)*  Amended and Restated Bylaws of Ikerd-Bandy Co., Inc.
 3.5(a)*  Articles of Incorporation of Tennessee Mining, Inc.
 3.5(b)*  Bylaws of Tennessee Mining, Inc.
 3.6(a)   Articles of Incorporation of Addington Mining, Inc.
 3.6(b)   Bylaws of Addington Mining, Inc.
 3.7(a)   Articles of Incorporation of Mining Technologies, Inc.
 3.7(b)   Bylaws of Mining Technologies, Inc.
 3.8(a)*  Amended and Restated Articles of Incorporation of Leslie Resources,
           Inc.
 3.8(b)*  Amended and Restated Bylaws of Leslie Resources, Inc.
 3.9(a)*  Amended and Restated Articles of Incorporation of Leslie Resources
           Management, Inc.
 3.9(b)*  Amended and Restated Bylaws of Leslie Resources Management, Inc.
 3.10(a)* Amended and Restated Articles of Incorporation of Pro-Land, Inc.,
           d/b/a Kem Coal Company.
 3.10(b)  Amended and Restated Bylaws of Pro-land, Inc. d/b/a Kem Coal Company.
 3.11(a)* Amended and Restated Articles of Incorporation of Aceco, Inc.
 3.11(b)* Amended and Restated Bylaws of Aceco, Inc.
 3.12(a)* Amended and Restated Articles of Incorporation of Mountain-Clay, Inc.
           d/b/a Mountain Clay, Inc.
 3.12(b)* Amended and Restated Bylaws of Mountain-Clay, Inc. d/b/a Mountain
           Clay, Inc.

 3.13(a)* Amended and Restated Articles of Incorporation of Highland Coal, Inc.
 3.13(b)* Amended and Restated Bylaws of Highland Coal, Inc.
 3.14(a)* Amended and Restated Articles of Incorporation of River Coal Company,
           Inc.
 3.14(b)* Amended and Restated Bylaws of River Coal Company, Inc.
 3.15(a)  Certificate of Incorporation of 17 West Mining, Inc.
 3.15(b)  Amended and Restated Bylaws of 17 West Mining, Inc.
 3.16(a)  Articles of Incorporation of AEI Coal Sales Company, Inc.
 3.16(b)  Amended and Restated Bylaws of AEI Coal Sales Company, Inc.
 3.17(a)  Articles of Incorporation of Americoal Development Company.
 3.17(b)  Bylaws of Americoal Development Company.
 3.18(a)* Articles of Incorporation of Appalachian Realty Company.
 3.18(b)  Amended and Restated Bylaws of Appalachian Realty Company.
 3.19(a)  Articles of Incorporation of Ayrshire Land Company.
 3.19(b)  Amended and Restated Bylaws of Ayrshire Land Company.
 3.20(a)  Certificate of Incorporation of Bellaire Trucking Company.
 3.20(b)  Amended and Restated Bylaws of Bellaire Trucking Company.
 3.21(a)* Articles of Incorporation of Bluegrass Coal Development Company.
 3.21(b)* Amended and Restated Bylaws of Bluegrass Coal Development Company.
 3.22(a)  Articles of Incorporation of CC Coal Company.
 3.22(b)  Bylaws of CC Coal Company.
 3.23(a)  Certificate of Incorporation of Coal Ventures Holding Company, Inc.
 3.23(b)  Bylaws of Coal Ventures Holding Company, Inc.
 3.24(a)* Articles of Incorporation of East Kentucky Energy Corporation.
 3.24(b)  Amended and Restated Bylaws of East Kentucky Energy Corporation.
 3.25(a)* Articles of Incorporation of Employee Benefits Management, Inc.
 3.25(b)* Bylaws of Employee Benefits Management, Inc.
 3.26(a)  Certificate of Incorporation of Encoal Corporation.
 3.26(b)  Amended and Restated Bylaws of Encoal Corporation.
 3.27(a)  Certificate of Incorporation of Enerz Corporation.
 3.27(b)  Amended and Restated Bylaws of Enerz Corporation.
 3.28(a)  Articles of Incorporation of Evergreen Mining Company.
 3.28(b)  Amended and Restated Bylaws of Evergreen Mining Company.
 3.29(a)  Articles of Incorporation of Fairview Land Company.
 3.29(b)  Amended and Restated Bylaws of Fairview Land Company.
 3.30(a)* Articles of Incorporation of Franklin Coal Sales Company.
 3.30(b)  Amended and Restated Bylaws of Franklin Coal Sales Company.
 3.31(a)  Certificate of Incorporation of Grassy Cove Coal Mining Company.
 3.31(b)  Bylaws of Grassy Cove Coal Mining Company.
 3.32(a)  Certificate of Incorporation of Heritage Mining Company.
 3.32(b)  Amended and Restated Bylaws of Heritage Mining Company.
 3.33(a)* Articles of Incorporation of Kermit Coal Company.
 3.33(b)  Amended and Restated Bylaws of Kermit Coal Company.
 3.34(a)* Articles of Incorporation of Meadowlark, Inc.
 3.34(b)  Amended Bylaws of Meadowlark, Inc.
 3.35(a)  Articles of Incorporation of Mega Minerals, Inc.
 3.35(b)  Amended and Restated Bylaws of Mega Minerals, Inc.
 3.36(a)  Certificate of Incorporation of Midwest Coal Sales Company.
 3.36(b)  Amended and Restated Bylaws of Midwest Coal Sales Company.
 3.37(a)  Articles of Incorporation of Mid-Vol Leasing, Inc.
 3.37(b)  Amended and Restated Bylaws of Mid-Vol Leasing, Inc.

 3.38(a)  Certificate of Incorporation of Phoenix Land Company.
 3.38(b)  Amended and Restated Bylaws of Phoenix Land Company.
 3.39(a)* Articles of Incorporation of Premium Processing, Inc.
 3.39(b)  Bylaws of Premium Processing, Inc.
 3.40(a)  Certificate of Incorporation of Premium Coal Development Company.
 3.40(b)  Amended and Restated Bylaws of Premium Coal Development Company.
 3.41(a)* Articles of Incorporation of R. & F. Coal Company.
 3.41(b)* Bylaws of R. & F. Coal Company.
 3.42(a)* Skyline Coal Corporation Partnership Agreement dated as of January 1,
           1998 between Roaring Creek Coal Company and Grassy Cove Coal Mining
           Company
 3.42(b)* Kentucky Prince Mining Company dated as of January 1, 1998 between
           Roaring Creek Coal Company and Grassy Cove Coal Mining Company
 3.42(c)* Bently Coal Company Partnership Agreement dated as of January 1, 1998 between Roaring Creek Coal Company and Grassy Cove Coal Mining
           Company
 3.43(a)* Articles of Incorporation of Shipyard River Coal Terminal Company.
 3.43(b)  Amended and Restated Amended and Restated Bylaws of Shipyard River
           Coal Terminal Company.
 3.44(a)* Articles of Incorporation of Straight Creek Coal Resources Company.
 3.44(b)  Amended and Restated Amended and Restated Bylaws of Straight Creek
           Coal Resources Company.
 3.45(a)* Articles of Incorporation of Turris Coal Company.
 3.45(b)  Amended and Restated Bylaws of Turris Coal Company.
 3.46(a)  Articles of Incorporation of Wyoming Coal Technology Inc.
 3.46(b)  Bylaws of Wyoming Coal Technology Inc.
 3.47(a)* Restated Certificate of Incorporation of Zeigler Coal Holding
           Company.
 3.47(b)* Bylaws of Zeigler Coal Holding Company.
 3.48(a)* Certificate of Incorporation of Zeigler Environmental Services
           Company.
 3.48(b)  Amended and Restated Bylaws of Zeigler Environmental Services
           Company.
 3.49(a)* Articles of Incorporation of Zenergy, Inc.
 3.49(b)  Amended and Restated Bylaws of Zenergy, Inc.
 3.50(a)  Articles of Incorporation of Beech Coal Company.
 3.50(b)  Amended and Restated Bylaws of Beech Coal Company.
 3.51(a)* Certificate of Incorporation of Cannelton, Inc.
 3.51(b)  Amended and Restated Bylaws of Cannelton, Inc.
 3.52(a)* Articles of Incorporation of Cannelton Industries, Inc.
 3.52(b)  Amended and Restated Bylaws of Cannelton Industries, Inc.
 3.53(a)  Articles of Incorporation of Cannelton Land Company.
 3.53(b)  Amended and Restated Bylaws of Cannelton Land Company.
 3.54(a)  Articles of Incorporation of Cannelton Sales Company .
 3.54(b)  Bylaws of Cannelton Sales Company.
 3.55(a)* Articles of Incorporation of Dunn Coal & Dock Company.
 3.55(b)  Amended and Restated Bylaws of Dunn Coal & Dock Company.
 3.56(a)* Articles of Incorporation of Hayman Holdings, Inc.
 3.56(b)  Amended and Restated Bylaws of Hayman Holdings, Inc.
 3.57(a)  Articles of Incorporation of Kanawha Corporation.
 3.57(b)  Amended and Restated Bylaws of Kanawha Corporation.
 3.58(a)* Articles of Incorporation of Kindill Holding, Inc.
 3.58(b)* Amended and Restated Bylaws of Kindill Holding, Inc.
 3.59(a)  Articles of Incorporation of Kindill Mining, Inc.
 3.59(b)* Amended and Restated Bylaws of Kindill Mining, Inc.
 3.60(a)* Articles of Incorporation of Midwest Coal Company.
 3.60(b)* Amended and Restated Bylaws of Midwest Coal Company.
 3.61(a)* Articles of Incorporation of Mountaineer Coal Development Company.
 3.61(b)  Amended and Restated Bylaws of Mountaineer Coal Development Company.

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

 3.62(a)* Certificate of Incorporation of Mountain Coals Corporation.
 3.62(b)  Amended and Restated Bylaws of Mountain Coals Corporation.
 3.63(a)  Certificate of Incorporation of Old Ben Coal Company.
 3.63(b)  Amended and Restated Bylaws of Old Ben Coal Company.
 3.64(a)* Articles of Incorporation of West Virginia-Indiana Coal Holding
           Company, Inc.
 3.64(b)  Bylaws of West Virginia-Indiana Coal Holding Company, Inc.
 3.65(a)  Certificate of Incorporation of AEI Holding Company, Inc.
 3.65(b)  Amended & Restated Bylaws of AEI Holding Company, Inc.
 3.66(a)* Articles of Formation of NuCoal, LLC.
 3.66(b)* Limited Liability Company Agreement of NuCoal, LLC.
 3.67(a)* Certificate of Incorporation of Zeigler Property Development
           Corporation.
 3.67(b)* Amended and Restated Bylaws of Zeigler Property Development
           Corporation.
 4.1(a)   Registration Rights Agreement dated as of December 14, 1998 by and among AEI Resources, Inc. and AEI Resources Holding, Inc., as
           Issuers, the Subsidiary Guarantors, and Warburg Dillon Read LLC as
           Dealer Manager, $200,000,000 10 1/2% Senior Notes Due 2005.
 4.1(b)   $200,000,000 10 1/2% Senior Notes Due 2005 Indenture dated as of
           December 14, 1998 among AEI Resources, Inc. and AEI Resources
           Holding, Inc. as the Issuers, the Guarantors and IBJ Schroder Bank &
           Trust Company, as Trustee.
 4.1(c)   Cross reference of Trust Indenture Act to Senior Notes Indenture.
 4.2(a)   Registration Rights Agreement dated as of December 14, 1998 by and among AEI Resources, Inc., as Issuer, the named Subsidiary
           Guarantors, as Guarantors and Warburg Dillon Read LLC, $150,000,000
           11 1/2% Senior Subordinated Notes 2006.
 4.2(b)   Up to $225,000,000 11 1/2% Senior Subordinated Notes Due 2006
           Indenture dated as of December 14, 1998, among the AEI Resources,
           Inc., the Issuers, the Guarantors and State Street Bank & Trust
           Company, as Trustee.
 4.2(c)   Cross reference of Trust Indenture Act to Senior Subordinated Notes
           Indenture .
 4.3      Form of Notes (included in Exhibits 4.1(b) and 4.2(b) above).
 4.4**    AEI Resources, Inc., as Borrower and the Guarantors, $500,000,000
           Amended and Restated Senior Subordinated Credit Agreement dated as of September 2, 1998 Amended and Restated as of December 14, 1998,
           Warburg Dillon Read LLC, as Arranger and Syndication Agent, and UBS
           AG, Stamford Branch as Administrative Agent
 4.5*     Amended and Restated Credit Agreement dated as of September 2, 1998, amended and restated as of December 14, 1998, among AEI Resources,
           Inc., as Borrower, the Guarantors party hereto Warburg, Dillon, Read
           LLC as Arranger and Syndication Agent, and UBS AG, Stamford Branch,
           as Administrative Agent.
 5.1*     Opinion of Latham & Watkins regarding the validity of the Exchange
           Notes
 10.1*    Stock Purchase Agreement dated as of September 24, 1993, between
           Addington Holding, Inc. and Pittston Acquisition Company.
 10.2*    Indemnity Agreement dated as of January 14, 1994 among Addington
           Resources, Inc., Addington Holding Company, Inc., Pittston Minerals
           Group, Inc. and Pittston Acquisition Company.
 10.3*    Amended and Restated Stock Purchase Agreement effective as of
           December 18, 1997, among AEI Holding Company, Inc., Addington
           Enterprises, Inc. and Greg Wells
 10.4*    Promissory Note dated January 15, 1998 in the amount of $8,050,000.00 payable to the order of Greg Wells.
 10.5*    Employment and Consulting Agreement dated as of January 15, 1997 between Leslie Resources, Inc., AEI Holding Company, Inc. and Greg
           Wells.
 10.6*    Asset Purchase Agreement dated as of December 18, 1997 between Mining
           Technologies, Inc. and Addington Enterprises, Inc.
 10.7*    Assignment of Contracts dated as of January 2, 1998 between Addington
           Enterprises, Inc. and Mining Technologies, Inc.
 10.8*    Bill of Sale, Conveyance and Assignment dated January 2, 1998 between
           Mining Technologies, Inc. and Addington Enterprises, Inc.

10.9*    Guaranty Agreement dated as of January 2, 1998 between AEI Holding Company, Inc. and Addington
          Enterprises, Inc.
10.10*   Non-Competition Agreement dated as of January 2, 1998 among Mining Technologies, Inc., Addington
          Enterprises, Inc. and Larry Addington.
10.11*   Stock Purchase Agreement dated as of October 17, 1997, among Addington Enterprises, Inc., James J.
          Kocian, Bert I. Koenig and William N. Rich.
10.12*   Promissory Note dated October 17, 1997 in the amount of $2,600,000.00 payable to the order of Bert
          I. Koenig.
10.13*   Promissory Note dated October 17, 1997 in the amount of $2,600,000.00 payable to the order of James
          J. Kocian.
10.14*   Promissory Note dated October 17, 1997 in the amount of $1,300,000.00 payable to the order of
          William N. Rich.
10.15*   Agreement dated November 6, 1997 between Task Trucking, Inc. and AEI Holding Company, Inc.
10.16*   Service Agreement dated October 22, 1997 between Mining Machinery, Inc. and AEI Holding Company,
          Inc.
10.17*   AEI Holding Company, Inc. Stock Option Plan.
10.18*   Form of Stock Option Agreement for the AEI Holding Company, Inc., Stock Option Plan.
12.1*    Statements Regarding Computation of Ratios.
21.1*    Subsidiaries of Registrant.
23.1     Consent of Arthur Andersen LLP.
23.2(a)  Consent of Deloitte & Touche LLP (Zeigler Coal Holding Company).
23.2(b)  Consent of Deloitte & Touche LLP (Kindill Holding, Inc.).
23.2(c)  Consent of Deloitte & Touche LLP (Martiki Coal Corporation).
23.3     Consent of PriceWaterhouseCoopers LLP.
23.4     Consent of Faesy, Schmitt & Company, PSC.
23.5     Consent of Marshall Miller & Associates.
23.6     Consent of Weir International Mining Consultants.
23.7     Consent of Stagg Engineering Services, Inc.
23.8     Consent of Norwest Mine Services.
23.9*    Consent of Latham & Watkins (included as part of its opinion filed as Exhibit 5.1 hereto).
25.1     Statement of Eligibility of IBJ Whitehall Bank & Trust Company on Form T-1.
25.2     Statement of Eligibility of State Street Bank and Trust Company on Form T-1.
27.1*    Financial Data Schedules (for SEC Use Only).
99.1     Form of Letter of Transmittal.
99.2*    Form of Notice of Guaranteed Delivery.
99.3*    Form of Letter to Securities Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.4*    Form of Letter to Clients.
99.5*    Guidelines for Certification of Taxpayer Identification Number on Form W-9.

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* To be filed by Amendment.

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